SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Under Rule 14a-12

ABLEAUCTIONS.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)
(1)   Title of each class of securities to which transaction applies:  Not applicable
(2)   Aggregate number of securities to which transaction applies:  Not applicable
(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  Not applicable
(4)   Proposed maximum aggregate value of transaction:  Not applicable
(5)   Total fee paid:  Not applicable

☐ Fee paid previously with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: Not applicable Form, Schedule or Registration Statement No.: Not applicable Filing Party: Not applicable Date Filed: Not applicable

ABLEAUCTIONS.COM, INC.
Suite 454 - 4111 Hastings Street
Burnaby BC V5C 6T7 Canada
Tel: (604) 293-3933
Fax: (604) 293-3934

November 27, 2009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

The annual meeting of the shareholders of Ableauctions.com, Inc. will be held on December 30, 2009, at 10:30 a.m. local time, at the offices of Broughton Law Corporation, Suite 700, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X1S8 for the following purposes (each item numbered below, a “Proposal”):

1.
Approval of a plan of share exchange in the form of a Share Exchange Agreement, under which we will acquire SinoCoking by issuing up to 13.2 million shares of our common stock (constituting 97% of the total shares expected to be outstanding post-acquisition) to the shareholders of Top Favour Limited, a British Virgin Islands corporation and parent holding company of Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., which controls Henan Province Pingdingshan Hongli Coal & Coking Co., Ltd. and its subsidiaries (collectively “SinoCoking”);

2.
Approval of the terms of a plan of liquidation whereby the pre-acquisition business, assets and liabilities of Ableauctions.com, Inc. will be placed into a liquidating trust or other entity for the benefit of the Ableauctions.com, Inc. shareholders, as a condition to the closing of the acquisition;

3.	Approval of amendments to our Articles of Incorporation to effect a reverse stock split within a range of 1-for-20 to 1-for-50 as determined by the board of directors;

4.	Approval of a change of our name from “Ableauctions.com, Inc.” to “SinoCoking Coal & Coke Chemical Industries Inc.”;

5. 6. 7.
Approval in connection with a debt or equity financing of the sale, issuance or potential issuance of our common stock which may equal or exceed 20% or more of our outstanding stock immediately after giving effect to the foregoing share exchange;

Election of the four persons listed in the proxy statement that accompanies this Notice to serve as our directors; and

Ratification of the appointment of Cinnamon Jang Willoughby & Company, Chartered Accountants  as our independent auditors for the fiscal year ending December 31, 2009.

Shareholders of record at the close of business on November 27, 2009 will be entitled to notice of and to vote at the annual meeting and at any continuation or adjournment thereof.

All shareholders are cordially invited to attend the annual meeting in person.  Your vote is important.  Please return the enclosed proxy as promptly as possible, whether or not you plan to attend the annual meeting.  Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented.  Even though you return your proxy, you may nevertheless attend the annual meeting and vote your shares in person if you wish.  If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.

By Order of the Board of Directors
November 27, 2009	/s/ Abdul Ladha
Coquitlam, British Columbia	Abdul Ladha, President

ABLEAUCTIONS.COM, INC.
Suite 454 - 4111 Hastings Street
Burnaby BC V5C 6T7 Canada
Tel: (604) 293-3933
Fax: (604) 293-3934

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 30, 2009

VOTING AND PROXY

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Ableauctions.com, Inc., a Florida corporation (referred to as the “Company”, “we”, “our”, “us” or “Ableauctions”) for use at our annual meeting of shareholders to be held at the office of Broughton Law Corporation, Suite 700, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X1S8 on December 30, 2009, at 10:30 a.m. local time, and at any meeting following adjournment thereof. The notice of annual meeting, this proxy statement and the accompanying proxy card are being mailed to shareholders on or about November 30, 2009.

Revocability of Proxy and Voting of Shares

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised.  The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with our president at our executive offices.  The proxy may also be revoked by attending the meeting and voting in person.  If it is not revoked, and assuming it is properly executed, dated and returned, the proxy will be voted at the meeting in accordance with the shareholder’s instructions indicated on the proxy card.  If no instructions are indicated, the proxy will be voted FOR all proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Record Date, Voting Rights, Outstanding Shares and Dissenters’ Rights

The board of directors has fixed November 27, 2009 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting.  As of the Record Date, we had 8,114,197 shares of common stock issued and outstanding.  Each share of common stock is entitled to one vote.  One-third of the shares of common stock issued and outstanding are required to reach a quorum.   If a quorum is met, in order for the proposals to be approved by the shareholders, the holders of 50.01% or more of all of the outstanding shares entitled to vote on the matters presented must vote in favor of each of the proposals.   For purposes of determining whether the affirmative vote of a majority of the shares (over 50.01%) entitled to vote on a proposal has been obtained, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”) will be included in the number of shares present and entitled to vote but will have no effect on the vote.

Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Election, in conjunction with information received from our transfer agent.  The Inspector of Election will also determine whether or not a quorum is present.

No shareholder has the right to dissent to or to receive an appraisal of his common stock in conjunction with the proposals to be voted upon.

Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement.  Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names.  We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

We will only deliver one proxy statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

ABLEAUCTIONS.COM, INC.
Attn: President
Suite 454 - 4111 Hastings Street
Burnaby BC V5C 6T7 Canada
Tel: (604) 293-3933
Fax: (604) 293-3934

SUMMARY TERM SHEET

The following summary highlights selected information from this proxy statement regarding the first proposal to be considered and voted upon by the shareholders, and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this proxy statement, its attachments and the documents referred to or incorporated by reference into this proxy statement.  Each item in this summary includes a page reference directing you to a more complete description of that item.

The Acquisition (page 8)

Ableauctions proposes to acquire a 100% interest in a coal mining and coking business based in the People’s Republic of China, which is referred to throughout this proxy statement as “SinoCoking,” by means of a share exchange transaction (“Acquisition”).  In connection with this Acquisition, Ableauctions will issue up to 13.2 million shares of its common stock to the shareholders of SinoCoking, which will constitute approximately 97% of the Company’s common stock that will be outstanding after giving effect to the Acquisition.  The Acquisition will be accomplished pursuant to a Share Exchange Agreement dated as of July 17, 2009, and amended on November 20, 2009, which Ableauctions entered into with SinoCoking and its shareholders, a copy of which is included hereto as Attachment A.

The Acquisition will involve the acquisition by Ableauctions of 100% of the issued and outstanding capital stock of SinoCoking from the shareholders of SinoCoking.  As a result of the share exchange:

•	We will acquire and own 100% of the issued and outstanding shares of capital stock of SinoCoking from the shareholders of SinoCoking, making SinoCoking our wholly-owned subsidiary;

•	We will issue up to 13.2 million shares of our common stock to the former shareholders of SinoCoking;

•	The shareholders of Ableauctions immediately prior to the Acquisition will, after completion of the Acquisition, own approximately 3% of the outstanding shares of the Company; and

•
Following the Acquisition, the Company will cease operating the Ableauctions business, and the business of SinoCoking will be continued and will constitute the principal business and operations of the Company.

The Parties to the Acquisition

The parties to the Acquisition are:

Ableauctions.com, Inc.
Suite 454 - 4111 Hastings Street
Burnaby BC V5C 6T7 Canada
Tel: (604) 293-3933
Fax: (604) 293-3934

and

Top Favour Limited and its Shareholders
c/o Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd.
Kuanggong Road and Tiyu Road (10th Floor, Chengshi Xin Yong She, Tiyu Road)
Xinhua District, Pingdingshan, Henan Province, China

and

Abdul and Hanifa Ladha, as shareholders of Ableauctions

What Ableauctions Shareholders Will Receive as a Result of the Transaction (page 65)

Prior to the consummation of the Acquisition, the Company will distribute all of the assets relating to the Ableauctions business to a liquidating trust or other entity (referred to in this proxy statement as the “Liquidating Entity”), which will also assume or otherwise dispose of the liabilities, for the benefit of the Company’s existing shareholders.  At this time we do not know and we cannot predict the timing of the sale of our assets, the costs related to the liquidation of our assets or the amount of net proceeds, if any, that will be distributed to our shareholders in connection with the plan of liquidation.  Shareholders may receive nothing as a result of the liquidation of our assets if the proceeds we receive from the sale of our assets are approximately equal to, or less than, our liabilities and the costs and fees associated with the liquidation.  (See the section in this proxy statement entitled “Proposal 2 – Approval of Terms of Plan of Liquidation”.)

Potential Conflict of Interest between Abdul Ladha and the Ableauctions Shareholders (page 65)

Mr. Ladha is an executive officer of the Company, and a director as well as a major shareholder.  Since Mr. Ladha is also one of our creditors, we will be required to pay any loans or other amounts owed to him, which are described in the section of this proxy statement entitled “Proposal 2 – Approval of Terms of Plan of Liquidation”, prior to distributing any proceeds to our shareholders.  This could raise a conflict of interest between Mr. Ladha and our remaining shareholders, because Mr. Ladha may benefit from an expedient sale of our assets for less than their fair market value (as opposed to a less expedient sale of assets at potentially higher sale prices) resulting in earlier repayment of the amounts owed to him.  However, no sales of our assets or distributions may be made without the approval of a majority of the trustees or managers who, other than Mr. Ladha, will be independent.

Brief Description of Business of Ableauctions Presently Conducted (page 15)

We provide liquidation and merchandizing services along with auction and pont-of-sale technology to businesses to assist them with managing the sale of their products.  In the past we provided the online auction technology and point-of-sale services directly to our customers.  On May 21, 2009 and June 1, 2009, respectively, we licensed each of these technologies to unrelated third parties who pay us a percentage of what they earn by providing these services.  We also provide mortgages and loans to individuals and companies, and develop real estate.

Report of Advisor (page 13)

In deciding to approve the merger, one of the factors that the Ableauctions board of directors considered was the Estimate Valuation Report and Related Fairness Opinion of its advisor, RWE Growth Partners, Inc. (the “Report”), which provided that in the opinion of RWE, as of August 31, 2009, the aggregate consideration was fair to the holders of shares of Ableauctions common stock from a financial point of view.  A discussion of the Estimate Valuation Report and Related Fairness Opinion is included in this proxy statement.  You are urged to read the entire discussion carefully.

Our Reasons for the Acquisition (page 10)

Our live auction business was adversely effected by the termination of the eBay Live Auctions platform in December 2008 and our liquidation business continues to be adversely effected by the weakness in the U.S. economy.  We do not believe that these operations are likely to be profitable in the future, therefore we have been exploring a broad range of options in an attempt to provide value to our shareholders, including potential business combinations.  In February 2009, we obtained a proposal from SinoCoking, which is described in more detail in the section of this proxy statement entitled “Proposal 1 – Approval of Acquisition”.  On July 17, 2009, the board of directors approved the terms of the Share Exchange Agreement with SinoCoking.

SinoCoking’s Reasons for the Acquisition (page 11)

SinoCoking’s management has recently decided that it is in SinoCoking’s best interest to become a publicly traded company in the U.S. to better position the company to raise capital from outside sources.  In addition, management believes that for SinoCoking to effectively compete in its industry and realize its potential, it must have access to capital at a reasonable cost.

SinoCoking’s management considered a traditional initial public offering in the U.S.; however, it concluded that the cost, time and market risks associated with such a transaction outweighed the potential benefits.  Management of SinoCoking then explored the possibility of acquiring a public shell for purposes of completing a reverse take-over transaction.  SinoCoking’s management believes that a reverse take-over by a public reporting company that is trading on a national exchange and reporting with the SEC would provide SinoCoking with the benefits that it is seeking by becoming a publicly traded company.

Transactions Related to the Acquisition (pages 65-73)

Conditioned upon closing of the Acquisition, we will (i) adopt and execute a plan of liquidation whereby the pre-acquisition business, assets and liabilities of Ableauctions will be placed into the Liquidating Entity for the benefit of the Ableauctions shareholders, (ii) we will conduct a reverse stock split of our outstanding common stock, within a range of 1-for-20 to 1-for-50, with the exact ratio to be determined by our board of directors, (iii) we will change our name to “SinoCoking Coal & Coke Chemical Industries Inc.”, and (iv) we will conduct a financing with gross proceeds of over $50 million, in the form of debt or equity securities, which may involve the issuance of shares of our common stock which will exceed 20% of our then-outstanding shares (these items are sometimes collectively referred to in this proxy statement as the “Transactions”).   Although we have entered into a binding Share Exchange Agreement, the board of directors has approved the Transactions, and Mr. and Mrs. Ladha have entered into a voting agreement with us requiring them to vote in favor of the proposals, nonetheless we cannot provide assurance that the Acquisition will be successfully consummated.  If the Acquisition is not consummated for any reason, the Transactions described above, including the liquidation of our pre-acquisition business, reverse stock split, name change and financing, will be abandoned without any further action by our shareholders.

Proposed Financing

The closing of the Acquisition will be contingent on the simultaneous closing of a proposed financing of $50 million to $75 million, which may be comprised of debt or equity securities or both, to be determined by the board of directors in consultation with SinoCoking.  This contingency may be waived by SinoCoking.

The financing is expected to result in dilution to the holders of shares after giving effect to the Acquisition, including both the shareholders of Ableauctions immediately prior to the Acquisition who will own approximately 3% of the outstanding shares, and the former shareholders of SinoCoking who will own 97% of the outstanding shares.  Since, as of the date of this proxy statement, the terms of the financing have not been determined, the Company is unable to determine the degree of dilution that will result to the Company’s shareholders.  Solely for purposes of illustration, if investors in the financing were to be issued new shares constituting 20% of the outstanding shares of the Company’s common stock post-financing, then the amount of dilution would be as shown below:
	Pre-Financing(1)	Post-Financing(2)

Investors in the Financing	-	20.0%
Ableauctions Shareholders(3)	3.0%	2.40%
Former SinoCoking Shareholders (4)	97%	77.60%
	100.00%	100.00%

(1)	Percentage of outstanding shares of Ableauctions held by shareholders after giving effect to the Acquisition, but excluding the effect of any financing.
(2)
Percentage of outstanding shares of Ableauctions held by shareholders after giving effect to both the Acquisition and a hypothetical financing involving the issuance of shares of common stock constituting 20% of the total issued and outstanding shares post-financing.

(3)
Holders of all Ableauctions shares outstanding after giving effect to the Acquisition.  These are the holders of 100% of the issued and outstanding shares of Ableauctions common stock of  prior to the Acquisition.

(4)	Holders of shares of SinoCoking, who agreed to transfer their SinoCoking shares to Ableauctions in exchange for shares of Ableauctions under the Share Exchange Agreement.
 If the financing occurs, the actual total number of shares of common stock issued in the financing could be greater than or less than 20% of the total number of issued and outstanding shares of the Company post-financing.

Effect of the Transactions on Shareholders of Ableauctions (page 8)

If the Transactions are consummated, the persons who, after the reverse stock split, were shareholders of Ableauctions prior to the closing will continue to hold shares of Ableauctions common stock, and in addition these shareholders will become beneficiaries or beneficial owners of the Liquidating Entity.  The pre-acquisition business, assets and liabilities of Ableauctions will be transferred to the Liquidating Entity, which will then proceed to wind down the business, pay liabilities, sell and liquidate property, and distribute the net proceeds to the beneficiaries or the beneficial owners of the Liquidating Entity.   In addition, the shares of Ableauctions common stock held by the Ableauctions shareholders immediately prior to the Acquisition will be diluted, such that the holders of 100% of the issued and outstanding shares of Ableauctions common stock pre-Acquisition will hold 3% of the issued and outstanding shares of Ableauctions common stock post-transaction.  Following the closing of the Acquisition, the business, as well as the properties, assets and liabilities of Ableauctions that are not transferred to the Liquidating Entity or assumed by it, shall become those of SinoCoking.

Interest of Certain Persons in Matters to be Acted Upon (page 65)

Abdul Ladha is our Chief Executive Officer, President Chief Financial Officer and Chairman of the board of directors, a significant shareholder, and a creditor of the Company.  If the Acquisition, Plan of Liquidation, and related matters described in Proposals 1 through 4 are implemented, Mr. Abdul’s employment as Chief Executive Officer President, Chief Financial Officer, and Chairman will terminate, and the Company will pay him certain fees and expenses as more fully discussed in the section of this proxy statement entitled “Proposal 2 – Approval of Terms of Plan of Liquidation” on page 65.  At this time we anticipate that the total of all amounts owed to Mr. Ladha will be approximately $1,197,536.  Furthermore, we expect to appoint the members of our board of directors as the managers or the trustees of the Liquidating Entity, and we expect to pay each of these individuals a fee for managing the Liquidating Entity, although no final determination of how the fee will be calculated has been made.  Except for the foregoing, no other officer, director or associate of such persons has any substantial direct or indirect interest in the Acquisition or Plan of Liquidation that differs from or that is in addition to interests of the other shareholders of the Company.  A description of the transactions entered into by the Company and Mr. Ladha, his affiliates or other members of the board of directors is included in the section entitled “Certain Relationships and Related Party Transactions” on page 63.

All Proposals Relating to the Acquisition Must Be Approved to Complete the Acquisition and Related Transactions

The Company’s implementation of Proposals 1, 2, 3, 4 and 5 are conditioned upon shareholder approval of each and every of the Proposals 1, 2, 3, 4 and 5.  If the Company waives the implementation of Proposal 5, the implementation of Proposals 1, 2, 3 and 4 will be conditioned on shareholder approval of Proposals 1, 2, 3 and 4.

Vote Required for Approval of the Proposals and Election of Directors

One-third of the shares of common stock issued and outstanding are required to reach a quorum for the annual meeting.  If a quorum is met, in order for the proposals (other than election of the directors) to be approved by the shareholders, the holders of 50.01% or more of all of the outstanding shares entitled to vote on the matters presented must vote in favor of each of the proposals.  For purposes of determining whether the affirmative vote of shareholders entitled to vote on a proposal has been obtained, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to theses matters (“broker non-votes”) will be included in the number of shares present and entitled to vote but will have no effect on the vote.  Mr. Ladha has indicated that he intends to vote in favor of all of the proposals and for the nominees to the board of directors.  As of the date of this proxy statement, Mr. Ladha and his spouse beneficially own 3,981,483 shares of our outstanding common stock, which represents approximately 49% of our issued and outstanding shares of common stock on the Record Date. On July 17, 2009 Mr. Ladha and his spouse entered into a voting agreement with SinoCoking. A description of this agreement is included in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions” on page 63.

Vote Required for Election of Directors

If a quorum is met, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election.  Shareholders do not have the right to cumulate their votes for directors.

Dissenters’ or Appraisal Rights

Shareholders will not be entitled to dissenters’ or appraisal rights as a result of the Transactions.

Accounting Treatment

For accounting purposes, the Acquisition will be treated as a reverse acquisition which results in the legal acquirer, the Company, being treated as being acquired by SinoCoking under purchase accounting.

Effective Date of the Transactions

A definitive closing date for the Transactions has not been established at this time, however, management anticipates that the Transactions will close not later than April 30, 2010.

OVERVIEW OF PROPOSALS

This proxy statement includes seven proposals requiring shareholder action, numbered below (each, a “Proposal”):

1.
Approval of a plan of share exchange in the form of a Share Exchange Agreement, under which we will acquire SinoCoking by issuing up to 13.2 million shares of our common stock (constituting 97% of the total shares expected to be outstanding post-acquisition) to the shareholders of Top Favour Limited, a British Virgin Islands corporation and parent holding company of Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., which controls Henan Province Pingdingshan Hongli Coal & Coking Co., Ltd. and its subsidiaries (collectively “SinoCoking”);

2.
Approval of the terms of a plan of liquidation whereby the pre-acquisition business, assets and liabilities of Ableauctions will be placed into a Liquidating Entity for the benefit of the Ableauctions shareholders, as a condition to the closing of the Acquisition;

3.	Approval of amendments to our Articles of Incorporation to effect the Reverse Stock Split, which will be within a range of 1-for-20 to 1-for-50 as determined by the board of directors;

4.	Approval of a change of our name from “Ableauctions.com, Inc.” to “SinoCoking Coal & Coke Chemical Industries Inc.”;

5.
Approval, in connection with a financing, of the sale, issuance or potential issuance of our common stock which may equal or exceed 20% or more of our outstanding stock immediately after giving effect to the foregoing share exchange;

6.	Election of 4 persons to our board of directors; and

7.	Ratifying the appointment of Cinnamon Jang Willoughby & Company, Chartered Accountants as our independent auditors for the fiscal year ending December 31, 2009.

The proposals are discussed in more detail below.

PROPOSALS

PROPOSAL 1

APPROVAL OF ACQUISITION

We intend to acquire a 100% interest in SinoCoking by means of a share exchange transaction.  In connection with the Acquisition, the Company will issue up to 13.2 million shares of its common stock to the shareholders of SinoCoking, which will constitute approximately 97% of the Company’s common stock that will be outstanding after giving effect to the Acquisition.

Section 713 of the NYSE Amex Company Guide (or successor provision) requires approval by our shareholders for the acquisition of stock or assets of another company in the following circumstances (in relevant part):

(b)
when the issuance or potential issuance of additional shares will result in a change of control of the issuer, including, but not limited to, those issuances that constitute a Reverse Merger as specified in §341.

The Company’s board of directors has approved the acquisition of SinoCoking through a share exchange transaction with the holders of capital stock of SinoCoking.  Under Florida law, the shareholders of the Company must approve the plan of share exchange in connection with the Acquisition.  In addition, the transaction contemplated by the Share Exchange Agreement would be considered a “reverse merger” under the rules of the NYSE Amex Company Guide, and accordingly, the transaction must be approved by the shareholders of the Company in order to comply with the requirements of NYSE Amex Equities.

DESCRIPTION OF THE ACQUISITION

The Acquisition is described below, and the full text of the Share Exchange Agreement dated as of July 17, 2009, as amended on November 20, 2009  (the “Share Exchange Agreement”) setting forth the terms and conditions of the Acquisition is attached hereto as Attachment A.

The Acquisition will consist of the acquisition of 100% of the issued and outstanding capital stock of SinoCoking from the shareholders of SinoCoking.  As a result of the share exchange:

•	We will acquire and own 100% of the issued and outstanding shares of capital stock of SinoCoking from the shareholders of SinoCoking, making SinoCoking our wholly-owned subsidiary;

•	We will issue up to 13.2 million shares of our common stock to the former shareholders of SinoCoking;

•	The shareholders of Ableauctions immediately prior to the Acquisition will, after completion of the Acquisition, own approximately 3% of the outstanding shares of the Company; and

•	The former shareholders of SinoCoking will own approximately 97% of the outstanding shares of the Company.

Ableauctions has agreed to adopt a plan of liquidation reasonably acceptable to SinoCoking under which it shall establish a Liquidating Entity for purposes of assuming outstanding liabilities and distributing the assets of Ableauctions to its shareholders as of a certain record date prior to the closing of the Acquisition.  (See the section of this proxy sttement entitled “Proposal 2 – Approval of Terms of Plan of Liquidation”.)  Ableauctions and Abdul Ladha agreed to cause such plan of liquidation to include a covenant to indemnify the Top Favour shareholders for certain claims, damages, costs and expenses, and provide for a reserve fund of at least $1,000,000 in cash, cash equivalents or other assets acceptable to SinoCoking which shall remain in place for at least 12 months following the closing of the Acquisition and shall be used to discharge any remaining liabilities of Ableauctions not discharged prior to closing.  The plan of liquidation will also include a covenant to indemnify Abdul Ladha for certain claims, damages, costs and expenses.

Following the Acquisition, the Company will cease operating the Ableauctions business, and the business of SinoCoking will be continued and will constitute the principal business and operations of the Company.

The closing of the Acquisition will be contingent on the simultaneous closing of a proposed financing of $50 million to $75 million, which may be comprised of debt or equity securities or both, to be determined by the board of directors in consultation with SinoCoking.  SinoCoking may waive this condition.

As a condition to and prior to the Acquisition, we agreed to amend our Articles of Incorporation to effect a reverse stock split which will range between 1-for-20 and 1-for-50 and change our name to “SinoCoking Coal & Coke Chemical Industries Inc.” (See the section in this proxy statement entitled “Proposal 3 – Reverse Stock Split and Approval of Amendment to Articles of Incorporation”).   Following the Acquisition, members of SinoCoking’s management will also be appointed as our officers and directors, as described in this proxy statement.

In addition to the conditions described above, the Share Exchange Agreement contains representations, warranties and conditions customary for transactions of this nature.  The Share Exchange Agreement provides for indemnification of SinoCoking and its shareholders by Ableauctions, and indemnification of Ableauctions and Mr. Ladha by Top Favour, for breaches of representations, warranties and covenants.  In the event that any of the conditions to the Acquisition are not satisfied, the Acquisition may not be consummated.  Neither the Company nor SinoCoking can provide any assurances that the Acquisition will ultimately be consummated.

Following the consummation of the Acquisition contemplated by the Share Exchange Agreement, our hypothetical capital structure, in the event of either a 1-for-20 reverse stock split or a 1-for-50 reverse stock split, would be as follows:

Category of Holders	Shares (1-for-20 reverse stock split)(1)	Shares (1-for-50 reverse stock split)(1)	Percentage Owned (2)
SinoCoking Shareholders	13,117,952	5,247,181	97%
Original Ableauctions Shareholders	415,710	162,284	3%
TOTAL(2):	13,523,662	5,409,465	100%

(1)
Subject to adjustment to address fractional shares.  Each of the Company’s shareholders entitled to a fractional share of the Company’s common stock as a result of the reverse stock split will receive a whole share of the Company’s common stock in lieu of such fractional share.

(2)	Excludes the effect of the anticipated financing, the terms of which have yet to be determined.

For accounting purposes, the Acquisition will be treated as a reverse acquisition which results in the legal acquirer, the Company, being treated as being acquired by SinoCoking under purchase accounting.

SinoCoking has agreed to file a listing application with the NYSE Amex Equities exchange, with the intent of maintaining the listing of Ableauctions’ shares on the exchange.

             Closing of the Acquisition will require the satisfaction of a number of conditions, briefly described below.  Among these conditions, the current officers and directors of Ableauctions must resign.  The board of directors of Ableauctions must appoint Jianhua Lv as Chairman of the board of directors, and appoint his designees to the board of directors to take office immediately after the closing.  As of the date of this proxy statement, SinoCoking intends to have Mr. Lv appointed as Chief Executive Officer, President and Chairman of the Board, and Mr. Zan Wu as the Chief Financial Officer, Treasurer and Secretary.  At the time of closing, Ableauctions must have completed its transfer of the prior business, assets and liabilities to the Liquidating Entity, and Ableauctions must have no remaining assets or liabilities immediately prior to closing.  The shareholders of Ableauctions entitled to vote at the annual meeting must have voted to approve all proposals.  Any third party consents that Ableauctions is required to obtain must have been obtained prior to closing.  Ableauctions must have completed its due diligence investigation.  Finally, the parties intend to concurrently consummate or shall have secured an irrevocable commitment from a bona fide third party to consummate a debt or equity financing to raise up to $75 million in gross proceeds.  In the event that any of the conditions in the Share Exchange Agreement are not satisfied or waived prior to closing, the Acquisition may not be consummated.

Under the Share Exchange Agreement, the Acquisition may be terminated under the following circumstances:

(i)	by both parties if Ableauctions and SinoCoking mutually agree to terminate the Acquisition;

(ii)
by either Ableauctions or the Top Favour Shareholders if the Acquisition shall not have been consummated for any reason by April 30, 2010; provided that the failure to consummate the transaction is not caused by the party that is terminating;

(iii)
by either Ableauctions or the Top Favour Shareholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, ruling or other action is final and non-appealable;

(iv)
by the Top Favour Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Ableauctions or Mr. and Mrs. Ladha provided in the Share Exchange Agreement, or if any representation or warranty of Ableauctions shall have become materially untrue, unless cured in accordance with the terms of the Share Exchange Agreement;

(v)
by Ableauctions, upon a material breach of any representation, warranty, covenant or agreement on the part of Top Favour or the Top Favour Shareholders in the Share Exchange Agreement, or if any representation or warranty of Top Favour or the Top Favour Shareholders shall have become materially untrue, unless cured in accordance with the terms of the Share Exchange Agreement;

(vi)
by Ableauctions, if the results of the due diligence investigation described in the Share Exchange Agreement by Ableauctions is unsatisfactory, and SinoCoking is not able to cure the unsatisfactory condition prior to closing;

(vii)
by Top Favour if Royal Bank of Canada, one of Ableauctions’ lenders, refuses to approve the assumption by the Liquidating Entity of the liabilities and guarantees arising from certain loan agreements; or

(viii)
by Ableauctions if (i) Royal Bank of Canada refuses to approve the assumption by the Liquidating Entity of the liabilities and guarantees arising from such loan agreements and (ii) Top Favour does not waive the failure to assign such liability and guarantees.

A definitive closing date for the Transactions has not been established at this time, however, management anticipates that the Transaction will close not later than April 30, 2010.

        The foregoing “Description of the Acquisition” is qualified in its entirety by the specific language of the Share Exchange Agreement, which is attached to this proxy statement as Attachment A.

Our Reasons for the Acquisition and Related Transactions

A significant segment of our business has involved providing on-line liquidation and merchandizing services, including auction and point-of-sale technology, to businesses to assist them in managing the sale of their products.  On April 15, 2008 we announced that we had been notified by eBay that eBay intended to wind down the operations of its eBay Live Auctions platform effective December 31, 2008. This decision, along with the continued weakness in the U.S. economy, has negatively impacted the revenues earned by our liquidation and live auction broadcast services.  In order to address the adverse effect of these events on our revenues and operations, we began exploring a broad range of options that included taking the company in a new direction while also expanding our investment portfolio that is comprised of loans, real property, development property and a joint venture.  While we expect to realize record revenues in 2009 as a result of our investment portfolio and specifically the Gruv development project that we started in 2005, we believe that expanding and focusing on this segment of our business alone will not provide immediate value to our shareholders because of the significant amount of capital and the length of time it takes to develop a project, and the weakness in the global economy, which makes raising and borrowing large sums of capital difficult.

Therefore, we have been continuously exploring business opportunities, including potential business combinations.  In February 2009, we obtained a proposal for the Acquisition from SinoCoking as described above.  On July 17, 2009, the board of directors approved the Share Exchange Agreement with SinoCoking.

In approving the Acquisition, our board of directors focused on two significant advantages to our shareholders.

First, the Company’s assets will not be combined with those of SinoCoking nor spun-off in a new corporation, but will, instead, be liquidated and the proceeds distributed pro-rata to our shareholders after the Company’s liabilities are paid.  SinoCoking has no interest in continuing the Company’s business, therefore, leaving the assets in the Company after the Acquisition would provide no benefit to our shareholders.  Transferring the assets into a subsidiary and distributing the subsidiary’s securities would provide our shareholders with securities that have no market and very little, if any, value.  By liquidating the assets in an orderly fashion our shareholders will receive something of immediate benefit, namely, cash.

Second, our shareholders will continue to hold their common stock in the Company after the Acquisition.  While the percentage ownership of the outstanding common stock held by our shareholders will be significantly diluted, we believe that SinoCoking’s business is strong, that the recent decline in coke prices, reduced demand for coke from steel producers, and the increase in prices for thermal coal do not represent long-term trends, and that demand levels that existed prior to the sharp pullback in global economic conditions will be restored and possibly exceeded in the long term.  We also believe that the expansion plans announced by SinoCoking, which include a new coking factory and related facilities that are expected to have a coke producing capacity of 900,000 tons per year, will increase the potential long-term value of the business for our shareholders.  SinoCoking earns substantial revenues, is a profitable entity and we believe that it has future growth potential.

In addition, SinoCoking is submitting an application to NYSE Amex to list its common stock.  We believe that NYSE Amex will approve SinoCoking’s application, which will mean that the Company’s shareholders will continue to have a stable market in which to trade their shares of common stock.

Our directors also considered the Report that RWE Growth Partners, Inc. rendered as of August 31, 2009 which stated that the consideration to be paid by Ableauctions to the holders of SinoCoking was fair, from a financial point of view, to Ableauctions and to the holders of its common stock.

Finally, our directors took into consideration their knowledge of the Company’s business, operations, financial condition, earnings and prospects and the current economic climate, which may continue to be depressed for many months, and which will make it difficult for the Company to grow or to achieve profitability.  Based on the foregoing, our directors determined that the Acquisition was more favorable to our shareholders than other alternatives reasonably available to us, which included continuing to operate our business, finding another compatible business to acquire, or liquidating our auction and liquidation operations.  Our auction and liquidation businesses have not been profitable, therefore, in order to continue to operate our business we will likely need to obtain additional funding.  In the past, we have had to rely on Mr. Ladha for loans, however he is under no obligation to provide financing to us.  We have also looked for businesses compatible to our auction and liquidation businesses that might be integrated with our operations, but due to the current downturn in the global economy, our searches have not been successful.  Finally, we believe that our shareholders will obtain more value from the liquidation of our assets in conjunction with the Acquisition (while maintaining some equity interest in the combined entity), in contrast with the continuation of our business without engaging in the proposed Transactions.

Our directors also considered the disadvantages of the Acquisition to our shareholders.  The disadvantages included the substantial dilution to our existing shareholders, whose ownership of the Company’s outstanding common stock will be reduced from 100% to approximately 3% after giving effect to the Acquisition, and will be further reduced if a financing involving the issuance of equity securities is completed, and the fact that SinoCoking’s shareholders will be in a position to control substantially all matters requiring approval by the Company’s shareholders, including the election of a majority of the Company’s directors and the approval of other business transactions.  The board of directors concluded that the overall advantages to the Company’s shareholders outweighed the disadvantages that the board of directors had identified in its analysis.  The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive.  Our board of directors did not quantify or assign any relative weights to the factors it considered in reaching its decision to declare the Acquisition advisable, in determining that the Acquisition is fair to and in the best interests of Ableauctions’ shareholders, and in approving the Share Exchange Agreement and the Transactions contemplated by the Share Exchange Agreement.  Additionally, individual directors may have given different weight to different factors.  Our board of directors considered all of the above factors as a whole, including discussions with and questioning of our management and financial and legal advisors, and, overall, considered the factors to be favorable to and in support of its decision.

SinoCoking’s Reasons for the Acquisition

SinoCoking has been a private operating company in China, which began with the establishment of Henan Province Pingdingshan Hongli Coal & Coke Company, Ltd. (referred to herein as “Hongli”) in 1996, with a focus on coal mining.  The company later expanded its business activities to include coke production and electricity generation.  In 2003, Hongli acquired Baofeng Coking Factory of Henan Province (“Baofeng Coking”), which now constitutes SinoCoking’s coking operations.  In 2007, Hongli established a wholly owned subsidiary named Baofeng County Hongchang Coal Co. Ltd. (“Hongchang Coal”), which presently holds and operates its coal mining and washing operations.  In 2006, Hongli established another wholly owned subsidiary named Baofeng Hongguang Power Co., Ltd. (“Hongguang Power”), which now holds and operates its electricity generating business.

Up to the present time, SinoCoking has been financed primarily by its founder, Mr. Jianhua Lv, and through cash flow generated by the business.  However, the scale of SinoCoking’s business expansion has been limited by capital constraints.  Over the past year, new opportunities were presented to SinoCoking including expansion of its existing facilities.  SinoCoking’s management decided that it was in SinoCoking’s best interest to become a publicly traded company in the U.S. to better position the company to raise capital from outside sources.  In addition, management believed that for SinoCoking to effectively compete in its industry and realize its potential, it must have access to capital at a reasonable cost.

SinoCoking’s management considered a traditional initial public offering in the U.S.; however, it concluded that the cost, time and market risks associated with such a transaction outweighed the potential benefits.  Management of SinoCoking then explored the possibility of combining with a publicly traded shell company in a reverse take-over transaction.  SinoCoking’s management believes that a reverse take-over by a public reporting company that is trading on a national exchange and reporting with the SEC would provide SinoCoking with the benefits that it is seeking by becoming a publicly traded company.

Contacts between SinoCoking and the Company

In the last half of 2008, SinoCoking considered proposals to become a publicly traded company in the U.S.  Numerous meetings were held by SinoCoking’s management, and its management decided that it was in the best interests of the company to become a public reporting company through a business combination with a U.S. publicly traded company.  Representatives were hired to look for a suitable vehicle for a reverse takeover.  Such representatives began discussions with the Company in May of 2008.  SinoCoking conducted a due diligence investigation of the Company and proposed transaction, and determined that the Company was a suitable candidate for a reverse takeover transaction. Both companies consulted with their respective financial, legal and tax advisors regarding the financial terms and structure of a proposed merger and a non-binding letter of intent was signed in February 2009.  Abdul Ladha, the Company’s Chief Executive Officer, President and Chief Financial Officer, represented the Company in discussions, and the parties discussed the proposed business combination including issues related to tax matters, a fair merger exchange ratio taking into account a reverse stock split, appointment of a new board of directors, a liquidating distribution of Ableauctions’ assets to the Company’s existing shareholders, and the need for legal and accounting due diligence investigations.

Through the first quarter of 2009, both parties continued to conduct due diligence investigations and began the formal process of drafting the Share Exchange Agreement.  The Company’s board was satisfied with the exchange ratio based upon the fair value and net assets contributed by SinoCoking and was satisfied with SinoCoking’s current financial statements and management team.  The Company’s board concluded that a reverse takeover with SinoCoking, coupled with a liquidating distribution of the Company’s assets, was in the best interest of the Company’s existing shareholders.  SinoCoking’s board was satisfied with the results of its due diligence investigation and the terms of the proposed business combination.  On July 17, 2009, a definitive Share Exchange Agreement was executed by SinoCoking and its shareholders and by the Company and Mr. and Mrs. Ladha.  The text of the Share Exchange Agreement, excluding the corresponding schedules and exhibits, is being furnished with this proxy statement.

The consideration for the Acquisition was determined in arm’s length negotiations between the Company’s board of directors, represented by Mr. Ladha, and Mr. Lv and SinoCoking’s legal representatives, representing the shareholders of SinoCoking.  Factors taken into consideration by the Company included the strength of SinoCoking’s operations including financial condition and historical results of operations, the Company’s plan to liquidate its assets and distribute them to its shareholders, SinoCoking’s agreement to allow the Company’s shareholders to continue to hold their common stock (which would allow them to participate in SinoCoking’s future growth), and the views and opinions of the respective managements of Ableauctions and SinoCoking regarding the relative enterprise values of a liquidated Company and SinoCoking.  During the course of negotiations, the number of shares of Ableauctions to be issued in the Share Exchange was then determined based on these factors and by mutual agreement of the management of Ableauctions and SinoCoking.

Report of Advisor to Ableauctions

On September 10, 2009, Ableauctions received an Estimate Valuation Report and Related Fairness Opinion, referred to in this discussion as the “Report,” from RWE Growth Partners, Inc., referred to in this discussion as “RWE”, relating to the liquidation and Acquisition.  The complete text of the Report, dated September 9, 2009, sets forth, as of August 31, 2009 (the “Valuation Date”), the assumptions made, matters considered, limitations on and scope of the review and work undertaken by RWE.  The Report will be made available for inspection and copying at the principal executive offices of Ableauctions during its regular business hours by any shareholder or a representative of a shareholder who has been so designated in writing.

Ableauctions’ board of directors selected RWE to prepare the Report on the basis of the firm’s considerable experience in preparing more than a thousand valuations and more than one hundred fairness opinions over the past seventeen years.  Ableauctions also considered RWE’s extensive experience in doing valuation work in China, its experience in valuing technology and resource companies ranging from micro-cap to mid-cap sized businesses, and its extensive experience in preparing valuations and fairness opinions for public companies.

There is no material relationship that existed during the past two years or is mutually understood to be contemplated, and no compensation received or to be received as a result of the relationship among RWE and its affiliates and either Ableauctions or SinoCoking.

The Report stated RWE's conclusion that, as of August 31, 2009, and based upon and subject to the factors, assumptions and limitations set forth in the Report, the consideration to be paid by Ableauctions in the Acquisition to the equity holders of SinoCoking (including the holders of options and warrants) was fair, from a financial point of view, to the holders of Ableauctions common stock.  RWE’s conclusion was based upon the following:

Value to be Received by Ableauctions Shareholders in Liquidation and Acquisition

RWE concluded that the most appropriate method to determine the range of the fair market value of Ableauctions at the Valuation Date was to use an orderly liquidation basis for the following reasons. (1) Ableauctions has not been successful in securing significant new capital to fund the losses occurring in the Company; (2) the trailing losses in the Company and expected future operating losses; (3) the wind down of the online auction business; and (4) the liquidation approach yields a higher value than a going concern basis.

In determining the liquidation value of the Company, RWE examined each asset of the Company’s business and determined the fair market value of each asset.  RWE determined that, at the Valuation Date, the fair value of the Company’s assets was approximately $13,891,663.

In making its analysis, RWE took into consideration the potential value of a 3% interest in SinoCoking on a going concern basis.  RWE concluded that it was appropriate to value SinoCoking on a going concern basis for the following reasons: (1) SinoCoking has been in operation for a number of years; (2) SinoCoking has developed operations and a business model that has material and real commercial appeal; (3) SinoCoking shows realistic signs of continuing to generate material revenues, positive net income and cash flows; and (4) the going concern approach yields a higher value than a liquidation approach.

Based on these analyses, RWE concluded that the value that can be realized by the Ableauctions shareholders from the liquidation and the Acquisition as a whole would be approximately $15.2 million, after all estimated costs related to the Acquisition have been paid.

Fairness

In examining the fairness of the Transactions from the financial point of view of the Ableauctions shareholders, RWE also examined the market value (market capitalization) of the Company based on the trading price of its common stock over the 90 day period from June 3, 2009 through August 31, 2009. RWE concluded that the value of the Company, as reflected by the market for its common stock, would be approximately $4,650,000.

Since  the value to be received by the shareholders from the liquidation and the Acquisition will likely be an amount that is (i) greater than the book value of the Company (which at June 30, 2009 was $9,675,230), (ii) greater than an amount that may be realized from a liquidation of the Company’s assets without the Acquisition (which was determined to be approximately $13,891,663) and (iii) greater than the Company’s recent market value as reflected by the trading price of its common stock (which was $4,650,000) and because liquidating the Company’s assets following the Acquisition would mean that the Company will no longer experience operating losses relating to its business, RWE determined that the Acquisition is fair, from a financial point of view, to the Ableauctions shareholders.

The amount and form of consideration to be paid in the Acquisition was determined through arm’s-length negotiations between Ableauctions and SinoCoking and not by RWE.  This fact was not considered by RWE in forming its opinion of the fairness of the Acquisition to the Ableauctions shareholders.

RWE was not asked to consider, and RWE’s Report does not address, the underlying business decision of Ableauctions to engage in the Acquisition, the relative merits of the Acquisition as compared to other business strategies that might exist for Ableauctions, the effect of any other transaction in which Ableauctions might engage or any other aspect of the Acquisition.  RWE’s Report did not express an opinion or recommendation to any director, shareholder or other person as to how to vote or act with respect to the Acquisition.  No limitations were imposed by Ableauction’s board of directors with respect to the investigations made or procedures followed by RWE in rendering the Report.

In preparing the Report, RWE conducted discussions with members of the senior management of Ableauctions, undertook an on-site visit to SinoCoking’s facilities and operations, interviewed certain  personnel, management and owners of SinoCoking; and reviewed or compared, as appropriate, the following:

(a)
information on the Ableauctions website and all public data and information related to Ableauctions and its subsidiaries, including Ableauctions’ annual, quarterly and current reports filed with the SEC and available on the website www.sec.gov;

(b)	information provided to RWE by Ableauctions relating to its capitalization;

(c)	corporate records of Ableauctions;

(d)	information relating to SinoCoking provided to RWE by SinoCoking’s management and by the management of Ableauctions;

(e)	the report regarding SinoCoking prepared by Barrett Sleeman, a director of Ableauctions;

(f)	the historical market price and trading history of Ableauctions’ common stock;

(g)	the Share Exchange Agreement; and

(h)	such other financial studies, analyses, investigations and other matters as RWE deemed necessary and appropriate.

In connection with its review and in preparing the Report, RWE assumed and relied upon, without assuming any responsibility for or independently verifying, the accuracy and completeness of all information supplied or otherwise made available to it by Ableauctions and SinoCoking.

RWE further relied upon the assurance of representatives of the management of Ableauctions that they are unaware of any facts that would make the information provided to RWE incomplete or misleading in any material respect.

RWE assumed that the Acquisition will be consummated in accordance with the terms of the Share Exchange Agreement as executed and delivered by the parties without waiver of any of the conditions precedent to the Acquisition contained in the Share Exchange Agreement.

RWE received a fee of $15,000 in connection with rendering the Report, which was not contingent upon consummation of the transaction between Ableauctions and SinoCoking. The terms of the fee arrangement with RWE, which are customary in transactions of this nature, were negotiated on an arm’s-length basis and Ableauctions’ board of directors was aware of the arrangement.

RWE outlined that the analyses, opinions, calculations and conclusions in the Report were prepared in accordance with the standards set forth by the Canadian Institute of Chartered Business Valuators and the American Society of Appraisers.

RWE noted in the Report that it has no present or prospective interest in Ableauctions, SinoCoking or any asset or company that is the subject of the Report, and RWE and its principal has no personal interest with respect to any of the parties involved.

ABOUT ABLEAUCTIONS.COM

Description of Business

Overview

The following discussion describes our current business as it is now conducted, prior to consummation of the Acquisition.  As a condition of the closing of the Acquisition, our present business will be liquidated, our net assets distributed to a Liquidating Entity for the benefit of our shareholders, and our Company’s business will thereafter consist entirely of the business of SinoCoking (see the section of this proxy statement entitled “Proposal 2 – Approval of Terms of Plan of Liquidation”).  Readers of this proxy statement should note that the following discussion is furnished in order to provide a description of our business as it exists prior to the closing of the Acquisition.  If the Acquisition is not consummated, our current business will not be liquidated.

We provide liquidation and merchandizing services along with auction and point-of-sale technology to businesses to assist them with managing the sale of their products.  In the past we provided the online auction technology and point-of-sale services directly to our customers.  Effective June 8, 2009, we licensed our point-of-sale and online auction operations to third parties to provide these services.  We also provide mortgages and loans to individuals and companies, and develop real estate.  We classify our business interests into four reportable segments: the auction, liquidation and technology business, which consists principally of liquidation and merchandizing services; loans, which consists of mortgages and loans; real property and property development, which consists principally of properties held for development; and a segment we call “other” which encompasses our corporate activities such as investor and public relations and the management of cash and marketable securities held for investment.  We have included information in the discussion below about our websites.  Information included on our websites is not a part of this proxy statement.

Auction, Liquidation and Technology Segment

Liquidation Services.  We sell merchandise through our Unlimited Closeouts and Ableauctions’ liquidation stores located in California and British Columbia.  We also generate revenues by providing inventory brokerage services at www.unlimitedcloseouts.com.

Auction Broadcast Services.  Prior to May 21, 2009, we broadcast business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA).  These auctions are facilitated using our proprietary technology (www.ableauctions.com/technology) through the website www.naalive.com and www.naaonlinesolutions.com.  Additionally, we directly broadcast antique and collectible auctions over the Internet for numerous galleries and auction houses throughout the world.  Prior to December 31, 2008, these auctions were facilitated using eBay’s live auction technology.  Beginning on January 1, 2009, these auctions were facilitated using our proprietary technology (www.ableauctions.com/ technology) through the website, www.iCollector.com. We also provided auction-related products and services for a fee(www.icollectorlive.com/services.aspx).  As discussed in the section below entitled “Auction Broadcast Services - iCollector”, on May 21, 2009 we licensed this technology to ABC Live Auction World Ltd.  In exchange for the transfer, we will receive the greater of 50% of the net profits or 10% of the net auction revenue earned by ABC.  In conjunction with the transfer, ABC hired from us those employees who were responsible for supporting these services.

Point-of-Sale (POS) Services.  Through our subsidiary, Rapidfusion Technologies, Inc. (www.rapidfusion.com/technology), we sold, installed and supported our proprietary point-of-sale (POS) sales processing and reporting systems.  As discussed in the section below entitled “Auction Broadcast Services – Point of Sale (POS) Software and Services”, on June 8, 2009 we licensed the POS operations to Pacific Amber Technologies Inc.  In exchange for the transfer, we will receive 50% of the net profits realized from the operations or 5% of gross profits from the point-of-sale revenues, whichever is greater.  In conjunction with the transfer, Pacific Amber Technologies Inc. hired from us those employees who were responsible for supporting these products and services.

Real Property Development and Lending Segments

Our wholly owned subsidiary, Axion Investment Corporation, develops real estate and makes short term loans.

As of September 30, 2009, our loan and real estate segments included the following investments:

Investment	Amount
Loans	$1,907,229
Real Property	$2,429,255
Real Property held for development	$17,157,004
Investment in joint venture	$1,390,871
Investment in Surrey City Central Holdings Ltd.	$1,877,085

As of November 16, 2009, our loan and real estate segments included the following investments:

Investment	Amount
Loans	$2,708,065
Real Property	$0
Real Property held for development	$18,555,968
Investment in joint venture	$1,390,871
Investment in Surrey City Central Holdings Ltd.	$1,877,085

When we deem it necessary, we use the income earned by these investments to support our operations.

Other Segment

Ableauctions manages our corporate and public company affairs and all related activities such as investor and public relations and the management of our cash and marketable securities held for investment.

History

We were incorporated under the laws of the state of Florida as J. B. Financial Services, Inc. on September 30, 1996.  We changed our name to Ableauctions.com, Inc. on July 19, 1999.  From the date of our incorporation until August 24, 1999, we had no material business and no material revenues, expenses, assets or liabilities.

On August 24, 1999, in exchange for shares of our common stock and cash, we acquired all of the assets and the business operations of Able Auctions (1991) Ltd., a British Columbia corporation engaged in the business of auctioning used equipment, office furnishings and other merchandise.  We acquired all of the issued and outstanding common stock of Able Auctions (1991) Ltd. from Dexton Technologies Corporation, a British Columbia corporation.  Our intent in acquiring the assets and business operations of Able Auctions (1991) Ltd. was to expand its bricks and mortar operations and to develop an on-line auction technology.

Because of the significant costs related to traditional auction businesses, such as maintaining a physical auction site and employees necessary to staff the auctions, we decided to abandon our plan to expand our bricks and mortar operations through continued acquisitions of auction businesses.  We no longer operate our bricks and mortar auction businesses.

While our business has evolved away from conducting auctions through bricks and mortar operations, we expanded our on-line auction operations and branched out into excess inventory liquidation.

Liquidation Services

During 2008, most of our business involving the liquidation of excess inventory was carried out by our wholly owned subsidiary, Unlimited Closeouts, Inc., which contacts major manufacturers and importers to purchase overstocks, order cancellations and discontinued products.  Unlimited Closeouts then sells the merchandise to major retail chains, other resellers or the public.

We earn commissions ranging from 10% to 25% on the inventory that we sell.  During the 2008 fiscal year, revenue from our liquidation business totaled $1,653,902, or approximately 59% of all the revenue we earned and during the nine months ended September 30, 2009 revenue from our liquidation business totaled $1,093,818, or approximately 76% of all the revenue we earned.

Auction Broadcast Services

During the 2008 fiscal year and through May 21, 2009, we provided technology and related services to auction houses and galleries to enable them to broadcast auctions live over the Internet through the use of our proprietary technology.

In a traditional bricks and mortar auction setting, prior to the auction interested parties must register to qualify as bidders.  Up until the start of an auction, interested parties are able to preview the merchandise and submit absentee bids.  Once the auction begins, the registered  bidders against each other for merchandise auctioned at a physical location with the auctioned merchandise being sold to the highest bidder.  A typical auction may draw 500 people and have 1,000 lots of merchandise.

    Through our auction broadcast services, as used with our proprietary technology platform, auction houses and galleries were empowered with technology that enabled them to broadcast their auctions over the Internet in real-time, allowing online bidders to bid against bidders physically present at the location.  Like a traditional bricks and mortar auction, interested parties register on-line before the auction begins in order to qualify as bidders, to preview the merchandise and to place absentee bids.  Once the auction begins, online bidders bid from their computers in real-time against bidders present at the location (“floor bidders”) and against each other.  Online bidders are invoiced electronically for their winning bids and are able to remit payment electronically.  We believe that our technology and services make the online purchase of auction merchandise more convenient for consumers.  For auction businesses, we believe that this technology can increase the size of auction audiences by increasing exposure to auctions, increase the final hammer price for merchandise sold and lower overall transaction costs.

We also developed technology that manages the “back-end” of the auction, enabling auctioneers to run auctions more efficiently, providing them with tools to automate invoicing, collect payment, track lot popularity, view bidder statistics and demographics, and print graphic reports.

iCollector

Prior to May 21, 2009, we broadcast auctions live over the Internet through our subsidiary, iCollector.com Technologies Ltd., using our proprietary technology platform.  iCollector represents antique, fine art and premium collectible auction houses and galleries, whose inventories typically include fine and decorative arts, modern and contemporary art, memorabilia, wine, fine furniture and collectibles that are obtained primarily from Europe, Canada and the United States.  iCollector catalogues its client’s inventory and features it on its website located at www.icollector.com.  iCollector also provides back-end auction-related products and services to galleries and auction houses for a fee, so that the auctions can be conducted more efficiently.

During the 2008 fiscal year, iCollector’s operations declined by approximately 35%, facilitating 891 auction sessions.  Revenue from iCollector’s operations totaled $521,793 during the 2008 fiscal year, or approximately 19% of all the revenue we earned and $129,697, or approximately 9% of all the revenue we earned through September 30, 2009.  The fee charged to our auction house clients was approximately $1,500 per auction plus approximately 5% of the value of the merchandise sold online, which we shared equally between us and eBay until December 31, 2008.

            On May 21, 2009 Ableauctions and iCollector signed a License Agreement with ABC Live Auction World Ltd. (“ABC”).  The effective date of the License Agreement was May 15, 2009.  ABC is an employee-owned entity not otherwise affiliated with us.  Under the terms of the License Agreement, ABC has sublicensed all of iCollector’s auction and auction-hosting related technology, domain names, intellectual property and various other assets (including those assets used in the operations of NAALive) in consideration of the greater of 50% of net profits realized from ABC’s operations or 10% of ABC’s net auction revenue.  The sublicense is non-exclusive.  We continue to own the licensed assets and will own any enhancements made to them by ABC.  ABC has also hired all of iCollector’s employees as of the effective date and began performing iCollector’s obligations under its auction and auction-hosting agreements.  If we complete a sale or license of the iCollector business, then ABC will receive a minimum of 25% of the consideration payable to us upon completion of the transaction.

NAALive

In the past, we partnered with the National Auctioneers Association (“NAA”) to serve as its exclusive online auction contractor to broadcast business and industrial equipment auctions for its members on the website www.NAALive.com.  We promoted these services to NAA’s estimated 7,000 members with technology that we developed.

During the 2008 fiscal year, our NAALive operations declined by approximately 31% and facilitated 188 auction sessions.  Revenue from these operations totaled $177,203, or approximately 6% of all the revenue we earned during the 2008 fiscal year.  The fee charged to our auction house clients was approximately $300 per auction plus approximately 2.0% of the value of the merchandise sold online.  We paid the NAA up to 20% of the fees we collected for joint marketing.  As noted above, ABC Live Auction World now hosts the NAALive auctions and our relationship with NAALive has been terminated.

Point of Sale (POS) Software and Services

We also earned revenues from our subsidiary, Rapidfusion Technologies, Inc.  Rapidfusion has developed point-of-sale software and services for retailers.  Users of these products and services may select from the following packages:

•
The Rapidfusion POS (Point-of-Sale) 2007 Professional Single-User (Retail $3,000) is a full-featured product for medium to large stores needing a comprehensive, standalone point of sale product.  This software may be upgraded to add other users, as necessary.

•
The Rapidfusion POS (Point-of-Sale) 2007 Professional Multi-User (Retail $3,750) is for medium to large stores requiring two or more terminals (for example, one terminal for inventory management and one terminal for sales) in one complete point of sale product.

•
The Rapidfusion POS (Point-of-Sale) 2007 Professional Head Office Solution (Retail $4,000) is designed to manage multiple store branches from one central terminal.  This product includes functionality of warehouse or store split-purchase orders, full inventory control with inter-store transfers, customer database management, and the ability to consolidate and track all sales data for multiple store branches.

Revenue from sales of Rapidfusion’s products totaled $302,585, or approximately 11% of all the revenue we earned during the 2008 fiscal year.

On June 8, 2009 Ableauctions and RapidFusion signed a License Agreement with Pacific Amber Technologies Inc. (“PATI”).  The effective date of the License Agreement was June 1, 2009.  PATI is an employee-owned entity not otherwise affiliated with us.  Under the terms of the License Agreement, PATI has sublicensed all of  RapidFusion’s point of sale technology and its source code, domain names, intellectual property and various other assets used in the operations of Rapidfusion’s business in consideration for 50% of net profits realized from PATI’s operations or 5% of PATI’s gross profits from its point of sale revenues, whichever is greater..  The sublicense is non-exclusive.  We continue to own the licensed assets and will own any enhancements made to the licensed assets by PATI or any of its affiliates in the future.  PATI also hired all of Rapidfusion’s employees as of the effective date and has begun performing Rapidfusion’s obligations under its contracts and warranty agreements.  If we complete a sale or license of the RapidFusion business, then PATI will receive a minimum of 25% of the consideration payable to us upon completion of the transaction.

Real Property Development

In an effort to expand our business we created Axion Investment Corporation, referred to in this discussion as “Axion”, to develop real estate and make short term loans.

Gruv Development

Through Axion, we developed a vacant parcel of land located at 9655 King George Highway.  We refer to this development as Phase I of the Gruv Development in this report.  We acquired the property in August 2005 for $1,270,000.

We developed the property by improving it with a retail facility of approximately 4,326 square feet and with a residential complex consisting of 111 condominiums.  We expect revenue of approximately $22.1 million ($25.4 million CAD) from the sale of the commercial and residential units and we estimate that the cost to develop the property will be approximately $18.4 million ($21.2 million CAD).

We entered into agreements to pre-sell 100% of the 111 residential condominiums prior to construction and have collected approximately $1.92 million ($2.34 million CAD) in deposits that are being held in trust with Macdonald Realty Ltd.  We paid $341,446 ($366,749 CAD) to Macdonald Realty for its services to date. We have budgeted an additional $600,082 ($689,750 CAD) to be paid to Macdonald Realty for the balance of commissions and bonuses due upon the successful completion of the sales and the final transfer of property title.

    We received a building permit from the City of Surrey to develop the property and we have advanced refundable performance bonds for service and work totalling $320,558 ($384,833 CAD) as commitment for the development of Phase I.

On February 15, 2008 we entered into a Construction Management Agreement with Cantera Management Group Ltd. (“Cantera”) to manage the development of Phase I. In consideration of these services, we have agreed to pay Cantera a fixed fee of $454,024 ($553,000 CAD) over the term of the contract calculated on a percentage of completion basis.

On March 12, 2008, we obtained an updated conditional credit facility in the amount of $14.28 million ($16.42 million CAD) from the Royal Bank of Canada for the development of Phase I.

The credit facility was secured by guarantees from Axion and Ableauctions, by a general security agreement covering all of the assets of Axion and by the property.  The advances accrue interest at the prime rate announced by Royal Bank of Canada plus 0.75% per annum. A fee of $47,073 was paid to the Royal Bank of Canada for arrangement of this credit facility.  Of this amount, $35,378 was paid during the 2007 fiscal year with the remaining balance paid in the first quarter of 2008.

The credit facility was granted subject to a number of conditions, including appraisal of the project, the submission of an environmental report, the submission of a soils report, confirmation of permits and approvals, engagement of a project monitor, submission of a schedule of pre-sales contracts, the purchase of insurance, a cash investment by Axion of approximately $4.75 million ($4.84 million CAD) toward the development including the cost of the land, and fixed price contracts for at least 50% of Phase I’s hard construction costs prior to the initial draw and 80% by December 2008.  By November 10, 2008, Axion had fulfilled all the obligations of the construction credit facility.  The credit facility was paid in full in November 2009.

Construction Progress as of September 30, 2009 ($ CAD):

Project costs of work completed to date:	$19,171,505
Project costs of remaining work:	$2,086,264
Estimated total project costs:	$21,257,869
Outstanding principal balance of loan from the Royal Bank of Canada:	$14,334,636

Construction Progress as of November 16, 2009 ($ CAD):

Project costs of work completed to date:	$20,432,357
Project costs of remaining work:	$1,455,938
Estimated total project costs:	$21,257,869
Outstanding principal balance of loan from the Royal Bank of Canada:	$0

In addition to the Royal Bank of Canada credit facility, we have from time-to-time borrowed funds from our President and Chief Executive Officer, Abdul Ladha, to cover cash shortfalls that occasionally result from timing issues that temporarily prevented us from borrowing against the credit facility.  All of these loans have been repaid and no new loans have been made.

On April 28, 2008, construction of Phase I commenced and on September 30, 2009 the construction of the Gruv Development was substantially complete and a conditional occupancy permit was received from the City of Surrey. On November 6, 2009, the final occupancy permit was received and as of November 16, 2009, 89 of the 111 purchase contracts have been successfully closed, funds totaling $19,855,238 CDN have been received and as notes above, the credit facility provided by the Royal Bank of Canada has been repaid.

On October 6, 2008, we entered into a Development Agreement to acquire a 50% interest in Surrey Central City Holdings Ltd. (“Surrey”), a private company controlled by Mr. Ladha.  Surrey owns four properties adjacent to Phase I of our Gruv Development.  Through Surrey, we intend to explore the potential of developing a second phase of this project by improving Surrey’s properties with a residential complex consisting of 76 to 138 condominiums.  We believe that such a development could potentially generate revenue of approximately $16 million to $30 million before expenses and income splitting.

Under the terms of the Development Agreement, we acquired a 50% interest in the capital stock of Surrey from Surrey’s sole shareholder, Bullion Reef Holdings Ltd. (“Bullion”), an entity controlled by Mr. Ladha and owned by the Ladha Family Trust.  While Mr. Ladha is not a beneficiary of the Ladha Family Trust, members of his family are beneficiaries.  The purchase price for the 50% interest was $1,347,440, subject to adjustment.  According to the Development Agreement, the purchase price could be increased to reflect the increase in value that will accrue to the Property if Surrey decides to develop the Property with a 6-storey complex rather than a 4-storey complex.  The purchase price could also be increased to reflect the increase in value that would accrue to the Property if Surrey were able to acquire a lot adjacent to the Property commonly known as 13509 96th Avenue, which was owned by an unrelated third party.  On October 20, 2008, Surrey entered into an agreement to purchase the lot for approximately $700,000 and the acquisition was completed on December 15, 2008.  As a result, in accordance with the terms of the Development Agreement, the purchase price for the capital stock of Surrey was adjusted to $1,867,085 based on an increase in value that resulted from the purchase of the 5th lot, located adjacent to the property.

We agreed to pay $673,720 of the purchase price in cash and the remainder with a promissory note due in one year bearing interest at the prime rate as announced by the Royal Bank of Canada plus 2% per annum.  The promissory note also includes a provision allowing Bullion to convert up to $1 million of the principal amount, and any interest accrued thereon, into shares of our common stock at a price of $0.432 per share.  The total number of shares that could be issued if Bullion converted up to $1 million of principal and interest accrued thereon would total 2,465,277 shares.  On April 30, 2009 Bullion assigned the promissory note to Abdul Ladha and his spouse, Hanifa Ladha.  On July 27, 2009 Mr. and Mrs. Ladha each exercised their conversion rights and each received 1,204,021 shares of our common stock, which represented a conversion by each of them of $500,000 in principal amount and $20,136.99 in accrued interest.  As of November 16, 2009 the promissory note had been paid in full.

We had the right, for a period of one year, to sell back our interest in Surrey for the original purchase price, less one-half of the expenses incurred by Surrey in its efforts to develop the Property, in the event financing or approval of a preliminary development plan cannot be obtained, however, this right was not exercised and it expired on October 6, 2009.

The Development Agreement also anticipates that Mr. Ladha and Overture Development Corporation will provide services to Surrey in developing the Property.  These services include managing the build-out; working with government agencies to obtain approval of the development and obtaining the plans, permits and approvals required to complete the build-out; providing contractor’s services, including liaising with various trades to coordinate construction of the build-out and supervising and directing construction of the build-out; preparing and implementing a marketing plan; providing the construction bonds; and obtaining financing and home warranty coverage for the development.  Mr. Ladha and Overture Development Corporation will jointly receive 25% of the net profit from Phase I and 12.5% of the net profit from the development of the property owned by Surrey for providing these services.

Township Holdings Ltd.

Through Township Holdings Ltd., Axion also holds a 1/3 interest in two vacant lots located in Langley, British Columbia. The lots are comprised of approximately 4.72 acres and are commonly known as 20514 - 80th Avenue and 20542 - 80th Avenue, Langley, British Columbia V3T 2V3.  The properties were purchased on August 14, 2006 for a purchase price of $3.42 million and are currently being offered for sale.

Loans

Axion also provides short term loans to various businesses and individuals in Canada.  The loans typically have terms of one year, earn interest at the rate of approximately 10% and are secured by real estate, general security agreements and personal guarantees, as appropriate.  At September 30, 2009, Axion had approximately $1,907,229 outstanding in loans.  Subsequent to September 30, 2009, $1,890,000 of the loans outstanding was repaid and on November 2, 2009 we made a purchase money loan in the amount of 2,566,037 ($2,720,000 CAD) to the purchaser of the real property located at 1963 Lougheed Highway, Coquitlam, British Columbia.  Therefore, at November 16, 2009, Axion had approximately $2,708,065 outstanding in loans.

Other (Investment)

Investment of our cash and marketable securities is managed by Ableauctions.

Competition

Online Liquidation Companies

We face competition from traditional auctioneers and from online auction and liquidations companies that use the Internet to sell or auction surplus capital assets, equipment, and other consumer goods.  The Internet auction and liquidation industry is rapidly evolving, and intensely competitive, and we expect competition to intensify in the future.  A variety of auction and liquidation web sites are presently available on the Internet that are dedicated to facilitating person-to-person and business-to-person transactions.

Most of our current and potential competitors, such as Overstock.com and Amazon.com, have larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do.   Our larger competitors may be able to secure alliances with customers and affiliates on more favorable terms, devote greater resources to marketing and promotional campaigns and devote substantially more resources to systems development than we do.  In addition, new technologies and the expansion of existing technologies may increase the competitive pressures on us.

We do not currently represent a significant competitive presence in the on-line liquidation industry.

Real Estate Development

The real estate industry is highly competitive, with developers and homebuilders competing for desirable properties, financing, raw materials and skilled labor.  We do not represent a significant competitive presence in the real estate development industry and we do not believe that we will ever have a competitive presence in that industry.  We have only one real estate development project and one real estate development project in the planning stage.

Government Regulation

Online Liquidation Companies

There are currently few laws or regulations that directly apply to access to, or commerce on, the Internet.  Governing bodies have, and may continue to, adopt laws and regulations governing issues such as user privacy on the Internet and the pricing, characteristics, and quality of products and services offered over the Internet.  It is also possible that government authorities will adopt sales or other taxes involving Internet businesses.  The passage of any such laws may make the cost of doing business much higher for us, which may adversely impact our results of operations.  Currently we have no significant expenses associated with legal or regulatory compliance.

Real Estate Development

To date, our real estate development activities have been centered in the general area of Vancouver, British Columbia.  In order to develop property in British Columbia, we must comply with various regulations promulgated by the British Columbia Superintendent of Real Estate.  These regulations include, but are not limited to, the Real Estate Development Marketing Act of British Columbia.  To date, we have not found these regulations burdensome to comply with.

Intellectual Property

We developed the majority of the software used in the on-line auction and point-of-sale businesses internally.  We have taken measures to protect our intellectual property, ranging from confidentiality and non-disclosure agreements for contractors and employees to deploying a modular development schedule where individual modules of software developed or coded by employees or contractors have no stand-alone benefits until they are integrated with the other modules.

We have registered several internet domain names.

When we could, we entered into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with which we conduct business in order to limit access to and disclosure of our proprietary information. There can be no assurance that these contractual arrangements or the other steps we take to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third party development of similar technologies.

Employees

As of November 16, 2009 we have a total of 8 people employed, all of whom are management or administrative staff.  From time to time, to further reduce expenses, we may employ independent consultants or contractors.  No collective bargaining units represent our employees.  We believe our relations with our employees are good.

Dividends
Liquidating Distribution - Assets Relating to Ableauctions Business

On July 17, 2009, in connection with the proposed Transactions, our board of directors authorized management to create a plan of liquidation pursuant to which our assets, after the payment of our liabilities, will be distributed to a Liquidating Entity for the benefit of our shareholders as of a certain record date to be determined by the board of directors.  This liquidating distribution is conditioned upon the closing of the Acquisition.  For further information concerning the liquidating distribution, please refer to the section in the proxy statement entitled “Proposal 2 – Approval of Terms of Plan of Liquidation”.

Dividend Policy of the Company Following the Acquisition

The Company has not paid any cash dividends on its common stock in the past.  We anticipate that any earnings generated from future operations will be used to finance our operations, and except for the distribution discussed above, we do not anticipate that the Company will pay dividends on a regular basis.  No restrictions exist upon the Company’s ability to pay dividends in the future.

Legal Proceedings

There are no legal proceedings pending against the Company.

Description of Business After Consummation of Acquisition

Following consummation of the Acquisition, the Company will cease operating the Ableauctions business, and the business of SinoCoking will be continued and will constitute the principal business and operations of the Company.  A description of the business of SinoCoking is included in the section immediately below.

ABOUT SINOCOKING

Description of Business

Overview

Top Favour Limited, a British Virgin Islands Company (“Top Favour”) is a holding company that, through its wholly owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), controls Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a coal and coal-coke producer in Henan Province in the central region of the People’s Republic of China (“PRC” or “China”).  Hongli produces coke, coal, coal byproducts and electricity through its branch operation, Baofeng Coking Factory, and its wholly owned subsidiaries, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd, which we refer to collectively as the “Baofeng Subsidiaries”.  We refer to Hongli and the Baofeng Subsidiaries collectively as “Hongli Group”.  Top Favour controls Hongli Group through contractual arrangements with Hongli Group and its owners.  These contractual arrangements provide for management and control rights, and in addition entitle Top Favour to receive the earnings and control the assets of Hongli Group.  Other than the interests in these contractual arrangements, neither Top Favor nor Hongyuan has any equity interests in Hongli Group.  We refer to Top Favour, Hongyuan and Hongli Group collectively as “SinoCoking”.

Corporate History of SinoCoking

Top Favour is a holding company that was incorporated in the British Virgin Islands on July 2, 2008.  Since incorporation, Top Favour has not conducted any substantive operations of its own except to serve as a holding company that owns 100% of the equity interest of Hongyuan.

Hongyuan is a PRC limited liability company and the wholly owned subsidiary of Top Favour. Hongyuan was approved as a wholly-owned foreign enterprise (“WFOE”) by the Henan provincial government on February 26, 2009 and formally organized on March 18, 2009.  Other than activities relating to its contractual arrangements with Hongli, Hongyuan has no separate operations of its own.

Hongli is a limited liability company organized in the PRC on July 5, 1996.  Hongli holds the government licenses and approvals necessary to operate SinoCoking’s businesses in China.   Hongyuan does not own any equity interests in Hongli, but controls and receives the economic benefits of its business operations through contractual arrangements.  In turn, Top Favour is the 100% owner and parent company of Hongyuan.

Baofeng Coking Factory (“Baofeng Coking”) was established on May 31, 2002 as a branch of Hongli.  Baofeng Coking produces SinoCoking’s cokes.

Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”) is a limited liability company that was organized in the PRC on July 19, 2007.  Hongchang Coal is a wholly owned subsidiary of Hongli and operates SinoCoking’s coal mining operations.

Baofeng Hongguang Power Co., Ltd. (“Hongguang Power”) is a limited liability company that was organized in the PRC on August 1, 2006.  Hongguang Power is also wholly owned by Hongli and operates SinoCoking’s electricity generating operations.

The Current Corporate Structure of SinoCoking

Top Favour (BVI)
Outside PRC
100% ownership
Inside PRC
Hongyuan (WFOE)
Contractual
Arrangements
Hongli (PRC)
Branch
Baofeng Coking (PRC)
100% ownership
Hongchang Coal (PRC)
100% ownership
Hongguang Power (PRC)

Contractual Arrangements with Hongli Group and its Owners

Top Favour’s relationships with Hongli Group and its owners are governed by a series of contractual arrangements, through which Top Favour holds and exercises ownership and management rights over the Hongli Group.  Neither Top Favour nor Hongyuan owns any direct equity interest in Hongli Group.  According to a legal opinion issued by PRC counsel to SinoCoking, the contractual arrangements constitute valid and binding obligations of the parties to such agreements, and are enforceable and valid in accordance with the laws of the PRC.

On March 18, 2009, Hongyuan entered into the following contractual arrangements with Hongli Group and its owners:

Consulting Services Agreement.  Pursuant to the consulting services agreement, Hongyuan provides the Hongli Group companies with general consulting services relating to their business management and operations on an exclusive basis (the “Services”).  Additionally, Hongyuan owns any intellectual property rights that are developed during the course of providing the Services.  Each Hongli Group company pays a quarterly consulting service fee in Renminbi (“RMB”) equal to its net income for such quarter to Hongyuan.  The consulting services agreement is in effect unless and until terminated by written notice of either party in the event that: (a) the other party causes a material breach of the agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach within 14 days following the receipt of the written notice; (b) the other party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Hongyuan terminates its operations; (d) Hongli Group’s business license or any other approval for its business operations is terminated, cancelled or revoked; or (e) circumstances arise which would materially and adversely affect the performance or the objectives of the consulting services agreement.  Additionally, Hongyuan may terminate the consulting services agreement without cause.

Operating Agreement.  Pursuant to the operating agreement, Hongyuan provides guidance and instructions on each Hongli Group company’s daily operations, financial management and employment issues.  In addition, Hongyuan agrees to guarantee the performance of each Hongli Group company under any agreements or arrangements relating to its business arrangements with any third party.  In return, the owners of Hongli Group must designate Hongyuan’s candidates as their representatives on each Hongli Group company’s board of directors, and Hongyuan has the right to appoint senior executives of each Hongli Group company.  Additionally, each Hongli Group company agrees to pledge its accounts receivable and all of its assets to Hongyuan.  Moreover, each Hongli Group company agrees not to engage in any transactions that could materially affect its assets, liabilities, rights or operations without Hongyuan’s prior consent, including without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party.  The term of this agreement is the maximum period of time permitted by law unless sooner terminated by any other agreements reached by all parties or upon a 30-day written notice from Hongyuan.  The term may be extended only upon Hongyuan’s written confirmation prior to the expiration of the agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement.  Under the equity pledge agreement, the owners of Hongli Group pledged all of their equity interests in Hongli Group to Hongyuan to guarantee each Hongli Group company’s performance of its obligations under the consulting services agreement.  If a Hongli Group company or the owners breach their respective contractual obligations, Hongyuan, as pledgee, will be entitled to certain rights, including, but not limited to, the right to vote with, control and sell the pledged equity interests.  The owners of Hongli Group also agreed that upon occurrence of any event of default, Hongyuan shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the owners to carry out the security provisions of the equity pledge agreement, and take any action and execute any instrument as required by Hongyuan to accomplish the purposes of the agreement.  The owners of Hongli Group agreed not to dispose of the pledged equity interests or take any actions that would prejudice Hongyuan’s interest.  This agreement will expire two years from the fulfillment of Hongli Group’s obligations under the consulting services agreement.

Option Agreement.  Under the option agreement, the owners of Hongli Group irrevocably granted Hongyuan or its designee an exclusive option to purchase, to the extent permitted under Chinese law, all or part of the equity interests in Hongli Group for the cost of the owners’ initial contributions to the registered capital of each Hongli Group company or the minimum amount of consideration permitted by applicable Chinese law.  Hongyuan or its designee has sole discretion to decide when to exercise the option, whether in part or in full.  The term of this agreement is ten years from January 1, 2006 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement.  Pursuant to the proxy agreement, the owners of Hongli Group irrevocably granted a Hongyuan designee the right to exercise all voting rights of the owners with respect to their ownership interests in accordance with applicable laws and each Hongli Group company’s governing charters.  This agreement may not be terminated without the unanimous consent of all parties, except that Hongyuan may terminate the proxy agreement with or without cause upon 30-day written notice to the owners.

Transfer of share ownership in Top Favour (BVI)

SinoCoking’s President, Chief Executive Officer and Chairman, Mr. Jianhua Lv, does not hold any shares of Top Favour, however, Mr. Lv has the right to potentially acquire up to 51% of Top Favour.  On July 6, 2009, Mr. Jianhua Lv transferred his shares of Top Favour to Honour Express Limited, a British Virgin Islands international business company which is solely owned by Mr. Shaohua Tan, a Singapore citizen.  As a result of the share issuance and share transfer, Top Favour (BVI) has 10,000 ordinary shares outstanding, 51% of which is held by Honour Express Limited.

Mr. Shaohua Tan and Mr. Jianhua Lv further entered into a Call Option Agreement (“Incentive Option Agreement”).  To provide incentive to Mr. Lv in connection with the development of SinoCoking’s business, it was agreed that Mr. Lv shall receive 100% of the shares of Honour Express within the next three years, subject to certain contingencies as set forth in the Incentive Option Agreement.

Under the Incentive Option Agreement, Mr. Lv shall serve as CEO and Chairman of Top Favour (or its successor) for not less than a 5 year period; and in anticipation of Mr. Lv’s continuous contributions to the Hongli Companies including Top Favour, WFOE (Hongyuan), Hongli and its subsidiaries, if the companies meet certain revenue thresholds, Mr. Lv shall have the right and option to acquire the shares of Honor Express Limited at nominal price.  In addition, the Incentive Option Agreement also provides that Mr. Tan shall not dispose any of the shares of Honor Express without Mr. Lv’s consent.

Principal Products

SinoCoking’s principal product is coke, which it produces from coal that it mines as well as coal that it purchases.  SinoCoking produces and sells two types of coke, metallurgical coke primarily used in steel manufacturing and chemical coke (also known as gas coke in the PRC) used mainly for synthesis gas production.  SinoCoking also sells coal, including raw coal, “washed coal” (which is processed coal that is ready for coking), and “medium coal” and coal slurries (both of which are byproducts of the coal-washing process).  SinoCoking also uses byproducts from its coke manufacturing process to produce and sell coal tar.  During the fiscal year ended June 30, 2009, SinoCoking produced approximately 154,631 metric tons (“tons”) of coke, 229,480 tons of raw coal and 7,646 tons of coal tar.

Description of Operations

Overview

SinoCoking is based in Henan Province in the central part of China, a coal-rich region of the country.  SinoCoking’s operations are located in Baofeng County, a part of Pingdingshan Prefecture south of the provincial capital of Zhengzhou.  SinoCoking extracts coal from a mine in Zhaozhuang Village in Baofeng County, and trucks the coal to its plant site in the adjacent Hangzhuang Village, where the bulk of the coal is processed and used by SinoCoking to make coke.  The finished coke is loaded onsite onto railcars on SinoCoking’s private rail line and transported to customers through the connected state-owned rail system.  Castoffs of the coal-washing process are sold to industrial end users and traders primarily as fuel for electricity and heat. Coal tar is extracted from the gas emitted during the coking process and sold, and the gas is then piped into an onsite electric plant to produce electricity to power SinoCoking’s operations.  Excess electricity is sold to the state-owned electricity grid.

Coal Mining Operation

Through its subsidiary Hongchang Coal, SinoCoking currently operates an underground coal mine (“Baofeng mine”) that is accessible by public roads.  Coal extracted from Baofeng mine is bituminous coal, and based on historical mining activity, approximately 8% of the coal extracted typically possesses properties that meet the requirements for coking (metallurgical) coal, however, this percentage varies depending on mine conditions.

The site of Baofeng mine originally encompassed three separate coal mines: Yongshun, Tanglishu and Liangshuiquan, which were separately operated by parties unrelated to SinoCoking pursuant to resource mining permits effective from January 2003 through May 2007.  In July 2005, SinoCoking acquired the resource mining permits and the mining rights to the three mines and assumed mining operations.  In July 2007, the Henan provincial government granted Hongchang Coal a resource mining permit for Baofeng mine, encompassing the three original coal mines.

Baofeng mine, including the mine site and the underlying coal and other minerals, is owned by the PRC.  Accordingly, the amount of coal that SinoCoking can extract from the mine is based on a mining right issued by the Henan Province Department of Land and Resources.  The mining right is issued pursuant to a reserves appraisal report submitted by government authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Henan Province Department of Land and Resources. The amount of coal that can be extracted under the mining right represents what SinoCoking can economically and legally extract under applicable PRC law and regulations and as determined by the Department of Land and Resources.

Under SinoCoking’s current mining rights, SinoCoking is permitted to extract 2,479,000 tons of coal from Baofeng mine, provided that the coal underlying the mining rights is fully paid for within six years and two months from the issuance date unless specific good cause exists for an extension.  The price is determined on a per ton basis, and is subject to change based on the prevailing market price as determined by the Henan Province Department of Land and Resources.  As of the year ended June 30, 2008, SinoCoking has paid for 1,215,100 tons out of the 2,479,000 tons to which it has mining rights.

In addition to the mining right, SinoCoking operates the Baofeng mine pursuant to a resource mining permit issued by the Henan Province Department of Land and Resources, which specifies the coordinates of the mining area and the mine’s designated annual production capacity.  The resource mining permit for the Baofeng mine estimates that the mine’s capacity is 150,000 tons per year based on mine operating conditions.

Coal is extracted from Baofeng mine using the “room and pillar” method, in which a coal stratum is divided into horizontal planes and the coal is removed from each plane while leaving “pillars” of un-mined materials as supports, working from the uppermost plane down.  Each plane is further divided into grids to determine the optimal pillar placements.  Drilling and blasting techniques are used to extract the coal.

All raw coal is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch.  Each crate carries approximately 2.5 tons, and approximately 400 crates are carried to the surface during each 8-hour mining shift.  Rock material is used for floor ballast with the excess sent to the surface for disposal.  Air compressors are provided for underground air tool use. Electrical power is supplied internally from SinoCoking’s own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions.

Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels.  The mine’s ventilation system includes an exhaustive fan on the surface of the main incline.  Auxiliary fans are used as needed.  The present mine fan is capable of satisfying ventilation demands of the mining operation.

Baofeng mine’s annual coal production volumes for the years ended June 30, 2006 to 2009, are as follows:
Fiscal Year	Annual Production (Tons)
2006	131,148
2007	103,832
2008	200,188	*
2009	245,773

*
While production volume during fiscal 2008 exceeded the amount specified on SinoCoking’s coal production permit, such practice is common in Henan Province, and was accepted by the government because the mining right for the extracted coal and taxes from sales of such coal were paid.

The extracted coal is trucked to SinoCoking’s plant located approximately two kilometers from the mine site and processed at SinoCoking’s coal-washing facility for washing and sorting.  Samples are taken prior to and after the coal-washing to analyze and determine coking readiness based primarily on moisture, ash, sulfur and volatile contents.  Out of the washed coal mined and produced by SinoCoking, typically a portion is sold to customers as washed coal, and certain portions of washed coal, provided that it meets certain chemical and thermal requirements, is used by the company to make coke.

Coal Trading

In addition to mining coal, SinoCoking also engages in coal trading for profit.  Depending on market conditions, SinoCoking may broker coal from small independent mine operators in its surrounding areas who may lack the means to transport coal from their mine sites or are otherwise unable to sell their coal due the size of their operations.  If purchased coal meets requirements for coking, SinoCoking will generally use it to produce coke; otherwise, it holds and sells the coal when market conditions are favorable.  For the year ended June 30, 2008, SinoCoking acquired approximately 628 tons of coal from these small mines to trade.

Washed Coal

SinoCoking operates a coal-washing facility at its plant site that is capable of processing up to 750,000 tons of coal per year.  Under current Chinese coking industry standards, raw coal with no more than 1% sulfur content is deemed suitable for coking, although other factors are also considered. Thus, in addition to low sulfur content, the industry preference is for lower ash content and volatile matter. While much of the coal from the Baofeng mine is generally suitable for coking based on these parameters, the coal must nevertheless be washed before it is ready for the coking ovens, in order to reduce ash and sulfur content, and to increase thermal value.  SinoCoking uses a water-based jig washing process, which is prevalent in China.  SinoCoking uses both underground and recycled water for its coal washing operations.  Sorting machines that can process up to 600 tons per hour sort the washed coal according to size.

Approximately 1.33 - 1.38 tons of raw coal yield 1 ton of washed coal.  The bulk of the washed coal produced is intended for SinoCoking’s coking plant, although on occasion it sells small amounts if the pricing is favorable.  In addition to washed coal, the coal-washing process produces two byproducts:

(1)
“Medium” coal, a PRC coal industry classification, is coal that does not have sufficient thermal value for coking, and is mixed with raw coal and even coal slurries, and sold for home and industrial heating purposes; and

(2)
Coal slurries, sometimes called coal slime, are the castoffs and debris from the washing process.   Coal slurries can be used as a fuel with low thermal value, and are sold “as is” or mixed with “medium” coal.

SinoCoking’s annual production volumes of washed coal and the two byproducts of the coal-washing process for the years ended June 30, 2006 to 2009, are as follows:

	Annual Production (Tons)
Fiscal Year	Washed Coal *	Medium Coal	Coal Slurries
2006	98,574	10,124	20,044
2007	208,317	9,187	6,269
2008	297,120	11,740	11,442
2009	243,958	17,523	16.051

Coke Manufacturing

Coke is a hardened, solid carbonaceous residue derived from low-ash, low-sulfur bituminous coal from which the volatile constituents are driven off by baking in an oven without oxygen at high temperatures so that the fixed carbon and residual ash are fused together. Volatile constituents of the coal include water, coal-gas, and coal-tar. SinoCoking produces two types of coke: metallurgical coke and chemical coke.

Metallurgical coke is primarily used for steel manufacturing. Chemical coke, commonly referred in China to as gas coke, is mainly used in China to produce synthesis gas, a gas mixture largely of hydrogen and carbon monoxide that is combustible and often used as a fuel source or as an intermediate for the production of other chemicals including methanol, formaldehyde and ammonia.  China has exacting national standards for coke, based upon a variety of metrics, including most importantly, ash content, volatilization, caking qualities, sulfur content, mechanical strength and abrasive resistance. Typically, metallurgical coke must have more than 80% fixed carbon, less than 15% ash content, less than 0.8% sulfur content and less than 1.9% volatile matter.  Chemical coke, on the other hand, must have more than 80% fixed carbon, less than 18% ash content, less than 1% sulfur content and less than 3% volatile matter.  According to national standards, metallurgical coke is classified into three grades – Grade I, Grade II and Grade III, with Grade I being the highest quality – and chemical coke is its separate grade. Generally, customers do not provide specifications for coke, except that SinoCoking may occasionally make requested adjustments, for instance to moisture content, as requested by customers from time to time.  The amount of each type of coke that SinoCoking produces is based on market demands, although historically its customers have only required Grade II and III metallurgical coke.  For the year ended June 30, 2008, approximately 39.0% of the coke produced by SinoCoking was Grade II, 23.4% was Grade III, and the balance, 37.6%, was chemical coke.

Metallurgical coke and chemical coke are produced using an identical manufacturing process. SinoCoking produces coke onsite from a series of three WG-86 Type coke ovens lined up in a row with an annual capacity of 250,000 tons.  SinoCoking’s metallurgical coke has typical characteristics of 85% fixed carbon, less than 12% ash, less than 1.9% volatile matter and less than 0.7% sulfur.  SinoCoking’s chemical coke, on the other hand, has typical characteristics of more than 80% fixed carbon, less than 18% ash, less than 3% volatile matter and less than 0.8% sulfur.

Coal that is either extracted from the Baofeng mine or purchased by SinoCoking and processed at its coal-washing facility is sent to a coal blending room where it is crushed and blended to achieve an optimal coking blend.  Samples are taken from the coal blend and tested for moisture, chemical composition and other properties. The crushed and blended coal is transported by conveyor to a coal bin to be fed into the waiting oven below. After processing through the three temperature-controlled ovens at temperature of 1200°C (2,192 °F), hot coke is pushed out of the oven chamber onto a waiting coke cart, transported to an adjacent quench tower where it is cooled with water spray, and hauled to a platform area adjacent to SinoCoking’s private rail line to be air-dried.  Coke samples are taken at several stages during the process and analyzed in the company’s testing facility, and data is recorded daily and kept by technicians.  After drying, the coke is sorted according to size to meet customer requirements.

SinoCoking’s annual production volumes of metallurgical coke and chemical coke for the years ended June 30, 2006 to 2009, are as follows:

	Annual Production (Tons)
Fiscal Year	Metallurgical Coke	Chemical Coke	Total
2006	48,321	23,699	72,020
2007	88,364	61,800	150,164
2008	147,773	78,145	225,922
2009	143,092	11,550	154,648

Substantially all of the coal from Baofeng mine that is suitable for coking is used to make coke.  The amount of metallurgical-quality coal supplied by Baofeng mine, however, is often not sufficient for SinoCoking’s full production capacity, and it regularly sources from third parties to meet the metallurgical coal needs for its coking plant.

Coke Emissions Recycling

During the coking process, the coal’s volatile contents - including water and coal-tar - are driven off in gaseous forms when heated in the coke oven.  Rather than allowing this coal gas to be emitted into the environment, SinoCoking captures the coal gas for recycling. In the recycling process, coal gas is captured and piped into a cooling tower, where coal tar is separated out of the gas by condensation, and sold to dealers as a fuel byproduct (see section below entitled “Coal Byproducts”).  The remaining purified coal gas is then used by SinoCoking to generate electricity, by burning it as a fuel to generate steam that drives steam-powered turbines.

Coal Byproducts

As described above, SinoCoking produces coal tar from the condensation of raw coal gas.  Coal tar is an ingredient of coal tar pitch used in the aluminum industry, and can be further refined to create chemicals and additives such as fine phenol, fine naphthalene and modified pitch that can be used as raw material in making concrete sealant, wood treatment compounds, agricultural pesticides and other chemical products.  The coal tar industry in China is currently fragmented and populated with many small producers.

SinoCoking’s annual production volumes of coal tar for the years ended June 30, 2006 to 2009, are as follows:

Fiscal Year	Annual Production (Tons)
2006	3,307
2007	7,330
2008	10,870
2009	7,646

Other coal byproducts of the coking process include benzene, sulfur-based chemicals and methanol, which SinoCoking presently does not produce but plans to do so in the future.

Electricity Generation

After coal tar is separated, the resulting purified coal gas is piped to two onsite 3,000-kilowatt power stations (the Daying power station and the Sunling power station) to generate electricity, each of which has an estimated maximum generating capacity of 26,280,000 kilowatts per year.  The electricity that is generated is used primarily to power SinoCoking’s operations at the plant and mine site.  SinoCoking estimates that the replacement cost of this electricity, if it had to be purchased from the state-owned utility, would be in excess of USD $1 million per year.  For the year ended June 30, 2008, SinoCoking generated approximately 7,172,000 kilowatt-hours of useable electrical power.  From time to time, depending on usage and supply and demand conditions, SinoCoking may sell electricity to the Baofeng Power Bureau, which is the local state-owned electric utility company, at rates fixed by applicable regulatory authorities.  SinoCoking may also purchase electricity from time to time, as needs arise, from the Baofeng Power Bureau.

Expansion Plans

On December 9, 2008, SinoCoking entered into an agreement with the Henan Province Pingingshan Municipal Bureau of Land and Resources to acquire the land use rights for approximately 1,270,000 square meters of industrial zoning vacant land in the Baofeng county for a total consideration of $21,954,490 (or RMB 149,860,00) for a term of 50 years. Under the agreement, SinoCoking agreed to pay $13,185,000 (or RMB 90,000,000) in the first installment by June 30, 2009 and $8,769,490 (or RMB 59,860,000) in an additional installment by September 30, 2009.  SinoCoking acquired the land as part of a business expansion plan under which a new coking factory and related facilities would be built.  These facilities would have a coke-producing capacity of up to 900,000 tons per year, including coal gas-generated power producing capabilities, and the ability to produce an expanded range of other chemical refinery products.  Under the agreement, SinoCoking has committed to the completion construction of the new coking factory by March 16, 2011, with a possible one year extension upon application to the Henan Province Pingingshan Municipal Bureau of Land and Resources.

Sales and Marketing

With respect to coke, SinoCoking typically enters into non-binding annual letters of intent that set forth current year supply quantities, suggested pricing, and monthly delivery schedules with its customers at the beginning of each year.  The terms of the letters of intent are usually negotiated during the Annual National Coal Trading Convention organized by the China Coal Transport and Distribution Association. A significant portion of SinoCoking’s coke sales in fiscal 2008 were made through attendance at this convention.  Changes in delivery quantity and pricing, which is based on open market pricing at the time of delivery, must be documented in a final written contract on a 30-day advance notice submitted by the party making the change and accepted by the other party.  Almost all of SinoCoking’s current customers enter into these non-binding annual letters of intent, and are generally required to make payment upon delivery of each shipment of product.  Other customers are asked to prepay for their orders.  In pricing its products, SinoCoking considers factors such as the prices offered by competitors, the quality and grade of the product sold, the volume in national and regional coal inventory build-up and forecasted future trends for coal and coke prices.  The remaining portion of SinoCoking’s coke sales is derived from purchase orders placed by customers throughout the year when they require additional coke.

Coke Sales.  SinoCoking’s annual sales volumes of coke for the years ended June 30, 2006, 2007, 2008 and 2009 and the weighted average selling price per ton for each fiscal year, were as follows:

Coke Sales
Fiscal Year	Annual Sales * (Tons)	Weighted Average Price Per Ton (USD)
2006	71,159	$121
2007	152,049	$159
2008	225,779	$249
2009	154,631	$197

*	Includes sales of metallurgical coke and chemical coke.

SinoCoking has a flexible credit policy and adjusts credit terms for different types of customers.  Depending on the customer, SinoCoking may allow open accounts, or require acceptance bills or cash on delivery. SinoCoking considers the creditworthiness and the requested credit amount of each customer when determining the appropriate payment arrangements and credit terms, which generally do not exceed a period over 90 days. SinoCoking evaluates the creditworthiness of potential new customers before entering into sales contracts and reassesses customer creditworthiness on an annual basis.  For customers without a strong credit history, SinoCoking requires immediate settlement of accounts upon delivery.

Raw Coal Sales.  SinoCoking’s annual sales volumes of raw coal for the years ended June 30, 2006, 2007, 2008 and 2009 and the weighted average selling price per ton for each fiscal year, were as follows:

Raw Coal Sales
Fiscal Year	Annual Sales * (Tons)	Weighted Average Price Per Ton (USD)
2006	52,578	$26
2007	44,626	$42
2008	20,737	$18
2009	29,480	$58

*	Includes coal extracted from Baofeng mine as well as coal purchased by SinoCoking as part of its coal trading activities, and includes raw coal and raw coal/medium coal/coal slurry mixtures.

Washed Coal Sales.  SinoCoking’s annual sales volumes of washed coal for the years ended June 30, 2006, 2007, 2008 and 2009, and the weighted average selling price per ton for each fiscal year, were as follows:

Washed Coal Sales
Fiscal Year	Annual Sales (Tons)	Weighted Average Price Per Ton (USD)
2006	6,645	$64
2007	45,734	$64
2008	1,860	$86
2009	55,360	$118

Coal Tar Sales.  SinoCoking’s annual sales volumes of coal tar for the years ended June 30, 2006, 2007, 2008 and 2009, and the weighted average selling price per ton for each fiscal year, were as follows:

Coal Tar Sales
Fiscal Year	Annual Sales (Tons)	Weighted Average Price Per Ton (USD)
2006	3,307	$195
2007	7,330	$200
2008	10,756	$278
2009	7,646	$153

Customers

SinoCoking sells all of its products within China.  Its four biggest customers collectively accounted for approximately 64.59% of SinoCoking’s total sales revenue in fiscal 2009 as follows:

•	Wuhan Tieying Trading Co., Ltd. accounted for approximately 28.78% of total sales;

•	Hunan Loudi Zhongyuan Trading Co., Ltd. accounted for approximately 12.80% of total sales;

•	Wuhan Zhengtong Industry & Trading Co., Ltd. accounted for approximately 12.22% of total sales; and

•	Hengyang Guanxiang Material Co., Ltd. accounted for approximately 10.79% of total sales.

By product types, SinoCoking’s largest coke customer was Wuhan Zhengtong Industry Co., Ltd., which accounted for 20.17% of the coke sold in fiscal 2009; Wuhan Tieying Trading Co., Ltd. was the biggest coal customer, accounting for 68.44% of the coal sales in fiscal 2008; and Mr. Fashun Wang, who accounted for 31.06% of the coal tar sold in fiscal 2009, was the single largest coal tar customer.

Company sales personnel conduct routine visits to customers.  SinoCoking has long-standing relationships with these customers, and management believes that these relationships are stable.

            Nevertheless, as SinoCoking depended on four major customers for a substantial portion of its revenue in fiscal 2009, nonrenewal or termination of SinoCoking’s arrangements with these customers would have a materially adverse effect on SinoCoking’s revenue.  In the event that any one of its major customers does not renew or terminates its arrangement with SinoCoking, there can be no assurance that SinoCoking will be able to enter into another arrangement similar in scope.  Additionally, there can be no assurance that SinoCoking’s business will not remain largely dependent on a limited customer base accounting for a substantial portion of the revenue.

Transportation and Distribution

SinoCoking owns and operates a private rail track 4.5 kilometers in length that connects SinoCoking’s plant to the Chinese national railway system at both the East Pingdingshan Railway Station and the Baofeng Railway Station.  Industrial loaders load coal and coke from SinoCoking’s platform onto railcars to be transported to customers primarily in central and southeastern China in the provinces of Henan, Hubei, Hunan and Fujian.  SinoCoking’s private railway permits it to exercise control over the transportation cost and execution of its products.   Customers can also arrange for trucks to take delivery of products from the plant site.

Competitors

SinoCoking competes primarily with coal and coke producers in the central, eastern and southern regions of China, such as Shanxi Coking Co., Ltd., a major coke producer, and Shenhua Group, a major coal producer.  SinoCoking also competes against Pingdingshan Coal Group, the largest regional coal producer, which also sells coke and coal tar.  Local coke competitors include Hongyue Coke Factory, Dongxin Coke Factory and Hongjiang Coke Factory.  In addition, SinoCoking competes against coal washing operations such as Fange Zhuang Washing Factory.  Competitive factors include geographic location, quality (i.e. thermal value, ash and sulfur content, washing and processing, and other characteristics), and reliability of delivery.

Suppliers

Since SinoCoking requires substantially more coking coal than what the Baofeng mine produces, SinoCoking also sources coal from local coal mines.  SinoCoking mainly purchases from Pingdingshan Coal Group.   In fiscal 2008, Pingdingshan's mine #10 and mine #9  supplied 15.15% and 12.68%, respectively, of SinoCoking’s coal purchases.  In fiscal 2009, Pingdingshan's mine #9 supplied 22.1% of SinoCoking's coal purchases, and Daying Liugou Mining Co. Ltd. supplied an additional 11.42%  These suppliers are able to supply SinoCoking with coal of such qualities and quantities consistent with SinoCoking’s coking requirements, and their proximities to SinoCoking’s plant also afford convenience.

As with its coke and coal sales, SinoCoking meets its coking coal needs by entering into non-binding annual letters of intent with these suppliers that set forth supply quantities, suggested pricing and monthly delivery schedules at the beginning of the year.  Subject to changes in delivery quantity and pricing, which is based on the open market price of metallurgical coal at the time of delivery and agreed to by the parties, SinoCoking generally makes payment upon each delivery throughout the year.

SinoCoking believes that it has established stable cooperative relationships with these suppliers.  At the same time, SinoCoking can readily find other sources of metallurgical coal that is close to its plant, as Henan Province is one of China’s coal producing centers.

SinoCoking’s other principal raw materials include water, which is provided without charge in the form of treated underground water by the operator of the Hangzhuang Coal Mines, and electricity, most of which SinoCoking generates onsite from its own power stations and which is supplemented from the local state-owned utility as needed.  SinoCoking also requires wood and steel for its operations, and sources these materials from close-by suppliers on a per purchase order basis. These materials are readily available and there is no shortage of suppliers to choose from.

Employees

SinoCoking currently has 664 employees, of which 489 are mine workers, 96 are coking plant workers, and 79 are employed in an administrative or executive capacity.  Both the mining operations and the coking plant operate year round in three shifts of eight hours per day.  In compliance with the Employment Contract Law of PRC, SinoCoking has written contracts with all of their employees.  SinoCoking considers its relationship with its employees to be good.

Description of Company Facilities and Offices

SinoCoking’s principal executive office is in downtown Pingdingshan, approximately 60 kilometers from its plant, which headquarters its executive and administrative staff and oversees its operations.  SinoCoking entered into a lease for the premises with the Pingdingshan Credit Cooperative in June 2008, for an annual rent of USD $8,760 (RMB 66,900).  The lease term expired on June 30, 2009, and is currently under renegotiation.  The company anticipates renewing its lease with an annual rent of USD $8,900.

SinoCoking’s plant is in nearby Baofeng County, situated on a parcel of land of approximately 160,000 square meters.  The Baofeng municipal government issued the land use right for the plant site to SinoCoking on October 20, 1989.  SinoCoking’s operational office and rail track, as well as its coal washing, coking and power generating facilities, are all located onsite.

The land on which Baofeng mine is located is owned by the PRC.  However, SinoCoking owns the buildings that house the mining offices and miners’ living quarters, as well as the onsite mining facilities and equipment.

Research and Development

As of the year ended June 30, 2009, SinoCoking did not conduct any research and development activities.  SinoCoking does plan to initiate a program focusing on the extraction of chemicals from coal, and the anticipated costs and benefits of the production and sale of such byproducts is being considered.

Intellectual Property

SinoCoking currently has no patents, trademarks, in-bound or outbound licenses, franchises, or royalty arrangements.

Environmental Protection Measures

SinoCoking incorporates measures to reduce the environmental impacts of its operations. SinoCoking’s large-sized furnace reduces the frequency of coal loading and trundling, thereby reducing the amount of dust and soot that is generated.  SinoCoking captures coal gas emitted during the coking process to generate electricity which it uses in its operations.  SinoCoking also recycles water - water that is used for coal washing is treated to remove phenol and other contaminants, and then re-used in the coal washing operation.  SinoCoking also uses recycled water, in the form of treated underground water, to quench coke and for its power stations, which is provided without cost by the nearby Hanzhuang Coal Mines, which mining rights are owned and operated by unrelated third parties.  Additionally, SinoCoking uses sound insulation to reduce noise pollution, and plants vegetation throughout its plant to help mitigate environmental impacts.

Principal Executive Office

The principal executive office of SinoCoking is located at the intersection of Kuanggong Road and Tiyu Road (10th Floor, Chengshi Xin Yong She, Tiyu Road), Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000.  The company’s telephone number is 011-86-3752882999.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the accompanying consolidated financial statements of Top Favour (SinoCoking) and related notes thereto appearing elsewhere herein.  All monetary figures are presented in U.S. dollars, unless otherwise indicated.

Forward-Looking Statements

The statements in this discussion that are not historical facts are “forward-looking statements”. The words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “continue”, the negative forms thereof, or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements are identified by those words or expressions. Forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control.  Actual results, performance or achievements may differ materially from those expressed or implied by forward-looking statements depending on a variety of important factors, including, but not limited to, weather, local, regional, national and global coke and coal price fluctuations, levels of coal and coke production in the region, the demand for raw materials such as iron and steel which require coke to produce, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, and other risks and uncertainties.  We are not undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or circumstances or otherwise.

Overview

Top Favour Limited (“Top Favour”) is a holding company that, through its wholly owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), controls Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a coal and coal-coke producer in Henan Province in the central region of the People’s Republic of China (“PRC” or “China”).  Hongli produces coke, coal, coal byproducts and electricity through its branch operation, Baofeng Coking Factory, and its wholly owned subsidiaries, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., which we refer to collectively as the “Baofeng Subsidiaries”.  We refer to Hongli and Baofeng Subsidiaries collectively as “Hongli Group”.  Top Favour controls Hongli Group through contractual arrangements with Hongli Group and its owners.  These contractual arrangements provide for management and control rights, and in addition entitle Top Favour to receive the earnings and control the assets of Hongli Group.  Other than the interests in these contractual arrangements, neither Top Favor nor Hongyuan has any equity interests in Hongli Group.  We refer to Top Favour, Hongyuan and Hongli Group collectively as “SinoCoking”.

On July 17, 2009, Ableauctions.com, Inc. entered into a Share Exchange Agreement with SinoCoking, subsequently amended in November 2009, under which it agreed to acquire 100% of the issued and outstanding shares of capital stock of Top Favour, and in exchange will issue up to approximately 13.2 million shares of common stock to the former shareholders of Top Favour.  The reverse takeover under the Share Exchange Agreement will be accounted for as reverse acquisition.  The legal acquiror is Ableauctions.  The accounting acquiror is SinoCoking.   As described above in this proxy statement, any remaining assets and liabilities outstanding prior to the reverse takeover will be disposed of prior to the closing.  The financial statements of the combined company are in substance, the financial statements of Top Favour.

Results of Operations

Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2009

Revenues.   SinoCoking’s revenues increased by $9,161,531, or 102.16%, for the first quarter ended September 30, 2009, as compared to the corresponding period ended September 30, 2008.  This increase was caused primarily by a strong increase in coal product revenue.  This increase in revenue occurred in the face of prolonged global economic weakness which began in the last calendar quarter of 2008, continuing into 2009.  During this period the coke market exhibited relatively weak demand in 2009, and in response to this, in April 2009 management decided to reduce coke production levels and increase coal sales and trading.  SinoCoking continued to pursue this strategy through the quarter ended September 30, 2009, in order to maintain cash flow and profitability.  SinoCoking increased its coal product sales by 6,599% for the three months ended September 30, 2009, compared to the same period ended September 30, 2008.  The coal products sold in the three month period ended September 30, 2009 included raw coal, thermal coal and coal washing byproducts.  This stands in contrast with the same period of the prior year, in which coal washing byproducts (medium coal and slurry) with low heat value and washed coal were the main coal products sold.   This shift toward coal sales and trading, together with the change in composition of coal products sold to include higher heat value thermal coal, resulted in a very large increase in revenue from coal sales.  Additionally, beginning in late 2008 and continuing through the middle of calendar year 2009, the company began gradually phasing out the provision of shipping services to its coal and coke customers, and those customers began bearing the cost of shipping.  As an accommodation to its customers, SinoCoking reduced sales prices for its coal products by about 3% to 5%, to compensate for the fact that the price excludes shipping.  This decision to cut sale prices as a concession to customers caused a slight offsetting reduction in the total revenue of the company in fiscal year 2009, as well as for the three month period ended September 30, 2009.   As further discussed below in this section, management does not consider these recent fluctuations in the coke and coal markets to be durable long term trends, and anticipates ramping up coke production as conditions in the coke market become more favorable.

SinoCoking’s revenues for the three month periods ended September 30, 2009 and 2008, categorized by product type (coke products and coal products), were as follows:

	Revenues

	Coke Products	Coal Products	Total
Revenues
Three Months Ended September 30, 2008	$8,786,546	$181,384	$8,967,930
Three Months Ended September 30, 2009	5,978,403	12,151,058	18,129,461
Increase (decrease) in US$	$(2,808,143)	$11,969,674	$9,161,531
% Increase (decrease) in US$	(31.96%)	6599.08%	102.16%
Quantity Sold (metric tons)
Three Months Ended September 30, 2008	41,210	2,427	43,637
Three Months Ended September 30, 2009	29,908	134,297	164,205
Increase (decrease)	(11,302)	131,878	130,491
% Increase (decrease)	(27.42%)	5433.79%	299.04%
Coke products include finished coke, a key raw material for producing steel, and coal tar, a byproduct of the coke making process with various industrial applications.  Coal products include washed coal, raw coal, thermal coal and coal washing byproducts. Raw coal is primarily used to produce washed coal, while thermal coal and coal washing by-products are mainly used for electricity generation and heating applications.  As used in this discussion and analysis, the “raw coal” category includes both thermal coal that is unwashed and relatively unprocessed, in addition to coal washing byproducts such as coal slurry.

Average sale prices for SinoCoking’s four principal products, during the three month periods ended September 30, 2009 and September 30, 2008, were as follows:

Average Sale Prices	Coke	Coal Tar	Raw Coal	Washed Coal
Three Months Ended September 30, 2008	$214	$192	$75	$86
Three Months Ended September 30, 2009	204	190	68	128
Increase (decrease) in US$	(14)	(2)	(7)	42
% Increase (decrease) in US$	(6.54%)	(1.04%)	(9.33%)	48.84%

Average sale prices are driven by a number of factors, including the particular composition and grade or quality of the coal or coke being sold, prevailing market prices for these products in the Chinese local and national markets, prevailing market prices in the global marketplace, timing of sales, delivery terms, purchase order negotiations between SinoCoking and its customers, and relationships with those customers.   Management believes that the changes in average selling prices in the three month period ended September 30, 2009 were primarily driven by external market forces and the timing of sales by the company.  Specifically, management believes lower coke prices resulted from softening demand by steel producers in reaction to global financial instability which began in the fourth calendar quarter of 2008 and became pronounced through the months following.  With regard to timing, SinoCoking chose to sell more of its coal inventory and trade coal while prices for raw coal were at historically high levels.  In addition, the average selling prices for coal products were affected by changes in the mixtures of coals (with different grades and heat content) that were sold to customers.   In the fiscal year of 2008, the majority of the company’s coal products sold (except washed coal) were lower-value coal washing byproducts, consisting of medium coal and coal slurry.  These byproducts carry a lower thermal value and therefore a lower market price – accordingly, the company’s average sale price for products in the raw coal category was only $18 per ton in the fiscal year of 2008.  However, beginning in the fiscal year of 2009, the company began to sell more higher-value thermal coal as a part of the product mix, and this resulted in an increase in the average price achieved by the company in the raw coal category.  Also as discussed above, beginning in late 2008 and continuing through the middle of calendar year 2009, the company began gradually phasing out the provision of shipping services to its coal and coke customers, and those customers began handling shipping of their orders at their own expense.  As a concession to its customers SinoCoking reduced sales prices for its coal products by about 3% to 5%, to compensate for the fact that the price excludes shipping.

Sale prices for coke on average declined by approximately 6.54%, from $214 per ton to $204 per ton, during the three month period ended September 30, 2009, as compared to the same period ended in 2008.  In general, market prices for finished coke began to stabilize in mid-2009.   The company’s average sale price for coke in the most recent quarter ($204 per ton) was higher than the 2009 fiscal year average of $197 per ton.  In addition, during this period the company produced and sold less coke as compared to the same period in the prior year.  SinoCoking’s management believes the decrease in market prices in coke products (in reaction to which the company reduced coke production volume) was due to decreased demand for coke in the Chinese domestic market beginning from the fourth quarter of the 2008 calendar year.  Since then demand and price levels have begun to recover, but have not yet reclaimed historic peak levels.  Management believes this downturn in coke demand was a direct result of (1) Chinese domestic steel producers taking a “wait and see” approach in projecting the future demand by their customers for steel in light of recent global economic conditions, and (2) the macro policies of the PRC government aimed at controlling the land development and real estate industry, which in turn affected the steel industry, correspondingly causing a reduction in the demand for coke. In response to a pause in customer demand for coke, SinoCoking’s management continued to rein in coke production for the three month period ended September 30, 2009, and focused on generating profits by trading thermal coal and washed coal, for which market prices have been more steady and favorable.  Also, in recent months the demand for raw coal has proven to be rather inelastic, since coal products are a staple for the power generation industry and for heating applications.

Coke product revenues for the three month periods ended September 30, 2008 and 2009 were as follows:

	Coke Products
	Coke	Coal Tar	Total
Revenues
Three Months Ended September 30, 2008	$8,401,009	$385,537	$8,786,546
Three Months Ended September 30, 2009	5,717,599	260,804	5,978,403
Increase (decrease) in US$	(2,683,410)	(124,733)	(2,808,143)
% Increase (decrease) in US$	(31.94%)	(32.35%)	(31.96%)
Quantity Sold (metric tons)
Three Months Ended September 30, 2008	39,201	2,009	41,210
Three Months Ended September 30, 2009	28,511	1,397	29,908
Increase (decrease)	(10,690)	(612)	(11,302)
% Increase (decrease)	(27.26%)	(30.46%)	(27.42%)

The combined factors discussed above resulted in a decrease in revenue from coke products of approximately $2.8 million, representing a 31.96% decrease for the three month period ending September 30, 2009, as compared to the same period in the prior year.  This decrease was caused by a cutback in coke production by the company in response to a decline in market prices for coke during this period.  In early 2009, market prices for coke products began stabilizing, and management believes this was partly due to curtailment of production by coke producers in China which reduced aggregate market supply, in addition to a gradual resumption of purchasing on the part of Chinese manufacturers in response to a pickup in Chinese domestic consumption levels in the second calendar quarter of 2009.  These developments occurred as the PRC government, in the second calender quarter, announced certain policies to further stimulate the Chinese domestic economy.

Since coal tar is produced as a by-product of the coking process, the reduction in the amount of coke that the company produced resulted in a corresponding reduction in the quantity of coal tar produced and sold during the period.  The quantity of coal tar sold decreased from 2,009 tons to 1,397 tons, or 30.46%, for the three months ended September 30, 2009, as compared to the same three month period in the prior year.  The company’s average sale price for coal tar declined slightly to $190 per ton in the three months ended September 30, 2009, from $192 per ton in the same three month period in the previous year.   However, management notes that the average sale price for coal tar for the latest quarter ($190 per ton) has risen from the fiscal year of 2009 average of $153 per ton, as coal tar prices have rebounded from their lows in late 2008.  SinoCoking’s sales of coke products, i.e. coke and coal tar, accounted for $5,978,403 in revenue, or approximately 32.98% of the company’s total revenue, for the three month period ended September 30, 2009.

Coal product revenues for the three month periods ended September 30, 2008 and 2009 were as follows:

	Coal Products
	Raw Coal	Washed Coal	Total
Revenues
Three Months Ended September 30, 2008	$181,384	$--	$181,384
Three Months Ended September 30, 2009	5,122,129	7,028,929	12,151,058
Increase (decrease) in US$	4,940,745	7,028,449	11,969,674
% Increase (decrease) in US$	2,723.91%	--%	6,599.08%
Quantity Sold (metric tons)
Three Months Ended March 31, 2008	2,427	--	2,427
Three Months Ended March 31, 2009	78,700	55,597	134,297
Increase (decrease)	76,273	55,597	131,878
% Increase (decrease)	3,142.69%	--%	5,433.79%

Average raw coal product sale prices declined from $75 per ton to $68 per ton for the three month period ending September 30, 2009,when compared to the same period in the prior year.  However, average sale prices for raw coal prices were higher for the three months ending September 30, 2009, than the average for the entire fiscal 2008 ($18 per ton) and the fiscal year of 2009 ($58 per ton).

SinoCoking continued its strategy of selling a larger volume of coal products in the three month period ending September 30, 2009.   During that time period, the company continued to build its inventory of raw coal (especially thermal coal) from both its mining operations and open market purchases, which it anticipates selling later during the coming winter months.  Management expects coal prices to increase toward the end of calendar year 2009, as domestic energy demand increases.  During the three months ending September 30, 2009, SinoCoking sold 78,700 tons of various mixtures and composites of raw coal and realized more than $5.1 million in revenue from these sales, generating a 2,724% increase in revenue from the sale of raw coal as compared to the same period in the previous year.  SinoCoking sold approximately 55,600 tons of washed coal during the three month period ended September 30, 2009, and generated approximately $7.0 million in revenue from these sales, compared to zero washed coal sales in the same three month period in the prior year.  In the three month period ending September 30, 2008, SinoCoking did not sell any washed coal, because at such time inventories of washed coal were already considered to be low, and the company opted to maintain a minimum safe inventory level of washed coal in stock instead of selling it.  In 2009, as discussed, the company began selling more coal products in order to boost revenue and maintain cash flow and profitability.  Accordingly it sold a significant amount of washed coal in the three months ending September 30, 2009.  SinoCoking’s sales of coal products, i.e. raw coal (which includes thermal coal) and washed coal, accounted for $12,151,058 in revenue, or approximately 67.02% of the company’s total revenue, during the three month period ending September 30, 2009.

Management believes the decline in coke prices, reduced demand for coke from steel producers, and the increase in prices for thermal coal that occurred in the three month period ending September 30, 2009 do not represent durable long term trends.  Aside from the reasons for price fluctuations explained above, SinoCoking’s management has observed the following trends, which may have a direct impact on the company’s operations in the near future: (1) coke prices have been recovering and steadily trending upward since March 2009, (2) government-initiated policies to consolidate the coking industry are expected to accelerate, hastening the retirement of small-sized and less-efficient coking facilities in China, and (3) the PRC government is continuing to implement its stated policy of supporting a steady national GDP growth (of around 8% for 2009), while providing economic stimulus to maintain momentum and growth in domestic consumption, including the construction and steel industries.  SinoCoking’s management believes these factors will eventually restore demand levels that existed prior to the sharp pullback in global economic conditions, and such demand  levels will be exceeded in the long term.

Cost of Goods Sold and Gross Profit.  Cost of goods sold increased from $4,353,737 to $9,069,065 for the three months ended September 30, 2009, as compared to the same period ended September 30, 2008.  The increase in cost of goods sold was  primarily driven by the significant increase in acquisition of raw coal and washed coal from third parties, partially offset by a decrease in the cost of goods sold for coke due to a lower volume of coke production.  Gross profit increased by $4,445,905 or 96.35%, to $9,060,396 in the three month period ended September 30, 2009 from $4,614,491 in the corresponding period ended September 30, 2008.  SinoCoking’s gross profit as a percentage of sales decreased to 48.98% in the three month period ended September 30, 2009 from 51.46% in the same period ended September 30, 2008.  The decrease in the company’s gross profit percentage reflects a compressed gross margin due to lower market sale prices for coke, and slightly lower gross margin for coal trading in the three month period ending September 30, 2009.

Operating Expenses.  Operating expenses, which consisted of selling expenses and general and administrative expenses decreased by $244,597, or 36.41% in the three month period ending September 30, 2009 as compared to the same period ending September 30, 2008.  Approximately $213,000 of the decrease is related to a reduction in general and administrative expenses.  Since the company derived a large portion of its sales from one major customer (Wuhan Tieying Steel), the company incurred a smaller amount in selling expenses compared to the previous year.  SinoCoking has also carried out an expense monitoring program since the beginning of calendar year 2009, under which most expense reimbursements to employees and management were reviewed by supervising managers.  These cost control measures contributed to the decrease of the general and administrative expenses in the three month period ended September 30, 2009.   Also, beginning in late 2008 and continuing through the middle of calendar year 2009, the company began to gradually phase out the provision of shipping services to its coal and coke customers, and those customers began bearing the cost of shipping.  The phaseout of shipping services resulted in a decrease in selling expenses of approximately $31,000 in the three month period ending September 30, 2009, as compared to the same period in the prior year.  The reduced selling expenses primarily related to payments to the Bureau of Rail Transportation, which no longer had to be paid by the company after the discontinuation of shipping services to coal-buying customers.   In addition to the decrease in selling expenses,  management also believes that a substantial portion of the decrease in general and administrative expenses was attributable to the phaseout of shipping services.

Other Income and Expense.   There was no other income for the three months ended September 30, 2009, and other income for the three months ended September 30, 2008 consisted mainly of a government grant to SinoCoking’s coal gas-generated power plant in the amount of $157,956.  The company’s interest expense decreased from $204,126 for the three months ended September 30, 2008 to $96,724 in the same period ended September 30, 2009, reflecting a lower average balance of outstanding short-term borrowings which changed from $3.77 million to $1.35 million from the three month period ending September 30, 2008 to the same period in 2009.

Provision for Income Taxes.   Provision for income taxes increased by $1,078,039, or 118%, for the three months ending September 30, 2009, as compared to the same period ending September 30, 2008, primarily due to higher taxable income relating mainly to an increase in the company’s gross profit for the three months ended September 30, 2009.

Comprehensive Income.  As a result of a combination of the factors described above, SinoCoking’s comprehensive income increased by 118% to $3,570,398 for the three months ending September 30, 2009, from $3,029,048 for the corresponding period ending September 30, 2008.

Year Ended June 30, 2009 Compared to the Year Ended June 30, 2008

Revenues.   SinoCoking’s revenues decreased from $58,623,488 for the fiscal year ended June 30, 2008 ("fiscal 2008") to $51,395,992 for the fiscal year ended June 30, 2009 ("fiscal 2009"), representing a decrease of $7,227,496, or 12.33%.  This decrease was caused primarily by a decline in the market prices for coke along with softening demand for coke by steel producers, and a reduction of coke production volume by the company, offset by increases in raw and washed coal prices occurring primarily toward the latter part of the 2008 calendar year.  These changes corresponded with a sudden adverse shift in global economic conditions in the last calendar quarter of 2008, continuing into 2009.  Because of a short term drop in demand for coke in the first half of the calendar year 2009, management shifted the company’s production mix by decreasing coke production and increasing both coal mining and coal trading activity in order to maintain cash flow and profitability.  Due to the pending shut-down of competing coke factories in reaction to the PRC government’s current policies (aimed at closing smaller-sized, less efficient and less environmentally sound coking operations) which will limit aggregate supply, coupled with an anticipated acceleration of demand from the steel industry, management believes that the coke market will become a producer’s market within a short period.  The company intends to maintain a flexible operating strategy by adjusting its product mix to respond the changing market.  The company expects to increase coke production and shift away from selling coal products in the second half of the calendar year 2009, as coke demand and prevailing market prices rebound.

SinoCoking’s revenues for the fiscal years ended June 30, 2009 and 2008, categorized by product type (coke products and coal products), were as follows:

	Revenues
	Coke Products		Coal Products	Total
Revenues
Fiscal 2009 (in US$)	$31,706,265		$19,689,727	$51,395,992
Fiscal 2008 (in US$)	58,091,026		532,463	$58,623,489
Increase (decrease) in US$	$(26,384,761)		$19,157,264	$(7,227,497)
% Increase (decrease) in US$	(45.42	) %	3,597.86%	(12.33	) %
Quantity Sold (metric tons)
Fiscal 2009	162,277.00		284,840.32	447,117.32
Fiscal 2008	236,535.00		22,597.00	259,132.00
Increase (decrease)	(74258.00)		262,243.32	187,985.32
% Increase (decrease)	(31.39	) %	1,161.52%	72.54%
Coke products include finished coke (a key raw material for producing steel) and coal tar (a byproduct of the coke making process which can be used for various industrial applications).  Coal products include washed coal, raw coal, thermal coal and coal washing byproducts.  Raw coal is primarily used to produce washed coal, while thermal coal and coal washing by-products are mainly used for electricity generation and heating applications.  As used in this discussion and analysis, the “raw coal” category includes both thermal coal that is unwashed and relatively unprocessed, in addition to coal washing byproducts such as coal slurry.

Average sale prices for SinoCoking’s four principal products were as follows in the fiscal years ended June 30, 2009 and 2008:

	Average Sale Prices
	Coke	Coal Tar	Raw Coal	Washed Coal
Fiscal 2009 (in US$)	$197	$153	$58	$119
Fiscal 2008 (in US$)	249	278	18	86
Increase (decrease) in US$	(52)	(125)	40	33
% Increase (decrease) in US$	(20.88)%	(44.96)%	222.22%	38.37%

 Average sale prices are driven by a number of factors, including the particular composition and grade or quality of the coal or coke being sold, prevailing market prices for these products in the Chinese local and national markets, prevailing market prices in the global marketplace, timing of sales, delivery terms, purchase order negotiations between SinoCoking and its customers, and relationships with those customers.  Management believes that the changes in average selling prices in the fiscal year ended June 30, 2009 were primarily driven by external market forces, the composition of raw coal that it sold to customers, and the timing of sales by the company.  Specifically, management believes lower coke demand resulted from a leveling off of the building boom spurred by the PRC government in preparation for the Olympic Games, and the effects on demand by steel producers in reaction to global financial instability which became pronounced in the fourth calendar quarter of 2008.  In addition, the average selling prices for coal products were affected by changes in the mixtures of coals (with different grades and heat content) that were sold to customers.  With regard to timing, the company chose to sell coal inventory at times when prices were at high levels compared to historical patterns.

Average sale prices are realized by the company for finished coke declined by approximately 21%, and declined approximately 45% for coal tar, in fiscal 2009 as compared to the prior year. Although the market price of coke rebounded to approximately $210 in April and May of 2009, this factor contributed little to revenue in fiscal 2009.  Market prices for coke generally moved between $200 and $220 in the months following May 2009, and prices are expected to remain stable at approximately the $230 level, due to slowly increasing coke demand.

Average coal product sale prices by the company rose from $18 per ton in fiscal 2008 to $58 per ton in fiscal 2009 for raw coal, and from $86 per ton in fiscal 2008 to $119 per ton in fiscal 2009 for washed coal.  Aside from market-related factors, one of the reasons for these increases is that fact that the overall quality and mix of coal products sold changed from 2008 to 2009.  In 2008, raw coal sales consisted mostly of lower-value medium coal and coal slurry, which have a lower heat content and therefore lower average price.  In 2009, after the company began increasing its coal sales, it began selling more higher-value raw coal products with greater heat content, and consequently, the average sale price for raw coal sold by the company in 2009 was significantly higher.   Increased average sale prices for coal products were partially offset by per-ton price reductions in 2009 due to the exclusion of shipping services (and corresponding reduction in per-ton price as a concession to customers), as discussed above.

Sale prices for coke on average declined by approximately 20.88%, from $249 per ton to $197 per ton, during the year ended June 30, 2009, as compared to the same period ended June 30, 2008.  This decline in sale prices for coke sold by the company was primarily driven by market forces, and a decline in coke demand.  SinoCoking’s management believes the decrease in demand for coke is a direct result of (1) Chinese domestic steel producers taking a “wait and see” approach in projecting the future demand by their customers for steel in reaction to global economic instability that occurred during the latter part of the 2008 calendar year which affected their business, and (2) a pause in certain infrastructure projects funded by the Chinese government immediately following the 2008 Olympic Games.  In response to reduced customer demand for coke in late 2008 and first half of 2009, SinoCoking’s management moved to cut coke production in April of 2009, and focused on generating profits by trading thermal coal and washed coal, for which market sale prices have been more steady and demand for which has been far less elastic, because they are staples in the power generation industry and for heating applications.  Management believes that the forces that led to a reduction in coke demand in late-2008 to 2009 were temporary in nature, and also believes that a resumption of a brisk economic growth rate in China will cause a rebound in demand and the market prices for coke.

Coke product revenues for the fiscal years ended June 30, 2009 and 2008 were as follows:

	Coke Products

	Coke	Coal Tar	Total
Revenues
Fiscal 2009 (in US$)	$30,534,755	$1,171,510	$31,706,265
Fiscal 2008 (in US$)	55,103,692	2,987,334	58,091,026
Increase (decrease) in US$	(24,568,937)	(1,815,824)	(26,384,761)
% Increase (decrease) in US$	(44.59%)	(60.78%)	(45.42%)
Quantity Sold (metric tons)
Fiscal 2009	154,631	7,646	162,277
Fiscal 2008	225,779	10,756	236,535
Increase (decrease)	(71,148)	(3,110)	(74,258)
% Increase (decrease)	(31.51%)	(28.91%)	(31.39%)

The combined factors discussed above resulted in a decrease in revenue from coke products of approximately $24.57 million.  In addition, sales volume for coke products decreased by approximately 31.51% for fiscal 2009, as compared to fiscal 2008.  These decreases were due to the company’s reduction in coke production volume, in reaction to slowing demand and lower market prices for coke throughout the Chinese domestic market during late 2008 to the middle of calendar year 2009.  In early to mid-2009, general market prices for coke products began stabilizing, and management believes this was due to reduced market supply because of a curtailment of production by coke producers in China which reduced market supply, in addition to a gradual resumption of buying on the part of Chinese manufacturers in response to a pickup in Chinese domestic consumption levels in the second calendar quarter of 2009.  These developments occurred as the Chinese government announced in the second calender quarter of 2009 certain policies to further stimulate its economy.

Since coal tar is a by-product of the coking process, the reduction in coke production volume by the company resulted in a corresponding reduction in the quantity of coal tar produced and sold during the period.  The quantity of coal tar sold decreased from 10,756 tons to 7,646 tons, or 28.91%, for fiscal 2009, as compared to fiscal 2008.  The company’s average sale price for coal tar declined to $153 per ton in fiscal 2009, as compared to $278 per ton in fiscal 2008.  SinoCoking’s sales of coke products, i.e. coke and coal tar, accounted for $31,706,265 in revenue, or approximately 61.69% of the company’s total revenue, for fiscal 2009.

Coal product revenues for the fiscal years 2008 and 2009 were as follows:
	Coal Products

	Raw Coal	Washed Coal	Total
Revenues
Fiscal 2009 (in US$)	13,151,325	6,538,402	19,689,727
Fiscal 2008 (in US$)	372,312	160,150	532,462
Increase (decrease) (in US$)	12,779,013	6,378,252	19,157,265
% Increase (decrease) (in US$)	3,432.34%	3,982.67%	3,597.87%
Quantity Sold (metric tons)
Fiscal 2009	229,480	55,360	284,840
Fiscal 2008	20,737	1,860	22,597
Increase (decrease)	208,743	53,500	262,243
% Increase (decrease)	1,006.62%	2,876.37%	1,160.52%

SinoCoking significantly boosted its sales of coal products in fiscal 2009.  Raw coal and washed coal market prices fluctuated significantly in this period leading into and during the winter period of 2008 - 2009, at times reaching historically high levels.  Management believes this was caused partly by the fact that domestic energy demand, and the demand for heating coal, remained relatively high levels in China, in contrast to a more pronounced drop in the demand for coke by steelmakers, whose products are more linked to the global trade, the export market and demand from countries that import steel as an input as well as in the form of manufactured products from China.  During the winter season in fiscal 2008, when the market supply for thermal coal was very tight, SinoCoking seized the opportunity to sell thermal coal to its customers at historically high prices.  Among its coal-purchasing customers was Wuhan Tieying Steel company, and sales to this customer generated approximately $14.6 million in the fiscal year 2009.  In the months prior to, leading up to and throughout the winter of 2008 – 2009, the company had built up sizable inventory of thermal coal from both its mining operations and from open market purchases of raw coal, which it then sold during that season.  The company is accumulating coal inventory in a similar manner this year, in preparation for the winter of 2009-2010.

Raw coal and washed coal prices have also been trending upward on a longer term basis since the beginning of calendar year 2008, when the government issued and began enforcing strict regulations to shut down the unlicensed coal mines.  While this move was applauded by the larger licensed coal mine operators, it also resulted in a tightening of aggregate coal supply in China.  This caused coal prices to climb to historically high levels in 2008.   A short-term reversal of this trend occurred when global economic conditions began worsening at the end of calendar 2008 and into 2009.  Although market prices for coal recovered significantly from their 2008 lows, market prices are still below their peak.  Management believes that pressure from short supply will continue to persist, particularly when industrial production gains momentum as anticipated in 2009.

Average realized sale prices for raw coal (which includes thermal coal and coal washing byproducts) increased by approximately 222% for fiscal 2009, compared to average sale prices realized for the previous year.  Management attributes this increase largely to a change in the composition of raw coal products sold to customers, which in 2009 included more higher-value thermal coal.  SinoCoking sold 229,480 tons of various mixtures and composites of raw coal (consisting mostly of thermal coal in 2009) and realized approximately $13.15 million in revenue in fiscal 2009, creating a 3,432% increase in revenue from the sale of raw coal as compared to the previous year’s sales.

The average sale price realized by the company for washed coal increased by 38.37% in fiscal 2009.  Management attributes the increase to market forces which increased market prices for washed coal.  The 55,360 tons of washed coal that the company sold in fiscal 2009 generated approximately $6.54 million in revenue, representing a 3,983% increase in revenue for that product category as compared to the prior year.  The increase in revenue from washed coal is due to the company’s shift toward greater washed coal sales, as discussed previously.  SinoCoking’s sales of coal products overall, i.e. raw coal and washed coal, accounted for $19,689,727 in revenue, or approximately 38.31% of the company’s total revenue in fiscal year 2009.

Management believes the decline in coke prices and reduced demand for coke from steel producers that occurred in fiscal 2009 are temporary trends that may soon reverse..  In addition, management believes that the price of thermal coal will continue to fluctuate, but remain in high demand in the foreseeable future.  Aside from the reasons for price fluctuations discussed above, SinoCoking’s management has observed the following trends which may have a direct impact on the company’s operations in the near future: (1) coke prices have recovered and have been steadily trending upwards since March 2009, (2) government-initiated policies have been implemented to consolidate the coking industry are expected to accelerate, hastening the retirement of small-sized and less-efficient coking facilities in China, and (3) the PRC central government has announced macro policies aimed at ensuring a steady national GDP growth (at around 8% for 2009), and to provide economic stimulus to maintain momentum and growth in domestic consumption.  SinoCoking’s management believes these factors will lead to stronger demand for coke and coal products in the foreseeable future.

Cost of Goods Sold and Gross Profit.  Cost of goods sold decreased by $228,151, or 0.82%, for the fiscal year 2009, as compared to 2008.  The decrease in cost of goods sold was primarily a result of a decrease in coke production, as the company shifted away from coke production in 2009, and toward coal sales and trading.  This decrease was offset by an increase in coal purchases from third parties.   In fiscal 2009, the company purchased approximately 189,000 tons of coal from third party suppliers, at a cost of approximately $15.7 million, most of which was for resale as coal products.  In fiscal 2008, the company purchased 189,000 tons of coal from third party suppliers at a total cost of $15.2 million, most of which was used by the company to produce coke.  Gross profit decreased by $6,999,345 or 22.67%, to $23,872,663 in the fiscal year 2009 from $30,872,008 in the corresponding period in 2008.  SinoCoking’s gross profit as a percentage of sales decreased to 46.45% in fiscal year 2009 from 52.66% in the same period ended June 30, 2008.  The decrease in the company’s gross profit percentage reflects a compressed gross margin due to lower market sale prices for coke and coal tar in the second half of the fiscal year ended June 30, 2009.  In addition, coal trading, particularly when coal is acquired from third party suppliers rather than from the company’s mines, generally carries thinner profit margins than coke products, and the company’s shift toward more coal trading and less coke production had the effect of reducing the company’s overall gross profit margin in fiscal 2009 as compared to the prior year.

Operating Expenses.  Operating expenses, substantially all of which consisted of selling expenses and general and administrative expenses decreased by $1,262,507, or 32.36%, in fiscal 2009 as compared to fiscal  2008.  As a percentage of sales, operating expenses declined to 5.13% from 6.66%.   Approximately $898,954 of this decrease was due to a decrease in selling expenses.  Approximately $363,553 of the decrease was related to a decrease in general and administrative expenses.  Since the management team pursued a more focused sales strategy, including emphasis on sales to the most competitive trading companies such as Wuhan Tieying Steel and Hunan Loudi Zhongyuan Trading Ltd. (with which the company has developed prior relationships), and emphasis on customer relationships with distributors that have the greatest bargaining power in the region, the company incurred fewer selling expenses compared to the previous year.  Further decreases in general and administrative expenses were achieved by implementing a strong expense monitoring program, under which most expense reimbursements to employees were reviewed by supervising management.   In addition to the foregoing, as mentioned above, beginning in late 2008 and continuing through mid-2009, the company began phasing out the provision of shipping services to customers purchasing raw coal and coke, resulting in approximately $85,000 in reduced selling expenses for fiscal 2009.   In addition to the decrease in selling expenses, management also believes that a substantial portion of the decrease in general and administrative expenses was attributable to the phaseout of shipping services.

Other Income and Expense.   Other income for the fiscal year 2009 consisted mainly of a government grant to SinoCoking’s coal gas-generated power plant in the amount of $158,010.  The company’s interest expense decreased from $1,122,569 for fiscal 2008 to $914,072 for fiscal 2009, reflecting a lower average outstanding balance for short-term borrowings, which declined from $3.68 million to $2.73 million from fiscal 2008 to 2009.

Provision for Income Taxes.   Provision for income taxes decreased by $4,554,725, or 56.61%, for the fiscal year 2009, as compared to the same period in 2008,  primarily due to lower taxable income relating to a decrease in the company’s gross profit in 2009, and income tax exemptions granted to the company by the local tax authorities resulting in savings of $2,570,980.

Net Income.  As a result of the combination of the factors described above, SinoCoking’s net income decreased by 3.94% to $16,967,935 for fiscal 2009, from $17,664,665 in fiscal 2008.

Year Ended June 30, 2008 Compared to the Year Ended June 30, 2007

Revenues.   SinoCoking’s revenues increased from $30,078,701 for the year ended June 30, 2007 to $58,623,488 for the year ended June 30, 2008 with an increase of $28,544,787, or 94.90%.  This increase was driven primarily by rapidly rising market prices for coal and coke products in China, a trend that was mirrored in the global market, and which became more pronounced in the first half of calendar year 2008.  Secondly, SinoCoking changed its production mix during this period, which affected revenues.  During the fiscal year 2008, the company shifted away from coal production and at the same time, ramped up coke production in response to increased order volume for coke products.  Coke products carry a higher per-unit sales price and are more value-added compared to coal products, and accordingly, higher coke sales led to a significant increase in revenue.  SinoCoking’s revenues for the fiscal years ended June 30, 2008 (“Fiscal 2008”) and June 30, 2007 (“Fiscal 2007”), categorized by product type, were as follows:

	Revenues
	Coke Products	Coal Products	Total
Revenues
Fiscal 2008 (in US$)	$58,091,026	$532,463	$58,623,489
Fiscal 2007 (in US$)	25,294,851	4,783,850	30,078,701
Increase (decrease) in US$	32,796,175	(4,251,388)	$28,544,788
% Increase (decrease) in US$	129.66%	(88.87%)	94.90%
Quantity Sold (metric tons)
Fiscal 2008	236,535	22,597	259,132
Fiscal 2007	159,379	90,370	249,749
Increase (decrease)	77,156	(67,773)	9,383
% Increase (decrease)	48.41%	(75.00%)	3.76%

Average sale prices for SinoCoking’s four principal products were as follows during the fiscal years ended June 30, 2007 and June 30, 2008:

	Average Sale Prices
	Coke	Coal Tar	Raw Coal	Washed Coal
Fiscal 2008 (in US$)	$244	$278	$18	$86
Fiscal 2007(in US$)	157	200	42	64
Increase (decrease) in US$	87	78	(24)	22
% Increase (decrease) in US$	55.40%	39.00%	(57.14%)	34.38%

As discussed above, average sale prices are driven by a number of factors, including the particular composition and grade or quality of the coal or coke being sold, prevailing market prices for these products in the Chinese local and national market, prevailing market prices in the global marketplace, timing of sales, delivery terms, purchase order negotiations between SinoCoking and its customers, and relationships with those customers.   Management believes that the changes in average sale prices in the twelve month period ended June 30, 2008 were primarily driven by external market forces.  In addition, the average sale prices for raw coal in particular declined due to a higher proportion of lower-grade low thermal value mixtures sold to customers (as high-grade higher thermal value coals were reserved for coke manufacturing rather than sold).

Coke product revenues for the fiscal years ended June 30, 2007 and 2008 were as follows:

	Coke Products
	Coke	Coal Tar	Total
Revenues
Fiscal 2008 (in US$)	$55,103,692	$2,987,334	$58,091,026
Fiscal 2007 (in US$)	23,831,668	1,463,183	25,294,851
Increase (decrease) in US$	31,272,024	1,524,151	32,796,175
% Increase (decrease) in US$	131.22%	104.17%	129.66%
Quantity Sold (metric tons)
Fiscal 2008	225,779	10,756	236,535
Fiscal 2007	152,049	7,330	159,379
Increase (decrease)	73,730	3,426	77,156
% Increase (decrease)	48.49%	46.74%	48.41%

Coal and coke prices in the Chinese open market rose throughout the fiscal year ended June 30, 2008, as steep demand for coal and coke from the steel industry and power producers outstripped supply.  Management believes SinoCoking’s mining operations are relatively safe, however, that not all coal mining operations in China meet high standards of safety.  In recent years, in response to a number of coal mining accidents in unsafe mines, the central and local governments in China have acted to either temporarily or permanently close small-sized privately-owned coal mines, including some in the Henan province, for comprehensive safety inspections.  The central and local governments have also cited inefficiency as one of the reasons for closing certain privately-owned coal mines.  As a result of these coal mine closures, the overall supply of coal in China was constrained, and management believes this is a key factor, along with persistent industrial demand for coal, that has contributed to a rise in the prices of coal and coke products during the year ended June 30, 2008.  Coal and coke prices began to stabilize in the fall of 2008.

SinoCoking’s revenues are principally derived from the sale of coke products.  In the year ended June 30, 2008, the company increased the quantity of coke produced and sold by 48.49%, and revenue from coke sales increased 131.22% for the year ended June 30, 2008 as compared to the prior year.  Average coke sale prices per unit, to customers (including Grade II, III, and chemical coke) increased by approximately 55.40% during this period.   Management believes that increasing demand from steel makers and power producers, coupled with limited aggregate supply in the marketplace, caused this increase in average sale prices.  Besides the effect of rising coke prices during the year ended June 30, 2008, another main driving force behind the company’s increased quantity of coke sales is increased coke production capacity as a result of major equipment renovations in 2005.  Annual coke output increased substantially second year in a row, from 152,049 tons in 2007 to 225,779 tons in the year ended June 30, 2008.  This increased production capacity enabled the company to sell more coke and fill larger orders from its major customers, including Hunan Hengyang Guanxiang Trading Co. Ltd., to whom the company sold over $22 million of coke in 2008 versus $3.5 million in 2007.

The quantity of coal tar produced and sold by Sino Coking increased by 46.74%, and revenue from this product category increased 104.17% from approximately $1.5 million to $3 million in the year ended June 30, 2008, as compared to the prior year.   The company’s production of coal tar increased due to the increase in coke production, as coal tar is a byproduct of the coke making process.   Average sale prices for coal tar increased by 39.00% in the year ended June 30, 2008 as compared to the prior year, and management believes this was due to heavy customer demand while aggregate market supply remained limited.

Coal product revenues for the fiscal years ended June 30, 2007 and 2008 were as follows:

	Coal Products
	Raw Coal	Washed Coal	Total
Revenues
Fiscal 2008 (in US$)	$372,312	$160,150	$532,462
Fiscal 2007 (in US$)	1,877,489	2,906,361	4,783,850
Increase (decrease) in US$	$(1,505,177)	$(2,746,211)	$(4,251,388)
% Increase (decrease) in US$	(80.17%)	(94.49%)	(88.87%)
Quantity Sold (metric tons)
Fiscal 2008	20,737	1,860	22,597
Fiscal 2007	44,636	45,734	90,370
Increase (decrease)	(23,899)	(43,874)	(67,773)
% Increase (decrease)	(53.54%)	(95.93%)	(75.00%)

SinoCoking’s quantity of production and sale of raw coal decreased by 53.54%, and revenue from this product category decreased 80.17% from approximately $1.9 million to less than $0.4 million in the year ended June 30, 2008, as compared to the prior year.  While SinoCoking concentrated on producing more coke from the coking factory in the current year, the company had less incentive to sell any large quantity of coking coal as it is more economical to provide the raw coal produced in-house to the company’s own coking needs.  As a result, raw coal sales quantity dropped substantially.  Per-unit customer sale prices for raw coal sold by the company decreased by approximately 57.14% in the year ended June 30, 2008, as compared to the prior year.  This decrease was caused in part by a shift in sales by the company of lower grade coal with a lower thermal value, which is sold at a lower price per unit.  In the coal products category, SinoCoking mainly sold only coal washing residuals and lower grade coals during the year ended June 30, 2008.

SinoCoking’s quantity of production and sale of washed coal decreased by 95.93%, and revenue from this product category decreased 94.49% from approximately $2.9 million to less than $0.2 million in the year ended June 30, 2008, as compared to the prior year.  Similar to the decrease in revenue in the raw coal category as explained above, the company aimed to minimize the sale of coking grade washed coal during the year ended June 30, 2008 because of the strong demand for such washed coals by the company’s own coking plant.   The effect on revenues of company’s decrease in amount of washed coal sold was partially offset by an increase in per-unit customer washed coal sale prices, which increased by 34.38% in the year ended June 30, 2008, as compared to the prior year.  Unlike raw coal, washed coals available for sale do not vary in quality as there is no mixture of other coal washing residual and command very little difference in sales price among different grades of coking purpose washed coal.

Overall, the company’s revenue increased by $28.5 million, or 94.90% for the year ended June 30, 2008 as compared to the prior year, as the company shifted its sales and production toward higher value-added coke products and away from lower value raw and washed coal, based on the relative market sale prices for these various products in during these periods.

Cost of Goods Sold and Gross Profit.  Cost of goods sold increased by $5,572,277, or 25.12%, during the year ended June 30, 2008, as compared to the same period in 2007, due primarily to a dramatic increase in coal and coke production during this period, in order to satisfy demand for coal and coke products by customers.  Gross profit increased by $22,972,510, or 290.81%, to $30,872,008 in the year ended June 30, 2008 from $7,899,498 in the corresponding period in 2007.   SinoCoking’s gross profit as a percentage of sales increased to 52.66% in the year ended June 30, 2008 from 26.26% for the same period ended June 30, 2007.  Since the company produces a significant amount of metallurgical coal, a key raw material for coke production, from the company’s own coal mines, the company’s coke producing operations were largely unaffected by the soaring prices of metallurgical coal as a component of cost of goods sold.   In the fiscal year ended June 30, 2008, of the total amount of coal acquired and used for coking, 65% originated from the company’s own mines, and the remainder was purchased from coal dealers and other mining companies.

Operating Expenses.  Operating expenses, substantially all of which consisted of selling expense and general and administrative expenses, decreased from $4,330,657 for the year ended June 30, 2007 to $3,901,396 for the same period in 2008.  As a percentage of sales, operating expenses declined to 6.66% for the year ended June 30, 2008 from 14.40% for the comparable period ended June 30, 2007.  In addition to the effect of diminishing percentage of sales represented by certain fixed costs (such as rent and office expense), starting from year 2007 the company implemented measures to strengthen certain control procedures to monitor the general and administrative expenses, resulting in the decrease in operating expenses for the year ended June 30, 2008 as compared to the previous period.

Other Income (Expense), net.   Other income (expense), net consisted mainly of finance expenses and other expenses.  Finance expense, net (which included finance charges and deducted interest income) increased from $750,950 for the year ended June 30, 2007 to $1,122,569 for the year ended June 30, 2008 with an increase of $371,619.   This increase, mainly due to interest expense, was in connection with increased borrowing from banks, credit unions and related parties to provide liquidity and working capital, and a slight increase in the company’s average cost of borrowing during the year ended June 30, 2008.

Provision for Income Taxes.   Provision for income taxes increased by $5,880,549, or 271.52%, for the year ended June 30, 2008, as compared to the year ended June 30, 2007, primarily due to the company’s strong revenue growth and the decrease in operating expenses, creating a higher taxable base for fiscal year 2008.

Comprehensive Income (Loss).  As a result of a combination of the factors discussed above,

SinoCoking’s comprehensive income increased by $18,116,025 (or 3,955.83%) to $18,573,983 for the year ended June 30, 2008, from $457,958 for the year ended June 30, 2007.  Except for the increase in foreign currency translation adjustment in the amount of approximately $1,054,110, all of the increase in total comprehensive income was due to the increase in net income in fiscal year 2008.

Liquidity and Capital Resources

Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2009

Net Cash Provided by Operating Activities

Net cash provided by operating activities for the three months ended September 30, 2009 increased to $5,422,519 compared to $757,538, which is a difference of $4,664,981.  The larger amount of net cash provided by operating activities was primarily the result of greater sales of coal products, which lead to a higher net income of $6,547,377 for the three months ended September 30, 2009, and higher accounts payable and accrued liabilities.  This increase in cash provided by operating activities was offset partially by an increase in account receivables, inventories and customer deposits.

Net Cash Used in Investing Activities

Net cash used in investing activities for the three month period ending September 30, 2009 was $3,114,495, compared to net cash used in investing activities of $62,599 in the same period in 2008.  The primary use of funds for both periods consisted of payments in connection with capital expenditures, including the purchase of new coking equipment, and mining facility improvements to increase mining capacity from 300,000 tons to 350,000 tons annually.  In the three month period ending September 30, 2009, net cash used in investing activities consisted mainly of mine improvements, as the company utilized approximately $3 million for this purpose.

Net Cash Used in Financing Activities

Net cash used in financing activities for the three month period ended September 30, 2009 was $1,766,967, compared to net cash used in financing activities of $1,520,391 in the same period in 2008.  The use of the funds included repayment of principal in the amount of $1,737,329 under a bank loan, and repayment of principal amounts owed to the related party, Mr. Yang Liuchang, in the amount of $74,121.  The company also borrowed $34,537 from Mr. Jianhua Lv, the Chairman, President, CEO of SinoCoking for the three month period ended September 30, 2009.  At September 30, 2009 SinoCoking owed a balance of $1,317,611 to Mr. Lv, and a balance of $225,495 to Mr. Yang, and neither of these loans is interest-bearing.

Year Ended June 30, 2009 Compared to the Year Ended June 30, 2008

Net Cash Provided by Operating Activities

Net cash provided by operating activities for the twelve months ended June 30, 2009 was $11,890,214, compared to $13,060,249 for the same period ended June 30, 2008.  The primary reasons for the decrease included an increase in prepayments to suppliers (which rose from $1,646,714 to $8,364,448 for fiscal 2009), an increase in accounts receivables (which rose from $3,552,733 to $6,454,663), and a decrease in account payables and other payables (which decreased by $3,332,220 and $954,832, respectively), partially offset by a decrease in customer deposits, and a decrease in other receivables.

During the second half of fiscal 2009, the payment terms for both suppliers and customers of the company were changed significantly, compared to the same period in 2008, prompted by the unexpected change in market conditions.   The payment terms granted to customers by the company were extended in duration for many customers, and this caused the company’s accounts receivable to increase by approximately $2.89 million.  On the other hand, since strong demand for coal in China continued throughout fiscal 2009 in China, and as this phenomenon increased the bargaining power of coal suppliers (the company is both a supplier and a purchaser), the company’s transaction terms with the third party coal vendors became more favorable to the vendors, which had the effect of decreasing its accounts payable.  In fiscal year 2009, especially in the second half of the year, management decided to shift more toward coal sales and trading and reduce coke production volume, and the company relied more on coal sales to maintain cash flow and profitability.   Since the company not only mines and sells its own coal, but also buys a substantial amount of coal from third party vendors for resale, this shift toward greater coal sales led to an increase in customer deposits for coal purchases from those third party vendors.  Since market demand for coal remained robust, coal vendors were able to command favorable payment terms, including requiring buyers to put up deposits on their purchases.  On the other hand, the company collected negligible deposits from its coke buying customers – since demand for coke softened in 2009 (in contrast with the acute shortages in 2008), generally the company did not require customers to pay deposits on coke purchases.

Net Cash Used in Investing Activities

Net cash used in investing activities for fiscal 2009 was $10,503,647, compared to $8,471,010 in fiscal 2008.  The primary use of funds for both years were payments in connection with capital expenditures, including the purchase of new coking equipment, as well as mining facility improvements to increase mining capacity from 200,000 tons annually to 350,000 tons annually.  In addition, SinoCoking used approximately $1 million of cash to make payments in connection with its prior acquisition of rights to three coal mines in fiscal 2009.

Net Cash Used in Financing Activities

Net cash used in financing activities for fiscal 2009 was $5,832,642, compared to $937,425 in fiscal 2008.  SinoCoking paid off its short-term loans from various banks in the amount of $1,180,790 in the fiscal year 2009 in order to decrease interest expense.  Further, the company paid certain loans from shareholders (Mr. Lv and Mr. Yang) in the amounts of approximately  $3,405,295 and $1,842,557.  The higher net amount of cash used in financing activities in fiscal 2009 was primarily due to the repayment of principal under the foregoing loans.

Year Ended June 30, 2008 Compared to the Year Ended June 30, 2007

Net Cash Provided by Operating Activities

Net cash provided by operating activities for the twelve months ended June 30, 2008 increased to $13,060,249 compared to $4,646,495 for the same period ended June 30, 2007.  The primary reasons for the increase were the increase in revenue, partly driven by soaring coal and coke prices in the first half of calendar year 2008, and an increase in net income (which rose from $602,750 to $17,664,665 for fiscal year 2008), partially offset by an increase in accounts receivable, advances to suppliers, and above all, cash used to pay other payables and accrued liabilities.  In fiscal 2008, other payables decreased by $4.6 million because SinoCoking’s strong cash flow position allowed it to pay down balances to various vendors or other non-purchase accounts payable at a faster pace.  SinoCoking is required to pay some of its major suppliers on an expedited basis for products purchased during a period of increasing costs for supplies.

Net Cash Used in Investing Activities

Net cash used in investing activities for the year ended June 30, 2008 increased to $8,471,010 from $6,538,812 in the same period in 2007.  The primary use of funds for both years was capital expenditures, including the purchase of new coking equipment, and mining facility improvements to increase mining capacity from 200,000 tons annually to 300,000 tons annually.  In addition, SinoCoking used approximately $5.8 million of cash to make payments in connection with its prior acquisition of rights to three coal mines and Baofeng coking plant.

Net Cash Used in Financing Activities

Net cash used in financing activities for the year ended June 30, 2008 was $937,425.  While SinoCoking has borrowed from time to time from Jianhua Lv, the company’s CEO and Chairman, the company repaid some of these loans (net of current year shareholder capital contribution) in the total amount of $1,226,574 to Mr. Lv during the year ended June 30, 2008.  The balance of SinoCoking’s short-term loans from various banks and individuals rose slightly by $289,149 at June 30, 2008 as compared to the balance at June 30, 2007.

Capital Sources

Funding for SinoCoking’s business activities has historically been provided by cash flow from operations, and short-term lender financing, including loans from its shareholders Mr. Lv and Mr. Yang.

SinoCoking did not have any credit lines as of September 30, 2009.

The overall business plan of SinoCoking involves growing its business through (1) expansion and modernization of its production facilities, to achieve greater productivity and energy efficiency (with less environmental impact); (2) recapturing more coking by-products for refinement into useful industrial chemicals, and production of more high-value-added chemical products, and (3) potential acquisition of other coal mines to source raw materials.  Any future facility expansion and acquisition will require additional financing and/or equity capital and will be dependent upon the availability of financing arrangements and capital.  As described elsewhere in this discussion and analysis, SinoCoking entered into a share exchange agreement with AbleAuctions.com, Inc. whereby it will become a wholly owned subsidiary of AbleAuctions.com, Inc.   AbleAuctions.com, Inc. will change its name to “SinoCoking Coke and Coal Chemical, Inc.”, the principal business of the combined company will be the business and operations of SinoCoking, and the combined company will continue to be a reporting entity subject to the requirements of the Securities Act of 1934.  SinoCoking believes that as a public company it will have better access to capital markets and financing, and that its shares (when they become publicly traded) will provide another means of executing future acquisitions.

Capital Expenditures
During fiscal 2009 SinoCoking had capital expenditures of $10.5 million and in fiscal 2008 it had capital expenditures of approximately $8.5 million.   These capital expenditures were made in order to purchase vehicles, mining equipment and coking equipment for the company’s coal and coke production sites.  In fiscal 2009, the company also made remaining payments in connection with the acquisition of mining rights in the aggregate amount approximately $1 million, to the prior owners of the Yongshun, Tanglishu and Liangshuiquan mines.

Quantitative and Qualitative Disclosures about Market Risk

SinoCoking does not use derivative financial instruments and has no foreign exchange contracts.  SinoCoking’s financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations.  The company generally considers investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents.  However, in order to manage the foreign exchange risks, the company may from time to time engage in hedging activities to manage its financial exposure related to currency exchange fluctuation.  In these hedging activities, SinoCoking may use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.  Currently SinoCoking does not engage in any of these types of currency hedging transactions.

Interest Rates.  SinoCoking generally does not invest in or hold debt securities.  Accordingly, fluctuations in applicable interest rates would not have a material impact on the company.  At September 30, 2009, the company held bank deposits, but no short term debt instruments.  A hypothetical 10% increase or decrease in applicable interest rates would not have any material impact on the company’s earnings, loss or cash flows.

Foreign Exchange Rate.  All of the sales and inputs of SinoCoking are transacted in Renminbi (“RMB”).  As a result, changes in the relative values of U.S. Dollars and RMB affect the company’s reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes.  However, since SinoCoking conducts its sales and purchase inputs in RMB, fluctuations in exchange rates are not expected to significantly affect financial stability, or gross and net profit margins.  SinoCoking does not currently expect to incur significant foreign exchange gains or losses, or gains or losses associated with any foreign operations.

Market for Common Equity and Related Shareholder Matters

SinoCoking’s stock does not have a public trading market.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in SinoCoking’s accountants or any disagreements between SinoCoking and its accountants.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the years ended December 31, 2009 and 2008, and the unaudited financial statements for the three months ended September 30, 2009 are attached to this proxy statement as Attachment B.  The audited financial statements for the years ended June 30, 2007, 2008 and 2009, and the unaudited financial statements of Top Favour Limited (SinoCoking) for the three-month periods ended September 30, 2009 and 2008 are attached to this proxy statement as Attachment C.   The historical financial statements of Top Favour Limited will become the historical financial statements of Ableauctions, therefore, pro forma financial information of Ableauctions is not presented in this proxy statement.

DILUTION OF COMPANY SHAREHOLDERS

As a result of the Transactions (which includes the Acquisition), the shareholders of the Company will incur substantial dilution in their interests in the Company.  Following the Transactions, the Company’s current shareholders will own approximately 3% of the outstanding common stock.  Consequently, not only will the Company’s shareholders’ capital interest in the Company be reduced from 100% to 3%, but their voting power will be similarly reduced.  Following the Acquisition, the current shareholders of SinoCoking will own 97% of the outstanding common stock of the Company and will be able to control the Company’s affairs, including the election of all members of the Company’s board of directors.  Nonetheless, the shareholders of the Company who are shareholders on the applicable ex-dividend and record dates will be entitled to receive a pro-rata distribution of the assets of Ableauctions, and furthermore, shares of the Company’s common stock that are held through and after the Acquisition will represent post-transaction shares of the combined company, which shall include the business of SinoCoking.

Proposed Financing

The closing of the Acquisition will be contingent on the simultaneous closing of a proposed financing of $50 million to $75 million, which may be comprised of debt or equity securities or both, to be determined by the board of directors in consultation with SinoCoking.  This contingency may be waived by SinoCoking.  Proceeds from this financing are expected to be used to acquire property, plant and equipment relating to the expansion of SinoCoking’s coke producing capacity, and for other general working capital purposes.  For further details regarding SinoCoking’s expansion plans, see the section entitled “Expansion Plans” on page 29 of this proxy statement.

The financing is expected to result in dilution to the holders of shares after giving effect to the Acquisition, including both the shareholders of Ableauctions immediately prior to the Acquisition owning approximately 3% of the outstanding shares, and the former shareholders of SinoCoking owning 97% of the outstanding shares.  Since as of the date of this proxy statement, the terms of the financing have not been determined, the Company is unable to determine the degree of dilution that will result to the Company’s shareholders.  Solely for purposes of illustration, if investors in the financing were to be issued new shares constituting 20% of the outstanding shares of the Company’s common stock post-financing, then the amount of dilution would be as shown below:

	Pre-Financing(1)	Post-Financing(2)

Investors in the Financing	-	20.0%
Ableauctions Shareholders(3)	3.0%	2.4%
Former SinoCoking Shareholders (4)	97%	77.60%
	100.00%	100.00%

(1)	Percentage of outstanding shares of Ableauctions held by shareholders after giving effect to the Acquisition, but excluding the effect of any financing.
(2)
Percentage of outstanding shares of Ableauctions held by shareholders after giving effect to both the Acquisition and a hypothetical financing involving the issuance of shares of common stock constituting 20% of the total issued and outstanding shares post-financing.

(3)
Holders of all Ableauctions shares outstanding after giving effect to the Acquisition.  These are the holders of 100% of the issued and outstanding shares of Ableauctions common stock of  prior to the Acquisition.

(4)	Holders of shares of SinoCoking, who agreed to transfer their SinoCoking shares to Ableauctions in exchange for shares of Ableauctions under the Share Exchange Agreement.

If the financing occurs, the actual total number of shares of common stock issued in the financing could be greater than or less than 20% of the total number of issued and outstanding shares of the Company post-financing.

Regulatory Approvals

There are no federal or state regulatory requirements that must be complied with in regard to the Transactions, other than disclosure obligations under the SEC rules, the filing of charter amendments with the Secretary of State of the State of Florida, and filings with the SEC and state securities regulatory authorities that may be required in connection with the proposed financing.

Appraisal Rights

None of the Company’s shareholders have any appraisal rights as a result of the Transactions.

Approval of Transactions

Our Articles of Incorporation require that the proposals be approved by holders of 50.01% or more of the issued and outstanding shares of the Company’s common stock, as more specifically discussed above.

MANAGEMENT

Appointment of New Directors

Contingent upon the closing of the Acquisition, the board of directors has identified six successor director candidates to be appointed to the board of directors at the closing, as designated by SinoCoking.  Furthermore, concurrent with the closing of the Acquisition, the four directors currently on the board of directors have agreed to resign from the board of directors.

Management Prior to the Acquisition

The following table sets forth the names and ages of our directors and executive officers, as of the date of this proxy statement and prior to the closing of the Acquisition:

Name	Age	Position
Abdul Ladha	47	President, Chief Executive Officer and Director
Barrett E.G. Sleeman	68	Director
Dr. David Vogt	52	Director
Michael Boyling	52	Director

Abdul Ladha, Age 47

Abdul Ladha has been a director, President, and Chief Executive Officer of the Company since August 24, 1999.  He also currently serves as the Chief Financial Officer.  In addition, Mr. Ladha is President of the Company’s wholly owned subsidiaries.  Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia.  In 1985 he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, which was a company engaged in the business of the development and provision of web-based business solutions to small to mid-size retail and business-to-business customers, and the marketing and sale of personal computer hardware and network systems to corporate and retail customers, as well as computer training and after-sales upgrade and support services.  Mr. Ladha was President, Chief Executive Officer, and a director of Dexton Technologies from December 1994 to July 2001.  In 1997, Dexton Technologies acquired Able Auctions (1991) Ltd., which Dexton sold to the Company on August 24, 1999.  Mr. Ladha is the executive director of CITA, the Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada’s technological entrepreneurs.  CITA is sponsored by the University of British Columbia, Simon Fraser University, the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

Barrett E.G. Sleeman, Age 68

Barrett Sleeman, a director since August 24, 1999, is a professional engineer.  He has also been a director of Crystal Graphite Corporation, a graphite property development company, from February 1999 to February 2004, and the Chief Executive Officer of THEMAC Resources Group Limited from October 2001 to the present.  From April 1997 to September 2001, he was a director of Dexton Technologies Corporation, a technology company.  From May 1988 to May 2000, he was a director and the President of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts.  Mr. Sleeman served as a director of Java Group Inc., an oil and gas company, from November 1997 to March 2000.  Mr. Sleeman also served as President (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

Dr. David Vogt, Age 52

Dr. David Vogt, a director since April 17, 2000, is a seasoned technology innovator with experience in the corporate, research and development and academic sectors.  In September 2006 he founded, and since that date he has been the Chief Executive Officer of, CrowdTrust Technologies Inc., a web-based company offering personal knowledge and identity management solutions.  Since October 2004 he has also served as executive director of the Mobile MUSE Network, an applied research collaborative serving as an innovation engine for the emerging mobile media industry.  Since August 1999 Dr. Vogt has also served as the director of Digital Learning Projects for the University of British Columbia’s Faculty of Education.  Dr. Vogt began his career with a Ph.D. in astronomy and was Director of Observatories at the University of British Columbia.  He then became Director of Science at Science World, a public science museum.  In 1996 he founded and became Chief Executive Officer of Brainium Technologies Inc., a pioneer of Internet-based learning products for K through 12 students.  More recently, Dr. Vogt was Chief Research Officer at the New Media Innovation Centre (NewMIC) in Vancouver, British Columbia.  Dr. Vogt lives in Vancouver and contributes to a number of public and private boards.

Michael Boyling, Age 52

Michael Boyling, a director since 2002, is Vice President of Rogers Associate Partners Inc., a position he has held since January 1999.  Rogers Associate Partners Inc., the stock of which is traded on the Toronto Securities Exchange, is an insurance and financial services company based in Vancouver, British Columbia with offices in Edmonton Alberta, Calgary Alberta and Winnipeg Manitoba.  Rogers Associate Partners Inc. provides insurance and financial services to high net worth individuals and medium sized companies.  Since August 1999 Mr. Boyling has also provided consulting services through West Coast Global Equity Ventures Inc., a company he founded, which provides debt financing and investing services to private clients.  Since 1999 he has worked as a consultant and broker with foreign and domestic companies arranging non-traditional equity and debt financing.  In this capacity, Mr. Boyling has brokered debt and equity financing over the previous two years in excess of CDN$63 million.  Mr. Boyling served with the Canadian Military (Army) from the age of 17 to the age of 38.

About the Current Board of Directors

There are no family relationships among our current directors or executive officers.

During the past five years, except as described below, none of our directors or executive officers have been involved in any of the following events:

•
Any bankruptcy petition filed by or against any business of which a director or executive officer was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

In 2002 it was determined that iCollector PLC, a subsidiary of Ableauctions.com, could not sustain its operations and it was eventually placed into formal bankruptcy proceedings pursuant to the laws of the United Kingdom.  In 2002, Ableauctions.com (Washington) Inc., our wholly owned subsidiary, ceased its bricks and mortar operations in San Mateo and San Francisco.  Our current officers and directors also served as our officers and directors during this period.

Director Independence, Committees and Nomination Process

We do not have, nor are we required by the rules of the NYSE Amex Equities to have, a standing nominating or compensation committee.  The board of directors believes that, considering the Company’s size and current available resources, the need for these committees is not appropriate or compelling at this time, and currently the functions of a nominating and compensation committee are effectively handled by the full board of directors.  Our board of directors is presently made up of four members, three of whom are deemed to be “independent”: Messrs. Barrett Sleeman and Michael Boyling and Dr. David Vogt are independent, as that term is defined in Section 803 of the Rules of the NYSE Amex Equities.  Mr. Barrett Sleeman and Dr. David Vogt are members of our audit committee.

Communications with Members of our Board of Directors

The board of directors has not established a formal process for shareholders to send communications to its members.  Any shareholder may send a communication to any member of the board of directors in care of our address below:

ABLEAUCTIONS.COM, INC.
Attn: President
Suite 454 - 4111 Hastings Street
Burnaby BC V5C 6T7 Canada
Tel: (604) 293-3933
Fax: (604) 293-3934

If a communication is sent to our address, we will forward any such communication to the board member.  If the shareholder would like the communication to be confidential, it should be so marked.

Executive Compensation for Ableauctions Management

The table below shows, for the fiscal years ended December 31, 2008 and 2007, compensation paid or accrued to our Chief Executive Officer and the four most highly paid individuals whose total compensation exceeded $100,000.

Summary Compensation Table
Name and principal position	Year(1)	Salary ($)	Bonus or Commissions ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Abdul Ladha President and CEO	2008	156,000	0	0	0	0	0	0	156,000

Abdul Ladha President and CEO	2007	156,000	0	0	0	0	0	0	156,000

Disclosure to Summary Compensation Table

Our compensation program consists of the following three components:

•	base salary;
•	bonuses; and
•	awards of options to purchase common stock from our 1999 Stock Option Plan.

We believe that a combination of cash and options will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.

In setting the compensation for our sole executive officer, our board of directors looked primarily at his responsibilities, at salaries paid to others in businesses comparable to ours, at his experience and at our ability to replace him.  We expect the salary of our executive officer to remain relatively constant unless his responsibilities are materially changed.

Bonuses are used to reward performance, either by the individual or by the company.  Bonuses are discretionary.  No bonuses were granted to our executive officer during the 2008 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the outstanding equity awards granted to our highest paid executive officers as of December 31, 2008.  Equity awards granted to Mr. Ladha were granted in connection with his service as a director.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Abdul Ladha	121,186	0	0	$4.80	11/16/2014	0	0	0	0

Employment Agreements for Ableauctions Management

We have an employment agreement with our Chief Executive Officer, Abdul Ladha, that is dated April 1, 2002.  The term of the agreement commenced as of April 1, 2002 and will continue until Mr. Ladha dies or is permanently disabled, we terminate the agreement for cause, we and Mr. Ladha mutually agree to terminate the agreement, Mr. Ladha elects to terminate the agreement or we elect to terminate the agreement.  If Mr. Ladha elects to terminate the agreement, he must give us at least 90 days written notice of his intent to terminate.  If we elect to terminate the agreement, we must give Mr. Ladha written notice equal to no less than the greater of one year or two months for each year of completed service.  In lieu of such notice, we can pay Mr. Ladha compensation for the notice period.  Mr. Ladha’s cash compensation is $156,000 per year, which may be increased by the board of directors.  Mr. Ladha is also entitled to receive an automobile allowance of $500 per month (although this benefit was not paid to him during the past two fiscal years and is not being paid to him currently) and, upon execution of the agreement, he was granted options to purchase 1,000,000 shares of our common stock.

Compensation Paid to Members of our Board of Directors

We did not compensate our directors during the 2008 fiscal year.  The Company has no plans at the present time to pay any compensation to the new directors who shall take office following the closing of the Acquisition.

Management After the Acquisition (SinoCoking Management)

The following table sets forth the names and ages of the directors and executive officers nominated by SinoCoking who will take and hold office, contingent upon and following the closing of the Acquisition:

Name	Age	Position
Jianhua Lv	41	President, Chief Executive Officer and Chairman of the Board of Directors
Liuchang Yang	54	Vice-President, Secretary and Director
Zan (“Sam”) Wu	32	Chief Financial Officer
Hui Zheng	37	Vice President of Operations and Director
Hui Huang	42	Independent Director
Yushan Jiang	55	Independent Director
Jin Yao	61	Independent Director

Jianhua Lv, Age 41

Jianhua Lv has been the executive director and chairman of Hongli since 1996, when he founded the company.  Prior to this, from 1989 to 1996 Mr. Lv held a number of positions at the Henan Province Pingdingshan Coal Group, where he has developed many years of experience in the coal and coking industries.  In early 2007, Mr. Lv was appointed as a standing committee member of the Chinese People’s Political Consultative Conference of Baofeng, Henan Province, and as a standing committee member of the National People’s Congress of Baofeng, Henan Province. Mr. Lv has been honored as an outstanding entrepreneur of the year in 2003 and 2004.  Mr. Lv holds a bachelors degree from Henan University in Chinese, a master degree in economics from Henan University, and a master of law degree from the Central Party School.

Liuchang Yang, Age 54

Liuchang Yang has served as a director of Hongli since 2003, and as its Vice Chairman since January 2006.  Prior to this, Mr. Yang held various offices at the company’s predecessors from 1983 to 2005, including secretary, deputy director, director and general manager of human resources.  Mr. Yang has extensive experience in management, human resources and administration.  Mr. Yang holds a bachelor’s degree in Law from Beijing University, a degree from the Center Party School in Economics and Management, and a graduate degree in Finance and Banking from the Chinese Academy of Social Sciences.

Zan (“Sam”) Wu, Age 32

Zan Wu has served as the chief financial officer of Hongli since July 2009.  Prior to this, Mr. Wu worked as an auditor at the Zhong Rui Hui Accounting Firm from 2000 to 2001.  Mr. Wu was a financial analyst at VIR Consultancy Ltd. from 2003 to 2004.  From 2004 through 2006, Mr. Wu held the positions of assistant manager and financial manager at Domino Scientific Equipment Ltd.  Mr. Wu was the chief representative of Global American, Inc. (China Representative Office) from 2006 – 2009.  Mr. Wu holds a bachelor’s degree in accounting from the Capital University of Economics and Business and a master’s degree in financial management and control from Aston Business School.

Hui Zheng, Age 37

Hui Zheng has served as vice manager of Human Resources at Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (SinoCoking) since 2006.  Prior to this Mr. Zheng worked at SinoCoking as a stastician, secretary and vice-dean from 1998 until 2006.  Mr. Zheng has worked in the materials industry since 1996.  Mr. Zheng holds a degree from Zhengzhou University.

Hui Huang, Age 42

Hui Huang is the chairman and chief executive officer of Wuhan Pingdingshan Coal and Wuhan Steel Unification Coking Company.  Mr. Huang has also served as director of sales and administration of the same company from 1985 to 1996.  He then served as director of the Economics and Technology Cooperation Center of the Pingdingshan Coal Group (now known as the Wuhan Pingdingshan Coal and Wuhan Steel Unification Coking Company) from 1996 to 2008, of which he is now chairman of the board.  Mr. Huang is also a director of the China Association of Comprehensive Resource Utilization, a vice-director of the Henan Institute of Coal (a branch of the China Association of Comprehensive Resource Utilization), and vice-secretary of the Pingdingshan Youth Union.

Yushan Jiang, Age 55

Yushan Jiang has served as the chief executive officer of the Pingdingshan Coal Group Shoushan Coking Co., Ltd. since February 2007.  Prior to this, from 2001 to 2007, he was chief engineer at the Henan Tianhong Coking Company.   Prior to this Mr. Jiang developed expensive experience in the coking industry as he held numerous positions since 1972 as a worker, director, and head of research and development for various coking operations.   Mr. Jiang is also currently a vice-director and member of the Coking Committee of the Henan Province Metals Association, and vice-secretary of the Henan Province Institute of Coal & Coke.  Mr. Jiang holds a Bachelor’s degree in Coal and Chemistry from the Wuhan College of Iron & Steel.

Jin Yao, Age 61

Jin Yao is vice-chairman of the China Division of the Asia Pacific CEO Association, a position he has held since 2003.  Prior to this Mr. Yao served as general manager at the Beijing Gaoping Technology Development Company from 1989 to 2003.  Mr. Yao holds a bachelor’s degree and a master’s degree in Electrical Engineering from the Beijing Institute of Technology.

The foregoing individuals who will serve as directors of the Company post-Acquisition have been selected by SinoCoking, and will be appointed to the board of directors pursuant to the Share Exchange Agreement.

As of the date of this proxy statement, SinoCoking has not yet designated an audit committee financial expert, however management anticipates that such expert shall be designated prior to the closing of the Transactions.  The appointment of the new directors named above will take effect following the closing of the Acquisition and 10 days following the date on which the Company files with the SEC and mails to its shareholders a Schedule 14f-1.

About the Proposed Post-Acquisition Board of Directors

There are no family relationships among the individuals who will take office as directors and officers of the Company post-Acquisition, and there are no family relationships between the current Ableauctions directors and the proposed post-Acquisition directors.

During the past five years, except as described below, none of the individuals who will take office as our directors or executive officers have been involved in any of the following events:

•
Any bankruptcy petition filed by or against any business of which a director or executive officer was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Material Legal Proceedings involving Affiliates of SinoCoking Management

To our knowledge, none of the individuals to be appointed as the Company’s directors, officers or affiliates, or any 5% or greater shareholder of the Company post-Acquisition, or any associate or any such directors, officers or affiliates, is a party that is adverse to the Company in any material legal proceeding, nor do such persons have any material interest in any proceeding that is adverse to the Company.

Related Party Transactions of SinoCoking’s Management

Messrs Jianhua Lv, Liuchang Yang, Hui Zheng, Hui Huang, Yushan Jiang, and Jin Yao are each considered related parties, since they are to be appointed to the board of directors upon consummation of the Acquisition.  None of these individuals have engaged in any transactions with Ableauctions, or in any transactions in which any of the foregoing individuals had or will have a direct or indirect material interest.

SinoCoking Director Independence, Committees and Nomination Process

Among the six proposed candidates for appointment to the board of directors following the closing of the Acquisition, the board of directors believes three candidates would not be independent, and three would meet the criteria for independence under the rules of the NYSE Amex Equities, as indicated in the table above under the caption “Management After the Acquisition”.

Prior to the closing of the Acquisition, SinoCoking intends to designate one additional independent director who will be appointed to serve as the audit committee financial expert for SinoCoking’s board of directors, effective from and after the date of the closing.  As of the date of this proxy statement, the composition of the audit committee post-Acquisition has not yet been determined.  See discussion below regarding Ableauctions’ current board committees under the captions “Director Independence, Committees and Nomination Process” and “Meetings of the Board of Directors and Information about Committees”.

Compensation Paid to Members of SinoCoking’s Board of Directors

SinoCoking did not compensate its directors during the 2008 fiscal year.  SinoCoking has no plans at the present time regarding the payment of compensation to the directors who shall take office following the closing of the Acquisition.

Executive Compensation for SinoCoking

The individuals who are to be appointed as executive officers of the Company post-Acquisition received no compensation from the registrant, Ableauctions, prior to the date of this proxy statement.

SinoCoking has provided the following information to us about the compensation paid by SinoCoking to certain of its executive officers.  The table below shows, for the fiscal years ended December 31, 2009, 2008 and 2007, compensation paid by SinoCoking to its principal executive officer and principal financial officer during the time period indicated.  None of the executive officers of SinoCoking received total compensation in excess of USD $100,000.

Summary Compensation Table
		Salary	Bonus or Commissions	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and principal position	Year(1)	($)(2)	($)	($)	($)		($)	($)	($)	($)

Jianhua Lv	2009	$8,357	0	0		0	0	0	0	$8,357
President and CEO	2008	$8,230	0	0		0	0	0	0	$8,230
	2007	$7,663	0	0		0	0	0	0	$7,663

Jiangong Fan	2009	$8,015	0	0		0	0	0	0	$8,015
Chief Accountant	2008	$7,407	0	0		0	0	0	0	$7,407
	2007	$6,897	0	0		0	0	0	0	$6,897

(1)	For SinoCoking’s fiscal year, which is the twelve month period ending June 30th of the year indicated above.

(2)	Translated from Chinese RMB to U.S Dollars using an exchange rate of 6.82 RMB to US $1.00 for 2009, 7.29 RMB to US $1.00 for 2008, and 7.29 RMB to US $1.00 for 2007.

Disclosure to Summary Compensation Table

Historically, SinoCoking’s compensation program has consisted solely of a base salary.  Presently, the Company believes SinoCoking has no plans to change its executive compensation program after the Acquisition, however, once the Acquisition has been completed, the successor board of directors may at their discretion alter the amount and nature of compensation to be paid to the Company’s executive officers from time to time in order to attract and retain the services of the individuals who will help the Company achieve its business objectives and enhance value for shareholders, or for other reasons determined by such board.

Outstanding Equity Awards at Fiscal Year-End

SinoCoking has not granted any equity awards to its officers and directors during its last completed fiscal year through and up to the date of this proxy statement.  Mr. Lv, the President, Chief Executive Officer, and Chairman of SinoCoking, does not hold any shares of Top Favour, and does not hold any shares of Ableauctions.  However, Mr. Lv has entered into an Incentive Option Agreement with a shareholder of Top Favour, whereby he may potentially acquire up to 51% of the shares of Top Favour, and accordingly, approximately 49.5% of Ableauctions after giving effect to the Share Exchange (for further details regarding the Incentive Option Agreement, see the section above entitled “Transfer of share ownership in Top Favour (BVI))”.  Mr. Liuchang Yang holds an approximate 4.2% interest in Top Favour (which will constitute approximately 4% of the shares of Ableauctions after giving effect to the Share Exchange), and no shares of Ableauctions.  Except as named above, none of the executive officers and directors of SinoCoking hold any equity interest in either Top Favour (SinoCoking) or Ableauctions.

Employment Agreements for SinoCoking Management

Each of the executive officers of SinoCoking are employed on an at-will basis, and SinoCoking has not entered into any written employment agreements with any of its executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of November 16, 2009, regarding the beneficial ownership of the Company’s common stock by any person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, by directors and certain executive officers, and by all directors and executive officers of the Company as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership of Securities		Percent of Class(2)
Abdul Ladha, Director and Executive Officer	3,638,108	(3)	40.5%
Barrett Sleeman, Director	37,500	(4)	*
Dr. David Vogt, Director	20,833	(4)	*
Michael Boyling	37,500	(4)	*
Hanifa Ladha(5)	4,842,129	(6)	53.9%
All current directors and executive officers as a group (4 persons)	4,931,620		40.5%

    * Less than 1%.

(1)	The address of each of our officers and directors is c/o Ableauctions.com, Inc., Suite 454 - 4111 Hastings Street, Burnaby, British Columbia, Canada V5C 6T7.

(2)
Based on 8,114,197 shares outstanding as of November 16, 2009.  Beneficial ownership is determined under the rules of the Securities and Exchange Commission. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of common stock.

(3)
This number includes 2,526,889 shares of common stock owned by Mr. Ladha and 250,573 shares of common stock owned by the Ladha (1999) Family Trust.  Mr. Ladha is a beneficiary of the Ladha (1999) Family Trust.  Hamilton Trust Company Limited is the trustee of the Ladha (1999) Family Trust.  This number also includes (i) a warrant for the purchase of 739,460 shares of common stock and (ii) an option for the purchase of 121,186 shares of common stock.  The warrant has an exercise price of $2.40 and will expire on April 9, 2017 and the option has an exercise price of $4.80 and will expire on November 16, 2014.  This number does not include 1,204,021 shares of common stock issued to Mr. Ladha’s spouse.  Mr. Ladha disclaims ownership of these shares.

(4)
Includes an option for the purchase of 16,667 shares of common stock with an exercise price of $1.80 and an expiration date of October 15, 2012 and an option for the purchase of 20,833 shares of common stock with an exercise price of $4.80 and an expiration date of November 16, 2014.  Hanifa Ladha is the spouse of Abdul Ladha.  Ms. Ladha’s address is Suite 454 - 4111 Hastings Street, Burnaby, British Columbia, Canada V5C 6T7  This number includes the common stock, including the common stock that may be acquired by the exercise of options and warrants, owned by Abdul Ladha, Ms. Ladha’s spouse, as well as 1,204,021 shares of common stock owned directly by Ms. Ladha.

Material Legal Proceedings involving Affiliates

To our knowledge, none of the Company’s directors, officers or affiliates, or any 5% or greater shareholder of the Company, or any associate or any such directors, officers or affiliates, is a party that is adverse to the Company in any material legal proceeding.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission.  Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2008 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  Our code of ethics will be provided to any person without charge, upon request.  Requests should be addressed to Mr. Abdul Ladha, c/o Ableauctions.com, Inc. Suite 454 - 4111 Hastings Street, Burnaby, British Columbia, Canada V5C 6T7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 1, 2007 we entered into a three year lease of approximately 2,851 square feet of storage space from Bullion Reef Holdings Ltd., a private company controlled by Abdul Ladha, our Chief Executive Officer and director, and owned by the Ladha Family Trust.  While Mr. Ladha is not a beneficiary of the Ladha Family Trust, members of his family are beneficiaries.  The monthly rent on the property, located at 3112 Boundary Road, Coquitlam, British Columbia, was approximately $1,777 based on a triple-net lease. In 2007 the building was sold and the lease was terminated with no penalty.

We market the condominium units being developed by our subsidiary, Axion, using the brand name “Overture LivingTM”.  The mark, “Overture Living™” belongs to Abdul Ladha.  Mr. Ladha has received no compensation for the use of this mark.

On April 9, 2007 Abdul Ladha entered into a Securities Purchase Agreement with us pursuant to which he purchased units consisting of one share of our common stock, $0.001 par value, and a warrant to purchase three shares of our common stock.  The purchase price was $0.20 per unit (pre-split), the last sale price of our common stock on Thursday, April 5, 2007, the last trading day prior to the purchase.  Mr. Ladha purchased a total of 2,941,175 units (pre-split), representing 2,941,175 shares of common stock and warrants (pre-split) to purchase an additional 8,823,525 shares (pre-split).  The total purchase price for the investment was $588,000.  The warrants have an exercise price of $0.20 (pre-split), a term of 10 years and will expire, if not exercised, on April 9, 2017.

From October 2007 through December 2007, we rented approximately 1,681 square feet of residential property adjacent to our Gruv Development from Surrey Central City Holdings Ltd., a private company wholly-owned by Bullion Reef Holdings Ltd, which, as described above, is a company controlled by Abdul Ladha and owned by the Ladha Family Trust.  The rent for the three month period was $5,043 ($5,000 CAD), or approximately $1,680 ($1,666 CAD) per month.  We believe that we received fair value for the rent and that if we had paid an independent party, we would have paid approximately the same amount per month, based on market rents at the time.

During the year ended December 31, 2007, we received a payment of $12,661 from Bullion Reef Holdings Ltd. as reimbursement of office and personnel expenses.

    On August 19, 2008, we entered into an Agreement to Convert Debt with Abdul Ladha.  Pursuant to the Agreement, Mr. Ladha agreed to accept units consisting of one share of the common stock and a warrant to purchase 1.5 shares of the common stock as partial payment of loans made to us totaling $384,000.  Pursuant to the Agreement, Mr. Ladha accepted units consisting of 400,000 shares of common stock and warrants for the purchase of 600,000 shares of common stock as full payment of the principal amount of the loans. The number of units to be issued was computed by using the last sale price of the Company’s common stock on August 19, 2008, which was $0.96.  The warrant exercise price is $1.08 and the warrant term is 5 years.  The agreement was subject to the approval of the NYSE Amex Equities, which was received on October 2, 2008.  On October 6, 2008, the shares were issued and all the warrants were exercised by Mr. Ladha, resulting in the issuance of a total of 1,000,000 shares of common stock to him.

On October 6, 2008 our board of directors approved a Development Agreement between us and Mr. Ladha, Overture Development Corporation, Surrey Central City Holdings Ltd. (“Surrey”) and Bullion Reef Holdings Ltd. (“Bullion”).  Mr. Ladha is the sole officer, director and shareholder of Overture Development Corporation and the sole officer and director of Surrey.  Bullion is the sole shareholder of Surrey.  Both Surrey and Bullion are controlled by Mr. Ladha.  We agreed to purchase one-half of the shares of “Class A” common stock issued and outstanding in Surrey from Bullion for the purchase price of $1,347,440.  One-half of the purchase price was to be paid in cash  and the other one-half of the purchase price was paid with a promissory note that accrued interest at the rate of prime plus 2% per annum, for an effective interest rate of 5%.  Bullion was entitled, at its election, to accept shares of our common stock having a value of $0.432 per share in payment of up to $1 million in principal amount and the interest accrued thereon.  The conversion price per share was computed by taking the last sale price of one share of the Company’s common stock on the date on which the Development Agreement was executed, and increasing it by 20%.  The purchase price for the Class A common stock could be adjusted upward in the event of either of the following occurrences.  The purchase price could be increased to reflect the increase in value that would accrue to the property owned by Surrey if Surrey decided to develop the property with a 6-storey complex rather than a 4-storey complex.  The purchase price would also be increased to reflect the increase in value that would accrue to the property if Surrey was able to acquire an adjacent lot owned by an unrelated third party.  On October 23, 2008, Surrey entered into an agreement to acquire the adjacent lot and in December 2008 the purchase of this lot was completed.  In accordance with the Development Agreement, we obtained two appraisals to determine the increase in the value of the Class A common stock as a result of purchasing the adjacent lot.  This acquisition increased the value of our 50% interest in Surrey to $1,867,085, therefore, the principal amount owed under the promissory note was increased to $1,193,365, which was the highest principal amount outstanding through November 16, 2009.  On April 30, 2009 Bullion assigned one-half of its interest in the promissory note to Mr. Ladha and one-half of its interest in the promissory note to Hanifa Ladha, Mr. Ladha’s spouse.  On July 27, 2009 Mr. and Mrs. Ladha each converted $500,000 in principal amount and $20,136.99 in accrued interest into 1,204,021 shares of our common stock.  As of November 16, 2009 the remaining balance of the promissory note, including all outstanding principal and interest, was paid in full.

Excluding the promissory note issued to Bullion which is described above, other loans provided to us by Mr. Ladha or his affiliates since January 1, 2007 included loans (i) to cover cash shortfalls related to our Gruv Development that result from timing issues that  temporarily prevented us from borrowing against the credit facility, (ii) the balance of the cash portion of the purchase price that was paid for the Surrey Class A common stock and  (iii) loans made for other working capital requirements.   Since January 1, 2007 to November 16, 2009, the total of the principal amount of these loans was $2,005,691.   All of the loans accrued interest at the rate of 5%, with the exception of the cash portion of the purchase price to be paid for the Surrey Class A common stock, which did not accrue interest.  During the period from January 1, 2007 through November 16, 2009, the highest principal amount outstanding (excluding the loan from Bullion discussed above) was $690,198 and during the period we made principal payments of $2,005,691 and payments of interest in the amount of $7,607.  As of November 16, 2009, all the loans made to us by Mr. Ladha have been paid and there are no amounts currently due.

On July 17, 2009 Mr. Ladha and his spouse entered into the Share Exchange Agreement with Sino-Coking.  A description of the Share Exchange Agreement is included in the section of this proxy statement entitled “Summary Term Sheet” at page 3.

On July 17, 2009, Mr. Ladha and his spouse entered into a Voting Agreement with SinoCoking whereby Mr. and Mrs. Ladha have agreed to vote in favor of the proposals included in this proxy statement at any meeting of the Ableauctions’ shareholders.  In addition, if necessary under certain circumstances, Mr. Ladha will acquire additional shares of common stock (up to a maximum acquisition price of $400,000).  Under the Voting Agreement, Mr. and Mrs. Ladha have also agreed to use their voting power, if necessary, to replace the board of directors. For the full text of the Voting Agreement, please refer to the Company’s current report on Form 8-K as filed with the Securities and Exchange Commission on July 17, 2009.

Interest of Certain Persons in Matters to be Acted Upon

Abdul Ladha is our Chief Executive Officer and Chairman of the Board of Directors, a significant shareholder, and a creditor of the Company.  If the Acquisition, Plan of Liquidation, and related matters as described in Proposals 1 through 4 are implemented, Mr. Abdul’s employment as Chief Executive Officer and Chairman will terminate, the outstanding balance of any loans he has made to the Company will be repaid by the Company and the Company will pay him certain fees and expenses as more fully discussed in the section of this proxy statement entitled “Proposal 2 – Approval of Terms of Plan of Liquidation”.  Furthermore, we expect to appoint the members of our board of directors as the managers or the trustees of the Liquidating Entity, and we expect to pay each of these individuals a fee for managing the Liquidating Entity, although no final determination of how the fee will be calculated has been made.   Except for the foregoing, no other officer, director or associate of such persons, has any substantial direct or indirect interest in the Acquisition or Plan of Liquidation that differs from or that is in addition to interests of the other shareholders of the Company.

The Company’s implementation of Proposal 1 is conditioned upon shareholder approval of each and every of the Proposals 2, 3, 4 and 5.  If the Company waives the implementation of Proposal 5, the implementation of Proposal 1 will be conditioned on shareholder approval of Proposals 2, 3 and 4.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” THE ACQUISITION.

PROPOSAL 2

APPROVAL OF TERMS OF PLAN OF LIQUIDATION

As a condition to consummation of the Acquisition, the Share Exchange Agreement requires, and the Company has agreed to,  liquidate its assets, discharge its liabilities, and wind up the business conducted prior to the Acquisition, including its on-line liquidation services, real estate development business and related properties, as existing and outstanding immediately prior to the closing of the Acquisition (“Prior Business”).   In connection with the foregoing, the board of directors has authorized management of the Company to create a Plan of Liquidation with the terms described below, the execution of which shall be contingent on the completion of the Acquisition.

The terms of the Plan of Liquidation will set forth the steps to be taken to execute the liquidation of the Prior Business.  Under the Plan of Liquidation, the Company will establish the Liquidating Entity, into which the Company will transfer the assets of the Prior Business and which will assume or otherwise dispose of the liabilities.  The trustees or managers of the Liquidating Entity, who we anticipate will be the current members of our board of directors, will cause all of such liabilities to be paid, and assets sold.    Upon complete discharge of the liabilities and liquidation of the assets relating to the Prior Business, the trustees or managers shall cause any remaining cash to be distributed to the shareholders of the Company pro rata in proportion to shares held on a record date to be determined.  We expect to compensate the trustees or managers for their management of the Liquidating Entity although no final determination of how the compensation will be calculated has been made.

Prior to the consummation of the Acquisition, the Company will distribute all of the assets relating to the the Prior Business to a liquidating trust or other entity, which will also assume or otherwise dispose of the liabilities, for the benefit of the Company’s existing shareholders.  At this time we do not know and we cannot predict the timing of the sale of our assets, the costs related to the liquidation of our assets or the amount of net proceeds, if any, that will be distributed to our shareholders in connection with the plan of liquidation.  Shareholders may receive nothing as a result of the liquidation of our assets if the proceeds we receive from the sale of our assets are approximately equal to, or less than, our liabilities and the costs and fees associated with the liquidation.

Mr. Ladha is an executive officer of the Company and, a director as well as a major shareholder.  Since Abdul Ladha is also one of our creditors, we will be required to pay any loans or other amounts owed to him prior to distributing any proceeds to our shareholders.  This could raise a conflict of interest between Mr. Ladha and our remaining shareholders, because Mr. Ladha may benefit from an expedient sale of our assets for less than their fair market value (as opposed to a less expedient sale of assets at potentially higher sale prices) resulting in earlier repayment of these amounts to Mr. Ladha.  However, no sales of our assets or distributions may be made without the approval of a majority of the trustees or managers who, other than Mr. Ladha, will be independent.

Currently, it is our intention to sell our assets as quickly as possible at their fair market values, rather than at an auction, because we believe that auctioning our assets would result in prices below fair market value.  Therefore, at this time we cannot make an estimate of when the payment of liabilities and the distribution of assets from the Liquidating Entity will take place.  For example, while all of the condominiums included in the Gruv Development have been pre-sold and we expect all of these sales to close in accordance with the terms of the agreements by November 30, 2009, the 5 retail units are currently being marketed and we have received no acceptable offers to date to purchase the units.

We also have a one-third interest in Township Holdings Ltd., a joint venture with two unrelated parties, which owns two vacant lots totaling approximately 4.72 acres located in Langley, British Columbia.  The property was purchased on August 14, 2006 for a purchase price of $3.42 million and is currently being offered for sale at a price of $3.2 million.  This price was suggested by the realtor retained by Township Holdings Ltd., who is experienced in selling commercial real estate in the area in which the property is located.  We estimate that selling expenses will be approximately $90,000 of which $30,000 will be our share.  If Township Holdings Ltd. is successful in selling the property for $3.2 million, we would be required to record an impairment charge of $354,000 related to the property.  Township Holdings Ltd. has received no offers to purchase the property to date.

We also own one-half of the Class A common stock in Surrey Central City Holdings Ltd., which holds five lots that it plans to develop.  We have not yet made a determination about how we will dispose of the Class A common stock, or any of the capital stock in our other subsidiaries.  However, we are considering the following options relating to our interest in Surrey Central City Holdings, Ltd.:

•	We may seek to sell the Class A common stock to an unrelated third party with experience in developing commercial properties;

•
We may ask Bullion to repurchase the Class A common stock from us.  Since this would be a related party transaction, we would appoint one of our independent board members to negotiate the terms on behalf of our shareholders;

•	We may keep the Class A common stock, complete and sell the development and distribute the proceeds to our shareholders; or

•	We and Bullion may sell the property owned by Surrey Central City Holdings Ltd. and distribute our portion of the proceeds to our shareholders.

In conjunction with our purchase of the Class A common stock in Surrey, in September 2008 we received two appraisals of the four lots it owned at that time.  The earlier appraisal, dated September 10, 2008, valued the lots at $2,500,000.  The later appraisal, dated September 24, 2008, valued the lots at $2,941,000.  On October 23, 2008 Surrey entered into an agreement to acquire the lot adjacent to the four lots it owned and in December 2008 the purchase of this lot was completed.  In accordance with the Development Agreement, we obtained two appraisals to determine the increase in the value of the Class A common stock as a result of Surrey’s purchase of the adjacent lot.  The appraisals, dated May 20, 2009, appraised the fifth lot at an average value of $1,039,290.

Finally, at September 30, 2009 we had loans outstanding to four individuals totaling $1,907,229.   As of November 16, 2009 all but $142,028 of the loans, which are held by two individuals, were paid in full.  One of the loans is in foreclosure.  If we are required to accept as payment for the loan the real property that secures it, we will have to market that property as well.  On November 2, 2009 we entered into a new purchase money loan agreement for $2,720,000 with the purchaser of the property located at 1963 Lougheed Highway.  Therefore, at November 16, 2009 we had loans outstanding to three parties totaling $2,862,028.

At September 30, 2009, our assets exceeded our liabilities by $10,758,802, however, we cannot guarantee that the liquidation of our assets will generate proceeds in this amount.  Furthermore, if we are unsuccessful in marketing the real property assets, we may decide to auction them.  Upon payment of the liabilities and liquidation of the assets, we intend to establish a reserve fund and obtain insurance policies to cover unknown or contingent liabilities.   While we intend to distribute the net proceeds from the liquidation of our assets to our shareholders as soon as practicable as they become available, at this time we do not know, and we cannot predict, the timing of the sale of our assets, all of the costs related to the liquidation of our assets or the amount of net proceeds, if any, that will be distributed to our shareholders in connection with the plan of liquidation.  Shareholders may receive nothing as a result of the liquidation of our assets if the proceeds we receive from the sale of our assets are approximately equal to, or less than, our liabilities and the costs and fees associated with the liquidation.

We expect the costs of liquidation to include, but not be limited to, sales commissions, our share of closing costs for any of the real property we sell, legal fees, including but not limited to fees incurred for document review or document preparation relating to liquidating our assets and for the preparation of annual or quarterly reports we may be required to file, accounting fees including tax preparation fees, auditor fees relating to the review of our quarterly filings and the audit of our year-end financial statements if an audit is required, insurance premiums, printing and mailing costs, and fees we will pay to the trustees or managers.  We expect to pay the costs of liquidation from the proceeds we receive from the sale of our assets.  We plan to pay each of the trustees or managers compensation for managing the Liquidating Entity, although no final determination has been made regarding how the compensation will be computed.  Trustee compensation may be computed on an hourly basis for an agreed-upon hourly rate, as a percentage of the value of the assets managed or may be an agreed-upon lump sum.  We expect to compensate the trustees with cash in one of these 3 ways, but we do not expect to make this determination until the Transaction closes.

As of November 16, 2009, the liabilities that must be paid before we distribute our assets include termination fees and outstanding allowances that are estimated to be $330,000 owed to Mr. Ladha under his employment agreement and  development fees which are estimated will total approximately $867,536  that will be owed to Mr. Ladha in accordance with the terms of the Development Agreement.  As of November 16, 2009 our liabilities also included, but were not limited to, $600,082 in fees owed to Macdonald Realty Ltd. for the marketing of the condominiums included in the Gruv Development.

The board of directors shall determine and announce a record date for the determination of shareholders who are entitled to become pro rata beneficiaries of the Liquidating Entity, which date will depend principally on the closing date of the Acquisition.

The Company’s implementation of Proposal 2 is conditioned upon shareholder approval of each and every of the Proposals 1, 3, 4 and 5.  If the Company waives the implementation of Proposal 5, the implementation of Proposal 2 will be conditioned on shareholder approval of Proposals 1, 3 and 4.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” THE TERMS OF THE PLAN OF LIQUIDATION.

PROPOSAL 3

REVERSE STOCK SPLIT AND AMENDMENT
TO ARTICLES OF INCORPORATION

The board of directors has unanimously adopted and approved amendments to the Company’s Articles of Incorporation (the “Articles Amendments”) to, among other things, effect a reverse split of the Company’s outstanding common stock, within a range of 1-for-20 to 1-for-50, the exact ratio to be determined by subsequent resolution of the board of directors (“Reverse Stock Split”).  The Articles Amendments are conditioned upon the successful consummation of the Acquisition.

The Reverse Stock Split will be implemented by filing the Articles Amendments with the Secretary of State of Florida.  The number of shares of common stock authorized for issuance shall remain unchanged as a result of the Articles Amendment, and the Company will continue to have 100,000,000 shares of common stock authorized for issuance.  Effective upon the filing of the Articles Amendments, the number of outstanding shares of the Company’s common stock will be reduced from approximately 8.3 million shares to a number of shares ranging from approximately 166,000 to 415,000 shares (the exact number of which shall depend on the ratio of the Reverse Stock Split, and any adjustments to address fractional shares).  Each shareholder entitled to a fractional share of the Company’s common stock as a result of the Reverse Stock Split will receive a whole share of the Company’s common stock in lieu of such fractional share. Once the Company files the Articles Amendments, the Company will have approximately 99.6 million authorized but unissued shares of common stock available for issuance.

In completing the Acquisition, the Company will issue a number of shares ranging from approximately 13.2 million to 5.3 million shares of its common stock (depending on the ratio of the Reverse Stock Split determined by the board of directors) to the shareholders of SinoCoking, which amount will represent approximately 97% of the total outstanding shares of the Company, excluding the effect of an anticipated financing.  The shares issued by the Company will not be registered under the Securities Act of 1933 based on an exemption from registration under Regulation S under the Securities Act, and may not be resold unless the shares are registered under the Securities Act or an exemption from registration is available.

The remaining authorized but unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions and the issuance or reservation of common stock to consultants, contractors or employees.  The Company’s board of directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special shareholders’ meeting or waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital.  If in a particular transaction shareholder approval was required by law or by the rules of any stock exchange, or was otherwise deemed advisable by the board, then the matter would be referred to the shareholders for their approval notwithstanding that the Company may have the requisite number of voting shares to consummate the transaction.

The Articles Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this proxy statement.  However, the Company’s shareholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management (See “Effect of Reverse Split and Potential Anti-Takeover Effect” below).

The Articles Amendments will become effective upon filing with the Secretary of State of the State of Florida.

The Reverse Stock Split

The following table reflects the hypothetical number of shares of common stock that would be outstanding as a result of the Reverse Stock Split and the approximate percentage reduction in the number of outstanding shares based on approximately 8.1 million shares of common stock that are anticipated to be outstanding on the Record Date, in a scenario in which the Reverse Stock Split ratio is 1-for-20 and 1-for-50, respectively.

Proposed Reverse Split Ratio	Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split (1)
1-for-20 reverse split	95.0%	405,710
1-for-50 reverse split	98.0%	162,284

(1)  Excludes the shares of common stock issuable in the Acquisition, and any financing.

Previous 1-for-12 Reverse Stock Split and Reasons for the Currently Proposed Reverse Stock Split

On September 18, 2008 we received a letter from the NYSE Amex Equities (formerly the American Stock Exchange and referred to in this discussion as the “Exchange”) indicating that the low selling price of our common stock may not be suitable for auction market trading.  Over the three months preceding the date of the letter, the price per share of our common stock ranged between $0.06 and $0.10.  The Exchange indicated in its letter that, in accordance with Section 1003(f)(v) of the Company Guide, we were required to undertake a reverse split of our common stock.  In response to this letter, and in an effort to avoid possible suspension or delisting of our common stock from the Exchange, we effected a 1-for-12 reverse stock split which became effective on January 15, 2009.

Although the Company has already undertaken a 1-for-12 reverse stock split, management determined, in conjunction with its discussions with SinoCoking, that in order to adjust the Company’s capital structure to achieve a capital structure that is appropriate for the Company following the Acquisition (i.e., appropriate per-share price taking into account the hypothetical market value of the combined entity, and the number of shares that would be outstanding post-Acquisition), the Company would need to undergo an additional reverse stock split.

Our primary reason for effecting the Reverse Stock Split described in this proxy statement is to prepare the Company to issue shares in the Acquisition, and maintain a number of shares outstanding post-Acquisition that management believes would be necessary in order for the combined entity to achieve a per-share price that is above the threshold required of companies whose stock is listed on the Exchange.   The anticipated per-share price of the Company’s common stock following the Acquisition will be based on the assets, liabilities, financial condition, and business of SinoCoking, which will exclude the Prior Business.   For further information concerning the disposition of the Prior Business, please refer to the section above entitled “Proposal 2 – Approval of Terms of Plan of Liquidation."

The Reverse Stock Split will also benefit shareholders that would otherwise end up with less than one share of common stock, because any shareholder who is entitled to less than one post-Reverse Stock Split share will receive one whole share.

We estimate that of our approximately - record shareholders, approximately - shareholders have fewer than 50 shares of our common stock.

Based on the foregoing, our board of directors determined that the Reverse Stock Split would be in the best interests of our Company and its shareholders.

In determining the exact ratio of the Reverse Stock Split, the Company agreed that the ratio would be determined at the discretion of SinoCoking, however the principle considerations in making this determination will be (1) the minimum per-share price requirement for listing on the NYSE Amex exchange (or other national exchange), along with the anticipated per-share trading price of the Company’s common stock following the Acquisition based on the assets, liabilities, financial condition, and business of SinoCoking, excluding the Prior Business; and (2) the recommendation of an underwriter or underwriters in the proposed financing.

Effectiveness of the Reverse Stock Split and Mechanism for Share Exchange

The Reverse Stock Split will become effective with the filing of the Articles Amendments with the Florida Secretary of State.  A form of the proposed Articles Amendments is attached to this proxy statement as Attachment D.  The board of directors may abandon the Articles Amendments if the directors determine that it is in the best interests of the company and our shareholders to do so.  The Company intends to file the Articles Amendments on or about the time of the closing of the Acquisition.

Upon effectiveness of the Reverse Stock Split, each share of common stock outstanding will immediately and automatically be changed, as of the effective date of the Articles Amendments, into the equivalent of a fraction equal to 1 divided by a number between 20 and 50, depending on the reverse stock split ratio determined by the board of directors.   In addition, proportional adjustments will be made to the number of shares issuable upon exercise or conversion of, and the exercise price or conversion formula, of our outstanding options and warrants.

The table below illustrates, as of the date of this proxy statement, the number of shares of common stock that are anticipated to be issued and outstanding on the Record Date for the annual meeting, and the number of shares of common stock that are authorized for issuance.

Number of Shares Outstanding	Number of Shares Authorized
8,114,197	100,000,000

Upon effectiveness of the Reverse Stock Split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio for the Reverse Stock Split.  The par value of our common stock would remain unchanged at $0.001 per share and the number of authorized shares of common stock would remain at 100,000,000.  Giving effect to the Reverse Stock Split (however excluding the effect of the Share Exchange, the anticipated financing, and rounding up to whole shares), the table below illustrates the number of shares of common stock that will be issued and outstanding and the number of shares of common stock that will be authorized for issuance, in the case of a 1-for-20 reverse stock split, and a 1-for-50 reverse stock split, respectively.
Reverse Stock Split Ratio	Number of Shares Outstanding	Number of Shares Authorized and Reserved for Issuance
1-for-20	405,710	99,594,290
1-for-50	162,284	99,837,716

Except as discussed in proposal 1 above and proposal 5 below, we have no plans, proposals or arrangements to issue the additional shares that will be unreserved and available for issuance as a result of the reverse split.

No fractional shares of common stock will be issued in connection with the reverse split.  Instead, fractional shares will be rounded up to the next whole share.

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of management, the number of our shareholders, or any aspect of our business will materially change as a result of the Reverse Stock Split, considered by itself.  Because the Reverse Stock Split will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Reverse Stock Split will not alter the relative rights and preferences of existing shareholders.  However, as noted above, the number of authorized shares of common stock will remain at 100,000,000, but the number of shares of common stock outstanding will be decreased.  As a result, we could potentially issue (using the number of shares of common stock outstanding and the number of shares authorized and reserved for issuance as of the Record Date) a total of approximately 99.6 to 99.8 million additional shares of common stock, as opposed to a total of approximately 91.7 million additional shares of common stock that would have been available to issue had the Reverse Stock Split not occurred.  As discussed in proposal 1 above, in connection with the Acquisition the Company will issue up to approximately 13.2 million shares of its common stock to the shareholders of SinoCoking.  Therefore, holders of our common stock will experience immediate dilution, and could experience substantially greater dilution of their shareholdings if, in the future, we issue all of the authorized but unissued shares of common stock.

The effective increase in our authorized shares could also potentially be used by management to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management.  Management could use the additional shares to resist a third-party transaction favored by a majority of the independent shareholders, even if it would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.  However, this proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, except as otherwise discussed in this proxy statement.

Neither our Articles of Incorporation nor our by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to our Articles of Incorporation or by-laws to institute anti-takeover provisions.  We do not presently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Advantages and Disadvantages of the Reverse Stock Split

The reason for the Reverse Stock Split, and the principal advantage of engaging in the Reverse Stock Split, is to adjust our capital structure as a condition to completing the Acquisition.   Furthermore, management believes that the Reverse Stock Split will raise the per share price at which our common stock trades, which would enable us to meet the minimum per-share price requirements for listing on the Exchange.  With the exception of a low trading price of our common stock, we believe that we meet all the criteria for listing.

A potential disadvantage to the Reverse Stock Split is that we may issue the additional shares of common stock for the purpose of discouraging any potential takeover attempts, even if they are favored by the shareholders.

Market for Common Equity and Related Shareholder Matters

Market Price of Common Equity

Our common stock has traded on the NYSE Alternext US (formerly the American Stock Exchange) since June 29, 2000 under the symbol “AAC”.  Prior to June 29, 2000 our common stock traded on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “ABLC”.  The range of high and low sale prices per share for our common stock for each quarter during the period from January 1, 2007 through November 16, 2009, as published by NYSE Amex Equities, is set forth below.  The table gives effect to a 1-for-12 stock split that we effected on January 15, 2009.

Quarterly Common Stock Price Ranges

(Adjusted for reverse stock split on January 15, 2009)

	2007
Quarter Ended	High	Low
March 31	$2.28	$2.16
June 30	$2.28	$2.04
September 30	$2.52	$2.40
December 31	$1.80	$1.56

	2008
Quarter Ended	High	Low
March 31	$1.80	$1.56
June 30	$0.96	$0.96
September 30	$0.72	$0.48
December 31	$0.36	$0.24

	2009
Quarter Ended	High	Low
March 31	$0.45	$0.17
June 30	$0.81	$0.21
September 30	$0.94	$0.42
December 31, 2009 (through November 16, 2009)	$0.79	$0.42

On November 16, 2009 the last sale price of our common stock was $0.52.

There were 576 record holders of our common stock as of November 16, 2009.  This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

We have not paid dividends on our common stock since our inception.  The decision to pay dividends on common stock is within the discretion of the board of directors.  It is our current policy to retain any future earnings to finance the operations and growth of our business.

Exchange of Stock Certificates

The board of directors intends to notify each holder of record with instructions for the surrender and exchange of certificates.

The Company’s implementation of Proposal 3 is conditioned upon shareholder approval of each and every of the Proposals 1, 2, 4 and 5.  If the Company waives the implementation of Proposal 5, the implementation of Proposal 3 will be conditioned on shareholder approval of Proposals 1, 2 and 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE REVERSE STOCK SPLIT AND AMENDMENT OF THE ARTICLES OF INCORPORATION

PROPOSAL 4

CHANGE OF NAME

The board of directors has approved a change to the name of the Company to “SinoCoking Coal & Coke Chemical Industries Inc.”  The amendment to effect the change to the Company’s name is conditioned upon the successful consummation of the Acquisition.

The name change will be accomplished by amending the Articles of Incorporation of Ableauctions.  This change will become effective upon the filing of Articles Amendments with the Secretary of State of the state of Florida.

We are changing the name of the corporation to “SinoCoking Coal & Coke Chemical Industries Inc.” effective on or near the date of the Acquisition, in order to better reflect the operating business of the Company upon the completion of the Acquisition.  Further, by signing the Share Exchange Agreement, we agreed to this corporate name change.

The Company’s implementation of Proposal 4 is conditioned upon shareholder approval of each and every of the Proposals 1, 2, 3 and 5.  If the Company waives the implementation of Proposal 5, the implementation of Proposal 4 will be conditioned on shareholder approval of Proposals 1, 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” THE NAME CHANGE

PROPOSAL 5

APPROVAL OF ISSUANCE OF SHARES IN CONNECTION WITH FINANCING

We intend to pursue a financing which may consist of debt or equity or a combination of both, involving the issuance of our securities for $50 million to $75 million in gross proceeds.  The exact terms of such financing have not been finalized at this time, however, we anticipate that we will be required to issue a significant amount of our common stock or securities convertible into our common stock.

Section 712 of the NYSE Amex Company Guide (or successor provision) requires approval by our shareholders for the acquisition of stock or assets of another company in the following circumstances:

(a)
if any individual director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more; or

(b)	where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more.

The Company’s board of directors has approved the issuance of additional shares of common stock in connection with a financing, the terms of which shall be determined in negotiations with investors.  As of the date of this proxy statement, the board of directors of Ableauctions has not entered into any negotiations, nor has Ableauctions entered into any agreements or letters of understanding, with respect to the proposed financing.  As of the date of this proxy statement, to the knowledge of Ableauctions the management of SinoCoking has entered into preliminary discussions and have exchanged non-binding term sheets with investors, however SinoCoking has not entered into any binding agreements or letters of understanding with respect to the proposed financing.

Upon implementation of the Reverse Stock Split and effectiveness of the Articles Amendments as described in Proposal 3, the Company will have approximately 99.6 million authorized but unissued shares of common stock available for issuance.  As of the date of this proxy statement, the board of directors has not yet determined the number of shares of common stock that would be issued or issuable in the financing, nor is any estimate available, however, up to 99.6 million shares of common stock, which are anticipated to be authorized but unissued, would be available for issuance in the financing or in future financings or issuances of common stock for other purposes.

The detailed terms of the securities to be authorized in connection with the financing, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the board of directors.   The financing may consist of debt or equity securities (or a combination of both), and may be issued in a private placement to institutional investors, or by means of a public offering.

The financing is expected to result in dilution of the holders of shares after giving effect to the Acquisition, including both the shareholders of Ableauctions immediately prior to the Acquisition owning approximately 3% of the outstanding shares, and the former shareholders of SinoCoking owning 97% of the outstanding shares.  Since as of the date of this proxy statement, the terms of the financing have not been determined, the Company is unable to determine the degree of dilution that will result to the Company’s shareholders.  Solely for purposes of illustration, if investors in the financing were to be issued new shares constituting 20% of the outstanding shares of the Company’s common stock post-financing, then the amount of dilution would be as shown below:

	Pre-Financing(1)	Post-Financing(2)

Investors in the Financing	-	20.0%
Ableauctions Shareholders(3)	3.0%	2.40%
Former SinoCoking Shareholders (4)	97%	77.60%
	100.00%	100.00%

(1)	Percentage of outstanding shares of Ableauctions held by shareholders after giving effect to the Acquisition, but excluding the effect of any financing.
(2)
Percentage of outstanding shares of Ableauctions held by shareholders after giving effect to both the Acquisition, and the effect of a hypothetical financing involving issuance of shares of common stock constituting 20% of the total issued and outstanding shares post-financing.

(3)	Holders of Ableauctions shares prior to the Acquisition and the Financing.
(4)	Holders of shares of SinoCoking, who agreed to transfer their SinoCoking shares to Ableauctions in exchange for shares of Ableauctions under the Share Exchange Agreement.

 If the financing occurs, the actual total number of shares of common stock issued in the financing could be greater than or less than 20% of the total number of issued and outstanding shares of the Company post-financing.

The Company anticipates that the net proceeds from the contemplated financing would be used to acquire property plant and equipment for expansion of SinoCoking’s coke production facilities, and for general working capital purposes.  For further details regarding SinoCoking’s expansion plans, see the section entitled “Expansion Plans” on page 29 of this proxy statement.

Approval by holders of more than 50.01% of the shares represented at the annual meeting must approve the issuance of such shares in order for the Company to proceed with such issuance.  The Company does not anticipate that any further authorization for the issuance of securities by a vote of shareholders will be required or solicited prior to the issuance of securities in the financing.  The Company’s implementation of Proposal 5 is conditioned upon shareholder approval of each and every of the Proposals 1, 2, 3 and 4, unless the Company waives the implementation of Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ISSUANCE OF SHARES IN CONNECTION WITH THE FINANCING

PROPOSAL 6

ELECTION OF DIRECTORS

Four directors are to be elected to our board of directors at the annual meeting.  The directors will hold office until the next annual meeting of our shareholders, or until their resignations or removal.  The board of directors has nominated Abdul Ladha, Barrett E. G. Sleeman, Dr. David Vogt and Michael Boyling to serve as our directors.  We expect that these nominees will be available for election, but if they are not, your proxy will be voted for the election of other nominees to be designated by the board of directors to fill any such vacancies.

Information regarding the business experience of each nominee and director is provided in the section of this proxy statement entitled, “Management”, which appears at page 55.

Director Nomination Process

The board of directors, acting as a nominating committee, will consider candidates recommended by shareholders.  Shareholders wishing to recommend a candidate for membership on the board of directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below in this proxy statement in the section entitled “Shareholder Proposals for 2010 Annual Meeting” which appears on page 77.

Some, but not all, of the qualifications that may be considered by the board of directors in choosing a director are:

•	minimum, relevant employment experience;

•	familiarity with generally accepted accounting principles and the preparation of financial statements;

•	post-secondary education or professional license;

•	previous experience as a board member of an operating company; and

•	the ability to commit the number of hours per year necessary to discharge his or her duty as a member of the board of directors.

A candidate for director must agree to abide by our Code of Business Conduct and Ethics.

Our goal is to seek to achieve a balance of knowledge and experience on our board.  To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically.  Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees.  The board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders.  To date, we have not paid any third parties to assist us in finding director nominees.

The board of directors has not received a nominee from a shareholder who is not also an officer or director of the Company.  Each nominee to our board of directors expressed a willingness to serve during the next year and, based on a review of his qualifications, each was deemed to be a suitable candidate for nomination.

Meetings of the Board of Directors and Information about Committees

The board of directors met 6 times during the 2008 fiscal year.  These meetings were attended by all the directors.

We have no policy with regard to the attendance by board members at our annual meetings.  All of the members of our board of directors attended the last annual meeting.

The board of directors has one standing committee, which is the audit committee.  The audit committee is responsible for recommending to the board of directors the selection of independent public accountants to audit our books and records annually, to discuss with the independent auditors and internal financial personnel the scope and results of any audit, to review and approve any nonaudit services performed by our independent auditing firm, and to review certain related party transactions.  The audit committee met 4 times during the 2008 fiscal year.

The audit committee is currently composed of two directors, Mr. Barrett Sleeman and Dr. David Vogt, who are independent directors as defined under Section 803 of the rules of the NYSE Amex.  The audit committee operates under a written charter adopted by the board of directors.  While we believe that members of our audit committee each have some of the attributes of an audit committee financial expert, no single individual possesses all of the attributes therefore no one on our audit committee can be deemed to be an audit committee financial expert.  However, we believe that the collective experience and education of the members of our audit committee provide us with the expertise that an audit committee financial expert could provide.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board of directors.  Management is responsible for our financial statements and the financial reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the audit committee has discussed with the independent auditors the auditors’ independence from the Company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the 2008 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Barrett Sleeman
Dr. David Vogt

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES.

PROPOSAL 7

RATIFICATION OF CINNAMON JANG WILLOUGHBY & COMPANY, CHARTERED ACCOUNTANTS, AS OUR INDEPENDENT AUDITORS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2009

The board of directors requests that the shareholders ratify its selection of Cinnamon Jang Willoughby & Company, Chartered Accountants, as our independent auditors for the 2009 fiscal year.

Disclosure of Fees Billed by our Auditors

The following table sets forth fees billed to us by our auditors during the fiscal years ended December 31, 2008 and December 31, 2007 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.  STS Partners LLP, Chartered Accountants, our auditor until June 19, 2008, audited our financial statements for the fiscal year ended December 31, 2007.  On June 19, 2008 we engaged Cinnamon Jang Willoughby & Company, Chartered Accountants, as our independent auditor.
		December 31,
		2008		2007
(i)	Audit Fees		$67,255		$45,525
(ii)	Audit Related Fees	$		$
(iii)	Tax Fees		$--		$--
(iv)	All Other Fees		$49,755		$24,500

Unless they are de minimus, the audit committee is required to pre-approve services that are reasonably related to the performance of the audit or review of our financial statements, services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.  The audit committee reviews these services to assure that they do not impair the auditor’s independence from the company.

We have not asked representatives of Cinnamon Jang Willoughby & Company, Chartered Accountants, to be present at the annual meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

STS Partners LLP, Chartered Accountants, the independent accountant who had been engaged by us as the principal accountant to audit our consolidated financial statements, was dismissed effective June 19, 2008.  On June 19, 2008, our board of directors approved the engagement of Cinnamon Jang Willoughby & Company, Chartered Accountants, as our new principal independent accountant to audit our consolidated financial statements for the year ending December 31, 2008.

The decision to change our independent accountant from STS Partners LLP, Chartered Accountants, to Cinnamon Jang Willoughby & Company, Chartered Accountants, was approved by our audit committee.

The report of STS Partners LLP, Chartered Accountants, on our financial statements as of and for the year ended December 31, 2007 (the only year that was audited by STS Partners LLP, Chartered Accountants) did not contain an adverse opinion or a disclaimer of opinion.  During the period ended December 31, 2007 and the interim period from January 1, 2008 through the date of dismissal, we did not have any disagreements with STS Partners LLP, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of STS Partners LLP, Chartered Accountants, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging Cinnamon Jang Willoughby & Company, Chartered Accountants , we had not consulted Cinnamon Jang Willoughby & Company, Chartered Accountants, regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
CINNAMON JANG WILLOUGHBY & COMPANY, CHARTERED ACCOUNTANTS,
AS OUR INDEPENDENT AUDITORS FOR THE 2009 FISCAL YEAR.

TRANSACTION OF OTHER BUSINESS

Management is not aware of any matters to be brought before the meeting other than those referred to in this proxy statement.  If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

HOW TO OBTAIN COPIES OF OUR ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K, for our most recent fiscal year.  If you would like to obtain a copy of our Annual Report on Form 10-K, please forward your request (by mail or facsimile) to:

Ableauctions.com, Inc.
Attn.:  President
Suite 454 - 4111 Hastings Street
Burnaby BC V5C 6T7 Canada
Tel: (604) 293-3933
Fax: (604) 293-3934

Alternatively, you may e-mail your request to abdul@ableauctions.com.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at our principal executive offices no later than the close of business on June 18, 2010.  However, if the Company schedules its 2010 Annual Meeting of Shareholders earlier than September 16, 2010, or later than November 15, 2010, then the deadline for shareholder proposals will be a reasonable time before the Company begins to print and send its proxy materials to shareholders.   The Company reserves the right to exclude shareholder proposals pursuant to SEC rules, or if untimely.  Shareholders continuously holding at least 1% or $2,000 in market value of the issued and outstanding shares of a class of our securities for at least one year are eligible to submit proposals or may nominate director candidates.  If a shareholder nominates a director candidate, in order for such nomination to be valid and acceptable, all information requested by the board of directors (or nominating committee, if applicable) nominating committee concerning such candidate must be furnished within a reasonable time prior to the above deadline for shareholder proposals.

Notice of intention to present a proposal at the 2010 annual meeting should be addressed to President, Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.  Any shareholder proposal for next year’s annual meeting submitted after the deadline described above will not be considered filed on a timely basis.  For proposals that are not timely filed, we retain discretion to vote the proxies we receive.  For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

ATTACHMENTS

Attachment A	Share Exchange Agreement dated as of July 17, 2009, as amended November 20, 2009

Attachment B	Ableauctions audited financial statements for the years ended December 31, 2008 and 2007, and the unaudited financial statements for the three and nine months ended September 30, 2009

Attachment C
Top Favour (SinoCoking) audited financial statements for the years ended June 30, 2007, 2008 and 2009, and the unaudited financial statements for the three-month periods ended September 30, 2009 and 2008

Attachment D	Form of Amendments to Articles of Incorporation

ABLEAUCTIONS.COM, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
December 30, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends the vote FOR the election of the nominees for Directors named in item 6 below and FOR the Proposals in items 1, 2, 3, 4, 5 and 7 below.

1.
Approval of a plan of share exchange in the form of a Share Exchange Agreement, under which we will acquire SinoCoking by issuing up to 13.2 million shares of our common stock (constituting 97% of the total shares expected to be outstanding post-acquisition) to the shareholders of Top Favour Limited, a British Virgin Islands corporation and parent holding company of Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., which controls Henan Province Pingdingshan Hongli Coal & Coking Co., Ltd. and its subsidiaries (collectively “SinoCoking”).
                      FOR  ☐                 AGAINST  ☐                     ABSTAIN  ☐

2.
Approval of the terms of a plan of liquidation whereby the pre-acquisition business, assets and liabilities of Ableauctions.com, Inc. will be placed into a liquidating trust or other entity for the benefit of the Ableauctions.com, Inc. shareholders, as a condition to the closing of the acquisition.
                      FOR  ☐                 AGAINST  ☐                     ABSTAIN  ☐

3.	Approval of amendments to our Articles of Incorporation to effect a reverse stock split within a range of 1-for-20 to 1-for-50 as determined by the board of directors. FOR ☐ AGAINST ☐ ABSTAIN ☐
4.	Approval of a change of our name from “Ableauctions.com, Inc.” to “SinoCoking Coal & Coke Chemical Industries Inc.” FOR ☐ AGAINST ☐ ABSTAIN ☐
5.
Approval in connection with a debt or equity financing, of the sale, issuance or potential issuance of our common stock which may equal or exceed 20% or more of our outstanding stock immediately after giving effect to the foregoing share exchange.
                      FOR  ☐                 AGAINST  ☐                     ABSTAIN  ☐

6.
Election of the following persons to serve as our directors:  (i)  Abdul Ladha,  (ii) Barrett E.G. Sleeman,  (iii) Dr. David Vogt,  (iv) Michael Boyling.
                   FOR all Nominees  ☐                           WITHHOLD for all Nominees  ☐
If you do not wish your shares voted FOR a nominee, draw a line through that person’s name above.

7.	Ratification of the appointment of Cinnamon Jang Willoughby & Company, Chartered Accountants as our independent auditors for the fiscal year ending December 31, 2009. FOR ☐ AGAINST ☐ ABSTAIN ☐
The Company’s implementation of Proposals 1, 2, 3, 4 and 5 are conditioned upon shareholder approval of each and every of the Proposals 1, 2, 3, 4 and 5.  If the Company waives the implementation of Proposal 5, the implementation of Proposals 1, 2, 3 and 4 will be conditioned on shareholder approval of Proposals 1, 2, 3 and 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.  The undersigned hereby appoints Abdul Ladha and Barrett Sleeman, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.01 per share (“Common Stock”) of Ableauctions.com, Inc., a Florida corporation (the “Company”), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held at the office of Broughton Law Corporation, Suite 700, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X1S8 on December 30, 2009 at 10:30 a.m. PST, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS IN ITEM 6, AND “FOR”  THE PROPOSALS IN ITEMS 1, 2, 3, 4, 5 and 7 AS DESCRIBED ON THIS CARD.

You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A shareholder’s attendance at the Annual Meeting will not by itself revoke a proxy given by the shareholder.

(Please sign exactly as the name appears below. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.)

Dated:
Signature

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature, if held by joint owners

ATTACHMENT A

AGREEMENT AND PLAN OF SHARE EXCHANGE
BY AND AMONG ABLEAUCTIONS.COM, INC.
AND
TOP FAVOUR LIMITED

SHARE EXCHANGE AGREEMENT

by and among

Top Favour Limited (“Top Favour“)
a British Virgin Islands  international business company,

and

the Shareholders of Top Favour,

on the one hand;

and

Ableauctions.com, Inc. (“Ableauctions”),
a Florida corporation,

and

Certain Shareholders of Ableauctions,

on the other hand

July 17, 2009

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of July 17, 2009 (this “Agreement”), is made and entered into by and among Top Favour Limited, an international business company incorporated in the British Virgin Islands (“Top Favour”), and the shareholders of Top Favour (“Top Favour Shareholders”) listed on the Signature Pages for Top Favour Shareholders that are attached hereto, on the one hand; and Ableauctions.com, Inc., a Florida corporation (“Ableauctions”), and the shareholders or noteholders of Ableauctions listed on the signature page for Ableauctions Shareholders that is attached hereto (the “Ableauctions Shareholders”), on the other hand.

R E C I T A L S

WHEREAS, Ableauctions intends to deliver newly-issued shares of its common stock, par value $0.001 per share (“Common Stock”) to Top Favour Shareholders in exchange for all of the equity interests of Top Favour (the “Acquisition”), upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Top Favour Shareholders own all of the equity (in shares of capital stock or otherwise) of Top Favour (the “Top Favour Equity Interest”);

WHEREAS, the Ableauctions Shareholders will hold voting control of 49% of the issued and outstanding shares of Ableauctions common stock immediately prior to a meeting of Ableauctions shareholders to vote to approve the Acquistion;

 WHEREAS, the Ableauctions Shareholders will enter into this Agreement for the purpose of making certain covenants and Abdul Ladha has agreed to make certain indemnifications; and

WHEREAS, upon consummation of the transaction contemplated by this Agreement, Top Favour will become a 100% wholly-owned subsidiary of Ableauctions.

A G R E E M E N T

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1           The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)           The Top Favour Shareholders will each sell, convey, assign, transfer and deliver to Ableauctions certificates representing the Top Favour Equity Interest held by each Top Favour Shareholder as set forth in Column II of Annex I hereto, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of Top Favour, accompanied by a properly executed and authenticated stock power or instrument of like tenor.

(b)           As consideration for the acquisition of the Top Favour Equity Interests, Ableauctions will issue to each Top Favour Shareholder, in exchange for such Top Favour Shareholder’s portion of the Top Favour Equity Interests, the number of shares of Common Stock such that such Top

SHARE EXCHANGE AGREEMENT

Favour Shareholders holds a percentage of the outstanding Common Stock on a fully-diluted basis immediately after the Closing set forth opposite such party’s name in Column III on Annex I attached hereto (collectively, the “Ableauctions Shares”).  The Ableauctions Shares to be issued shall equal approximately 97% of the outstanding shares of Ableauctions’ common stock at the time of Closing.  For example, if there are at least 100.0 million shares of Ableauctions common stock authorized and 3.0 million shares of Ableauctions’ common stock outstanding immediately prior to the Closing, then there shall be 97.0 million shares of Ableauctions’ common stock issued to the Top Favour Shareholders at Closing.

1.2           Closing Date. The closing of the Acquisition (the “Closing”) shall take place as soon as practicable upon signing of this Agreement, and prior to November 30, 2009, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3           Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Top Favour Shareholders, Top Favour, the Ableauctions Shareholders, and/or Ableauctions (as applicable) will take all such lawful and necessary action.

1.4           Certain Definitions. The following capitalized terms as used in this Agreement shall have the following respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.
“FINRA” means Financial Industry Regulatory Authority.
“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

 “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the securities of Ableauctions.

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2).

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Restricted Period” shall have the meaning set forth in Section 3.4(b)(vi).

“Securities Act” means the Securities Act of 1933, as amended.

SHARE EXCHANGE AGREEMENT

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which Ableauctions’ common stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” as defined in Regulation S means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF TOP FAVOUR

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, Top Favour hereby represents and warrants to Ableauctions and the Ableauctions Shareholders as of the date hereof (unless otherwise indicated) as follows:

2.1           Organization. Top Favour has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

SHARE EXCHANGE AGREEMENT

2.2           Capitalization. The authorized capital stock of Top Favour consists of 10,000 ordinary shares, US$1.00 par value, of which at the Closing, no more than 10,000 shares shall be issued and outstanding.  All of the issued and outstanding shares of capital stock of Top Favour, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no voting trusts or any other agreements or understandings with respect to the voting of Top Favour’s capital stock.

2.3           Subsidiaries. As of the Closing, Top Favour has no direct or indirect subsidiaries, except as disclosed in Schedule 2.3 of the disclosure schedules hereto (collectively the “Top Favour Subsidiaries,” and each a “Top Favour Subsidiary”).  Each Top Favour Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Top Favour holds beneficial ownership rights and control rights over each Top Favour Subsidiary, and there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating any Top Favour Subsidiary to issue any additional shares of common stock or ordinary stock, as the case may be, of such subsidiary, or any other securities convertible into, exchangeable for or evidence the right to subscribe for or acquire from any Top Favour Subsidiary any shares of such subsidiary.

2.4           Certain Corporate Matters. Top Favour is duly qualified to do business as a corporation and is in good standing under the laws of British Virgin Islands, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Top Favour’s financial condition, results of operations or business.  Top Favour has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5           Authority Relative to this Agreement.  Top Favour has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Top Favour have been duly authorized by Top Favour’s Board of Directors and no other actions on the part of Top Favour are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Top Favour and constitutes a valid and binding agreement, enforceable against Top Favour in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6           Consents and Approvals; No Violations. Except for applicable requirements of foreign and United States federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Top Favour of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Top Favour nor the consummation by Top Favour of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Top Favour or any Top Favour Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Top Favour or any Top Favour Subsidiary is a party or by which any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Top Favour or any Top Favour Subsidiary, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Top Favour taken as a whole.

SHARE EXCHANGE AGREEMENT

2.7           Books and Records. The books and records of Top Favour delivered to Ableauctions prior to the Closing fully and fairly reflect the transactions to which Top Favour is a party or by which it or its properties are bound.

2.8           Intellectual Property. Top Favour has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Top Favour infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.9           Litigation. Top Favour and each of the Top Favour Subsidiaries are not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Top Favour or any of the Top Favour Subsidiaries. Top Favour and each of the Top Favour Subsidiaries is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Top Favour or any of the Top Favour Subsidiaries, and Top Favour knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Top Favour or any of the Top Favour Subsidiaries or to which Top Favour or any of the Top Favour Subsidiaries is a party.

2.10           Legal Compliance. To the best knowledge of Top Favour, after due investigation, no claim has been filed against Top Favour or any of the Top Favour Subsidiaries alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Top Favour and each of the Top Favour Subsidiaries holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.11           Contracts. Except as disclosed in Schedule 2.11 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Top Favour.  Top Favour is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.12           Material Changes. Since January 1, 2009, except as disclosed in Schedule 2.12 of the disclosures schedules hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Top Favour has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Top Favour’s financial statements pursuant to GAAP, (iii) Top Favour has not altered its method of accounting, (iv) Top Favour has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Top Favour has not issued any equity securities to any officer, director or Affiliate.

SHARE EXCHANGE AGREEMENT

2.13           Labor Relations.  No material labor dispute exists or, to the knowledge of Top Favour and the Top Favour Shareholders, is imminent with respect to any of the employees of Top Favour which could reasonably be expected to result in a Material Adverse Effect.  None of Top Favour’s or Top Favour Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Top Favour or such Top Favour Subsidiary, and neither Top Favour nor any of the Top Favour Subsidiaries is a party to a collective bargaining agreement, and Top Favour and the Top Favour Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of Top Favour and the Top Favour Shareholders, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Top Favour or any of the Top Favour Subsidiaries to any liability with respect to any of the foregoing matters.  Top Favour and the Top Favour Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.14           Title to Assets.  Top Favour and the Top Favour Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Top Favour and the Top Favour Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Top Favour and the Top Favour Subsidiaries and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Top Favour and the Top Favour Subsidiaries are held by them under valid, subsisting and enforceable leases with which Top Favour and the Top Favour Subsidiaries are in compliance.

2.15           Certain Fees.  Except as disclosed in Schedule 2.15 of the disclosure schedules hereto, no brokerage or finder’s fees or commissions are or will be payable by Top Favour to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.16           Registration Rights.  No Person has any right to cause (or any successor) to effect the registration under the Securities Act of any securities of Top Favour (or any successor but excluding Ableauctions).

2.17           Application of Takeover Protections.  Top Favour has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Top Favour’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of Top Favour fulfilling its obligations or exercising its rights under this Agreement.

2.18           No General Solicitation.  Neither Top Favour nor any person acting on behalf of Top Favour has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.19           Minute Books. The minute books of Top Favour and the Top Favour Subsidiaries made available to Ableauctions contain a complete summary of all meetings and written consents in lieu of meetings of directors and shareholders since the time of incorporation.

ARTICLE 3

SHARE EXCHANGE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF THE TOP FAVOUR SHAREHOLDERS

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, the Top Favour Shareholders each hereby represent and warrant to Ableauctions as follows:

3.1           Ownership of the Top Favour Equity Interest.  The Top Favour Shareholders own, beneficially and of record, good and marketable title to the amount of the Top Favour Equity Interest, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements.  The Top Favour Shareholders represent that they each have no right or claims whatsoever to any equity interests of Top Favour, other than the Top Favour Equity Interest and each Top Favour Shareholder represents that he does not have any options, warrants or any other instruments entitling him to exercise or purchase or convert into additional equity interests of Top Favour. At the Closing, the Top Favour Shareholders will convey to Ableauctions good and marketable title to the Top Favour Equity Interest, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2           Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Top Favour Shareholders and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3           Purchase of Restricted Securities for Investment. The Top Favour Shareholders each acknowledge that the Ableauctions Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Ableauctions Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Ableauctions Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Top Favour Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Further, each Top Favour Shareholder acknowledges and agrees that:

(a)           Each Top Favour Shareholder is acquiring the Ableauctions Shares for investment for such Top Favour Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Top Favour Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Top Favour Shareholder further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Ableauctions Shares.

(b)           Each Top Favour Shareholder understands that the Ableauctions Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Ableauctions’ reliance on such exemption is predicated on the each Top Favour Shareholder’s representations set forth herein.

3.4           Status of Shareholder. Each of the Top Favour Shareholders hereby makes the representations and warranties in either paragraph (a) or (b) of this Section 3.4, as indicated on the Signature Page of Top Favour Shareholders which is attached and part of this Agreement:

SHARE EXCHANGE AGREEMENT

(a)           Accredited Investor Under Regulation D. The Top Favour Shareholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex II, and such Top Favour Shareholder is not acquiring its portion of the Ableauctions Shares as a result of any advertisement, article, notice or other communication regarding the Ableauctions Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(b)	Non-U.S. Person Under Regulation S. The Top Favour Shareholder:

(i)           is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii)           at the time of Closing, the Top Favour Shareholder was located outside the United States;

(iii)           no offer of the Ableauctions Shares was made to the Top Favour Shareholder within the United States;

(iv)           the Top Favour Shareholder is either (a) acquiring the Ableauctions Shares for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 3.4(b);

(v)           all subsequent offers and sales of the Ableauctions Shares by the Top Favour Shareholder will be made outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration; the Top Favour Shareholder understands the conditions of the exemption from registration afforded by section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

(vi)           the Top Favour Shareholder will not resell the Ableauctions Shares to U.S. Persons or within the United States until after the end of the one (1) year period commencing on the date of Closing (the “Restricted Period”);

(vii)           the Top Favour Shareholder shall not and hereby agrees not to enter into any short sales with respect to the common stock of Ableauctions at any time after the execution of this Agreement by the Top Favour Shareholder and prior to the expiration of the Restricted Period;

(viii)           the Top Favour Shareholder understands that the Ableauctions Shares are being offered and sold to it in reliance on specific provisions of United States federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the Top Favour Shareholder set forth herein in order to determine the applicability of such provisions.  Accordingly, the Top Favour Shareholder agrees to notify Ableauctions of any events which would cause the representations and warranties of the Top Favour Shareholder to be untrue or breached at any time after the execution of this Agreement by such Top Favour Shareholder and prior to the expiration of the Restricted Period;

SHARE EXCHANGE AGREEMENT

(ix)           in the event of resale of the Ableauctions Shares to non-U.S. Persons outside of the U.S. during the Restricted Period, the Top Favour Shareholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(x)           the Top Favour Shareholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Ableauctions Shares;

(xi)           the Top Favour Shareholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(xii)           the Top Favour Shareholder has not taken any action that would cause any of the parties to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xiii)           the Top Favour Shareholder hereby represents that it has fully satisfied the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Ableauctions Shares or this Agreement, including (i) the legal requirements of the Top Favour Shareholder’s jurisdiction for the purchase and acquisition of the Ableauctions Shares, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Ableauctions Shares; and further, the Top Favour Shareholder agrees to continue to comply with such laws as long as it shall hold the Ableauctions Shares.

3.5           Investment Risk. The Top Favour Shareholder is able to bear the economic risk of acquiring the Ableauctions Shares pursuant to the terms of this Agreement, including a complete loss of such the Top Favour Shareholder’s investment in the Ableauctions Shares.

3.6           Restrictive Legends. The Top Favour Shareholder acknowledges that the certificate(s) representing the Top Favour Shareholder’s pro rata portion of the Ableauctions Shares shall each conspicuously set forth on the face or back thereof a legend in substantially either of the two following forms, corresponding to the shareholder’s status as set forth in Section 3.4 and the signature pages hereto:

REGULATION D LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGULATION S LEGEND:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

SHARE EXCHANGE AGREEMENT

3.7           Disclosure.  The representations and warranties and statements of fact made by the Top Favour Shareholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ABLEAUCTIONS

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, Ableauctions hereby represents and warrants to Top Favour and the Top Favour Shareholders as of the date hereof (unless otherwise indicated), as follows:

4.1           Organization and Qualification.  Ableauctions is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Ableauctions is not in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”).  Ableauctions is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2           Authorization; Enforcement.  Ableauctions has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by Ableauctions and, subject to Ableauctions obtaining the approval of its shareholders, the consummation by it of the transaction contemplated hereby will have been duly authorized by all other necessary action on the part of Ableauctions and no further action will be required in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4.  This Agreement has been (or upon delivery will have been) duly executed by Ableauctions and, when approved by Ableauctions shareholders and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Ableauctions enforceable against Ableauctions in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

SHARE EXCHANGE AGREEMENT

4.3           No Conflicts.  Except as included on Schedule 4.3, the execution, delivery and performance by Ableauctions of this Agreement and the consummation by Ableauctions of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Ableauctions’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Ableauctions, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Ableauctions debt or otherwise) or other understanding to which Ableauctions is a party or by which any property or asset of Ableauctions is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Ableauctions is subject (including United States federal and state securities laws and regulations), or by which any property or asset of Ableauctions is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4           Filings, Consents and Approvals.  Except as set forth on Schedule 4.4, Ableauctions is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Ableauctions of this Agreement, other than a consent of the holders of the majority of outstanding voting equity securities of Ableauction (“Majority Ableauctions Shareholders”) or approval of the Acquisition at a duly authorized meeting of the Ableauctions Shareholders, the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

4.5           Issuance of Ableauctions Shares.  The Ableauctions Shares will be duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by Ableauctions other than restrictions on transfer provided for in this Agreement.

4.6           Capitalization.  The capitalization of Ableauctions is as set forth on Schedule 4.6, which Schedule 4.6 shall also include the number of shares of Ableauctions’ common stock owned beneficially, and of record, by Affiliates of Ableauctions as of the date hereof, if any.  Ableauctions has not issued any capital stock since its most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transaction contemplated by this Agreement.  Except as set forth on Schedule 4.6, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Ableauctions’ common stock, or Contracts, commitments, understandings or arrangements by which Ableauctions or any Ableauctions Subsidiary is or may become bound to issue additional shares of Ableauctions’ common stock or Common Stock Equivalents.  The issuance of the Ableauctions Shares will not obligate Ableauctions to issue shares of Ableauctions’ common stock or other securities to any Person (other than the Top Favour Shareholders) and will not result in a right of any holder of Ableauctions securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of Ableauctions are validly issued, fully paid and nonassessable, have been issued in compliance with all United States federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of Ableauctions’ Board of Directors is required for the issuance of the Ableauctions Shares; provided however that Ableauctions’ Shareholder Approval (as defined below) will be required.  There are no shareholders agreements, voting agreements or other similar agreements with respect to Ableauctions’ capital stock to which Ableauctions is a party or, to the knowledge of Ableauctions, between or among any of Ableauctions’ shareholders. “Common Stock Equivalents” means any securities of Ableauctions or Ableauctions Subsidiaries which would entitle the holder thereof to acquire at any time Ableauctions’ common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Ableauctions’ common stock.

SHARE EXCHANGE AGREEMENT

4.7           SEC Reports; Financial Statements.  Ableauctions has filed all reports, schedules, forms, statements and other documents required to be filed by Ableauctions under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Ableauctions was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or within the period set forth in Rule 12b-25 Exchange Act.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Ableauctions included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Ableauctions and its consolidated Ableauctions Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Ableauctions has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Ableauctions’ financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Ableauctions has not altered its method of accounting, (iv) Ableauctions has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Ableauctions has not issued any equity securities to any officer, director or Affiliate.  Ableauctions does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Ableauctions Shares contemplated by this Agreement or as set forth on Schedule 4.8, no event, liability or development has occurred or exists with respect to Ableauctions or its Ableauctions Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by Ableauctions under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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4.9           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Ableauctions, threatened against or affecting Ableauctions or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Ableauctions Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Ableauctions nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under United States federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of Ableauctions, there is not pending or contemplated, any investigation by the Commission involving Ableauctions or any current or former director or officer of Ableauctions.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Ableauctions under the Securities Act.

4.10           Labor Relations.  No material labor dispute exists or, to the knowledge of Ableauctions, is imminent with respect to any of the employees of Ableauctions which could reasonably be expected to result in a Material Adverse Effect.  None of Ableauctions’ employees is a member of a union that relates to such employee’s relationship with Ableauctions, and Ableauctions is not a party to a collective bargaining agreement, and Ableauctions believes that its relationships with its employees are good.  No executive officer, to the knowledge of Ableauctions, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Ableauctions to any liability with respect to any of the foregoing matters.  Ableauctions is in compliance with all federal, state local  and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11           Compliance.  Except as other disclosed on Schedule 4.11, Ableauctions: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Ableauctions under), nor has Ableauctions received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.12           Regulatory Permits.  Ableauctions possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Ableauctions has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13           Title to Assets.  Ableauctions has good and marketable title in all personal property owned by it that is material to the business of, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Ableauctions and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Ableauctions does not own any real property other than as set forth in Section 4.13.  Any real property and facilities held under lease by Ableauctions, if any, is held by Ableauctions under valid, subsisting and enforceable leases with which Ableauctions is in compliance.

4.14           Reserved.

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4.15           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of Ableauctions and, to the knowledge of Ableauctions, none of the employees of Ableauctions is presently a party to any transaction with Ableauctions (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Ableauctions, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Ableauctions and (iii) other employee benefits.

4.16           Sarbanes-Oxley; Internal Accounting Controls.  Ableauctions is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  Ableauctions maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Ableauctions has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Ableauctions and designed such disclosure controls and procedures to ensure that information required to be disclosed by Ableauctions in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Ableauctions’ certifying officers have evaluated the effectiveness of Ableauctions’ disclosure controls and procedures as of the end of the period covered by Ableauctions’ most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Ableauctions presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in Ableauctions’ internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Ableauctions’ internal control over financial reporting.

4.17           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Ableauctions to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.18           Issuance of Ableauctions Shares. Assuming the accuracy of the Top Favour Shareholders’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the Ableauctions Shares by Ableauctions to the Top Favour Shareholders as contemplated hereby. So long as the approval of the Ableauctions Shareholders is obtained, the issuance of the Ableauctions Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.19           Investment Company. Ableauctions is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.20           Listing and Maintenance Requirements.  Ableauctions’ common stock is currently quoted on the NYSE Amex Equities, formerly known as American Stock Exchange (“NYSE Amex”) and, except as disclosed in Schedule 4.20, Ableauctions has not, in the 24 months preceding the date hereof, received any notice from the NYSE Amex or FINRA or any trading market on which Ableauctions’ common stock is or has been listed or quoted to the effect that Ableauctions is not in compliance with the quoting, listing or maintenance requirements of the NYSE Amex or such other trading market.  Ableauctions is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

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4.21           Application of Takeover Protections.  Ableauctions has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Ableauctions’ certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Top Favour Shareholders as a result of the Top Favour Shareholders and Ableauctions fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Ableauctions’ issuance of the Ableauctions Shares and the Top Favour Shareholders’ ownership of the Ableauctions Shares.

4.22           No Integrated Offering. Assuming the accuracy of the Top Favour Shareholders’ representations and warranties set forth in Section 3, neither Ableauctions, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Ableauctions Shares to be integrated with prior offerings by Ableauctions for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Ableauctions are listed or designated.

4.23           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Ableauctions has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Ableauctions has no knowledge of a tax deficiency which has been asserted or threatened against Ableauctions.

4.24           No General Solicitation.  Neither Ableauctions nor any person acting on behalf of Ableauctions has offered or sold any of the Ableauctions Shares by any form of general solicitation or general advertising.

4.25           Foreign Corrupt Practices.  Neither Ableauctions, nor to the knowledge of Ableauctions, any agent or other person acting on behalf of Ableauctions, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Ableauctions (or made by any person acting on its behalf of which Ableauctions is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.26           Accountants.  Ableauctions’ accounting firm is set forth on Schedule 4.26 of the disclosure schedules.  To the knowledge and belief of Ableauctions, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in Ableauctions’ Annual Report for the year ended December  31, 2008.

4.27           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Ableauctions to arise, between Ableauctions and the accountants and lawyers formerly or presently employed by Ableauctions which could affect Ableauctions’ ability to perform any of its obligations under this Agreement, and Ableauctions is current with respect to any fees owed to its accountants and lawyers.

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4.28           Regulation M Compliance.  Ableauctions has not, and to the knowledge of Ableauctions no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Ableauctions to facilitate the sale or resale of any of Ableauctions Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Ableauctions, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Ableauctions.

4.29           Money Laundering Laws. The operations of Ableauctions are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Ableauctions with respect to the Money Laundering Laws is pending or, to the best knowledge of Ableauctions, threatened.

4.30           Minute Books. The minute books of Ableauctions made available to Top Favour and the Top Favour Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and shareholders since the time of incorporation.

4.31           Employee Benefits.  Ableauctions has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

4.32           Business Records and Due Diligence.  Prior to the Closing, Ableauctions delivered to Top Favour all records and documents relating to Ableauctions, which Ableauctions possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and shareholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Ableauctions and Ableauctions Subsidiaries.

4.33           Contracts.  Except as set forth in Schedule 4.33 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Ableauctions taken as a whole.  Ableauctions is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.34           No Undisclosed Liabilities.  Except as otherwise disclosed in Schedule 4.34 of the disclosure schedules, Ableauctions’ Financial Statements or incurred in the ordinary course of business after the fiscal year ended December 31, 2008 (the financial statements of which were filed with the SEC on Form 10-K on March 25, 2009), Ableauctions has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

4.35           No SEC or FINRA Inquiries. Since the acquisition of Able Auctions (1991) Ltd., neither Ableauctions nor any of its officers or directors is, or has been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA or to its actual knowledge, was there any  formal or informal inquiry or investigation  of Ableauctions or its officers or directors prior to the acquisition of Able Auctions (1991) Ltd..
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4.36           Disclosure.  The representations and warranties and statements of fact made by Ableauctions in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1           Indemnification.

(a)           Subject to the provisions of this Article 5, Ableauctions and Abdul Ladha shall cause the Liquidating Trust (for purposes of Sections 5.1(a) and 5.3, “Indemnifying Party”) to agree to, jointly and severally, indemnify fully in respect of, hold harmless and defend Top Favour, the Top Favour Shareholders and each of the officers, agents and directors of Top Favour or the Top Favour Shareholders (each shall be referred to as an “Indemnified Party” when the Liquidating Trust is the Indemnifying Party) against any damages (with the exception of special or consequential damages), liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Ableauctions and/or Ableauctions Shareholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Ableauctions prior to the Closing; or (B) the operations of Ableauctions prior to the Closing.

(b)           Subject to the provisions of this Article 5, Abdul Ladha shall agree to indemnify each Indemnified Party against any Claim to which it or they may become subject arising out of or based on any agreement or instrument to which Ableauctions was a party that was known to Abdul Ladha but was not disclosed to Top Favour prior to Closing.

(c)           Subject to the provisions of this Article 5, Top Favour (for purposes of Sections 5.1(c) and 5.3, “Indemnifying Party”) agrees to, indemnify fully in respect of, hold harmless and defend Ableauctions, Abdul Ladha and each of the officers, agents and directors of Ableauctions (each shall be referred to as an “Indemnified Party” when Top Favour is the Indemnifying Party) against any damages (with the exception of special or consequential damages), liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Top Favour and/or Top Favour Shareholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Top Favour prior to the Closing; or (B) the operations of Top Favour prior to the Closing.

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5.2           Survival of Representations and Warranties.  Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by Ableauctions, the Ableauctions Shareholders, Top Favour and Top Favour Shareholders under this Agreement shall survive the date hereof for a period of twelve (12) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by Ableauctions, Ableauctions Shareholders, Top Favour, Top Favour Shareholders may be made at any time.

5.3           Method of Asserting Claims, Etc.  All Claims for indemnification by any Indemnified Party under this Article V shall be asserted as follows:

(a)           In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the “Claim Notice”).  The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand.  The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party:  (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he does not dispute liability for indemnification under this Article V and that he desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a “Material Conflict”).  If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person.  No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article V may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(b)           In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party.  If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

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5.4           Limits on Indemnification.   The total of all Claims made for indemnification under Section 5.1(a) may not exceed $1,000,000.  Any Claims for indemnification under Section 5.1(b) must be made within twelve (12) months from the date of the Closing (the “Ladha Contract Indemnification Period”).  Any written Claim made against Abdul Ladha in connection with Section 5.1(b) and delivered prior to the expiration of the Ladha Contract Indemnification Period shall survive thereafter and, as to any such Claim, such applicable expiration will not effect the rights to indemnification of the party making such Claim.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1           Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Top Favour and Ableauctions as each party may request. In order that each party may have the full opportunity to do so, Top Favour and Ableauctions, the Top Favour Shareholders and the Ableauctions Shareholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Top Favour or Ableauctions as each party or its representatives may reasonably request and cause Top Favour or Ableauctions and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2           Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.  If, at any time after the date of this Agreement, any further action is necessary or desirable to carry out the purposes of this Agreement or the Voting Agreement entered into by Top Favour and certain Ableauctions Shareholders as of this same date, the parties will take all such lawful and necessary action.

6.3           Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, Ableauctions hereto shall (i) conduct its business in the ordinary course and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Top Favour. Without the prior written consent of Top Favour, or Ableauctions, as applicable, except as required or specifically contemplated hereby, no party shall undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.  Ableauctions shall take all actions necessary to have its common stock traded on the NYSE Amex at Closing.

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6.4           Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on Ableauctions.

6.5           Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6           Bylaws. If necessary, Ableauctions shall amend its bylaws to permit the election and/or appointment of additional new directors to Ableauctions’ Board of Directors as set forth in Section 7.1(a) below.

6.7           Confidentiality; Access to Information.

(a)           Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)           Access to Information.

(i)           Top Favour will afford Ableauctions and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Top Favour during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Top Favour, as Ableauctions may reasonably request. No information or knowledge obtained by Ableauctions in any investigation pursuant to this Section 6.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)           Ableauctions will afford Top Favour and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Ableauctions during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Ableauctions, as Top Favour may reasonably request. No information or knowledge obtained by Top Favour in any investigation pursuant to this Section 6.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

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6.8           Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Ableauctions will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement.

6.9           No Liabilities.  Ableauctions shall extinguish, satisfy or assign all liabilities such that at the date of Closing, Ableauctions shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

6.10           Articles of Incorporation Amendment.  Prior to Closing, Ableauctions shall file an amendment to its Articles of Incorporation with the Secretary of State of its state of incorporation, to (i) effect a reverse stock split with a stock split ratio to be determined by Top Favour at a date prior to closing but no less than 1 for 20 (every 20 shares are combined into one share) and no more than 1 for 50, and (ii) change its name from “AbleAuctions.com, Inc.” to “SinoCoking Coal&Coke Corporation.”

6.11           Information Statement for Change in Majority of Directors.  As directed by Top Favour, Ableauctions and the Ableauctions Shareholders will use their best efforts to ensure that Abdul Ladha, an Ableauctions’ current director, will remain a director of Ableauctions until the expiration of the 10-day period beginning on the date of the filing of the information statement relating to a change in majority of directors of Ableauctions with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”).

6.12           Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of Top Favour, after the Closing Date, Abdul Ladha shall use his reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Ableauctions occurring, reported or filed prior to the Closing, as may be necessary or required by Ableauctions for the preparation of the post-Closing Date reports that Ableauctions is required to file with the SEC to remain in compliance and current with its reporting requirements under the Securities Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

6.13           No Solicitation.  In recognition of the substantial expenditures of time, effort and expense to be incurred by both parties in connection with the activities proceeding toward the execution of the Agreement and the closing of the transactions contemplated herein, Ableauctions, the Ableauctions Shareholders, Top Favour, and Top Favour Shareholders agree that they will not directly or indirectly submit, solicit, initiate, encourage or discuss any proposal or offer from any third party relating to competing “going public” transaction or “reverse merger” (either as an acquirer or targer) or knowingly furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek a competing “going public” or “reverse merger” transaction.

6.14           Conversion of Notes.  The Ableauctions Shareholders shall convert certain outstanding promissory notes into shares of Ableauctions common stock after public disclosure of this Agreement, such that the Ableauctions Shareholders will hold 49% of the outstanding Ableauctions voting equity securities within 15 days of this Agreement.   Immediately following the date that the Ableauctions Shareholders have converted such promissory notes, the Ableauctions Shareholders shall vote its shares of Common Stock at any shareholder meeting to vote on the Acquisition and the other transactions set

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forth in this Agreement.  Following such conversion, Ableauctions may not issue additional shares of equity securities to any other person such that the Ableauctions Shareholders no longer hold at least 49% interest of the Ableauctions voting securities other than as contemplated in this Agreement prior to Closing.  Prior to Closing and except for shares of its common stock issued pursuant to an equity financing concurrent with the Closing, Ableauctions shall not issue or grant any shares of its common stock or options, warrants, convertible notes or other rights to acquire its common stock.  Ableauctions shall not reduce the exercise price of any existing option or warrant.

6.15            Liquidating Trust.  Unless prohibited by state or federal law, Ableauctions shall adopt a plan of liquidation reasonably acceptable to Top Favour under which it shall establish a liquidating trust (“Liquidating Trust”) for purposes of assuming outstanding liabilities and distributing the assets of Ableauctions to its shareholders as of a certain record date prior to the Closing.  In compliance with applicable law and any required third party consents (which Ableauctions shall use its reasonable best efforts to obtain), Ableauctions shall transfer all its assets and liabilities to the Liquidating Trust prior to or concurrently with the Closing.  Ableauctions and Abdul Ladha shall cause such plan of liquidation to include a covenant to indemnify the Top Favour Shareholders for Claims made under Section 5.1(a), and shall provide for a reserve fund of at least $1,000,000 in cash or cash equivalents or other assets acceptable to Top Favour which shall remain in place for at least 12 months following the Closing and shall be used to discharge any remaining liabilities of Ableauctions not discharged prior to Closing.  Subject to the foregoing sentence, the plan of liquidation shall also include a covenant to indemnify Abdul Ladha for Claims made under Section 5.1(b).

6.16           NYSE Amex Application.  Top Favour shall file a listing application with the NYSE Amex Equities (“NYSE Amex”) intended to cause the Ableauctions shares of common stock to be listed on the NYSE Amex following the Closing.

6.17           Shareholder Meeting; Proxy Statement.  After execution of this Agreement, Ableauctions shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of and hold either an annual or special meeting for the shareholders (the “Ableauctions Shareholder Meeting”) for the purpose of securing the vote of the approval by the holders of a majority of the shares of Common Stock at a meeting of the shareholders of Ableauctions where a quorum is present, on the applicable record date (the “Ableauctions Shareholders’ Approval”), (ii) distribute to its shareholders a proxy statement regarding a vote on the Acquisition and the other transactions described herein in accordance with applicable federal and state law and with its articles of incorporation and bylaws (“Proxy Statement”), (iii) subject to applicable fiduciary duties, use all reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and to secure the Ableauctions Shareholders’ Approval, and (iv) cooperate and consult with Top Favour with respect to each of the foregoing matters.

6.18           Preparation of the Proxy Statement.  Within one business day after the date hereof, Ableauctions shall prepare and file with the SEC a preliminary version of the Proxy Statement and will use all reasonable efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy Statement.   Promptly after the date that the SEC has no additional comments to the Proxy Statement, Ableauctions shall cause the Proxy Statement to be mailed to its respective shareholders, and if necessary, after the definitive Proxy Statement shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable.

SHARE EXCHANGE AGREEMENT

ARTICLE 7

CONDITIONS TO CLOSING

7.1           Conditions to Obligations of Top Favour and the Top Favour Shareholders. The obligations of Top Favour and the Top Favour Shareholders under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. At the Closing, Ableauctions and/or the Ableauctions Shareholders shall have delivered or caused to be delivered to Top Favour and the Top Favour Shareholders the following:

(i)           this Agreement duly executed by Ableauctions and the Ableauctions Shareholders;

(ii)           letter of resignation from Ableauctions’ current sole officer, with his resignation as to all of the offices he currently holds with Ableauctions to be effective upon Closing and confirming that he has no claim against Ableauctions in respect of any outstanding remuneration or fees of whatever nature to be effective upon closing;

(iii)           letter of resignation of Ableauctions’ current directors, with the resignation of such directors to take effect immediately, other than Abdul Ladha, whose resignation shall be effective on the expiration of the 10 calendar day period following the date of the mailing of the Schedule 14f-1 to the shareholders of Ableauctions;

(iv)           resolutions duly adopted by the Board of Directors of Ableauctions approving the following events or actions, as applicable:

a.	the execution, delivery and performance of this Agreement;

b.	the Acquisition and the terms thereof;

c.	adoption of bylaws in the form agreed by the parties;

d.	fixing the number of authorized directors on the board of directors at seven (7);

e.
the appointment of Jianhua Lv as Chairman of the board of directors to serve on Ableauctions board of directors, effective on the Closing Date, and the appointment of designees of Mr. Lv as additional directors to serve on Ableauctions’ board of directors on the date the resignation of Ableauctions’ current directors except Abdul Ladha becomes effective; and

f.	the appointment of the following persons as officers of Ableauctions, effective on the Closing Date, with the titles set forth opposite his name (the “Top Favour Officers”):

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Jianhua Lv                      Chief Executive Officer, President and
Chairman of the Board

Wu Zan                                Chief Financial Officer, Treasurer and
Secretary

(v)           a certificate of good standing for Ableauctions from its jurisdiction of incorporation, dated not earlier than five (5) days prior to the Closing Date;

(vi)           an instruction letter signed by the President of Ableauctions addressed to Ableauctions’ transfer agent of record, in a form reasonably acceptable to Top Favour and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing Ableauctions Shares to be delivered pursuant to this Agreement registered in the names of the Top Favour Shareholders as set forth in Annex I;

(vii)           a shareholder list of Ableauctions as certified by Ableauctions’ Secretary or transfer agent, dated within ten (10) days of the Closing Date;

a.      a certificate of the Secretary of Ableauctions, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Ableauctions executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation and By-Laws of Ableauctions, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Ableauctions authorizing and approving Ableauctions’ execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(viii)           all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Top Favour’s representatives with respect to Ableauctions; and

(ix)           such other documents as Top Favour and/or the Top Favour Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties to be True. The representations and warranties of Ableauctions herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Ableauctions and the Ableauctions Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Assets and Liabilities. At the Closing, other than accrued property or other taxes that will not exceed $1,000, Ableauctions shall have no liabilities, debts or payables (contingent or otherwise), no tax obligations, no material assets (or alternatively, shall have an irrevocable commitment to sell, distribute or otherwise transfer all pre-Closing assets of Ableauctions which shall occur immediately after Closing), and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(d)           SEC Filings. At the Closing, Ableauctions will be current in all SEC filings required by it to be filed.

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(e)           Outstanding Common Stock. Ableauctions shall have at least  100,000,000 shares of its common stock authorized and shall have less than 8,200,000 shares (prior to the contemplated reverse stock split of Section 6.10) of its common stock issued and outstanding in the aggregate at the Closing on a fully-diluted basis.

(f)           Financing.  Ableauctions shall have closed a debt and/or equity financing of at least $75,000,000 immediately prior to the Closing, or shall have irrevocable commitments from bona fide third party to close such financing immediately subsequent to the Closing.

(g)           Approval of Ableauctions Shareholders.  The Acquisition and the other transactions described herein shall have been obtained Ableauction Shareholders’ Approval.

(h)           Officer’s Certificate.  The Chief Executive Officer shall execute an officer’s certificate which provides that (i) the representations and warranties of Ableauctions contained in the Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date and (ii) Ableauctions shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(i)           Principal Trading Market.  The Ableauctions Common Stock (i) shall be designated for quotation or listed on the NYSE Amex and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the NYSE Amex from trading on the NYSE Amex nor shall suspension by the Commission or the NYSE Amex have been threatened, as of or immediately subsequent to the Closing Date, either (A) in writing by the Commission or the NYSE Amex or (B) by falling below the minimum listing maintenance requirements of the NYSE Amex.

(j)           No Adverse Effect.  The business and operations of Ableauctions will not have suffered any Material Adverse Effect.

(k)           Third Party Assignment Consent.  Ableauctions shall have obtained a consent from Royal Bank of Canada (“RBC”) releasing Ableauctions as a Guarantor in connection with that Loan Agreement dated as of March 7, 2008 by and among, RBC, Ableauctions and Axion Investment Corp. and that Loan Agreement dated August 3, 2006 by and among RBC, Ableauctions and 0716590 B.C. Ltd. (collectively, the “Loan Agreements”)

7.2           Conditions to Obligations of Ableauctions and Ableauctions Shareholders. The obligations of Ableauctions and Ableauctions Shareholders under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. On the Closing Date, Top Favour and/or the Top Favour Shareholders shall have delivered to Ableauctions the following:

(i)           this Agreement duly executed by Top Favour and the Top Favour Shareholders;
(ii)           resolutions duly adopted by the Board of Directors of Top Favour authorizing and approving the execution, delivery and performance of this Agreement;

(iii)           certificates representing the Top Favour Equity Interests to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor; and

SHARE EXCHANGE AGREEMENT

(iv)           such other documents as Ableauctions may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties True and Correct. The representations and warranties of Top Favour and the Top Favour Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Top Favour and the Top Favour Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Adverse Effect.  The business and operations of Top Favour will not have suffered any Material Adverse Effect.

(d)           Due Diligence.   Ableauctions shall have the opportunity to conduct a due diligence investigation of Top Favour’s business, financial condition and assets to determine that the audited financial statements of Top Favour for the last two full fiscal years as delivered to Ableauctions are materially accurate and  complete.  Such due diligence investigation shall commence upon execution of this Agreement and shall continue until 30 days after the execution of this Agreement (“Diligence Expiration Date”); provided, however, that if Top Favour has not provided to Ableauctions audited financial statements for Top Favour’s 2 most recent fiscal years within 15 days of the date of this Agreement, the period of investigation shall continue for a period of 45 days following the date that such audited financial statements are provided to Ableauctions.  Ableauctions shall be deemed to be  satisfied with the results of the due diligence investigation if it does not send written notice of due diligence disapproval to Top Favour within three (3) business days after the Diligence Expiration Date.  During the due diligence period, Ableauctions (and its attorneys, advisors, agents and accountants) will be given reasonable access to the assets, properties, buildings, offices, books, files, data, financial statements, leases, licenses, contracts, agreements and records of Top Favour and its subsidiaries.  All records, files, financial statements and the like relating to Top Favour and its subsidiaries shall remain and be deemed to be the property of Top Favour and its subsidiaries until consummation of the Transaction. In the event the Transaction is not consummated, Ableauctions shall return all of the foregoing materials to Top Favour together with all copies thereof.

(e)           Transfer of Assets to and Assumption of Liabilities by Trust.  Immediately prior to the Closing, all of the assets of Ableauctions shall have been transferred into a trust the beneficiaries of which will be its creditors and  shareholders or shall have irrevocably committed to transfer all of its assets to such trust and either (i) all of its liabilities shall have been assumed by the trust, unless otherwise disposed of or (ii) Top Favour shall have waived Ableauctions’ failure to assign such liabilities.

(f)           Approval of Ableauctions Shareholders.  The Acquisition and the other transactions described herein shall have obtained Ableauctions Shareholders’ Approval.

ARTICLE 8

SEC FILING; TERMINATION

8.1           This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of Ableauctions and the Top Favour Shareholders;

SHARE EXCHANGE AGREEMENT

(b)           by either Ableauctions or the Top Favour Shareholders if the Transaction shall not have been consummated for any reason by November 30, 2009; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)           by either Ableauctions or the Top Favour Shareholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(d)           by the Top Favour Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Ableauctions or the Ableauctions Shareholders set forth in this Agreement, or if any representation or warranty of Ableauctions shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Ableauctions’ representations and warranties or breach by Ableauctions or the Ableauctions Shareholders is curable by Ableauctions or the Ableauctions Shareholders prior to the Closing Date, then the Top Favour Shareholders may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Top Favour Shareholders to Ableauctions and the Ableauctions Shareholders of such breach, provided Ableauctions and the Ableauctions Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Top Favour Shareholders may not terminate this Agreement pursuant to this Section 8.1(d) if they shall have materially breached this Agreement or if such breach by Ableauctions or the Ableauctions Shareholders is cured during such thirty (30) day period);

(e)           by Ableauctions, upon a material breach of any representation, warranty, covenant or agreement on the part of Top Favour or the Top Favour Shareholders set forth in this Agreement, or if any representation or warranty of Top Favour or the Top Favour Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Top Favour’s or the Top Favour Shareholders’ representations and warranties or breach by Top Favour or the Top Favour Shareholders is curable by Top Favour or the Top Favour Shareholders prior to the Closing Date, then Ableauctions may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Ableauctions to Top Favour and the Top Favour Shareholders of such breach, provided Top Favour and the Top Favour Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Ableauctions may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Top Favour or the Top Favour Shareholders is cured during such thirty (30) day period);

(f)           by Ableauctions, if the results of the due diligence investigation are unsatisfactory in accordance with Section 7.2(d) and if Top Favour is unable to remedy, to the satisfaction of Ableauctions, any matter objected to prior to the Closing Date, as the Closing Date may be extended by the parties;

(g)           by Top Favour if RBC refuses to approve the assumption by the Liquidating Trust of the liabilities and guarantees arising from the Loan Agreements; or

SHARE EXCHANGE AGREEMENT

(h)           by Ableauctions if (i) RBC refuses to approve the assumption by the Liquidating Trust of the liabilities and guarantees arising from the Loan Agreements and (ii) Top Favour does not waive the failure to assign such liabilities and guarantees.

8.2           Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1           Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

SHARE EXCHANGE AGREEMENT

9.5           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.6           Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.7           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Top Favour, Ableauctions, and holders of a majority of the equity interests of Top Favour and the holders of a majority of outstanding voting stock of Ableauctions; provided that, the consent of any Top Favour or Ableauctions shareholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such shareholder (other than by virtue of their ownership of Top Favour or Ableauctions shares, as applicable).

9.8           Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.9           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.10           Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Remainder of Page Left Blank Intentionally]

SHARE EXCHANGE AGREEMENT

 IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

ABLEAUCTIONS:

ABLEAUCTIONS.COM, INC.,
a Florida corporation

By: /s/ Abdul Ladha
Abdul Ladha
Chief Executive Officer and President

Address for Notices:

Address:    Suite 200 – 1963 Lougheed Highway, Coquitlam
British Columbia, Canada V3K 3T8

       Tel:                      (604) 521-3369
       Fax:                      (604) 521-4911

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGE OF ABLEAUCTIONS SHAREHOLDERS

ABLEAUCTIONS SHAREHOLDERS:

Name	Address, Telephone, and Facsimile Number for Notice:	Signature:
Abdul Ladha Hanifa Ladha
1963 Lougheed Highway, Coquitlam
Suite 200
British Columbia, Canada V3K 3T8
Tel: (604) 521-3369
Fax: (604) 521-4911
1963 Lougheed Highway, Coquitlam
Suite 200
British Columbia, Canada V3K 3T8
Tel: (604) 521-3369
Fax: (604) 521-4911

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGE OF TOP FAVOUR

TOP FAVOUR:

TOP FAVOUR LIMITED

By: /s/ Jianhua Lv
Jianhua Lv, Chairman

Address for Notices:

Top Favour Limited
Address:    Intersection between Kuanggong Road and Tiyu Road
(10th Floor, Chenshi Xin Yong She, Tiyu Road)
Xinhua District
Pindingshan City, Henan Province
People’s Republic of China, 467000
       Tel:                      +863752882999
       Fax:                      +863752912026

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SIGNATURE PAGES OF TOP FAVOUR SHAREHOLDERS

TOP FAVOUR SHAREHOLDERS:
Print SSN or Taxpayer ID of Top Favour Shareholder (if U.S. entity or person):	Print Name of Top Favour Shareholder:
Shareholder is a(n): ____ individual ____ corporation (an officer must sign) ____ partnership (all general partners must sign) ____ trust ____ limited liability company	Signature: (Please sign here)
State or country of Shareholder’s Organization (if entity):
State of Shareholder’s Residence (if U.S. person):
Print name and title of Signing Person: (if signatory is a corporation, partnership or other similar entity) Name: Title:

Address of Shareholder: Facsimile No.:
Please Check One:
The Top Favour Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Top Favour Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

SHARE EXCHANGE AGREEMENT

ANNEX I

(I) Name of Top Favour Shareholders	(II) Top Favour Equity Interests Transferred to Ableauctions	(III) Percentage of Ableauctions Common Shares (on a fully-diluted basis) to be Held by Top Favour Shareholders after Closing
Honour Express Limited, a BVI Company	5,103	49.499%
Liuchang Yang	438	4.249%
Ruiyun Li	696	6.751%
Shusen Feng	155	1.499%
Chang Zhaozhen	155	1.499%
Zhao Qun	103	1.000%
Wu Dongfang	20	0.196%
Liu Yongchun	10	0.098%
Liang Xiao	20	0.196%
Li Ping	392	3.802%
Wang Shuo	402	3.900%
Xu Binzhi	461	4.468%
Wang Yeming	495	4.802%
Portswealth Holdings Ltd.	485	4.704%
Cawston Enterprises Ltd.	494	4.802%
Suzhou Capital Advisors, LLC d/b/a Morgan Cate Capital	261	2.528%
Causeway Bay Capital, LLC	310	3.007%
Total	10,000	97%

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 ANNEX II

ACCREDITED INVESTOR DEFINITION

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of Ableauctions which is issuing and selling the securities.

Category D
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor“ as defined in Regulation 506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

LIST OF OMITTED SCHEDULES

The Schedules listed below have been omitted from this filing.  The Company will furnish supplementally to the Commission, upon request, a copy of any omitted Schedule.

Share Exchange Agreement
Schedule 2.3	SinoCoking Subsidiaries
Schedule 2.11	SinoCoking Contracts
Schedule 2.12	Material Changes
Schedule 2.15	Certain Fees
Schedule 4.3	Ableauctions Conflicts
Schedule 4.4	Required Approvals of Ableauctions
Schedule 4.6	Capitalization of Ableauctions
Schedule 4.8	Material Changes
Schedule 4.13	Real Property of Ableauctions
Schedule 4.20	Listing and Maintenance Requirements
Schedule 4.26	Accountants

FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

This First Amendment to Share Exchange Agreement (the “Amendment”) is made and entered into on this 20th day of November 2009 by and among Top Favour Limited, an international business company incorporated in the British Virgin Islands (“Top Favour”), and the majority shareholders of Top Favour (“Majority Top Favour Shareholders”) listed on the Signature Pages for Majority of Top Favour Shareholders that are attached hereto, on the one hand; and Ableauctions.com, Inc., a Florida corporation (“Ableauctions”), and the shareholders of Ableauctions listed on the signature page for Ableauctions Shareholders that is attached hereto (the “Ableauctions Shareholders”), on the other hand, all of whom are sometimes referred to individually as a “party” or collectively as the “parties”.

RECITALS

A.           On July 17, 2009, the parties executed a Share Exchange Agreement (“Exchange Agreement”) pursuant to which the Top Favour Shareholders would exchange their shares of Top Favour capital stock for newly-issued shares of Ableauctions.

B.           Section 8.1(b) of Article 8 of the Exchange Agreement states in pertinent part:

This Agreement may be terminated at any time prior to the Closing: . . . (b) by either Ableauctions or the Top Favour Shareholders if the Transaction shall not have been consummated for any reason by November 30, 2009;

C.           The parties will not be able to consummate the Transaction (as defined in the Exchange Agreement) by November 30, 2009 and wish to amend the Exchange Agreement to extend the date included at Section 8.1(b) of Article 8 of the Exchange Agreement to April 30, 2010.

D.           The parties also wish to amend Section 9.7 of Article 9 of the Exchange Agreement, which currently requires the approval of the holders of a majority of outstanding voting stock of Ableauctions to amend the Exchange Agreement.

NOW, THEREFORE, the parties hereto, in accordance with Section 9.7 of the Exchange Agreement and intending to be legally bound, agree as follows:

1.           Amendment to Section 8.1(b) of Article 8.  The first sentence of Section 8.1(b) of Article 8 of the Exchange Agreement is hereby amended by deleting the date “November 30, 2009” and inserting in its place the date “April 30, 2010”.

2.           Amendment to Section 9.7 of Article 9.  Section 9.7 of Article 9, which currently states:

Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Top Favour, Ableauctions, and holders of a majority of the equity interests of Top Favour and the holders of a majority of outstanding voting stock of Ableauctions; provided that, the consent of any Top Favour or Ableauctions shareholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such shareholder (other than by virtue of their ownership of Top Favour or Ableauctions shares, as applicable).

shall be deleted in its entirety and the following shall be inserted in its place:

Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Top Favour, Ableauctions, and holders of a majority of the equity interests of Top Favour and the Ableauctions Shareholders; provided that, the consent of any Top Favour or Ableauctions shareholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such shareholder (other than by virtue of their ownership of Top Favour or Ableauctions shares, as applicable).

3.           No Further Changes.  Except as expressly amended by this Amendment, all of the other terms and provisions of the Exchange Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SIGNATURE PAGE OF ABLEAUCTIONS

ABLEAUCTIONS:

ABLEAUCTIONS.COM, INC.,
a Florida corporation

By:  /s/ Abdul Ladha
Abdul Ladha
Chief Executive Officer and President

SIGNATURE PAGE OF ABLEAUCTIONS SHAREHOLDERS

ABLEAUCTIONS SHAREHOLDERS:

 /s/ Abdul Ladha
ABDUL LADHA

/s/ Hanifa Ladha
HANIFA LADHA

SIGNATURE PAGE OF TOP FAVOUR

TOP FAVOUR:

TOP FAVOUR LIMITED

By:           /s/ Jianhua Lv
Jianhua Lv, Chairman

ABLEAUCTIONS.COM, INC.

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2009

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

	SEPT 30 2009	DEC 31 2008

ASSETS
Current
Cash and cash equivalents	$-	$223,592
Accounts receivable – trade, net of allowance	437,768	545,740
Employee receivable	342,266	248,072
Mortgages and loans receivable	1,907,229	2,294,745
Inventory	239,247	666,138
Prepaid expenses	49,823	63,841
	2,976,333	4,042,128

Deposits	363,663	320,558
Property and Equipment	95,127	118,712
Property Held for Sale	2,429,255	2,193,475
Property Held for Development	17,157,004	8,520,055
Investment in Joint Venture	1,390,871	1,223,728
Investment in Surrey City Central	1,877,085	1,671,638

	$26,289,338	$18,090,294

LIABILITIES
Current
Bank indebtedness	$4,743	$-
Accounts payable and accrued liabilities	220,683	519,043
Due to related parties	105,028	1,363,765
Bank loan	15,200,082	6,367,756
	15,530,536	8,250,564

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
8,114,197 common shares at September 30, 2009
5,906,957 common shares at December 31, 2008	8,114	5,907
Additional paid-in capital	38,891,314	37,903,221

Deficit	(29,277,878)	(28,152,681)
Accumulated Other Comprehensive Income	1,137,252	83,283
Treasury Stock, at cost	-	-
	10,758,802	9,839,730

	$26,289,338	$18,090,294

ABLEAUCTIONS.COM, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	3 MONTHS ENDED		9 MONTHS ENDED
	30-Sep		30-Sep
	2009	2008	2009	2008

Net Revenues
Sales	$244,430	$604,486	$1,436,564	$2,252,233

Cost Of Revenues	413,993	845,723	1,179,102	1,846,805
Gross Profit	(169,563)	(241,237)	257,462	405,428
Investment Income	84,762	81,550	220,583	155,253
	(84,801)	(159,687)	478,045	560,681
Expenses
Operating expenses	523,434	655,955	1,504,284	1,869,516
Depreciation and amortization	23,493	26,316	62,084	115,375
	546,927	682,271	1,566,368	1,984,891
(Loss) Income from Operations	(631,728)	(841,958)	(1,088,323)	(1,424,210)

Other Items
Share of net income (loss) of joint venture
	435	(9,025)	(5,380)	(16,588)
Settlement of legal claim	-	-	-	(65,035)
Gain on Sale of Asset	-		3,423
Impairment of asset		(321,612)		(321,612)
Foreign exchange gain (loss)	(34,861)	(11,383)	(34,917)	(7,735)
	(34,426)	(342,020)	(36,874)	(410,970)

Income (Loss) For The Period	$(666,154)	$(1,183,978)	$(1,125,197)	$(1,835,180)

Basic (loss) Earnings per Share	$(0.09)	$(0.24)	$(0.18)	$(0.37)
Diluted (loss) Earnings per Share	$(0.09)	$(0.24)	$(0.18)	$(0.37)

Weighted Average Number Of Shares Outstanding:
Basic	7,373,261	4,906,365	6,319,857	4,975,963
Diluted	7,373,261	4,906,365	6,319,857	4,975,963

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(Unaudited)

	3 MONTHS ENDED		9 MONTHS ENDED
	30-Sep		30-Sep
	2009	2008	2009	2008
(Loss) Income for the Period	$(666,154)	$(1,183,978)	$(1,125,197)	$(1,835,180)

Other Comprehensive (Loss) Income, net of tax
Foreign currency translation adjustments	709,452	(613,602)	1,053,969	(944,587)

Consolidated Comprehensive (Loss) Income	$43,298	$(1,797,580)	$(71,228)	$(2,779,767)

Basic Comprehensive (Loss) Income per Share	$0.01	$(0.37)	$(0.01)	$(0.56)
Diluted Comprehensive (Loss) Income per Share	$0.01	$(0.37)	$(0.01)	$(0.56)

ABLEAUCTIONS.COM, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	9 MONTHS ENDED SEPTEMBER 30
	2009	2008

Cash Flows From Operating Activities
Income (Loss) for the period from continuing operations	$(1,125,197)	$(1,835,180)
Non-cash items included in net Income:
Depreciation and amortization	62,084	115,375
Stock based compensation	-	20,625
Gain on sales of asset	(3,423)	-
Inventory write down	200,000
Impairment of asset		321,612
Joint Venture (Income) loss	5,380	16,588

Changes in operating working capital items:
(Increase) Decrease in accounts receivable	146,952	319,050
(Increase) Decrease in inventory	230,731	231,326
(Increase) Decrease in prepaid expenses	14,018	(15,671)
(Increase) Decrease in employee receivable	(94,194)	(56,048)
Increase (Decrease) in accounts payable and accrued liabilities
	(305,479)	(227,315)
Increase (Decrease) in deferred revenue	-	(8,450)
Net cash (used in) from operating activities	(869,128)	(1,118,088)

Cash Flows From Investing Activities
Purchase (sale) of property and equipment, net	2,599	(27,654)
Purchase of property held for development	(6,596,347)	(3,423,850)
Loan advances	(100,000)	(2,200,644)
Loan repayment	735,071	390,960
Investment in joint venture	(4,670)
Investment in surrey city central	(205,447)	-
Other receivables	-	215,067
Deposits	-	(4,000)
Net cash from (used in) Investing Activities	(6,168,794)	(5,050,121)

Cash Flows From Financing Activities
Proceed from Bank Loan	6,995,794	5,062,300
Repayment to related parties	(177,079)	-
Advances from Director	-	935,209
Purchase of Treasury Stock	(49,974)	(374,304)
Proceeds from issuance of capital stock, net	-	(50,701)
Net cash from (used in) financing activities	6,768,741	5,572,504

Effect of Exchange Rates On Cash	40,846	(35,265)
Change in Cash and Cash Equivalents For The Period	(269,181)	(595,705)
Cash And Cash Equivalents, Beginning of Period	223,592	1,594,657

Cash And Cash Equivalents (Bank Indebtedness), End Of Period	$(4,743)	$963,687

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

1.           BUSINESS AND BASIS OF ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.  On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company provides liquidation and merchandising services along with auction and point-of-sale technology to businesses to assist them with managing the sale of their products.  In the past the Company provided the online auction technology and point-of-sale services directly to its customers.  Effective June 8, 2009, the Company licensed its point-of-sale and online auction operations to third parties in providing these services.

The Company also provides mortgages and loans to individuals and companies, and develops real estate property. The Company classifies its business interests into four reportable segments: Auction, Liquidation & Technology Business: consisting principally of liquidation and merchandizing services; Mortgages and Loans: consisting of mortgages, loans and other investments Real Property & Property Development: consisting principally of properties held for development and a segment we call Other, which includes our remaining operations.  Financial information for Ableauctions.com’s various reportable segments is presented in Note 13.

The Company's operating subsidiaries are:

Unlimited Closeouts, Inc., a U.S. based liquidation business.
Jarvis Industries Ltd., a Canadian based liquidation business
Icollector.Com Technologies Ltd., a Canadian based Internet auction facility.
Rapidfusion Technologies Inc., a Canadian based Internet auction business.
Gruv Development Corporation, a Canadian based real estate
Axion Investment Corp., a Canadian based investment business.
1963 Lougheed Holdings Ltd., a Canadian based real estate holding company
AAC Holdings Ltd., a Canadian-based holding company (incorporated on April 24, 2007)
0716590 B.C. Ltd., a Canadian based real estate holding company

The unaudited consolidated financial statements of the Company at September 30, 2009 include the accounts of the Company and its wholly-owned subsidiaries, and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission (“SEC”).  Accounting policies used in fiscal 2009 are consistent with those used in fiscal 2008.  The results of operations for the nine month period ended September 30, 2009 are not necessarily indicative of the results for the entire

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

1.           BUSINESS AND BASIS OF ORGANIZATION (continued)

fiscal year ending December 31, 2009.  These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2008 and the notes thereto included in the Company’s Form 10K filed with the SEC on March 25, 2009.  The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

The Company has evaluated subsequent events through the date that the financial statements were issued on November 12, 2009.

Accounting changes

Effective January 1, 2009, we adopted revised standards for business combinations.  These revised standards generally require an entity to recognize the assets acquired, liabilities assumed, contingencies, and contingent consideration at their fair value on the acquisition date. In circumstances where the acquisition-date fair value for a contingency cannot be determined during the measurement period and it is concluded that it is probable that an asset or liability exists as of the acquisition date and the amount can be reasonably estimated, a contingency is recognized as of the acquisition date based on the estimated amount. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date, and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense. In addition, acquired in-process research and development is capitalized as an intangible asset and amortized over its estimated useful life. These new standards are applicable to business combinations on a prospective basis beginning in the first quarter of 2009. We did not complete any business combinations in the period ended September 30, 2009.

In the first quarter of 2009, we adopted new standards that specified the way in which fair value measurements should be made for non-financial assets and non-financial liabilities that are not measured and recorded at fair value on a recurring basis, and specified additional disclosures related to these fair value measurements. The adoption of these new standards did not have a significant impact on our consolidated financial statements.

In the second quarter of 2009, we adopted new standards that provide guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. These new standards also provide guidance on identifying circumstances that indicate a transaction is not orderly. In addition, the standards require disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. The adoption of these new standards did not have a significant impact on our consolidated financial statements.

In the second quarter of 2009, we adopted new standards for the recognition and measurement of other-than-temporary impairments for debt securities that replaced the pre-existing “intent and ability” indicator. These new standards specify that if the fair value of a debt security is less than its amortized cost basis, an other-than-temporary impairment is triggered in circumstances where (1) an entity has an intent to sell the security, (2) it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis, or (3) the entity does not expect to recover the entire amortized cost basis of the security (that is, a credit loss exists). Other-than-temporary impairments are separated into amounts representing credit losses, which are recognized in earnings, and amounts related to all other factors, which are recognized in other comprehensive income (loss). The adoption of these new standards did not have a significant impact on our consolidated financial statements.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

2.           MORTGAGES & LOANS RECEIVABL
	September 30, 2009	December 31, 2008

i) Loan advanced originally in the amount of $115,000 CAD and increased to $125,000 CAD, bears interest at 10.9% per annum (receivable at $1,064 ($1,135 CAD) per month), with the principal due for repayment on January 31, 2009, and secured by a mortgage on the property of the borrower. The loan was extended month-to-month pending renewal. The loan was repaid on May 15, 2009.	-	102,627

ii) Loan advanced in the amount of $230,000 CAD, bears interest at 10% per annum (receivable at $1,797 ($1,917 CAD) per month), with the principal due for repayment on April 4, 2007. The loan was subsequently renewed under the same terms and is due for repayment on February 9, 2010. The loan is secured by a mortgage on the property of the borrower and a General Security Agreement. The loan was repaid on July 17, 2009.	-	188,834
iii) Loan advanced to an employee in the amount of $55,000 CAD, bears interest at 10% per annum (receivable at $429 ($458 CAD) per month), with the principal due for repayment on February 9, 2009, and secured by a mortgage on the property of the borrower and a personal guarantee of the borrower. The loan was extended month-to-month pending renewal. The loan was repaid on August 24, 2009.	-	45,156

iv) Loan advanced in the amount of $140,000 CAD, bears interest at 15% per annum (receivable at $1,640 ($1,750 CAD) per month), with the principal due for repayment on March 31, 2008, and secured by a mortgage on the property of the borrower. The loan is in default and foreclosure is pending.	130,756	114,943
v) Loan advanced on August 7, 2007 in the amount of $45,000 CAD, bears interest at 9.75% per annum (receivable at $312 ($333 CAD) per month), with the principal due for repayment on August 8, 2008, and secured by a mortgage on the property of the borrower and personal guarantees. The loan is in default and is in foreclosure.	42,028	36,946
viii) Loan advanced in the amount of $450,000 CAD, bears interest at 9.5% per annum (receivable at $3,685 ($3,932 CAD) per month), with the principal due for repayment on January 27, 2009, and secured by a mortgage on the property of the borrower. The loan was extended month-to-month pending renewal. The loan was repaid on July 16, 2009.	-	369,458
ix) Loan advanced in the amount of $1,750,000 CAD, bears interest at 12% per annum (receivable at $16,400 ($17,500 CAD) per month), with the principal due for repayment on July 17, 2009, and secured by a mortgage on the property of the borrower. The loan was repaid on October 1, 2009.	1,634,445	1,436,781
ix) Loan advanced in the amount of $100,000 pursuant to the Bridge Investment Agreement entered into with certain investors as of March 5, 2009, to provide bridge financing in connection with an acquisition. The loan is repayable upon closing of the acquisition transaction.	100,000	-
	$1,907,229	$2,294,745

3.           RELATED PARTY TRANSACTIONS

a)	During the nine month period ended September 30, 2009, the Company incurred $117,000 (2008: $117,000) in management fees to an officer of the Company.

b)
At September 30, 2009, a balance of $342,266 (December 31, 2008: $248,072) is owing from an employee to the Company as a result of overpayments in commissions, which will be offset by commissions to be paid in the following quarters.

c)
During the periods ended September 30, 2009 and 2008, the Company marketed condominium units being developed in Surrey using the brand name “Overture LivingTM”.  The mark, “Overture Living™” belongs to Abdul Ladha, the Company’s President.  Mr. Ladha did not receive compensation for the use of this mark.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

3.         RELATED PARTY TRANSACTIONS (continued)
d)         On August 19, 2008, the Company’s President entered into an Agreement to Convert Debt with the Company.  Pursuant to the Agreement, the President agreed to accept units consisting of 1 share of the common stock and a warrant to   purchase     1.5  shares of the common stock as partial payment of loans made to the Company.  Pursuant to the Agreement, the President accepted units consisting of 400,000 shares of common stock and warrants for the purchase of 600,000 shares of common stock as full payment of $384,000 in principal amount of the loans. The number of units to be issued was computed by using the last sale price of the Company’s common stock on August 19, 2008, which was $0.96.  The warrant exercise price is $1.08 and the warrant term is 5 years.  The agreement was subject to the approval of the NYSE Amex (formerly the American Stock Exchange), which was received on October 2, 2008.  On October 6, 2008, the shares were issued and all the warrants were exercised by the President, resulting in the issuance of 1,000,000 common shares.

e)
As described in Note 6, the Company acquired a 50% interest in Surrey Central City Holdings Ltd. (referred to as “Surrey”), from Bullion Reef Holdings Ltd., an entity controlled by our President, Abdul Ladha, for a total investment of $1,877,085 which was paid partially in cash and partially  with a promissory note.  Bullion assigned the right to collect $1,000,000 of the promissory note, plus accrued interest, to Mr. Ladha and his spouse, Hanifa Ladha.  On July 29, 2009, Mr. and Mrs. Ladha each converted his or her interest in the promissory note, which is more fully described in Note 6, into 1,204,021 shares of the Company’s common stock, which represented a conversion by each of them of $500,000 in principal amount and $20,137 in accrued interest. As of September 30, 2009, $105,028 remained owing to Bullion Reef Holdings Ltd. for the cash portion of the purchase price.

4.           PROPERTY HELD FOR DEVELOPMENT

On August 3, 2005, the Company entered into a Contract of Purchase and Sale (the “Agreement”) for property located at 9655 King George Highway, Surrey, British Columbia (the “Property”).  The Agreement was subject to the Company’s satisfactory investigation of the development potential of the Property.  This investigation was completed on August 9, 2005, at which time the Company released to the seller, Imara Venture Ltd. (the “Seller”), a down payment of $41,195 to be credited against a total purchase price of $1,270,000.  The remaining balance was paid in cash on August 15, 2005.  The purchase price was negotiated between the Company and the Seller, who were not related to each other.

      The Company’s subsidiary Axion Investment Corp, is developing this property which consists of approximately 1.46 acres that is zoned for mixed commercial and residential use.  Axion is developing the Property through the Company’s wholly owned subsidiary,

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

4.           PROPERTY HELD FOR DEVELOPMENT (continued)

Gruv Development Corporation, by improving it with a retail facility of approximately 4,326 square feet and with a residential complex of approximately 91,132 square feet which will consist of 111 condominiums (the “Development”).

On March 16, 2007, the Company filed a disclosure statement with the Superintendent of Real Estate under the Real Estate Development Marketing Act of British Columbia to pre-sell the units.  The Company engaged the services of Platinum Project Marketing Group and Macdonald Realty Ltd. (the “Agent”) to market the strata lots and, by May 9, 2007, the Company had entered into agreements to pre-sell 100% of the condominiums prior to construction and collected approximately $1.92 million ($2.34 million CAD) in deposits that are being held in trust with the Agent.

If the Company is successful in closing all its existing purchase contracts for the condominiums and selling all its commercial units, it expects to receive sale proceeds of approximately $22.1 million ($25.4 million CAD). The Agent has been paid $341,446 ($366,749 CAD) for services provided to date. The Company is committed to additional commissions and bonuses to be paid in the amount of $600,082 ($689,750 CAD) upon the successful completion of the sales and transfer of the strata lots.

After receiving a building permit from the City of Surrey the Company advanced performance bonds for service and work totaling $320,558 ($384,833 CAD) to the City of Surrey, as commitment for the development.  On satisfactory completion of the intended service and work, the City of Surrey will refund the deposits to the Company.

On February 15, 2008, the Company entered into a construction management contract with Cantera Management Group Ltd. (“Cantera”) to manage the development of the project. In consideration for its services, the Company has agreed to pay Cantera a fixed fee of $454,024 ($553,000 CAD) over the term of the contract calculated on a percentage of completion basis.

On March 12, 2008, the Company obtained an updated conditional credit facility from the Royal Bank of Canada for the Development in the amount of $14.28 million ($16.42 million CAD).

The credit facility is secured by guarantees from Axion Investment Corporation and Ableauctions.com Inc., by a general security agreement covering the assets of Axion and by the property.  The advances accrue interest at the prime rate set by Royal Bank of Canada plus .75% per annum, payable monthly. A fee of $47,073 ($48,000 CAD) was advanced to the Royal Bank of Canada for the arrangement of this credit facility.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

4.           PROPERTY HELD FOR DEVELOPMENT (continued)

The credit facility was granted subject to a number of conditions, including appraisal of the project, the submission of an environmental report, the submission of a soils report, confirmation of permits and approvals, engagement of a project monitor, submission of a schedule of pre-sales contracts, the purchase of insurance, expenditures of approximately $4.75 million ($4.84 million CAD) on the Development including the cost of the land, and fixed price contracts for at least 50% of the project’s hard construction costs prior to the initial draw and 80% by December 2008. Axion met all the conditions of the construction credit facility by December 2008.

As of September 30, 2009 draws totalling $13,388,097 ($14,334,635 CDN) had been made against the credit facility.  Borrowings are to be repaid from the net sales proceeds received on the closing of sales of units in the Development.  In any event, all borrowings must be repaid in full by December 31, 2009.

On September 30, 2009 the construction of the Gruv Development was substantially complete and a conditional occupancy permit was received from the City of Surrey. On November 6, 2009, the final occupancy permit was received and as of November 9, 2009, 82 of the 111 purchase contracts have been successfully closed and funds totaling $17,994,313 CAD have been received. $15,076,061 CAD of the credit facility provided by the Royal Bank has been repaid.

5.           INVESTMENT IN JOINT VENTURE

a)
On July 14, 2006 Axion Investment Corp. (“Axion”), a wholly-owned subsidiary of the Company, entered into a Joint Venture Agreement (the “Agreement”) with two unrelated parties, Canitalia Industries (“Canitalia”) and 449991 B.C. Ltd. (“449991”), to form a joint venture for the purpose of purchasing two vacant lots located in Langley, B.C. for development (the “Project”).  On July 28, 2006, Axion entered into a supplemental agreement with these two parties in respect to an arrangement for a bank loan to fund the purchase price and pay expenses related to acquiring the properties.

b)	Pursuant to the Agreement, a new company, Township Holdings Ltd. (“THL”), has been formed and is equally and jointly owned by the three parties to the Agreement..  All expenses incurred and all profits earned by THL in conjunction with the Project are to be allocated in equal shares among Axion and the two remaining parties.  The initial deposit was provided by Axion and 449991 BC Ltd.  The total purchase price of the property to be developed was $3.42 million ($3.49 million CAD).  During the 2006 year, Axion paid its share of the investment in the amount of $1,441,913 CAD.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

5.           INVESTMENT IN JOINT VENTURE (continued)

Pursuant to an agreement dated July 28, 2006, Axion was to advance a loan to one of the unrelated parties to pay for its portion of the purchase price.  During the 2006 year, Axion advanced a loan in the amount of $516,028 to two shareholders of this party for a one year term, bearing interest at 10% per annum.  The loan was repaid during the 2006 year.

c)
On March 13, 2007, Axion authorized  Envision Credit Union (“ECU”) to make a demand loan to THL in the amount of $1.30 million ($1.4 million CAD) for the benefit of the other two parties, Canitalia and 449991 (the “Loan”).  The parties have acknowledged that the Loan is for the sole benefit of 449991 and Canitalia and have agreed that none of THL, Axion or Abdul Ladha, the Company’s president, will have responsibility for payments of the Loan (see the discussion below) and that THL, Axion and Abdul Ladha will be fully indemnified for any expenses or payments they become liable for thereunder.

In exchange for the Loan, ECU received a promissory note from THL requiring the payment of interest only at the rate of prime plus 1% per annum until ECU demands payment of the principal.  The loan is secured with a mortgage against the Property and a security interest in the personal property of THL.  ECU also required Axion and Abdul Ladha to enter into a Debt Service Agreement.

Pursuant to the Debt Service Agreement, Mr. Ladha and Axion agree that they will be responsible for the monthly interest payments required by the promissory note in the event that 449991 and Canitalia fail to make the payments as required.

If 449991 and Canitalia default on the loan obligation to ECU, Axion will be entitled, but not obligated, to purchase the shares of stock in THL that are owned by the responsible parties at a price discount to market.  If Axion exercises its right to purchase the stock owned by the responsible parties, then it will have no further recourse against 449991 and Canitalia for payment of the Loan.

If Axion does not exercise its right to purchase the stock owned by the responsible parties, then the responsible parties agree that they shall indemnify and hold Mr. Ladha, Axion and THL harmless from and against any amounts that they or any of them may pay in order to bring the Loan into good standing or to prevent ECU from foreclosing on its security, including, without limiting the generality of the foregoing, any payments of principal, interest, and legal fees made by Axion, Mr. Ladha or THL.

d)
The Company has originally estimated a value of $40,535 for the above guarantee, and has provided a provision of $40,535 for the guarantee liability, which is included in accounts payable and accrued liabilities at September 30, 2009.  The Company decided to leave the guarantee at its original amount until expiration of the guarantee in the year 2012, as the change in value is not significant.  The maximum potential amount of future payments under this guarantee as of September 30, 2009 is $367,367.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

5.           INVESTMENT IN JOINT VENTURE (continued)

e)
The Company considered the limited exception contained in FIN 46R exempting from consideration as a Variable Interest Entity a joint venture that is a business, under certain conditions.  In the Company’s view, this joint venture meets these conditions

f)	Summarized financial statements for the joint venture investment:

	Sept 30, 2009	Dec 31, 2008
Balance Sheet
Assets	$3,239,264	$2,850,416
Liabilities	-	-
Equity	3,239,264	2,850,416

	3 months ended Sept 30		9 months ended Sept 30
Statement of Operations	2009	2008	2009	2008
Revenue	$-	$2,356	$-	$5,390
Expenses	511	29,432	16,140	55,154
Net Income (Loss)	(511)	(27,076)	(16,140)	(49,764)

6.           INVESTMENT IN SURREY CITY CENTRAL
On October 6, 2008 the board of directors approved a Development Agreement with the Company’s president, Mr. Abdul Ladha, Overture Development Corporation, Surrey Central City Ltd. (“Surrey”) and Bullion Reef Holdings Ltd. (“Bullion”).  Mr. Ladha is the sole officer, director and shareholder of Overture Development Corporation and the sole officer and director of Surrey.  Bullion is the sole shareholder of Surrey.  A trust created for the benefit of Mr. Ladha’s family is the sole shareholder of Bullion.
On October 6, 2008 Surrey was the owner of 4 vacant lots (collectively referred to as the “Property”) adjacent to the Gruv Development on 9655 King George Highway, Surrey, British Columbia. Surrey intends to explore the potential of developing the Property by improving it with a residential complex of at least 4-stories which will consist

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

6.           INVESTMENT IN SURREY CITY CENTRAL (continued)
of at least 76 condominiums.  The Company’s board of directors believes that this development has significant potential and determined to acquire a 50% interest in Surrey.
On the date of the Development Agreement, Surrey had no assets other than the Property and no liabilities.  Surrey had 299 shares of common stock issued and outstanding, all of which were owned by Bullion.  The Company agreed to purchase 149.5 of these shares from Bullion and agreed to pay $1,347,440 for these shares.  The purchase price was based on appraisals provided to the Company by independent appraisers and a fairness opinion. The purchase price is subject to an upward adjustment in the event that Surrey decides to develop the Property with a 6-storey complex rather than a 4-storey complex.  The purchase price could also be increased to reflect the increase in value that would accrue to the Property if Surrey were able to acquire a lot adjacent to the Property commonly known as 13509 96th Avenue, which was owned by an unrelated third party.  On October 20, 2008, Surrey entered into an agreement to purchase the lot for approximately $700,000 and the acquisition was completed on December 15, 2008.  The Development Agreement, as amended, required that the increase in value be determined by at least 2 appraisers independent from the parties and each other.  If the appraisers were not able to agree on the increase in value, then the increase in value was to be equal to the average of the appraisers’ findings of increased value.  The average of the appraisers’ findings of increased value totalled $519,645.
The Company is to pay $673,720 of the purchase price in cash and the remainder of the purchase price with a promissory note.  The promissory note accrues simple interest at the rate of prime plus 2% per annum.  On October 22, 2008, the promissory note was amended to include a provision that allows Bullion to convert up to $1 million of the principal amount and the interest accrued thereon into shares of the Company’s common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and accrued interest will be computed at 20% above the last sale price of one share of the Company’s common stock on the date on which the Development Agreement was executed.  The last sale price of our common stock on October 6, 2008 was $0.36, therefore the number of shares of common stock will be computed using a price of $0.432 per share.  The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees are due and payable on October 6, 2009.

The Development Agreement anticipates that Mr. Ladha and Overture Development Corporation will provide certain management services to Surrey in developing the Property in consideration for 12.5% of the net profit (the “Developer’s Fee”).  The term “net profit” means the revenue received from the sale of the residential units after deducting expenses.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

6.           INVESTMENT IN SURREY CITY CENTRAL (continued)
Net profit is to be determined when the project receives a conditional occupancy permit and when any and all loans or other debt related to the project have been paid in full.  If the sale of the residential units included in the build-out of the Property fails to realize a net profit, Mr. Ladha and Overture Development Corporation will not receive the Developer’s Fee.  If units remain unsold following the payment in full of the loans or other debt related to the build-out of the Property, the Developer’s Fee will be paid as each such unit is sold.
On October 20, 2008, Surrey entered into an agreement to purchase a fifth lot, 13509 96th Ave., for approximately $700,000 from an unrelated party.  As discussed above, on October 22, 2008 the Company and Bullion, Surrey, Mr. Ladha and Overture Development Corporation agreed to amend the Development Agreement to provide that Bullion would be entitled to convert up to $1 million of principal amount and interest accrued on such amount into shares of the Company’s common stock at a price of $0.432 per share.  On April 30, 2009, Bullion assigned the right to collect $1 million of the principal amount, plus interest accrued thereon, one-half to Mr. Ladha and one-half to his spouse.  On July 29, 2009, Mr. and Mrs. Ladha each converted his or her interest in the promissory note described above into 1,204,021 shares of the Company’s common stock, which represented a conversion by each of them of $500,000 in principal amount and $20,137 in accrued interest.
The total investment of $1,877,085 has been recorded as “Investment in Surrey City Central” on the balance sheet. The amount of the promissory note that remains outstanding as at September 30, 2009, is $105,028.

7.           BANK LOAN

On October 11, 2006, the Company arranged for a credit facility in the amount of $1,879,346 ($2,000,000 CAN) (the “Credit Facility”) from the Royal Bank of Canada (the “Bank”).  The Credit Facility bore interest at the prime rate as announced by the Bank, plus 0.50% per year.  Blended payments of interest and principal in the amount of $14,914 CAN are due each month.  Principal is due to be paid in full on the last day of a two to five year term chosen by the Company on the date of a draw down.  Repayment of the Credit Facility is secured by a mortgage, which includes an assignment of rents, against the property where the Company’s head office is located and a guarantee and postponement of claim signed by the Company in favour of the Bank. As of September 30, 2009, the amount of the loan was $1,797,889.

The Company has an unsecured credit facility in the amount of $35,000 from Bank of America, which bears an interest rate of 9.24% per annum payable monthly.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

7.           BANK LOAN (continued)

Bank Loan #1 (Note 4)	$13,388,097
Bank Loan #2	1,797,889
Bank Loan #3	14,096
Total Bank Loan	15,200,082

8.           LICENSE AGREEMENTS
a)  On May 21, 2009, the Company and its subsidiary, iCollector Technologies Ltd., signed a License Agreement with ABC Live Auction World Ltd. (“ABC”).  The effective date of the License Agreement is May 15, 2009.  ABC is an employee-owned entity not otherwise affiliated with the Company.

Under the terms of the License Agreement, ABC has sublicensed all of iCollector’s auction and auction-hosting related technology, domain names, intellectual property and various other assets (including those assets used in the operations of NAALive) (“Licensed Assets”) in consideration for 50% of net profits realized from ABC’s operations or 10% of ABC’s net auction revenue, whichever is greater.  The sublicense is non-exclusive.  The License Agreement will continue until terminated by a breach by either party or until either party ceases its business or becomes insolvent.

Going forward, both parties will continue to look for a suitable buyer or partner for the iCollector business.  If the Company completes a sale or license of the iCollector business, then ABC will receive a minimum of 25% of the consideration payable to the Company upon completion of the transaction.
b)  On June 8, 2009, the Company and its subsidiary, RapidFusion Inc., signed a License Agreement with Pacific Amber Technologies Inc. (“PATI”).  The effective date of the License Agreement is June 1, 2009.  PATI is an employee-owned entity not otherwise affiliated with the Company.

Under the terms of the License Agreement, PATI has sublicensed all of RapidFusion’s Point of Sale (“POS”) technology and its source code, domain names, intellectual property and various other assets used in the operations of Rapidfusion’s business (“Licensed Assets”) in consideration for 50% of net profits realized from PATI’s operations or 5% of PATI’s gross profits from its POS revenues, whichever is greater.  The sublicense is non-exclusive.  The License Agreement will continue until terminated by a breach by either party or until either party ceases its business or becomes insolvent.

Going forward, both parties will continue to look for a suitable buyer or partner for the RapidFusion business.  If the Company completes a sale or license of the RapidFusion business, then PATI will receive a minimum of 25% of the consideration payable to the Company upon completion of the transaction.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

9.           SETTLEMENT OF LEGAL CLAIM

On April 2, 2008, a former employee and agent, Mr. Steve Gold and Gold Network, Inc. (collectively, the “Plaintiffs”), filed a legal action against the Company for breach of contract relating to commissions they alleged were not paid to them.  The action was filed in the Superior Court of Ventura County, California.  On May 2, 2008 the Company reached an agreement with the Plaintiffs regarding the dispute and paid the sum of $65,000 to the Plaintiffs in exchange for a release of their claims.   The Company has recorded the full amount as “settlement of legal claim” in the Statement of Operations for the period ended September 30, 2008.

10.           CAPITAL STOCK

Capital Stock
On October 6, 2008, 400,000 common shares were issued as a result of the debt conversion agreement described in Note 3(d).  On the same day, 600,000 additional common shares were issued due to the exercise of warrants granted pursuant to the debt conversion agreement described in Note 3(d).

On July 29, 2009, 2,408,042 common shares were issued as a result of the promissory note conversion agreement as described in Notes 3(e) and 6.

Stock-based Compensation
During the 9 month period ended September 30, 2008, the Company recognized an expense of $20,625 in respect to stock options granted in the 2006 year, which are vested as of September 30, 2008.

Treasury Stock
On July 23, 2007, the Company initiated a stock purchase program.  The purchases would occur from time to time at the Company’s discretion, with the Company’s currently available cash reserves.  No specific number of shares or dollar value has been established by the Company.

For the 9 month period ended September 30, 2008, the Company repurchased 2,886,255 shares for a total cost of $374,304 which were all cancelled and returned to the authorized capital stock of the Company.

For the 9 month period ended September 30, 2009, the Company repurchased 201,126 shares for a total cost of $49,974, which were all cancelled and returned to the authorized capital stock of the Company.

Warrants
a) On January 4, 2008, 795,384 of the warrants that were exercisable at $0.80 per share expired.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

10.        CAPITAL STOCK (continued)

b) On October 2, 2008, 600,000 warrants for the purchase of common stock having an exercise price of $1.08 per share became exercisable pursuant to the debt conversion agreement described in Note 3(d).  All the warrants were subsequently exercised for total proceeds of $648,000.

11.           SIGNIFICANT EVENTS

On July 17, 2009, the Company executed a Share Exchange Agreement (“Exchange Agreement”) with the Company’s significant shareholders, Abdul Ladha, the Company’s Chief Executive Officer and a director, and his spouse (collectively “Ladha”), Top Favour Limited, a British Virgin Islands corporation (“Top Favour”), and the shareholders of Top Favour (the “TF Owners”).  Under the Exchange Agreement, the TF Owners would exchange their shares of Top Favour capital stock for newly-issued shares of the Company.  The Exchange Agreement will expire on November 30, 2009 but can be extended upon approval from both parties.  Hereinafter, this share exchange transaction is described as the “Share Exchange.”

Also, on July 17, 2009, the Company executed a Voting Agreement with Top Favour and Ladha (“Voting Agreement”).

Share Exchange Agreement

Pursuant to the Exchange Agreement, the TF Owners would become the Company’s controlling shareholders holding approximately 97% of the outstanding common stock on a post-transaction fully-diluted basis, and existing shareholders of the Company would hold the remaining 3.0% of the outstanding common stock post-transaction.  Top Favour would become our wholly owned subsidiary. In connection with Top Favour becoming our wholly owned subsidiary, we would acquire the business and operations of Top Favour and its wholly owned subsidiaries: Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., which controls and beneficially owns Henan Province Pingdingshan Hongli Coal & Coking Co., Ltd. and its subsidiaries (collectively referred to herein as the “SinoCoking Group”).  Top Favour’s principal product is coke, or carbon fuel produced by distillation of coal.

As a result of the Share Exchange:

•           The Company will acquire and own 100% of the issued and outstanding shares of capital stock of Top Favour from the shareholders of Top Favour, making Top Favour a wholly-owned subsidiary of the Company;

•           The Company will issue up to 13.2 million shares of its common stock to the former shareholders of Top Favour, on a post-reverse stock split basis;

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

11.                SIGNIFICANT EVENTS (continued)

•           The Company shareholders immediately prior to the Share Exchange will, after completion of the Share Exchange, own approximately 3% of the outstanding shares of the Company; and

•           The former shareholders of Top Favour will own approximately 97% of the outstanding shares of the Company.

Prior to the consummation of the Share Exchange, the Company will distribute all of its assets relating to the Ableauctions business (after payment or assignment of liabilities) to a liquidating trust for the benefit of holders of the Company’s common stock  immediately prior to the closing of the Share Exchange.

Following the Share Exchange, the Company will cease operating the Ableauctions business, and the business of Top Favour will be continued and will constitute the principal business and operations of the Company.

The closing of the Share Exchange will be contingent on the simultaneous closing of a proposed financing of $75 million, which may be comprised of debt or equity securities or both, to be determined by the board of directors in consultation with Top Favour.  If the financing is not obtained, Top Favour could waive this condition.

As a condition to and prior to the Share Exchange, the Company agreed to cause its shareholders to vote to amend its Articles of Incorporation to effect a reverse stock split which shall range between 1-for-20 and 1-for-50 and change its name to “SinoCoking Coal & Coke Chemical Industries Inc.”

In the event that any of the conditions to the Share Exchange are not satisfied or waived, the Share Exchange may not be consummated.  Neither the Company nor Top Favour can provide any assurances that the Share Exchange will ultimately be consummated.

For accounting purposes, the Share Exchange will be treated as a reverse acquisition which results in the legal acquirer, the Company, being treated as being acquired by Top Favour under purchase accounting.

In conjunction with the Share Exchange, Ableauctions has agreed to adopt a plan of liquidation reasonably acceptable to Top Favour under which it shall establish a liquidating trust for purposes of assuming outstanding liabilities and distributing the assets of Ableauctions to its shareholders as of a certain record date prior to the closing of the Share Exchange.  In compliance with applicable law and any required third party consents, Ableauctions agreed to transfer all of its assets to, and to have its liabilities assumed by, the liquidating trust prior to or concurrent with the closing of the Share Exchange.  Ableauctions and Abdul Ladha agreed to cause such plan of liquidation to include a covenant to indemnify the Top Favour shareholders for certain claims, damages, costs and expenses, and provide for a reserve fund of at least $1,000,000 in cash or cash equivalents or other assets acceptable to Top Favour which shall remain in place for at least 12 months following the closing of the Share Exchange and shall be used to discharge any remaining liabilities of Ableauctions not discharged prior to closing.  The plan of liquidation will also include a covenant to indemnify Abdul Ladha for certain claims, damages, costs and expenses.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

11.                SIGNIFICANT EVENTS (continued)

Top Favour has agreed to file a listing application with the NYSE Amex Equities exchange, with the intent of maintaining the listing of Ableauctions shares on the exchange.

Closing of the Share Exchange will require the satisfaction of a number of conditions, briefly described below.  These conditions include, but are not limited to, the resignation of the current officers and directors of Ableauctions, the appointment of Jianhua Lv as Chairman of the board of directors, and the appointment of his designees to the board of directors to take office immediately after the closing.  Presently, Top Favour intends to have Mr. Lv appointed as Chief Executive Officer, President and Chairman of the Board, and Mr. Zan Wu as the Chief Financial Officer, Treasurer and Secretary.  At the time of closing, Ableauctions must have completed its transfer of the prior business, assets and liabilities to the liquidating trust, and Ableauctions must have no remaining assets or liabilities immediately prior to closing.  The holders of a majority of the issued and outstanding shares of Ableauctions must have consented to or voted to approve all matters contemplated by the Share Exchange Agreement that require such shareholder approval.  Any third party consents that Ableauctions is required to obtain must have been obtained prior to closing.  Ableauctions must have determined, through its due diligence investigation, that the financial statements of Top Favour are materially accurate and complete, and this due diligence investigation will continue until 30 days after the date of the Exchange Agreement.  Finally, Top Favour shall have arranged, and the Company shall simultaneously consummate or shall have secured an irrevocable commitment from a bona fide third party to consummate, a debt or equity financing of at least $75 million.  Under the Share Exchange Agreement, the Share Exchange may be terminated by both parties if Ableauctions and Top Favour mutually agree to terminate the Share Exchange.

Voting Agreement

Under the Voting Agreement, Abdul Ladha and his spouse agree to convert their interests in the convertible promissory note assigned to them by Surrey (see Note 6) into shares of the Company’s common stock such that they will hold at least
49% of the outstanding shares of the Company’s common stock immediately after such conversion. They also agree to acquire additional shares of the Company’s common stock (so long as the total of all such acquisitions does not exceed $400,000) in order to maintain such percentage equity ownership.  In addition, they agree to vote all their common stock in favor of the Share Exchange and certain other actions in furtherance of the Share Exchange at any annual or special meeting of the Ableauctions’ shareholders.   In the event that any director fails to resign as a Board member in the manner contemplated by the Exchange Agreement, Ladha agrees to acquire additional shares of the Company’s common stock (so long as the total of all such acquisitions does not exceed $400,000) and vote in favor of replacing the Company's board with Top Favour's nominees.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

12.           SUBSEQUENT EVENTS

1)   On March 13, 2009 our wholly-owned subsidiary, 0716590 BC Ltd., entered into a Contract of Purchase and Sale (the “Agreement”) for sale of the real property located at 1963 Lougheed Highway, Coquitlam, British Columbia.  The property consists of approximately 19,646 square feet of commercial space and approximately 2,300 square feet of residential space and is located on approximately eight-tenths of an acre.  The purchaser is Business World Development Inc., a party unrelated to our company  or any of our officers or directors (the “Purchaser”).

The Purchaser agreed to pay a purchase price of CDN$3,400,000 for the property.

On April 6, 2009, the Agreement was amended to provide that we would provide financing to the Purchaser.  We have agreed to finance 80% of the purchase price.  The loan will have a term of 7 years and will bear simple interest at 6.5% per annum.  The payments will be amortized over 20 years.  The loan will be secured by a mortgage, including an assignment of rents, recorded against the property.

The sale was completed on November 2, 2009.

2)
Effective October 16, 2009, five of the Company’s subsidiaries, AAC Holdings Ltd., Jarvis Industries Ltd., Gruv Development Corporation, 1963 Lougheed Holdings Ltd., and 0716590 B.C. Ltd. were amalgamated retaining the name of AAC Holdings Ltd.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

13.           SEGMENTED INFORMATION

The Company has four reportable segments:
- Auction, Liquidation and Technology Business segment
- Real Property and Property Development segment
- Investment segment
- Other segment

Through the Auction, Liquidation and Technology Business segment, the Company provides auction broadcast technology, liquidation and merchandizing services, and technology to businesses to assist them with managing the sale of their products.

This segment consists of the operations of iCollector, Jarvis, Unlimited Closeouts and Rapidfusion operations.

Through the Real Property and Property Development segment, the Company manages its real property and property development.  This segment consists of the operations of 1963 Lougheed Holding Ltd., a holding company where the Ableauctions’ head office was located - 1963 Lougheed Highway, Coquitlam, B.C., Gruv Holding Corporation, the Company’s real estate project located at 9655 King George Highway, Surrey, Gruv Development Corporation, 0716590 B.C. Ltd. and the Company’s interest in the Township Holdings’ joint venture.

Through the Mortgages and Loans segment, the Company manages its mortgages and loans to third parties.  This segment consists of investments made by Axion Investment Corporation, Ableauctions.com Inc and AAC Holdings Ltd.

The Other segment encompasses all other activities of the Company including management, investor relations and other related head office expenses incurred by Ableauctions.com Inc., which are also included in determining this segment’s profits.

The Company's reportable segments are strategic business units that offer different products and services and are managed separately

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

13.           SEGMENTED INFORMATION (continued)

Following is the segmented information for the nine month period ended September 30, 2009:
	Real Property & Property Development	Mortgages & Loans	Auction, Liquidation & Technology Businesses	Other	Total
External revenue by market
US	-	-	1,182,363	-	1,182,363
Canada	88,641	-	159,075	-	247,716
Other	-	-	6,485	-	6,485
Total Revenue From External Customer	88,641	-	1,347,923	-	1,436,564
Investment income	-	220,583	-	-	220,583
Interest expense	44,034	193,378	642	77,092	315,146
Depreciation and amortization	42,390	-	19,694	-	62,084
Segment profit(loss)	(144,047)	(57,750)	(496,718)	(426,682)	(1,125,197)
Segment assets	20,108,757	1,597,819	907,746	3,675,016	26,289,338
Expenditures on long-lived assets	6,596,347	-	(2,599)	-	6,593,748
Investment in joint venture	1,390,871				1,390,871
Investment in Surrey City Central	1,877,085	-	-	-	1,877,085

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

13.           SEGMENTED INFORMATION (continued)

Following is the segmented information for the nine month period ended September 30, 2008:

	Real Property & Property Development	Mortgages & Loans	Auction, Liquidation & Technology Businesses		Other	Total
External revenue by market
US	-	-	1,814,581		-	1,814,581
Canada	118,829	-	290,687		-	409,516
Other	-	-	28,136		-	28,136
Total Revenue From External Customer	118,829	-	2,133,404		-	2,252,233
Investment income	-	138,073	-		17,180	155,253
Interest expense	21,454	23,752	-		3,175	48,381
Depreciation and amortization	25,359	-	90,016		-	115,375
Impairment of assets Segment profit	31,169	78,867	321,612	(1,047,610)	(897,606)	321,612	(1,835,180)
Segment assets	11,572,002	1,225,668	1,849,755		2,112,641	16,760,066
Expenditures on long-lived assets	3,422,796		27,654			3,450,450
Investment in joint venture	1,392,964	-	-		-	1,392,964

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

14.           OPERATING EXPENSES

3 MONTHS ENDED SEPTEMBER 30			9 MONTHS ENDED SEPTEMBER 30
	2009	2008	2009	2008

Operating Expenses
Accounting and legal	$62,961	$78,043	$85,613	$121,420
Advertising and promotion	1,638	6,810	17,815	22,182
Automobile	4,465	2,539	17,880	21,657
Bad debts	-	-	28,298	59,584
Commission	-	77,108	-	174,686
Interest expense	175,432	46,220	315,146	48,381
Insurance	4,576	8,029	19,820	21,864
Investor relations and shareholder information	38,780	30,654	88,679	80,720
Management fees	39,000	39,000	117,000	117,000
Office and administration	18,566	23,673	92,817	62,303
Rent, utilities, and property tax	79,052	33,213	119,264	95,579
Repairs and maintenance	1,626	7,539	7,255	13,085
Salaries and benefits	75,913	251,178	504,955	861,356
Telephone	7,299	18,152	31,228	40,504
Travel	12,357	15,359	31,402	75,193
Website Maintenance	1,769	18,438	27,112	54,002
Total operating expenses	523,434	655,955	1,504,284	1,869,516

15.           RECENT ACCOUNTING PRONOUNCEMENTS

(i)
In April 2009, the FASB issued new standards that require interim disclosures regarding the fair values of financial instruments.  Additionally, the new standards require disclosure of the methods and significant assumptions used to estimate the fair value of financial instruments on an interim basis as well as changes of the methods and significant assumptions from prior periods. The standards do not change the accounting treatment for these financial instruments and was effective for us beginning in the second quarter of fiscal year 2009.

(ii)
In June 2009, the FASB issued new standards for the accounting for transfers of financial assets. These new standards eliminate the concept of a qualifying special-purpose entity; remove the scope exception from applying the accounting standards that address the consolidation of variable interest entities to qualifying special-purpose entities; change the standards for derecognizing financial assets; and require enhanced disclosure. These new standards are effective for us beginning in the first quarter of

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

15.              RECENT ACCOUNTING PRONOUNCEMENTS (continued)

fiscal year 2010 and are not expected to have a significant impact on our consolidated financial statements.

(iii)
In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our consolidated financial statements.

(iv)
In August 2009, the FASB issued amended standards for the fair value measurement of liabilities. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009 and are not expected to have a significant impact on our consolidated financial statements.

(v)
In October 2009, the FASB issued new standards for revenue recognition with multiple deliverables. These new standards impact the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for us beginning in the first quarter of fiscal year 2011, however early adoption is permitted. We do not expect these new standards to significantly impact our consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Ableauctions.com, Inc.:
We have audited the accompanying consolidated balance sheet of Ableauctions.com, Inc. as of December 31, 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2008. Ableauctions.com, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  The consolidated financial statements of Ableauctions.com, Inc. as of December 31, 2007, were audited by other auditors whose report dated March 26, 2007, expressed an unqualified opinion on those statements.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ableauctions.com, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ “Cinnamon Jang Willoughby & Company”
Chartered Accountants
Burnaby, Canada
February 26, 2009
MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.  Telephone: +1 604 435 4317.  Fax: +1 604 435 4319.
HLB Cinnamon Jang Willoughby & Company is a member of HLB International. A world-wide organization of accounting firms and business advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ableauctions.com, Inc.:
We have audited the accompanying consolidated balance sheet of Ableauctions.com, Inc. as of December 31, 2007, and the related consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.
In our opinion, based on our audit, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Ableauctions.com, Inc. as at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ STS PARTNERS LLP
                           CHARTERED ACCOUNTANTS
Vancouver BC
March 24, 2008

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET
	DECEMBER 31
	2008	2007
ASSETS
Current
Cash and cash equivalents	$223,592	$1,594,657
Accounts receivable – trade, net of allowance	545,740	888,199
Employee receivable	248,072	298,464
Mortgages and loans receivable	2,294,745	1,009,846
Inventory	666,138	817,448
Prepaid expenses	63,841	37,055
	4,042,128	4,645,669

Other receivable	-	215,067
Deposits	320,558	388,212
Intangible Assets	-	355,759
Property and Equipment	2,312,187	3,183,055
Property Held for Development	8,520,055	4,124,221
Investment in Joint Venture	1,223,728	1,507,403
Investment in Surrey City Central	1,671,638	-

	$18,090,294	$14,419,386
LIABILITIES
Current
Accounts payable and accrued liabilities	$519,043	$398,629
Deferred revenue	-	8,450
Due to Director	1,363,765	-
Bank loan	6,367,756	-
	8,250,564	407,079
STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
5,906,957 common shares at December 31, 2008
5,445,668 common shares at December 31, 2007	5,907	5,446
Additional paid-in capital	37,903,221	37,941,538
Deficit	(28,152,681)	(25,380,855)
Accumulated Other Comprehensive Income	83,283	2,115,740
Treasury Stock, at cost (2007: 298,781 shares)	-	(669,562)
	9,839,730	14,012,307
Contingent Liabilities
Commitments	$18,090,294	$14,419,386
Approved By The Directors:
“Abdul Ladha”                                                                                     “Barrett Sleeman”

The accompanying notes are an integral part of these consolidated financial statements

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	YEAR ENDED DECEMBER 31
	2008	2007

Net Revenues
Sales & Commissions	$2,806,136	$4,938,918

Cost of Revenues	2,065,759	2,980,221
Gross Profit	740,377	1,958,697

Investment Income	207,781	397,977

	948,158	2,356,674
Operating Expenses
Accounting and legal	266,878	124,973
Advertising and promotion	29,181	60,990
Automobile and travel	110,094	77,056
Bad debts	86,143	225,111
Commission	195,049	423,564
Depreciation and amortization of fixed assets	135,664	194,737
Insurance	28,250	37,615
Interest and penalties	206,244	52,012
Investor relations and shareholder information	149,821	111,906
Management fees, salaries and benefits	1,364,465	1,243,207
Office and administration	102,787	112,821
Rent, utilities and maintenance	148,209	170,070
Telephone and internet	119,353	160,002
	2,942,138	2,994,064
Loss from Operations	(1,993,980)	(637,390)

Other Items
Foreign exchange loss	(96,411)	(67,221)
Share of net income (Loss) of joint venture	(21,356)	11,353
Impairment of intangible assets	(321,612)
Impairment of property and equipment	(273,432)	-
Settlement of legal claim	(65,035)	-
	(777,846)	(55,868)

Loss for the Year	$(2,771,826)	$(693,258)

Basic loss per Share	$(0.53)	$(0.13)
Diluted loss per Share	$(0.53)	$(0.13)
Weighted Average Number of Shares Outstanding:
Basic	5,194,037	5,314,628
Diluted	5,194,037	5,314,628

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

	YEAR ENDED DECEMBER 31

	2008	2007

Loss for the Year	$(2,771,826)	$(693,258)

Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustments	(2,032,457)	1,919,436

Consolidated Comprehensive Income (Loss)	$(4,804,283)	$1,226,178

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	YEAR ENDED DECEMBER 31

	2008	2007
Cash Flows from Operating Activities
Loss for the year from continuing operations	$(2,771,826)	$(693,258)
Non-cash items included in net loss:
Depreciation and amortization	135,664	194,737
Bad debt expense	86,741	-
Stock-based compensation	20,625	37,224
Inventory write down	553,731	-
Impairment of assets	595,044	-
Joint Venture Income	21,356	(11,353)
	(1,358,665)	(472,650)
Changes in operating working capital items:
(Increase) Decrease in accounts receivable	255,718	599,478
(Increase) Decrease in inventory	(408,606)	126,418
(Increase)Decrease in prepaid expenses	(26,332)	13,256
(Increase) Decrease in employee receivable	50,392	(256,902)
Increase (Decrease) in accounts payable and accrued liabilities	125,559	221,939
Increase (Decrease) in deferred revenue	(8,450)	7,188
Net cash from (used in) operating activities	(1,370,384)	238,727

Cash Flows from Investing Activities
Purchase of property and equipment, net	(21,014)	(34,267)
Purchase of property held for development	(6,206,805)	(1,816,545)
Loan advances	(2,173,130)	(186,464)
Loan repayments	394,596	3,420,332
Investment in Surrey	(1,671,638)	-
Investment in joint venture	(17,806)	-
Other receivables	215,067	(82,977)
Deposits	-	(361,435)
Note receivable	-	1,931
Net cash from (used in) Investing Activities	(9,480,730)	940,575

Cash Flows from Financing Activities
Proceed from bank loan	7,606,086	-
Repayment of Bank Loan	-	(548,694)
Advances from Director	1,747,765	-
Proceeds from issuance of capital stock, net	601,385	528,235
Purchase of treasury stock	(374,304)	(669,562)
	9,580,932	(690,021)

Change in Cash and Cash Equivalents for the Year	(1,270,182)	489,281
Cash and Cash Equivalents, Beginning Of Year	1,594,657	1,004,558
Effect of Exchange Rates on Cash	(100,883)	100,818

Cash and Cash Equivalents, End of Year	$223,592	$1,594,657

Supplemental Disclosures With Respect To Cash Flows (Note 14)

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

DECEMBER 31, 2008

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE INCOME	TREASURY STOCK, AT COST	DEFICIT	TOTAL STOCKHOLDERS’ EQUITY

Balance, December 31, 2006	5,200,570	$5,201	$37,376,324	$196,304	$-	$(24,687,597)	$12,890,232

Issuance of capital stock	245,098	245	527,990				528,235
Repurchase of treasury stock					(669,562)		(669,562)
Stock-based compensation			37,224				37,224
Translation adjustment				1,919,436			1,919,436
Income (loss) for the year						(693,258)	(693,258)

Balance, December 31, 2007	5,445,668	$5,446	$37,941,538	$2,115,740	$(669,562)	$(25,380,855)	$14,012,307

Issuance of capital stock	1,000,000	1,000	984,385				985,385
Fractional share adjustment	591
Repurchase of treasury stock					(374,304)		(374,304)
Cancellation of treasury stock	(539,302)	(539)	(1,043,327)		1,043,866		-
Stock-based compensation			20,625				20,625
Translation adjustment				(2,032,457)			(2,032,457)
Income (loss) for the year						(2,771,826)	(2,681,826)

Balance, December 31, 2008	5,906,957	$5,907	$37,903,221	$83,283	$-	$(28,152,681)	$9,839,730

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

1.	BUSINESS AND BASIS OF ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.  On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.
The Company provides liquidation and merchandising services along with auction and point-of-sale technology to businesses to assist them with managing the sale of their products.  The Company also provides mortgages and loans to individuals and companies, and develops real property.  The Company classifies its business interests into four reportable segments: Auction, Liquidation & Technology Business: consisting principally of liquidation and merchandizing services; Mortgages and Loans: consisting of mortgages, loans and other investments; Real Property & Property Development: consisting principally of properties held for development and Other consisting of all other activities of the Company including management, investor relations and other related head office expenses.  Financial information for Ableauctions.com’s various reportable segments is presented in Note 22.
The Company's operating subsidiaries are:
Unlimited Closeouts, Inc., a U.S. based liquidation business.
Jarvis Industries Ltd., a Canadian based liquidation business
Icollector.Com Technologies Ltd., a Canadian based Internet auction facility.
Rapidfusion Technologies Inc., a Canadian based Internet auction business.
Gruv Development Corporation, a Canadian based real estate
Axion Investment Corp., a Canadian based investment business.
1963 Lougheed Holdings Ltd., a Canadian based real estate holding company
AAC Holdings Ltd., a Canadian-based holding company (incorporated on April 24, 2007)
0716590 B.C. Ltd., a Canadian based real estate holding company
Effective December 31, 2007, two of the subsidiaries, Axion Investment Corp. and Gruv Holdings Corp. were amalgamated retaining the name of Axion Investment Corp.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)	Principles of Consolidation

These consolidated financial statements include the accounts of Ableauctions.com, Inc. and its wholly-owned subsidiaries, from the dates of acquisition.  Any significant inter-company balances and transactions have been eliminated.

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)	Foreign Currency Translation

The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). The Company uses the current rate method as the functional currency is the Canadian dollar. All assets and liabilities are translated at the current rates, while stockholder’s equity accounts are translated at the appropriate historical rate or rates. Revenues and expenses are translated at the weighted-average rate for the year. Gains and losses from restatement of foreign assets and liabilities are included in comprehensive income.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.
Financial statements of the Company's Canadian subsidiaries (see Note 1) are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities.  The Company's investments in the structural capital of the Canadian subsidiaries have been recorded at the historical cost in U.S. dollars.  The resulting gains or losses are reported as a separate component of stockholders' equity. The functional currency of the Canadian subsidiaries is the local currency, the Canadian dollar.
c)	Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the period.  Actual results could differ from those estimates.
d)	Cash and Cash Equivalents
Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less.
e)	Accounts Receivable
The Company's accounts receivable primarily include amounts due from its customers. The carrying value of each account is carefully monitored to assess the likelihood of collection. An allowance for doubtful accounts is provided for as an estimate of losses that could result from customers defaulting on their obligations to the Company. In assessing the amount of allowance required, a number of factors are considered including the age of the account, the credit worthiness of the customer, payment terms, the customer's historical payment history and general economic conditions. Activity in the following allowance for doubtful accounts was as follows:
	2008	2007
Balance, beginning of period	$(57,680)	$167,431
Written off during the year	143,823	-
Charge to costs and expenses	(86,143)	(225,111)
Balance, end of period	$-	$(57,680)

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Fair Value of Financial Instruments
Effective January 1, 2008, we adopted SFAS 157, Fair Value Measurements ("SFAS 157"). SFAS 157 provides a definition of fair value, establishes a hierarchy for measuring fair value under generally accepted accounting principles, and requires certain disclosures about fair values used in the financial statements.   SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:
Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The Company uses the following methods and significant assumptions to estimate fair values:
Loans: The Company does not record loans at their fair value on a recurring basis. However, the Company evaluates certain loans for impairment when it is probable the payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement. Once a loan has been determined to be impaired, it is measured to establish the amount of the impairment, if any, based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that collateral-dependent loans may be measured for impairment based on the fair value of the collateral, less cost to sell. If the measure of the impaired loan is less than the recorded investment in the loan, a valuation allowance is recognized. At December 31, 2008, the Company has determined that there has been no impairment of its loans.
The fair value of cash and cash equivalents, accounts receivable, employee receivable, inventory, deposits, accounts payable, due to director and bank loan for all periods presented approximates their respective carrying amounts due to the short-term nature of these balances.
Fair Value of Financial Instruments:
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of the estimated fair value of financial instruments. A portion of the Company’s assets and liabilities are considered financial instruments as defined in SFAS No. 107. Many of the Company’s financial instruments, however, lack an available, or readily determinable, trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction.

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company can use significant estimations and present value calculations for the purposes of estimating fair values. Accordingly, fair values are based on various factors relative to current economic conditions, risk characteristics, and other factors. The assumptions and estimates used in the fair value determination process are subjective in nature and involve uncertainties and significant judgment and, therefore, fair values cannot be determined with precision. Changes in assumptions could significantly affect these estimated values.
g)	Inventory
Inventory is stated at the lower of cost and estimated net realizable value using the average cost method.  The Company incurred an inventory write down of $553,731 for the year ended December 31, 2008 (2007: $163,415).
h)	Software Development
The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs.  Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred.  Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.
i)	Property and Equipment
Property and equipment are recorded at cost.  The cost of property and equipment is depreciated using the declining balance method at the following annual rates:

Building	4%
Furniture and fixtures	20%
Server equipment	10%
Computer equipment	30%
Computer software	10%
Vehicles	30%

Leasehold improvements are amortized using the straight-line method over the terms of the leases.
j)	Intangible Assets
Intangible assets are recorded at cost and amortized on a straight-line basis over the life of the agreement.
k)	Impairment of Long-Lived Assets
The Company periodically evaluates potential impairments of its long-lived assets, including property and equipment, and intangibles with definite lives.  The Company tests the recoverability of the assets whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets.  If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.
Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.
l)	Investment in Joint Venture
The Company accounts for its investment in joint venture on an equity basis.
m)	Warranty
The Company provides all of its home buyers with a limited warranty as to workmanship and mechanical equipment.  The Company also provides many of its home buyers with a limited ten-year warranty as to structural integrity. The Company accrues for expected warranty costs at the time each home is closed and title and possession have been transferred to the buyer.
n)	Revenue Recognition
Auction/ liquidation and technology business
The Company's net revenues result from fees and revenue associated with Internet based listing fees and auction activities.  Internet related listing fees are derived principally from enabling independent auction houses to simultaneously broadcast their auctions over the Internet. These fees are recognized upon successful completion of each individual auction when the final terms of sales and commissions have been determined.
The Company generally earns revenues from its auction activities either through consignment sales, or through sales of inventory purchased by the Company.  For consignment sales, the Company earns auction fees charged to consignees, and buyer's premiums charged to purchasers, determined as a percentage of the sale price.  For inventory sales, the Company earns a profit or incurs a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.
For each type of auction revenue, an invoice is rendered to the purchaser, and revenue is recognized by the Company, at the date of the auction.  The auction purchase creates a legal obligation upon the purchaser to take possession of, and pay for the merchandise.  This obligation generally provides the Company with reasonable assurance of collection of the sale proceeds, from which the Company's earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgages and Loans
(a)	Mortgages are stated at cost which includes amounts advanced and applicable charges, less repayments.
(b)	Interest is accounted for on the accrual basis for amounts advanced unless a mortgage is identified as impaired. For amounts committed but unadvanced, recognition of such fees as revenue would be deferred until the advance of the loan.
(c)	A mortgage is classified as impaired when, in the opinion of management, there is reasonable doubt as to the ultimate collectibility of principal and interest.
(d)
When a mortgage is identified as impaired, the accrual of interest is discontinued.  A provision for estimated losses is recorded when the principal and accrued interest exceed the estimated net underlying value of the security or if management otherwise feels a provision would be prudent.

Real property and property development
a)	Real estate rental
Rental income in respect to commercial and residential property leases is recognized on a straight-line basis over the lease term.
b) Real property sale
For condominium development projects, profit is recognized on the percentage-of-completion method in respect to individual units sold on a pre-sale basis, when all the following criteria are met:
i.	Construction is beyond a preliminary stage.
ii.	The buyer may only receive a refund in the circumstances of non-delivery of the unit.
iii.	Sufficient units have already been sold to assure that the entire property will not revert to rental property.
iv.
Sales prices are collectible.  Pursuant to EITF 06-8, the collectibility of the sales price is assessed by the Company primarily based on the adequacy of the buyer’s continuing investment in the form of non-refundable deposits, and the age and location of the property.    The credit standing of the buyer is taken into account if known.

v.	Aggregate sales proceeds and costs can be reasonably estimated.
Deposits received in respect to sales which do not meet the criteria for revenue recognition described above shall be accounted for as deposits until the criteria are met.
No revenue related to condominium sales has been recognized by the Company as at December 31, 2008.
All revenue and costs related to the project are deferred until the completion of the development and the successful completion of the sales and transfer of Strata lots

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

o)	Acquisitions and Goodwill
All business acquisitions have been accounted for under the purchase method and, accordingly, the excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill in the consolidated balance sheet.  The results of operations, changes in equity and cash flows of acquired companies are included in operations only for the period between the date of acquisition and the end of the financial year. All goodwill arising from acquisitions of businesses was written off in previous periods.
p)	Advertising Costs
The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs".  As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.
q)	Earnings Per Share
In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128").  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.
r)	Income Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.
Deferred tax assets are reduced by a valuation allowance when, based upon currently available information, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
s)	Accounting for Uncertainty in Income Tax
In June 2006, the FASB issued FASB interpretation No.48. Accounting for Uncertainty in Income Tax – an interpretation of FASB Statement No. 109(“Fin 48”), which clarifies the accounting for uncertainty in income tax positions.  This interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to be sustained upon examination based on the technical merits of the position.  The provisions of Fin 48 became effective to Ableauctions.Com Inc. as of the beginning of the Company’s 2007 fiscal year.  The guidance has had no cumulative impact on the accumulated deficit of the company as at January 1, 2007.

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts would be accrued and classified as a component of income tax expense in our Consolidated Statements of Operations. The Company elected this accounting policy, which is a continuation of our historical policy, in connection with our adoption of FIN 48.
t)	Segmented information
Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for reporting information about the operating and geographic segments of the Company's business.  Effective January 1, 2006, the nature and extent of the Company's operations are such that it operates in three reportable segments, as an auction house and liquidator, a property developer and an investment company.  Information regarding the Company's geographic segments is set forth in Note 22.
u)	Stock-Based Compensation
Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized as of December 31, 2006  includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123.  Results for prior periods have not been restated.
The fair value at grant date of stock options is estimated using the Black-Scholes-Merton option-pricing model.  Compensation expense is recognized on a straight-line basis over the stock option vesting period based on the estimated number of stock options that are expected to vest.

v)	Reclassifications

Certain reclassifications of prior year’s balances have been made to conform to the current format on the consolidated financial statement.

w)	Direct Costs

Direct costs incurred in connection with the issuance of debt measured under the fair value option and revolving credit facilities are expensed as incurred.  Direct costs incurred in connection with the issuance of debt not measured under the fair value option are presented as a deferred charge on the balance sheet and are amortized over the term of the debt.

3.      MORTGAGES & LOANS RECEIVABLE
	December 31, 2008	December 31, 2007
i) Loan advanced originally in the amount of $115,000 CAD and increased to $125,000 CAD, bears interest at 10.9% per annum (receivable at $1,064 ($1,135 CAD) per month), with the principal due for repayment on January 31, 2009, and secured by a mortgage on the property of the borrower. The loan has been extended month-to-month pending renewal.	102,627	116,010

ii) Loan advanced in the amount of $230,000 CAD, bears interest at 10% per annum (receivable at $1,797 ($1,917 CAD) per month), with the principal due for repayment on April 4, 2007. The loan was subsequently renewed under the same terms and is due for repayment on February 9, 2010. The loan is secured by a mortgage on the property of the borrower and a General Security Agreement.	188,834	232,018
iii) Loan advanced to an employee in the amount of $55,000 CAD, bears interest at 10% per annum (receivable at $429 ($458 CAD) per month), with the principal due for repayment on February 9, 2009, and secured by a mortgage on the property of the borrower and a personal guarantee of the borrower. The loan has been extended month-to-month pending renewal.	45,156	55,482

iv) Loan advanced in the amount of $237,000 CAD, bears interest at 10% per annum (receivable at $1,851 ($1,975 CAD) per month), with the principal due for repayment on May 27, 2007, and secured by a mortgage on the property of the borrower. The loan is extended month-to-month pending renewal. The loan was repaid on August 13, 2008.	-	239,080

v) Loan advanced in the amount of $179,060 CAD, bears interest at 10% per annum (receivable at $1,398 ($1,492 CAD) per month), with the principal due for repayment on May 1, 2008, and secured by a mortgage on the property of the borrower. The loan was subsequently renewed under the same terms and is due for repayment on May 1, 2009. On August 1, 2008, the loan was repaid in full.	-	180,632

3. MORTGAGES & LOANS RECEIVABLE (Continued)
vi) Loan advanced in the amount of $140,000 CAD, bears interest at 15% per annum (receivable at $1,640 ($1,750 CAD) per month), with the principal due for repayment on March 31, 2008, and secured by a mortgage on the property of the borrower. The loan is in default and is currently under negotiation.	114,943	141,229
vii) Loan advanced on August 7, 2007 in the amount of $45,000 CAD, bears interest at 9.75% per annum (receivable at $ 312 ($333 CAD) per month), with the principal due for repayment on August 8, 2008, and secured by a mortgage on the property of the borrower and personal guarantees. The loan is extended month-to-month pending renewal. .	36,946	45,395
viii) Loan advanced in the amount of $450,000 CAD, bears interest at 9.5% per annum (receivable at $3,685 ($3,932 CAD) per month), with the principal due for repayment on January 27, 2009, and secured by a mortgage on the property of the borrower. The loan has been extended month-to-month pending renewal.	369,458	-

ix) Loan advanced in the amount of $1,750,000 CAD, bears interest at 12% per annum (receivable at $16,400 ($17,500 CAD) per month), with the principal due for repayment on July 17, 2009, and secured by a mortgage on the property of the borrower.	1,436,781	-
	$2,294,745	$1,009,846

4.      OTHER RECEIVABLE

i)
Included in Other receivable at December 31, 2007 is a balance of $121,053 ($120,000 CAD) owing from Charan Singh, a director of THL and the project coordinator for the Gruv Development.  The loan balance, which is unsecured and interest free, was due on May 1, 2008.  This was deemed to be paid in full as it was offset against amounts owing to Charan Singh for services related to the Gruv Development that were provided in accordance with the terms of a consulting agreement.

ii) Included in Other receivable at December 31, 2007 is a balance of $94,014 ($93,196 CAD) outstanding from a third party related to a prior licensing agreement. As per the agreement, the Company has agreed to accept inventory goods from the party for an equivalent value in settlement of the balance.

5.      INTANGIBLE ASSETS

Intangible assets are comprised of the following:
		2008
		ACCUMULATED	IMPAIRMENT
	COST	AMORTIZATION		NET

Affiliate related relationship	100,000	30,833	69,167	-
Intellectual property	338,034	85,589	252,445	-

	$438,034	$116,422	$321,612	$-

		2007
		ACCUMULATED
	COST	AMORTIZATION	NET

Non-competition agreement	$150,000	$150,000	$-
Affiliate related relationship	100,000	25,833	74,167
Intellectual property	338,034	56,442	281,592

	$588,034	$232,275	$355,759

Non-competition agreement consists of payments made to three former principals of a company that was a direct competitor of Ableauctions.  In consideration of payments received in 2004 for $150,000, the former principals agreed to cease any activities that directly compete with Ableauctions for a period of three years.  The cost is amortized on a straight-line basis over three years.
On June 1, 2005, the Company made a cash payment in the amount of $100,000 to an unrelated third party as consideration for exclusive rights relating to that party’s auction services.  The cost is amortized on a straight-line basis over ten years.
During the 2007 and 2006 years, the Company incurred development costs to enhance the current on-line auction technology.  These costs include fees paid to programmers to develop the systems, software and processes related to the enhancement.  The Company completed the final stage in July 2007, and has started to amortize the costs over the estimated useful life of the technology of three years beginning in July 2007.
At December 31, 2008, the Company determined a net recoverable amount of $0 for these intangible assets, thus the carrying cost of the intangible assets was written off, and an impairment loss of $321,612 was charged to operations for the 2008 year.

6.  PROPERTY AND EQUIPMENT

		2008

		ACCUMULATED		NET BOOK
	COST	DEPRECIATION	IMPAIRMENT	VALUE

Land	1,380,788	-		1,380,788
Building	936,975	124,288		812,687
Leasehold improvements	107,175	80,746		26,429
Furniture and fixtures	124,502	79,618		44,884
Server equipment	1,162,532	930,021	232,511	-
Computer equipment	104,670	59,687		44,983
Computer software	189,865	155,313	34,552	-
Vehicles	22,163	13,378	6,369	2,416

	$4,028,670	1,443,051	273,432	2,312,187

		2007
		ACCUMULATED	NET BOOK
	COST	DEPRECIATION	VALUE

Land	1,696,560	-	1,696,560
Building	1,151,205	106,172	1,045,033
Leasehold improvements	107,175	70,028	37,147
Furniture and fixtures	116,121	69,445	46,676
Server equipment	1,162,532	911,169	251,363
Computer equipment	99,082	42,836	56,246
Computer software	189,865	152,512	37,353
Vehicles	27,232	14,555	12,677

	$4,549,772	1,366,717	$3,183,055

At December 31, 2008, the Company determined a net recoverable amount of $0 for the server equipment and computer software, and a lower net recoverable amount for vehicles, thus the carrying cost of these assets was written off or down, and an impairment loss of $273,432 was charged to operations for the 2008 year.

7.   PROPERTY HELD FOR DEVELOPMENT

On August 3, 2005, the Company entered into a Contract of Purchase and Sale (the “Agreement”) for property located at 9655 King George Highway, Surrey, British Columbia (the “Property”).  The Agreement was subject to the Company’s satisfactory investigation of the development potential of the Property.  This investigation was completed on August 9, 2005, at which time the Company released to the seller, Imara Venture Ltd. (the “Seller”), a down payment of $41,195 to be credited against a total purchase price of $1,270,000.  The remaining balance was paid in cash on August 15, 2005.  The purchase price was negotiated between the Company and the Seller, who are not related to each other.

7.   PROPERTY HELD FOR DEVELOPMENT (continued)

The Company’s subsidiary Axion Investment Corp, intends to develop this property which consists of approximately 1.46 acres that is zoned for mixed commercial and residential use.  Axion intends to develop the Property through the Company’s wholly owned subsidiary, Gruv Development Corporation, by improving it with a retail facility of approximately 4,326 square feet and with a residential complex of approximately 91,132 square feet which will consist of 111 condominiums (the “Development”).

On March 16, 2007, the Company filed a disclosure statement with the Superintendent of Real Estate under the Real Estate Development Marketing Act of British Columbia to pre-sell the units.  The Company engaged the services of Platinum Project Marketing
Group and Macdonald Realty Ltd. (the “Agent”) to market the strata lots and, by May 9, 2007, the Company had entered into agreements to pre-sell 100% of the condominiums prior to construction and collected approximately $1.92 million ($2.34 million CAD) in deposits that are being held in trust with Macdonald Realty Ltd.
If the Company is successful in selling all of the condominiums, it expects to receive sale proceeds of approximately $22.1 million ($25.4 million CAD). The Agent has been paid $341,446 ($366,749 CAD) for services provided to date. The Company is committed to additional commissions and bonuses to be paid in the amount of $600,082 ($689,750 CAD) upon the successful completion of the sales and transfer of Strata lots.
The Company has obtained a building permit from the City of Surrey and has advanced performance bonds for service and work totaling $320,558 ($384,833 CAD) to the City of Surrey, as commitment for the development.  On satisfactory completion of the intended service and work, the City of Surrey will refund the deposits to the Company.
On February 15, 2008, the Company entered into a Construction Management contract with Cantera Management Group Ltd. (“Cantera”) to manage the development of the project. In consideration for its services, the Company has agreed to pay Cantera a fixed fee of $454,024 ($553,000 CAD) over the term of the contract calculated on a percentage of completion basis.
On March 12, 2008, the Company obtained an updated conditional credit facility from the Royal Bank of Canada for the development in Surrey in the amount of $14.28 million ($16.42 million CAD).
The credit facility is secured by guarantees from Axion Investment Corporation and Ableauctions.com Inc., by a general security agreement covering the assets of Axion and by the property.  The advances will accrue interest at the prime rate set by Royal Bank of Canada plus .75% per annum, payable monthly. A fee of $47,073 ($48,000 CAD) was advanced to the Royal Bank of Canada for the arrangement of this credit facility.
The credit facility has been granted subject to a number of conditions, including appraisal of the project, the submission of an environmental report, the submission of a soils report, confirmation of permits and approvals, engagement of a project monitor, submission of a schedule of pre-sales contracts, the purchase of insurance, expenditures of approximately $4.75 million ($4.84 million CAD) on the development including the cost of the land, and fixed price contracts for at least 50% of the project’s

7.   PROPERTY HELD FOR DEVELOPMENT (continued)

hard construction costs prior to the initial draw and 80% by December 2008.  As of November 10, 2008, Axion has fulfilled all the conditions of the construction credit facility.
As of December 31, 2008 draws totalling $4,729,825 ($5,760,926 CDN) had been made against the credit facility.  Borrowings are to be repaid from 100% of the net sales proceeds received on the closing of sales of units in the Project.  In any event, all borrowings shall be repayable in full by December 31, 2009.
On April 28, 2008, construction of the project commenced and it is estimated that it will be completed by September 30, 2009. If the development is suspended for any reason, including but not limited to the Company’s inability to obtain any additional financing that may be required or additional permits, the Company will not be able to recover all of its expenses.  There can be no assurance that the development will be successful or that developing the property in this manner will increase or even maintain its value.

8.   INVESTMENT IN JOINT VENTURE

a)
On July 14, 2006 Axion Investment Corp. (“Axion”), a wholly-owned subsidiary of the Company, entered into a Joint Venture Agreement (the “Agreement”) with two unrelated parties, Canitalia Industries (“Canitalia”) and 449991 B.C. Ltd. (“449991”), to form a joint venture for the purpose of purchasing two vacant lots located in Langley, B.C. for development (the “Project”).  On July 28, 2006, Axion entered into a supplemental agreement with these two parties in respect to an arrangement for a bank loan to fund the purchase price and pay expenses related to acquiring the properties.

b)	Pursuant to the Agreement, a new company, Township Holdings Ltd. (“THL”), has been formed and is equally and jointly owned by the three partners.  All expenses incurred and all profits earned by THL in conjunction with the Project are to be allocated in equal shares among Axion and the two unrelated parties.  The initial deposit was provided by Axion and 449991 BC Ltd.  The total purchase price of the property to be developed was $3.42 million ($3.49 million CAD).  During the 2006 year, Axion paid its share of the investment in the amount of $1,441,913 CAD.
Pursuant to the agreement of July 28, 2006, Axion was to advance a loan to one of the unrelated parties to pay for its portion of the purchase price.  During the 2006 year, Axion advanced a loan in the amount of $516,028 to two shareholders of this party for a one year term, bearing interest rate at 10% per annum.  The loan was repaid during the 2006 year.

c)
On March 13, 2007, Axion authorized  Envision Credit Union (“ECU”) to make a demand loan to THL in the amount of $1.30 million ($1.4 million CAD) for the benefit of the other two shareholders, Canitalia and 449991 (the “Loan”).  The parties have acknowledged that the Loan is for the sole benefit of 449991 and Canitalia and have agreed that none of THL, Axion or the president of the    Company will have responsibility for payments of the Loan and that THL, Axion and the president will be fully indemnified for any expenses or payments they become liable for thereunder.

8.   INVESTMENT IN JOINT VENTURE (Continued)

In exchange for the Loan, ECU received a promissory note from THL requiring the  payment of interest only at the rate of prime plus 1% per annum until ECU demands payment of the principal.  The loan is secured with a  mortgage against the   Property and a security interest in the personal property of THL.  ECU also required Axion and the president of the Company to enter into a Debt Service Agreement.
Pursuant to the Debt Service Agreement, the president and Axion agree that they will be responsible for the monthly interest payments required by the promissory note in the event that 449991 and Canitalia fail to make the payments as required.
If 449991 and Canitalia default on the loan obligation to ECU, Axion will be entitled, but not obligated, to purchase the shares of stock in THL that are owned by the responsible parties at a price discount to market.  If Axion exercises its right to purchase the stock owned by the responsible parties, then it will have no further recourse against 449991 and Canitalia for payment of the Loan.
If Axion does not exercise its right to purchase the stock owned by the responsible parties, then the responsible parties agree that they shall indemnify and hold the president, Axion and THL harmless from and against any amounts that they or any of them may pay in order to bring the Loan into good standing or to prevent ECU from foreclosing on its security, including, without limiting the generality of the foregoing, any payments of principal, interest, and legal fees made by Axion, the president or THL.

d)
The Company has originally estimated a value of $40,535 for the above guarantee, and has provided a provision of $40,535 for the guarantee liability, which is included in accounts payable and accrued liabilities at December 31, 2008.  The Company decided to leave the guarantee at its original amount until expiration of the guarantee in the year 2012, as the change in value is not significant.  The maximum potential amount of future payments under this guarantee as of December 31, 2008 is $367,367.

e)
The Company considered the limited exception contained in FIN 46R exempting from consideration as a Variable Interest Entity a joint venture that is a business, under certain conditions.  In the Company’s view, this joint venture meets these conditions.

f)	Summarized financial statements for the joint venture investment:

	2008	2007
Balance Sheet
Assets	$2,850,416	$3,256,580
Liabilities	-	-
Equity	2,850,416	3,256,580

Statement of Operations
Revenue	$5,937	36,887
Expenses	70,005	2,924
Net Income(Loss)	(64,068)	33,963

9.   INVESTMENT IN SURREY CITY CENTRAL
On October 6, 2008 the board of directors approved a Development Agreement with the company’s CEO Mr. Abdul Ladha, Overture Development Corporation, Surrey Central City Ltd. (“Surrey”) and Bullion Reef Holdings Ltd. (“Bullion”).  Mr. Ladha is the sole officer, director and shareholder of Overture Development Corporation and the sole officer and director of Surrey.  Bullion is the sole shareholder of Surrey.  A trust created for the benefit of Mr. Ladha’s family is the sole shareholder of Bullion.
Surrey is the owner of 4 vacant lots (collectively referred to as the “Property”) adjacent to the Gruv Development on 9655 King George Highway, Surrey, British Columbia. Surrey intends to explore the potential of developing the Property by improving it with a residential complex of at least 4-stories which will consist of at least 76 condominiums.  The Company’s board of directors believes that this development has significant potential and determined to acquire a 50% interest in Surrey.
Surrey has no assets other than the Property and no liabilities.  Surrey currently has 299 shares of common stock issued and outstanding, all of which are owned by Bullion.  The Company has agreed to purchase 149.5 of these shares from Bullion and has agreed to pay $1,347,440 for these shares.  The purchase price is based on an appraisal provided to the Company by an independent appraiser and a fairness opinion. The purchase price is subject to an upward adjustment in the event that Surrey decides to develop the Property with a 6-storey complex rather than a 4-storey complex.
The Company intends to pay one-half of the purchase price in cash and the remainder of the purchase price with a promissory note.  The promissory note will be due on demand and will accrue simple interest at the rate of prime plus 2% per annum.  The promissory note will include a provision that will allow Bullion to convert up to $1 million of the principal amount and the interest accrued thereon into shares of the Company’s common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and accrued interest will be computed at 20% above the last sale price of one share of the Company’s common stock on the date on which the Development Agreement was executed.  The last sale price of our common stock on October 6, 2008 was $0.36, therefore the number of shares of common stock will be computed using a price of $0.432 per share. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees are due and payable on October 6, 2009.
In the event that Surrey is unable to successfully obtain the approval of a preliminary development plan and a commitment for financing to complete the build-out of the Property, or if for any reason Surrey determines that the build-out of the Property is not in its best interests, notice of this event will be provided to the Company.  Within 20 days of receiving the notice, the Company may put the stock purchased to Bullion and Bullion will, within 120 days from receiving the put notice, repurchase the stock by paying to the Company in cash the purchase price (including the adjustments described above, if any), less one-half of the expenses incurred by Surrey in its efforts to develop the Property.  This put right will expire within 12 months from the date of the Development Agreement.
The Development Agreement anticipates that Mr. Ladha and Overture Development Corporation will provide certain management services to Surrey in developing the Property in consideration for 12.5% of the net profit (the “Developer’s Fee”).  The term “net profit” means the revenue received from the sale of the residential units after deducting expenses.

9.   INVESTMENT IN SURREY CITY CENTRAL (Continued)
Net profit is to be determined when the project receives a conditional occupancy permit and when any and all loans or other debt related to the project have been paid in full.  If the sale of the residential units included in the build-out of the Property fails to realize a net profit, Mr. Ladha and Overture Development Corporation will not receive the Developer’s Fee.  If units remain unsold following the payment in full of the loans or other debt related to the build-out of the Property, the Developer’s Fee will be paid as each such unit is sold.
On October 20, 2008, Surrey entered into an agreement to purchase a fifth lot, 13509 96th Ave., for approximately $700,000 from an un-related party.  On October 22, 2008 the Company and Bullion, Surrey, Mr. Ladha and Overture Development Corporation agreed to amend the Development Agreement to provide that Bullion will be entitled to convert up to $1 million of principal amount and interest accrued on such amount into shares of the Company’s common stock at a price of $0.432 per share.  The total number of shares that could be issued if Bullion converts up to $1 million of principal and interest accrued thereon would total 2,465,277 shares.
        The total purchase price of $1,671,638 has been recorded as “Investment in Surrey City Central” on the balance sheet as of December 31, 2008, with an amount of $1,363,765 owing to the director as of December 31, 2008.

10.   BANK LOAN

On October 11, 2006, the Company arranged for a credit facility in the amount of $1,879,346 ($2,000,000 CAN) (the “Credit Facility”) from the Royal Bank of Canada (the “Bank”).  The Credit Facility bore interest at the prime rate as announced by the Bank, plus 0.50% per year.  Blended payments of interest and principal in the amount of $14,914 CAN are due each month.  Principal is due to be paid in full on the last day of a two to five year term chosen by the Company on the date of a draw down.  Repayment of the Credit Facility is secured by a mortgage, which includes an assignment of rents, against the property where the Company’s head office is located and a guarantee and postponement of claim signed by the Company in favour of the Bank. As of December 31, 2008, the amount of the loan was $1,637,931.
Bank Loan #1 (Note 7)                                                           $   4,729,825
Bank Loan #2                                                                               1,637,931
Total Bank Loan                                                                          6,367,756

11.       SETTLEMENT OF LEGAL CLAIM

On April 2, 2008, a former employee and agent, Mr. Steve Gold and Gold Network, Inc. (collectively, the “Plaintiffs”), filed a legal action against the Company for breach of contract relating to commissions they alleged were not paid to them.  The action was filed in the Superior Court of Ventura County, California.  On May 2, 2008 the Company reached an agreement with the Plaintiffs regarding the dispute and paid the sum of $65,000 to the Plaintiffs in exchange for a release of their claims.   The Company has recorded the full amount as “settlement of legal claim” in the Statement of Operations for the year ended December 31, 2008.

12.         WARRANTS

The Company has issued warrants entitling the holders to acquire common shares of the Company.  All warrant prices and numbers presented below have been adjusted to give effect to the 1 for 12 common share consolidation as described in Note 19. A summary of changes in unexercised warrants during the 2008 and 2007 years is presented below:

	Warrants @$6.48 (1)	Warrants @$9.60 (2)	Warrants @$2.40 (3)	Warrants @$1.08 (4)	Total
Outstanding, Dec 31, 2006	8,333	74,615	-	-	82,948
Expired during year	(8,333)	(8,333)	-	-	(16,666)
Granted during year	-	-	735,294	-	735,294

Outstanding, Dec 31, 2006	-	66,282			801,576
Expired during year	-	(66,282)			(66,282)
Granted during year	-	-		600,000	600,000
Excersied during year	-	-		(600,000)	(600,000)

Outstanding, Dec 31, 2008	-	-	735,294	-	735,294

(1) Exercisable until September 23, 2007, granted pursuant to private placement.
(2) Of the 74,615 warrants, 8,333 warrants are exercisable until December 30, 2007, and the remaining 66,282 warrants are exercisable until January 4, 2008.
(3) Exercisable until April 9, 2017, granted pursuant to the private placement as described in Note 19.
(4) Exercisable until October 2, 2013, granted pursuant to the debt conversion agreement as described in Note 19.

13.	INVESTMENT INCOME

All investment income earned for the 2008 and 2007 years relates to loan interest.
14.         SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	2008	2007
Cash paid for income taxes	$-	$-
Cash paid for arrangement of construction financing	10,000	38,000
Cash paid for interest	$116,244	$52,012

During the year ended December 31, 2008, the Company incurred the following non-cash transactions:

a)	The Company recorded $20,625 as stock-based compensation expense.

14.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS (Continued)

b)
On August 19, 2008, the president entered into an Agreement to Convert Debt with the Company.  Pursuant to the Agreement, the president accepted units consisting of 400,000 shares of common stock and warrants for the purchase of 600,000 shares of common stock as full payment of $384,000 in principal amount of loans.

During the year ended December 31, 2007, the Company incurred the following non-cash transactions:

c)	The Company recorded $37,224 as stock-based compensation expense.
d)
The Company recorded a balance of $40,535 in “Investment in joint venture” related to the estimate of guarantee liability as described in Note 8, with the offsetting balance included in “Accounts payable and accrued liabilities”.

15.	INCOME TAXES

At December 31, 2008, the Company has net operating losses carried forward of approximately $7,300,000 which expire in years ranging from 2009 to 2028.  The Company has provided a full valuation allowance of $2,771,600 on the deferred tax asset because of the uncertainty of realizability.
A reconciliation of the Company’s effective income tax rate to the approximate combined federal, provincial and state statutory income tax rates of 34% [2007– 34%] is as follows:
	2008	2007
	($)	($)
Income tax recovery computed at statutory rates	(942,422)	(235,708)
Effect of reduction in tax rates	88,940	-
Non capital losses expiring in the year	(65,282)	-
Losses carried forward for which tax benefits were recognized	-	223,052
Stock based compensation not deductible for tax purposes	7,013	12,656
Tax benefit from share issuance costs not recognized	(15,849)	-
Increase (decrease) in valuation allowance	927,600	-
Income tax (recovery) expense	—	—

Significant components of the Company’s deferred tax assets are as follows:

	2008	2007
	($)	($)
Operating losses carried forward	2,442,932	2,006,000
Tax value of share issuance costs in excess of book value	12,680
Tax value of property and equipment in excess of book value	217,153	(140,000)
Tax value of intangible assets in excess of book value	98,835	(22,000)
Total deferred tax assets	2,771,600	1,844,000
Less: Valuation allowance	(2,771,600)	(1,844,000)
Net deferred tax assets (liabilities)	—	—

Of the net operating tax losses carried forward, approximately $3,200,000 (deferred tax asset of $1,000,000) are available for Canadian tax purposes.

16.   CONCENTRATION OF RISK

Following is a description of certain areas of concentration of risk to which management considers the Company vulnerable to near-term severe impact.  This is not a complete analysis of risks faced by the Company, which are listed in other regulatory filings of the Company.
Credit and Economic Dependency Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and loans receivable.
The majority of the Company’s trade receivables are derived from fees and revenue associated with Internet based listing fees and auction activities.  The Company’s largest customer accounted for 21% of net revenue for the 2008 year, and 40% for the 2007 year. At December 31, 2008, the largest customer accounted for 14% of net accounts receivable (15% of net accounts receivable at December 31, 2007). Management believes that the receivable balance from this customer does not represent a significant credit risk based on past collection experience.
Property development risk
Approximately 74% (December 31, 2007: 58%) of the Company’s assets on December 31, 2008 were invested in various real properties.  Real estate values can be seriously affected by factors such as bank liquidity, the availability of financing, and by factors such as a zoning change or an increase in property taxes and the general economic outlook.
Interest rate risk
Approximately 13% (December 31, 2007: 7%) of the Company’s assets on December 31, 2008 were invested in various mortgage loans receivable.  The value of the mortgage loans can be seriously affected by factors such as interest rate fluctuations, bank liquidity, and the availability of financing.
Reliance on suppliers
Substantially all of the computer hardware for operating the Company’s service is located at the facilities of Telus in British Columbia.  Any damage to or failure of the systems could result in reductions in, or terminations of, the Company’s service.
On April 15, 2008, the Company was notified by eBay that eBay intends to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This event may cause the Company to suspend the live auction segment of its business.  The Company’s subsidiary, iCollector.com, currently derives approximately $520,000 in annual revenue (or 17% of the Company’s total revenues) from auctions broadcast on the eBay Live Auctions platform.
Foreign currency risk
While the Company’s financial statements are presented in U.S. dollars, a majority of the Company’s obligations, investments and expenditures with respect to the operations were incurred in Canadian dollars.  Variations in the exchange rate may give rise to foreign exchange gains or losses that may be significant.

17.	RELATED PARTY TRANSACTIONS

a)	During the year ended December 31, 2008, the Company incurred $156,000 (2007: $156,000) in management fees to a director of the Company.

b)
At December 31, 2008, a balance of $248,072 (December 31, 2007: $298,464) is owing from employees to the Company as a result of overpayments in commissions, which will be offset by commissions to be paid in the following quarters.

c)
During the years ended December 31, 2008 and 2007, the Company marketed condominium units being developed in Surrey using the brand name “Overture LivingTM”.  The mark, “Overture Living™” belongs to Abdul Ladha, the Company’s President.  Mr. Ladha did not receive compensation for the use of this mark.

d)
On August 19, 2008, the president entered into an Agreement to Convert Debt with the Company.  Pursuant to the Agreement, the president agreed to accept units consisting of 1 share of the common stock and a warrant to purchase 1.5 shares of the common stock as partial payment of the loans made to the Company.  Pursuant to the Agreement, the president accepted units consisting of 400,000 shares of common stock and warrants for the purchase of 600,000 shares of common stock as full payment of $384,000 in principal amount of the loans. The number of units to be issued was computed by using the last sale price of the Company’s common stock on August 19, 2008, which was $0.96.  The warrant exercise price is $1.08 and the warrant term is 5 years.  The agreement was subject to the approval of the NYSE Alternext US (formerly the American Stock Exchange), which was received on October 2, 2008.  On October 6, 2008, the shares were issued and all the warrants were exercised by the President, resulting in the issuance of 1,000,000 common shares.

e)	As described in Note 9, the Company acquired a 50% interest in Surrey, resulting in a balance of $1,363,765 owing to the director as of December 31, 2008.
f)
During the year ended December 31, 2007, the Company incurred rent expense of $27,715 to a private company owned by a trust the beneficiaries of which are members of the family of the Company’s president.

On July 31, 2007, pursuant to the sale of the property, the rental agreement was reassigned to an unrelated company, 796257 BC Ltd.

g)
At December 31, 2007, included in “other receivable” is a balance of $121,053 ($120,000 CAD) owing from Charan Singh, a director of Township Holdings Ltd, and the project coordinator for the Gruv Development (see Note 4).  The Company’s wholly-owned subsidiary, Axion Investment Corp. is a shareholder of Township Holdings Ltd.  The loan balance that was due on May 1, 2008 was deemed to be paid in full as it was offset against amounts owing to Charan Singh for services related to the Gruv Development.

h)	During the year ended December 31, 2007, the Company incurred rent expense related to office space of $4,655 to a private company owned by Bullion Reef Holding, a company controlled by Abdul Ladha.

17.	RELATED PARTY TRANSACTIONS (Continued)

i)
On April 9, 2007, the Company completed a private placement of 245,098 units consisting of one common share and three share purchase warrants (the "Warrants") priced at $2.40 per Unit, with the President and director of the Company, as described in Note 19.

j)
During the year ended December 31, 2007, the Company received a payment of $12,661 from Bullion Reef Holdings Ltd., a private company wholly-owned by a trust created for the family of Abdul Ladha, as reimbursement of office and personnel expenses.

18.	STOCK-BASED COMPENSATION

All option prices and numbers presented below have been adjusted to give effect to the 1 for 12 common share consolidation as described in Note 19.

During the 2007 year, the Company issued options to consultants to acquire 20,833 common shares of the Company at an exercise price of $3.60 per share, exercisable for a period of 2 years.  The estimated fair value of these options, totalling $10,000 is recognized in the statement of operations.
During the 2006 year, the Company issued options to employees to acquire 133,333 common shares of the Company at an exercise price of $4.20.  The estimated fair value of these options, totalling $64,000 is recognized over the 2 year vesting period.  Of the total amount, $20,625 (2007: $27,224) is recognized in the 2008 year.
During the year ended December 31, 2008, the SFAS 123R share-based compensation expense recorded for awards under the stock option plans was $20,625 (2007: $37,224), net of estimated forfeitures.
A summary of the Company's stock option plan and changes during 2008 and 2007 are presented below:

	2008		2007
		WEIGHTED		WEIGHTED
	NUMBER	AVERAGE	NUMBER	AVERAGE
	OF	EXERCISE	OF	EXERCISE
	SHARES	PRICE	SHARES	PRICE

Outstanding, beginning of year	911,352	$4.66	890,519	$4.68

Granted	-		20,833	3.60
Exercised	-		-
Expired	(276,833)	4.06	-

Outstanding, end of year	634,519	4.91	911,352	4.66

Weighted average fair value of options granted during the year				$0.48

18.           STOCK-BASED COMPENSATION (Continued)

The fair value of consultant and employee options granted during the 2007 and 2006 years respectively was estimated using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility of 62%, risk free interest rate of 4.6% and weighted average expected option terms of 2 years.
The following table summarizes information about stock options outstanding and exercisable at December 31, 2008:
		AVERAGE
RANGE OF	WEIGHTED	REMAINING
EXERCISE	NUMBER	CONTRACTUAL	NUMBER
PRICE	OUTSTANDING	LIFE	EXERCISABLE

$1.8	33,333	4 years	33,333
3.00 – 3.60	26,250	1 year	26,250
4.32 4.80	29,167 183,686	1 year	29,167 183,686
		6 years
5.04 – 6.00	362,083	1 year	362,083
	634,519		634,519

19.  CAPITAL STOCK

Common Share Consolidation
On January 12, 2009, the Company received regulatory approval for a 1 for 12 consolidation of its outstanding common shares effective January 15, 2009.  The Company’s shares began trading on a consolidated basis on January 15, 2009.  All references to share and per-share data (including warrants and options) for all periods presented in the consolidated financial statements have been adjusted to give effect to the 1 for 12 common share consolidation.  As a result of the common share consolidation, the number of shares of the Company outstanding as of December 31, 2008 was reduced from 70,876,378 to 5,906,957 after taking into account fractional share adjustment, without any change in par value per common share.
Issuance of Capital Stock
On April 9, 2007, the Company completed a private placement of 245,098 units consisting of one common share and three share purchase warrants (the "Warrants") priced at $2.40 per Unit, with the President and director of the Company.  Each Warrant entitles the holder to purchase three additional common shares at an exercise price of $2.40 for a term of 10 years expiring, if not exercised, on April 9, 2017. The total purchase price of the Units was $588,235 with share issuance costs incurred by the Company of $60,000.

Based on the market trading price at the time of the offering the fair market value of each share was calculated to be $2.40 and the fair market value of each warrant was calculated to be $1.08. The Black-Scholes model was used to determine the fair market value of each warrant with an exercise price of $2.40, an expected exercise term of 5 years, a volatility of 44% based on price fluctuations over a prior one year period and a risk adjusted market interest rate of 4%.

19.  CAPITAL STOCK (Continued)

On October 6, 2008, 400,000 common shares were issued as a result of the debt conversion agreement described in Note 17(d).  On the same day, 600,000 additional common shares were issued due to the exercise of warrants granted pursuant to the debt conversion agreement described in Note 17(d).
Treasury Stock
On July 23, 2007, the Company initiated a stock purchase program.  The purchases would occur from time to time at the Company’s discretion, with the Company’s currently available cash reserves.  No specific number of shares or dollar value has been established by the Company.
For the year ended December 31, 2007, the Company repurchased 298,781 shares for a total cost of $669,562, but the shares have not been cancelled as of December 31, 2007.
For the year ended December 31, 2008, the Company repurchased an additional 240,521 shares for a total cost of $374,304. The total number of 539,302 shares repurchased were subsequently cancelled and returned to the authorized capital stock of the Company during the 2008 year.

20.	CONTINGENT LIABILITIES

The Company is ordinarily involved in claims and lawsuits which arise in the normal course of business.  In management's opinion none of these claims will have a significant effect on the Company's financial position.

21.	COMMITMENTS

a)	The Company is committed to payments with respect to an agreement to lease office premises. Future minimum payments required under the lease are as follows:

2009	23,756
2010	20,556
2011	5,139
$49,451

b)
The Company is committed to additional commissions and bonuses to be paid in the amount of $600,082 ($689,750 CAD) upon the successful completion of the sales and transfer of strata lots related to the development of its condominium project in Surrey as described in Note 7.

c)	The Company is committed to a payment of $103,342 ($111,000 CAD) for 2/5/10 year home warranty insurance coverage related to its condominium development project in Surrey as described in Note 7.

21.	COMMITMENTS (Continued)

d)
The Company has unconditionally guaranteed the interest and repayment of a demand loan to Envision Credit Union (“ECU”) related to its Township Holdings Joint Venture. The guarantee continues until the loans, including accrued interest and fees, have been paid in full, with the final loan amount due upon demand.  The Company estimated a value of $40,535 for this guarantee, and has provided a provision of $40,535 for the guarantee liability, which is included in Accounts payable and accrued liabilities at December 31, 2008.

22.	SEGMENTED INFORMATION

The Company has four reportable segments:
- Auction, Liquidation and Technology Business segment
- Real Property and Property Development segment
- Investment segment
- Other segment
Through the Auction, Liquidation and Technology Business segment, the Company provides auction broadcast technology, liquidation and merchandizing services, and technology to businesses to assist them with managing the sale of their products.
This segment information consists of the iCollector, Jarvis, Unlimited Closeouts and Rapidfusion operations.
Through the Real Property and Property Development segment, the Company manages its real property and property development.  This segment information consists of 1963 Lougheed Holding Ltd., a holding company where the Ableauctions’ head office is located - 1963 Lougheed Highway, Coquitlam, B.C., Gruv Holding Corporation, the Company’s real estate project located at 9655 King George Highway, Surrey, Gruv Development Corporation, 0716590 B.C. Ltd. and the Company’s interest in the Township Holdings’ joint venture.
Through the Mortgages and Loans segment, the Company manages its marketable securities, Mortgages and loans to third parties.  This segment consists of investments by Axion Investment Corporation, Ableauctions.com Inc and AAC Holdings Ltd.
The Other segment encompasses all other activities of the Company including management, investor relations and other related head office expenses incurred by Ableauctions.com Inc., which are also included in determining this segment’s profits.
The Company's reportable segments are strategic business units that offer different products and services and are managed separately.

22.	SEGMENTED INFORMATION (Continued)

Following is the segmented information for the year ended December 31, 2008:
	Real Property & Property Development	Mortgages & Loans	Auction, Liquidation & Technology Businesses	Other	Total
External revenue by market
US	-	-	2,256,264	-	2,256,264
Canada	150,653	-	364,269	-	514,922
Other	-	-	34,950	-	34,950
Total Revenue From External Customer	150,653	-	2,655,483	-	2,806,136
Investment income	-	207,781	-	-	207,781
Interest expense	46,560	65,498	1,011	3,175	116,244
Depreciation and amortization	38,650	-	97,014	-	135,664
Impairment of asset			595,044		595,044
Segment profit(loss)	(129,781)	181,664	(1,810,678)	(1,013,031)	(2,771,826)
Segment assets	14,342,434	931,942	1,347,418	1,468,500	18,090,294
Expenditures on long-lived assets	6,206,805		21,014		6,227,819

Investment in joint venture	1,223,728				1,223,728
Investment in Surrey City Central	1,671,638	-	-		1,671,638

22.	SEGMENTED INFORMATION (Continued)

Following is the segmented information for the year ended December 31, 2007:

	Real Property & Property Development	Mortgages & Loans	Auction, Liquidation & Technology Businesses	Other	Total
External revenue by market
US	-	-	4,329,617	-	4,329,617
Canada	143,050	-	417,504	-	560,554
Other	-	-	48,747	-	48,747
Total Revenue From External Customer	143,050	-	4,795,868	-	4,938,918
Investment income	-	397,977	-	-	397,977
Interest expense	52,012	-	-	-	52,012
Depreciation and amortization	39,765	-	154,972	-	194,737
Segment profit	(132,378)	511,253	(425,807)	(646,326)	(693,258)
Segment assets	8,951,031	2,172,035	2,955,711	340,609	14,419,386
Expenditures on long-lived assets	1,816,545		34,267		1,850,812
Investment in joint venture	1,507,403	-	-	-	1,507,403

During the 2008 year, the revenue of the Company from one customer of the Auction, Liquidation and Technology Businesses segment exceeded 10% of its total revenue.  Revenue from the customer totalled $602,263.
During the 2007 year, the revenue of the Company from one customer of the Auction, Liquidation and Technology Business segment exceeded 10% of its total revenue.  Revenue from the customer totalled $1,932,241.

22.         SEGMENTED INFORMATION (Continued)

Geographic Information

The external sales and long-lived assets of the Company's businesses by geographical region are summarized below:

	2008	2007

External Sales
United States	$2,256,264	$4,329,617
Canada	514,922	560,554
Other	34,950	48,747

	$2,806,136	$4,938,918

Long-Lived Assets
United States	$8,845	$12,752
Canada	10,823,397	7,650,283

	$10,832,242	$7,663,035

23.	SUBSEQUENT EVENTS

Subsequent to December 31, 2008, the Company repurchased additional 78,276 shares of its common stock for a cost of $18,867.

24.	RECENT ACCOUNTING PRONOUNCEMENTS

         (i)  In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“FAS”) No. 141 (Revised 2007), “Business Combinations” (“FAS 141(R)”). FAS 141(R) establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interests in the acquiree, as well as the goodwill acquired. Significant changes from current practice resulting from FAS 141(R) include the expansion of the definitions of a “business” and a “business combination.” For all business combinations (whether partial, full or step acquisitions), the acquirer will record 100% of all assets and liabilities of the acquired business, including goodwill, generally at their fair values; contingent consideration will be recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value will be recognized in earnings until settlement; and acquisition-related transaction and restructuring costs will be expensed rather than treated as part of the cost of the acquisition. FAS 141(R) also establishes disclosure requirements to enable users to evaluate the nature and financial effects of the business combination. FAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is not permitted. We are currently evaluating the potential impact of this statement.

24.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

(ii)  In December 2007, the FASB issued FAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An amendment of ARB No. 51” (“FAS 160”). FAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is a third-party ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, FAS 160 requires the consolidated statement of income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. FAS 160 also requires disclosure on the face of the consolidated statement of income of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is not permitted. We are currently evaluating the potential impact of this statement.
(iii)  In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), to partially defer FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”). FSP 157-2 defers the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008. We are currently evaluating the impact of adopting the provisions of FAS 157 as it relates to non-financial assets and liabilities.
(iv)  In March 2008, the FASB issued FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 amends and expands the disclosure requirements of FAS 133, “Accounting for Derivative Instruments and Hedging Activities” and requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal periods beginning after November 15, 2008. Earlier adoption is not permitted. We do not believe the adoption of FAS 161 will have a material impact on our consolidated financial statements.
(v)  In April 2008, the FASB issued FASB Staff Position (“FSP”) FAS 142-3, “Determination of Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. Earlier adoption is not permitted. We are currently evaluating the potential impact the adoption of FAS FSP 142-3 will have on our consolidated financial statements.

B-63

24.           RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

(vi)  In May 2008, the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). FSP APB 14-1 requires recognition of both the liability and equity components of convertible debt instruments with cash settlement features. The debt component is required to be recognized at the fair value of a similar instrument that does not have an associated equity component. The equity component is recognized as the difference between the proceeds from the issuance of the note and the fair value of the liability. FSP APB 14-1 also requires an accretion of the resulting debt discount over the expected life of the debt.  Retrospective application to all periods presented is required.  APB 14-1 is effective for fiscal years beginning after December 15, 2008.  We are currently evaluating the potential impact the adoption of FSP APB 14-1 will have on our consolidated financial statements.
(vii) In June 2008, the FASB ratified FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (FSP No. EITF 03-6-1), which addresses whether instruments granted in share-based payment awards are participating securities prior to vesting and, therefore, must be included in the earnings allocation in calculating earnings per share under the two-class method described in SFAS No. 128, “Earnings per Share” (SFAS No. 128). FSP No. EITF 03-6-1 requires that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend-equivalents be treated as participating securities in calculating earnings per share. FSP No. EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and shall be applied retrospectively to all prior periods.  We are currently evaluating the effects, if any that FSP No. EITF 03-6-1 may have on earnings per share.

(viii) In October 2008, the FASB issued FASB Staff Position FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active ("FSP 157-3"). FSP 157-3 clarifies the application of SFAS 157 in a market that is not active, and demonstrates how the fair value of a financial asset is determined when the market for the financial assets is inactive.  FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued.  The implementation of this standard did not have an impact on our Consolidated Financial Statements.

ATTACHMENT C

HISTORICAL FINANCIAL STATEMENTS OF
TOP FAVOUR LIMITED (“SINOCOKING”)

Consolidated Balance Sheet as of September 30, 2009 (unaudited) and June 30, 2009

Consolidated Statements of Operation and Other Comprehensive Income for the Three Months Ended September 30, 2009 and 2008 (unaudited)

Consolidated Statements of Shareholders’ Equity -  September 30, 2009 (unaudited)

Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2009 and 2008 (unaudited)

Notes to Consolidated Financial Statements – September 30, 2009 (unaudited)

Report of Independent Registered Public Accounting Firm – Moore Stephens Wurth Frazer & Torbet, LLP

Consolidated Balance Sheet as of June 30, 2009 and 2008

Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the years ended June 30, 2009, 2008, and 2007

Consolidated Statements of Shareholders’ Equity for the years ended June 30, 2009, 2008 and 2007

Consolidated Statements of Cash Flows for the years ended June 30, 2009, 2008, and 2007

Notes to Consolidated Financial Statements – June 30, 2009

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND JUNE 30, 2009

ASSETS
	September 30,	June 30,
	2009	2009
	(Unaudited)
CURRENT ASSETS
Cash	$876,011	$278,399
Notes receivable	1,174,921	358,808
Accounts receivable, trade, net	7,541,169	6,454,663
Other receivables	183,916	225,288
Inventories	3,182,207	107,187
Advances to suppliers	8,350,657	8,364,448
Total current assets	21,308,881	15,788,793

PROPERTY, PLANT AND EQUIPMENT, net	19,380,533	16,954,659

OTHER ASSETS
Prepayments for construction	7,472,195	7,462,008
Intangible - Land use rights, net	1,932,497	1,945,811
Intangible - Mineral rights, net	4,257,347	5,233,992
Other assets	102,690	102,550
Total other assets	13,764,729	14,744,361

Total assets	$54,454,143	$47,487,813

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, trade	$880,340	$244,569
Short term loans - Bank	484,110	2,219,475
Short term loans - Others	1,100,250	1,098,750
Due to related parties	225,495	259,033
Due to shareholders	1,317,611	1,281,304
Other payables and accrued liabilities	2,548,128	744,058
Customer deposits	2,697,919	3,751,327
Taxes payable	3,383,855	2,682,254
Total liabilities	12,637,708	12,280,770

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common share, $1.00 par value, 50,000 authorized,
10,000 and 1,000 issued and outstanding as of September 30, 2009
and June 30, 2009, respectively.	10,000	1,000
Additional Paid-in capital	3,545,023	3,544,077
Statutory reserves	1,321,406	1,127,710
Retained earnings	36,108,132	29,754,451
Accumulated other comprehensive income	831,874	779,805
Total shareholders' equity	41,816,435	35,207,043

Total liabilities and shareholders' equity	$54,454,143	$47,487,813
The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	2009	2008

REVENUE, net	$18,129,461	$8,967,930

COST OF REVENUE	9,069,065	4,353,439

GROSS PROFIT	9,060,396	4,614,491

OPERATING EXPENSES:
Selling	195,277	226,671
General and administrative	231,839	445,042
Total operating expenses	427,116	671,713

INCOME FROM OPERATIONS	8,633,280	3,942,778

OTHER INCOME (EXPENSE), NET
Finance expense, net	(96,724)	(204,126)
Other income (expense), net	(189)	153,206
Total other expense, net	(96,913)	(50,920)

INCOME BEFORE INCOME TAXES	8,536,367	3,891,858

PROVISION FOR INCOME TAXES	1,988,990	910,951

NET INCOME	6,547,377	2,980,907

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	52,069	48,141

COMPREHENSIVE INCOME	$6,599,446	$3,029,048
The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

							Accumulated
					Retained Earnings		other
	Common Stock		Paid-in	Contribution	Statutory		comprehensive
	Shares	Par Value	capital	Receivable	reserves	Unrestricted	(loss) income	Total
BALANCE, July 1, 2008	1,000	$1,000	$3,044,803	$(1,000)	$573,412	$13,340,814	$705,540	$17,664,569
								-
Net income						2,980,907		2,980,907
Shareholder contribution by forfeited imputed interest			124,270					124,270
Adjustment for statutory reserve					115,348			115,348
Foreign currency translation adjustments							48,141	48,141

BALANCE, Sptember 30, 2008, unaudited	1,000	$1,000	$3,169,073	$(1,000)	$688,760	$16,321,721	$753,681	$20,933,235
								-
Net income						13,432,730		13,432,730
Shareholder contribution by forfeited imputed interest			375,004	1,000				376,004
Adjustment for statutory reserve					438,950			438,950
Foreign currency translation adjustments							26,124	26,124

BALANCE, June 30, 2009	1,000	$1,000	$3,544,077	$-	$1,127,710	$29,754,451	$779,805	$35,207,043
								-
Net income						6,547,377		6,547,377
Shareholder cash contribution	9,000	9,000	946					9,946
Adjustment for statutory reserve					193,696	(193,696)		-
Foreign currency translation adjustments							52,069	52,069

BALANCE, September 30, 2009, unaudited	10,000	$10,000	$3,545,023	$-	$1,321,406	$36,108,132	$831,874	$41,816,435

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,547,377	$2,980,907
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	713,242	521,955
Amortization and depletion	999,147	601,435
Imputed interest on shareholder and related party loans	-	124,270
Reserve for simple reproduction maintenance expense	-	-
Change in operating assets and liabilities
Notes receivable	(815,123)	(219,585)
Accounts receivable, trade	(1,077,033)	(3,363,315)
Other receivables	41,654	899,368
Inventories	(3,072,988)	(3,116,081)
Advances to suppliers	25,194	1,099,248
Accounts payable, trade	635,049	2,028,855
Other payables and accrued liabilities	1,780,227	123,561
Customer deposits	(1,057,880)	1,330,440
Taxes payable	703,653	(2,253,520)
Net cash provided by operating activities	5,422,519	757,538

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(3,114,495)	(62,599)
Net cash used in investing activities	(3,114,495)	(62,599)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder contribution	9,946	-
Payments on short-term loans Bank	(1,737,329)	(139,071)
Proceeds of loans from shareholders	34,537	201,653
Payments of loans from related parties	(74,121)	(1,582,973)
Net cash used in financing activities	(1,766,967)	(1,520,391)

EFFECT OF EXCHANGE RATE ON CASH	56,555	13,406

INCREASE (DECREASE) IN CASH	597,612	(812,046)
	-
CASH, beginning of period	278,399	4,705,129

CASH, end of period	$876,011	$3,893,083

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$1,843,669	$2,012,371
Cash paid for interest expense	$61,596	$66,894

NON-CASH INVESTING AND FINANCING ACTIVITIES:
$2,455,006 and $2,749,407 construction-in-progress transferred to property, plant and equipment for the three months ended September 30, 2009 and 2008, respectively

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Note 1 – Organization

Top Favour Limited (“Top Favour (BVI)”, “we”, or “the Company”) was incorporated in the British Virgin Islands on July 2, 2008.  Through its wholly-owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan” Hongyuan), which was formed on March 18, 2009, and the variable interest entity (“VIE”) - Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”) The Company produces and sells coal, coke, coal gas-generated electricity, and other coking by-products in the People’s Republic of China (“PRC” or China).

Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”) was incorporated as a trading and holding Company on June 5, 1996 under the laws of the PRC.  In addition to operating the Baofeng Coking Factory (“Baofeng Coking”), Hongli sells coal and coke to its customers, most of whom are energy trading companies procuring coking coals for steel manufacturers and chemical refineries in China.  Hongli has a registered capital of RMB 8,080,000 and is located in the city of Pingdingshan, Henan Province.

Baofeng Coking  is a division of Hongli and was established in May 2002.  Hongli and Baofeng Coking are engaged in coal selling, coal washing and coking, using raw coal produced by its affiliate or purchased from other raw or washed coal vendors.

Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”) was formed in July 19, 2007 under the laws of the PRC and is 100% owned by Hongli. Hongchang Coal owns the coal mining rights over three underground coal mines and produces raw coal that is suitable for coke producing and other industrial uses.  Total proven coal reserves for all three mines as of July 2007 were 2,475,000 metric tons, of which the Company is permitted to extract (by means of paying for the mining privilege to the government) up to 1,215,000 metric tons.  The majority of its products are internally sold to Baofeng Coking and Hongli.

Baofeng Hongguang Power Co., Ltd. (“Hongguang Power”) was formed on August 1, 2006, which is a 100% owned subsidiary of Hongli.  Hongguang Power operates its 2x3000-kilowatt (kw) power plant and provides electricity to Baofeng Coking and the national power grid which is generated from the coal gas emitted from the coking process of Baofeng Coking.  Hongguang is  required by the local government to sell the surplus electricity (in excess of what is supplied to and consumed by Baofeng Coking) to the national power grid.

Hongli and its operating subsidiaries hold the approved licenses necessary to operate the coal mining, coal sales, coking and power plant businesses in China. PRC law currently has limits on foreign ownership of these types of companies. To comply with these foreign ownership restrictions and in order for Top Favour (BVI) to obtain control over Hongli’s PRC operating entities, on March 18, 2009. Top Favour (BVI), through Hongyuan/Hongyuan, entered into contractual arrangements with Hongli on March 18, 2009 (“Contractual Arrangements”). These Contractual Arrangements are comprised of a series of agreements, including: (1) a Consulting Services Agreement, through which Hongyuan has the right to advise, consult, manage and operate Hongli and its subsidiaries (“Operating Companies”), collect, and own all of the respective net profits of the Operating Companies; (2) an Operating Agreement, through which Hongyuan has the right to recommend director candidates and appoint the senior executives of the Operating Companies, approve any transactions that may materially affect the assets, liabilities, rights or operations of the Operating Companies, and guarantee the contractual performance by the Operating Companies of any agreements with third parties, in exchange for a pledge by the Operating Companies of their respective accounts receivable and assets; (3) a Proxy Agreement, under which the shareholders of the Operating Companies have vested their voting control over the Operating Companies to Hongyuan and will only transfer their equity interests in the Operating Companies to Hongyuan or its designee(s); (4) an Option Agreement, under which the shareholders of the Operating Companies have granted Hongyuan the irrevocable right and option to acquire all of its equity interests in the Operating Companies, or, alternatively, all of the assets of the Operating Companies; and (5) an Equity Pledge Agreement, under which the shareholders of the Operating Companies have pledged all of their rights, title and interest in the Operating Companies to Hongyuan to guarantee the Operating Companies’ performance of their respective obligations under the Consulting Services Agreement.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Since Top Favour (BVI) and Hongli are under common control, this has been accounted for as a reorganization of entities and the consolidation of Top Favour (BVI) and Hongli has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Top Favour (BVI) and Hongli had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.  The Company’s consolidated assets do not include any collateral for Hongli’s obligations.  The creditors of Hongli do not have recourse against Top Favour (BVI) and Hongyuan.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary - Hongyuan and its VIEs – Hongli and its subsidiaries. All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

In accordance with FASB’s accounting standard of consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. As a result of these contractual arrangements (Note 1), Top Favour (BVI) is obligated to absorb a majority of the risk of loss from Hongli’s activities and Top Favour (BVI) is enabled to receive a majority of its expected residual returns. Top Favour (BVI) accounts for Hongli as a VIE and is the primary beneficiary.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to coal reserves that are the basis for future cash flow estimates and units-of-production depletion calculations; asset impairments; valuation allowances for deferred income taxes; reserves for contingencies and litigation and the fair value and accounting treatment of certain financial instruments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates. In addition, different assumptions or conditions could reasonably be expected to yield different results.

Management has included all adjustments, consisting only of normal recurring adjustments,  considered  necessary  to give a fair  presentation  of  operating results  for  the  periods  presented.   Interim results are not necessarily indicative the results of a full year.  The information included in the consolidated financial statements should be read in conjunction with reports and statements filed by the Company with the Securities and Exchange Commission..

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Revenue recognition
The Company's revenue recognition policies are in compliance with FASB’s accounting standards. Coal and coke sales are recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  This generally occurs when coal is loaded onto trains or trucks at one of the Company’s loading facilities or at third party facilities.

Most of the electricity generated by Hongguan Power is used internally by Baofeng Coking.  Supply of surplus electricity generated by Hongguang Power to the national power grid is mandated by the local utilities board.  The value of the surplus electricity supplied is calculated based on actual kilowatt-hours produced and transmitted and at a fixed rate determined under contract.

Coal and coke sales  represent the invoiced value of goods, net of a value-added tax (VAT), sales discounts and actual returns at the time when product is sold to the customer.

Shipping and handling costs

Shipping and handling costs related to costs of the raw materials purchased is included in cost of revenues.  Total shipping and handling costs amounted to $11,217, and $318,884 for the three month periods ended September 30, 2009 and 2008, respectively.

Foreign currency translation and other comprehensive income

The reporting currency of the Company is the US dollar. The functional currency of the Company and its subsidiaries is the Chinese Renminbi (RMB).

For the subsidiaries whose functional currencies are other than the US dollar, all assets and liabilities accounts were translated at the exchange rate on the balance sheet date; shareholders’ equity is translated at the historical rates and items in the statement of operations are translated at the average rate for the year. Items in the cash flow statement are also translated at average translation rates for the period, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity at June 30, 2009 and 2008 were translated at RMB 6.82 and RMB 6.84 to $1, respectively.  The average translation rates applied to income and cash flow statement amounts For the three months ended June 30, 2009 and 2008 were at RMB 6.82 and  RMB 6.83 to $1, respectively.

Fair value of financial instruments

Effective January 1, 2008, the Company adopted the Financial Accounting Standard Board’s (“FASB”) accounting standard regarding fair value of financial instruments and related fair value measurements. Those accounting standards established a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosures requirements for fair value measures.  The carrying amounts reported in the accompanying consolidated balance sheets for receivables, payables and short term loans qualify as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available. The three levels of valuation hierarchy are defined as follows:

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value.

The Company did not identify any assets and liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance the accounting standard.

The accounting standard regarding the fair value option for financial assets and financial liabilities became effective for the Company on July 1, 2008. The accounting standard provides the Company with the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis with the difference between the carrying value before election of the fair value option and the fair value recorded upon election as an adjustment to beginning retained earnings. The Company chose not to elect the fair value option.

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC.

Accounts receivables, trade

During the normal course of business, the Company extends unsecured credit to its customers. Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off. For the three months ended June 30, 2009 and 2008, the Company did not write off any uncollectible receivables. As of September 30, 2009 and June 30, 2008, management did not reserve the allowance for doubtful accounts.  The Company regularly reviews the credit worthiness of its customers and, based on the results of the credit review, determines whether extended payment terms can be granted to or, in some cases, partial prepayment is required from certain customers.

Inventories

Inventories are stated at the lower of cost or market, using the weighted average cost method.  Inventories consist of raw materials and supplies; work in process, and finished goods.  Raw materials mainly consist of coal (mined and purchased), rail, steel, wood and additives used in the Company.  The cost of finished goods included (1) direct costs of raw materials, (2) direct labor, (3) indirect production costs, such as allocable utilities cost, and (4) indirect labor related to the production activities, such as assembling and packaging.

Advances to suppliers

The Company advances monies to certain suppliers for raw materials purchase and construction contracts. These advances are interest-free and unsecured.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Property, plant and equipment, net

Property, plant and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to earnings as incurred; while additions, renewals and betterments that extend the useful life are capitalized.  When items of plant and equipment are retired or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Mine development costs are capitalized and amortized by the units of production method over estimated total recoverable proven and probable reserves. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated Useful Life
Building and plant	30-40 years
Machinery and equipment	10-20 years
Other equipment	5 years
Transportation equipment	5-7 years

Construction-in-progress includes direct costs of construction of mining tunnel improvements. Interest incurred during the period of construction, if material, is capitalized.  All other interest is expensed as incurred.  Construction-in-progress is not depreciated until such time the assets are completed and put into service. Maintenance, repairs and minor renewals are charged to expense as incurred. Major additions and betterment to property and equipment are capitalized.

Land use rights, net

Costs to obtain land use rights are recorded based on the fair value at acquisition and amortized over 36 years, the contractual period of the rights.  Under the FASB’s accounting standard regarding treatment of goodwill and other intangible assets, all goodwill and certain intangible assets determined to have indefinite lives are not amortized but tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives and reviewed at least annually for impairment.

Intangible - mineral rights, net
Mineral rights are capitalized at fair value when acquired, including amounts associated with any value beyond proven and probable reserves, and amortized to operations as depletion expense using the units-of-production method over the estimated proven and probable recoverable tons.  The Company’s coal reserves are controlled either through direct ownership which generally lasts until the recoverable reserves are depleted.

Impairment of long-lived assets

The Company evaluates long lived tangible and intangible assets for impairment, at least annually, but more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows, in accordance FASB’s accounting guidance regarding “Disposal of Long-Lived Assets”.  Recoverability is measured by comparing the asset’s net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  Based on its review, the Company believes that, as of September 30, 2009 and June 30, 2009, there was no impairment of long lived assets.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Income taxes

Income taxes provided on the liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.  Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Effective January 1, 2007, the Company adopted a FASB’s accounting standard which indicates a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Chinese income taxes

The Company’s subsidiary and VIEs are operating in the PRC and are governed by the income tax laws of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (“Income Tax Laws”).  Prior to January 1, 2008, Income Tax Laws of the PRC, the Company’s subsidiary and VIEs are generally subject to an income tax at an effective rate of 33% (30% national income taxes plus 3% local income taxes) on taxable income, which is based on the net income reported in the statutory financial statements after appropriate tax adjustments.  The statutory rate has been changed to 25%, effective January 1, 2008.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company’s coal and coke that are sold in the PRC are subject to a Chinese value-added tax at a rate of 13% or 17% of the gross sales price, respectively.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished products.  The Company recorded VAT payable and VAT receivable net of payments in the consolidated financial statements.  The VAT tax return is filed to offset the payables against the receivables.

Comprehensive income

FASB’s accounting standard regarding comprehensive income establishes requirements for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. This accounting standard defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, it also requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of such principal owners and management, and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recently issued accounting pronouncements

In January 2009, the FASB issued an accounting standard which amended the impairment model by removing its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether another-than-temporary impairment has occurred. The adoption of this accounting standard did not have a material impact on the Company’s consolidated financial statements because all of the investments in debt securities are classified as trading securities.

In April 2009, the FASB issued an Accounting Standard to determine fair value when the volume and level of activity for the asset or liability have significantly decreased and identify transactions that are not orderly. It also amends and provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This new accounting standard shall be applied prospectively with retrospective application not permitted and it shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.

In April 2009, the FASB issued an accounting standard that makes the other-than-temporary impairments guidance more operational and improves the presentation of other-than-temporary impairments in the financial statements. This standard replaced the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis. This standard provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this standard does not result in a change in the carrying amount of debt securities, it does require that the portion of other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. The Company adopted this accounting standard, but it did not have a material impact on its consolidated financial statements.
.
In April 2009, the FASB issued an accounting standard that requires disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this accounting standard, fair values for these assets and liabilities were only disclosed annually. This standard applies to all financial instruments within its scope and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This standard does not require disclosures for earlier periods presented for comparative purposes at initial adoption, but in periods after the initial adoption, this standard requires comparative disclosures only for periods ending after initial adoption. The Company adopted this accounting standard, but it did not have a material impact on the disclosures related to its consolidated financial statements.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

In May 2009, the FASB issued an accounting standard to provide guidance on management’s assessment of subsequent events. The new standard clarifies that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued or are available to be issued. Management must perform its assessment for both interim and annual financial reporting periods. This new guidance does not significantly change the Company’s practice for evaluating such event and it is effective prospectively for interim and annual periods ending after June 15, 2009 and requires disclosure of the date subsequent events are evaluated through. The adoption of this new accounting standard did not have an impact on the Company’s results of operations or financial condition.

In June 2009, the FASB also issued an accounting standard amending the accounting and disclosure requirements for the consolidation of variable interest entities (“VIEs”). The elimination of the concept of a QSPE, as discussed above, removes the exception from applying the consolidation guidance within this accounting standard. Further, this accounting standard requires a company to perform a qualitative analysis when determining whether or not it must consolidate a VIE. It also requires a company to continuously reassess whether it must consolidate a VIE. Additionally, it requires enhanced disclosures about a company’s involvement with VIEs and any significant change in risk exposure due to that involvement, as well as how its involvement with VIEs impacts the company’s financial statements. Finally, a company will be required to disclose significant judgments and assumptions used to determine whether or not to consolidate a VIE. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009, and the Company does not expect this standard to have a material effect on its consolidated financial statements.

In June 2009, the Financial Accounting Standards Board issued an accounting standard which establishes the FASB Accounting Standards Codification™ (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the Company in the third quarter of 2009, and accordingly, the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2009 and all current and subsequent public filings will reference the Codification as the sole source of authoritative literature.

In August 2009, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

In October 2009, the Financial Accounting Standards Board issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Note 3 – Segment Reporting

The FASB’s accounting standard regarding Disclosure about Segments of an Enterprise and Related Information requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

As of and for the three months ended September 30, 2009 and 2008, the Company’s chief operating decision maker, (its CEO), has identified all activities of the Company’s subsidiaries, including coal mining, coking and the sales of all products as a result of these business activities, were conducted within one single reporting segment.  All of the Company’s products are sold within the PRC.  Major products and respective revenues are as summarized as follows:

	Three months ended September 30,
	2009	2008
	(Unaudited)
Coke	$5,717,599	$8,401,009
Coal tar	260,804	385,537
Raw coal	5,122,129	181,384
Washed coal	7,028,929	-
Total	$18,129,461	$8,967,930

Note 4 – Concentration and Credit Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions located in PRC and Hong Kong. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of September 30, 2009 and June 30, 2009, the Company had deposits which were not covered by insurance for $745,009 and $5,679, respectively. The Company has not experienced any losses in such accounts.

For the three months ended September 30, 2009 and 2008, all of the Company’s sales were generated in the PRC as well as account receivables. For the three months ended September 30, 2009, 91.10% of the Company’s total revenues from three major customers accounted individually of 68.02%, 12.39%, and 10.69%, respectively. Account receivable balances with those three customers accounted for 67.37%,

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

26.33% and 0% of the total account receivables as of September 30, 2009, respectively. For the three months ended September 30, 2008, 93.68% of the Company’s total revenues were from four major customers accounted individually of 35.74%, 24.07%, 19.47%, and 14.4%, respectively. Accounts receivable balances with those customers accounted for 33.68%, 11.83%, 26.33%, and 14.81% of the total account receivables as of September 30, 2009, respectively.

For the three months ended September 30, 2009 and 2008, all of the Company’s purchases of raw materials were generated in the PRC as well as accounts payable. For the three months ended September 30, 2009, four major suppliers provided 81.42% of the Company’s raw material purchases with each supplier individually accounting for 33.05%, 16.92%, 16.56% and 14.89%, respectively.  As of September 30, 2009, there were no accounts payable balances associated with those suppliers. For the three months ended September 30, 2008, three major suppliers provided 90.69% of the Company’ purchase of raw material with each supplier individually accounted for 63.61%, 15.11% and 11.96%, respectively.

Note 5 – Notes Receivable

Notes receivable represent trade accounts receivable due from various customers where the customers’ bank has guaranteed payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company is allowed to submit their request for payment to the customer’s bank earlier than the scheduled payment date. However, the early request will incur an interest charge and a processing fee. Notes receivable were $1,174,921 and $358,808 as of September 30, 2009 and June 30, 2009, respectively.

Note 6 – Inventories

Inventories as of September 30, 2009 and June 30, 2009 consisted of the following:

	September 30, 2009 (Unaudited)	June 30, 2009
Raw materials	$2,146,405	$31,994
Finished goods	1,035,802	75,193
Total	$3,182,207	$107,187

Note 7 – Advances to suppliers

Advances to suppliers are monies deposited or advanced to unrelated vendors for future inventory purchases, which consist mainly raw coal purchases. Most of Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchases on a timely basis and with favorable pricing.

Advances to suppliers as of September 30, 2009 and June 30, 2009 amounted to $8,350,657 and $8,364,448, respectively.

Note 8 – Property, Plant and Equipment, net

Property, plant and equipment as of September 30, 2009 and June 30, 2009 consisted of the following:

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

	September 30, 2009 (Unaudited)	June 30, 2009
Buildings and improvements	$10,033,739	$10,020,060
Mine development cost	10,580,582	5,004,179
Machinery and equipment	5,627,507	5,619,835
Other Equipment	395,904	392,019
Total	26,637,732	21,036,093
Less accumulated depreciation	(7,257,199)	(6,534,598)
Construction-in-progress	-	2,453,164
Total, net	$19,380,533	$16,954,659

Depreciation expense for the three months ended September 30, 2009 and 2008 amounted to $713,242 and $521,955, respectively. Construction-in-progress  at June 30, 2009 was related to Hongchang Coal’s mining tunnel improvement project costing approximately $5.42 million. This project was completed in August 2009.

Note 9 – Intangible – Land Use Rights, net

Land use rights, net consisted of the following as of September 30, 2009 and June 30, 2009:

	September 30, 2009 (Unaudited)	June 30, 2009

Land use rights	$2,299,831	$2,296,695
Accumulated amortization	(367,334)	(350,884)
Total, net	$1,932,497	$1,945,811

Amortization expense for the three months ended September 30, 2009 and 2008 amounted to $15,961 and $15,937, respectively.

Amortization expense for the next five years and thereafter is as follows:

Year ended June 30,
2010	$47,883
2011	63,884
2012	63,884
2013	63,884
2014	63,884
2015 and thereafter	1,629,078
Total	$1,932,497

Note 10 – Intangible - Mineral Rights, net

Mineral rights, net consisted of the following as of September 30, 2009 and June 30, 2009:

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

	September 30, 2009 (Unaudited)	June 30, 2009

Mineral rights	$13,119,717	$13,101,831
Accumulated depletion	(8,862,370)	(7,867,839)
Total, net	$4,257,347	$5,233,992

Depletion expense for the three months ended September 30, 2009 and 2008 amounted to $983,186, and $585,498, respectively, which were charged to cost of revenue.

Note 11 – Short-term Loans

Short-term loans represent amounts due to various banks and individuals and are due either on demand or normally within one year. These loans generally can be renewed with the banks or the individual creditors.

As of September 30, 2009 and June 30, 2009, the Company had short-term bank loans amounted to $484,110 and $2,219,475, respectively. These bank loan balances at September 30, 2009 and June 30, 2009, of $484,110 and $483,450 were guaranteed by a third party, and the remaining balances was guaranteed by Hongguang Power.

The Company also borrowed short-term loans from a third party. As of September 30, 2009 and June 30, 2009, the loan balances with this party were $1,100,250 and $1,098,750, respectively.

Weighted average interest rates were 8.36% and 8.89% for the three months ended September 30, 2009 and 2008, respectively.  Total interest expense on short term loans for the three months ended September 30, 2009 and 2008 amounted to $96,724 and $204,126 respectively.

Note 12 – Other payables and accrued liabilities

Other payables mainly consisted of payables to various contractors incurred in connection with the Company’s completed construction projects for the coal mines and its power plant. These payables for the  construction projects bear no interest and are generally collateralized by the construction project in the form of mechanic’s liens.

Other payables and accrued liabilities consisted of the following as of September 30, 2009 and June 30, 2009:

	September 30, 2009 (Unaudited)	June 30, 2009

Construction payables	$1,838,089	$-
Other payables and accrued liabilities	710,039	744,058
Total	$2,548,128	$744,058

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Note 13 – Taxes

Income Tax

Effective January 1, 2008, the New Enterprise Income Tax ("EIT") law replaced the existing laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs") in the PRC. The new standard EIT rate of 25% has replaced the 33% rate previously applicable to both DES and FIEs. Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner. Pursuant to the PRC tax law, net operating loss can be carried forward 5 years to offset future taxable income.

The PRC does not allow consolidation or group filing for corporate income tax purposes. Income and losses from members of the same consolidated group (for financial reporting purposes) are not allowed to offset one another. Therefore, total taxable income (loss) subject to actual PRC corporate tax within the consolidated group does not necessarily equal to the consolidated net income before income tax of the consolidated group. The PRC tax administration system does not necessarily retroactively recognize or allow accounting adjustments that are discovered and posted after the income tax returns are filed as additional taxable income or deductions for the tax year to which such post-filing accounting adjustments relate. The Company considers any US GAAP adjustments to its financial statements made after the statutory tax returns are filed to be permanent differences for the purpose of reconciling differences of income tax provision and actual PRC income tax liabilities.

The provision for income taxes consists of the following for the three months ended September 30, 2009 and 2008

	Three months ended September 30,
	2009 (Unaudited)	2008 (Unaudited)

BVI current income tax expense	$-	$-
PRC current income tax expense	1,988,990	910,951
Total provision for income taxes	$1,988,990	$910,951

The following table reconciles the statutory rates to the Company’s effective tax rate for the three months ended September 30, 2009 and 2008:

	Three months ended September 30,
	2009 (Unaudited)	2008 (Unaudited)

BVI income tax	0.00%	0.00%
PRC income tax	25.00%	25.00%
China income tax exemption	-	-
Other item (1)	(1.70%)	(1.60%)
Effective rate	23.30%	23.40%

(1) The -1.70% and -1.60% represents operating losses incurred by Hongchang, and Hongguang for the three months ended at September 30, 2009 and 2008 respectively. Management believes the losses may not be recovered through future operations.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Value Added Tax

The Company incurred VAT on sales and VAT on purchases in PRC amounted to $3,316,347 and $1,677,978 for the three months ended September 30, 2009, $1,947,674 and $1,025,010 for the three months ended September 30, 2008, respectively.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes Payable

Taxes payable as of September 30, 2009 and June 30, 2009 consisted of the following:

	September 30, 2009 (Unaudited)	June 30, 2009
VAT	$894,101	$502,867
Income tax	1,977,947	1,906,975
Others	511,807	272,412
Total taxes payable	$3,383,855	$2,682,254

Note 14 – Commitments and Contingencies

Lease Commitment

The Company leases its office space in downtown Pingdingshan on an operating lease for a one year term, which expires on June 30, 2010.  The lease is generally renewable upon expiration and requires an upfront payment of the annual rent in the amount of $6,328 upon execution of the lease.

Purchase Commitment

Hongli entered into an agreement with the Henan Province Pingdingshan Municipal Bureau of Land and Resources on December 9, 2008 to acquire the land use rights over some 1,270,000 square meters of industrial zoning vacant land in the Baofeng County. The total acquisition cost amounted to $21,954,490 (or RMB 149,860,000) for a 50 year land use right.  Under the agreement, the Company committed to pay $13,185,000 (or RMB 90,000,000) the first installment by June 30, 2009 and $8,769,490 (or RMB 59,860,000) by September 30, 2009. The Pingdingshan Municipal Bureau of Land and Resources granted an extension to the Company in November 2009, and permitted the Company to pay the entire amount for the acquisition of the land use rights by the end of June 30, 2010. The Company acquired the land as a part of a business expansion plan under which a new coking factory and related facilities will be built to produce coke of 900,000 tons per year, coal gas-generated power, and other chemical refinery by-products.  Under the agreement, the Company agreed to commence the construction project before March 16, 2009 with possible 30 days extension and complete the construction of coking factory for the intended by March 16, 2011, with a possible one year extension upon approval by the Henan Province Pingdingshan Municipal Bureau of Land and Resources. As of September 30, 2009, this Company has not commenced construction yet.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Note 15 – Statutory Reserves

The laws and regulations of the PRC require that before foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the statutory surplus reserve fund and the common welfare fund.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC Company Law, to the statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The transfer must be made before distribution of any dividends to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The common welfare fund is no longer required after 2006 in accordance with PRC Company Law.

As of September 30, 2009, the Company’s subsidiary Hongli’s statutory surplus reserve has reached to 50% of the entity’s registered capital and Hongguang and Hongchang did not make any contribution to the statutory reserve resulting from their net operating losses.

Hongchang coal is required by the PRC government to reserve certain amount for mine reproduction maintenance based on the actual quantity of coal exploited.

The component of statutory reserves and the future contributions required pursuant to PRC Company Law are as follows as of September 30, 2009 and June 30, 2009:
	September 30, 2009 (unaudited)	June 30, 2009	50% of registered capital	Future contributions required as of September 30, 2009

Hongli	$548,204	$548,204	$548,204	$-
Hongguang	-	-	1,514,590	1,514,590
Hongchang	25,208	25,208	206,535	181,327
Statutory surplus reserve	573,412	573,412	2,269,329	1,695,917
Mine reproduction reserve	747,993	554,298	-	-
Total statutory reserve	$1,321,405	$1,127,710	$2,269,329	$1,695,917

Note 16 – Related Party Transactions

The Company has loans from Mr. Jianhua Lv, a majority shareholder, President and CEO of the Company, and Mr. Liuchang Yang, Director and Vice President of Hongli. Mr. Lv and Mr. Yang provided the funds for the Company’s acquisitions of the coal mine, Baofeng Coking and to fund construction of the power plant. These loans are unsecured, payable on demand and bear no interest.

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

The Company had paid off the loans related to the aforesaid business acquisitions before June 30, 2009, and did not impute interest for the three months ended September 30, 2009.  The Company imputed the interest on loans from Mr. Lv and Mr. Yang based on the prevailing rate which was 8.89% for the three months September 30, 2008.

Imputed interest on the loans from related parties amounted to $0 and $124,270 for the three months ended September 30, 2009 and 2008, respectively.  Imputed interest was transferred to additional paid-in capital.

Payables to Mr. Lv, and Mr. Yang as of June 30, 2009 and 2008 are as follows:

Due to	September 30, 2009 (Unaudited)	June 30, 2009	Term	Manner of Settlement

Mr. Jianhua Lv	$1,317,611	$1,281,304	Short term	Cash
Mr. Liuchang Yang	225,495	259,033	Short term	Cash
Total	$1,543,106	$1,540,337

Note 17 - Business combination

Transfer of share ownership in Top Favour (BVI)

On July 6, 2009, Top Favour (BVI) issued 9,000 new ordinary shares to seventeen parties. Mr. Jianhua Lv transferred his 1,000 shares to Honour Express Limited, a British Virgin Islands international business company which is solely owned by Mr. Shaohua Tan, a Singapore citizen.  As a result of the share issuance and share transfer, Top Favour (BVI) has 10,000 ordinary shares outstanding, 51.03% of which is held by Honour Express Limited.

Mr. Shaohua Tan and Mr. Jianhua Lv further entered into a Call Option Agreement (“Incentive Option Agreement”).  To provide incentive to Mr. Lv in connection with the development of Top Favour (BVI)’s business, it was agreed that Mr. Lv shall receive 100% shares of Honour Express within the next three years, subject to certain contingencies as set forth in the Incentive Option Agreement.

Under the Incentive Option Agreement, Mr. Lv shall serve as CEO and Chairman of Top Favour (BVI)( or its successor) for not less than a 5 year period; and in anticipation of Mr. Lv’s continuous contributions to the Hongli Companies including Top Favour, WFOE (Hongyuan), Hongli and its subsidiaries, if the companies meet certain revenue thresholds, Mr. Lv shall have the right and option to acquire the shares of Honor Express Limited at nominal price (the “Option”).

In addition, the Incentive Option Agreement also provides that Mr. Tan shall not dispose any of the shares of Honor Express without Mr. Lv’s consent.

Share Exchange Agreement

On July 17, 2009, the Company entered into a Share Exchange Agreement among Ableauctions, Top Favour (BVI), and the shareholders of Top Favour (BVI) (the “Share Exchange Agreement”), and Ableauctions.com, Inc. (“Ableauctions”), a Florida corporation, the common stock of which is quoted on NYSE Amex.  Under the Share Exchange Agreement, Ableauctions and the Company agreed to enter into a transaction in which Ableauctions will acquire all of the equity interest of the Company (the “Acquisition”).

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

The Share Exchange Agreement provides that, among other things, upon the closing of the share exchange transaction:

(1)	the Company’s shareholders will transfer 100% of the issued and outstanding capital stock of Top Favour (BVI) to Ableauctions;

(2)
as consideration for the acquisition of the Top Favour (BVI) equity interests, Ableauctions will issue common stock to Top Favour’s shareholders; immediately after the closing of the Share Exchange Agreement, the former shareholders of Top Favour (BVI) and the former shareholders of Ableauctions will own approximately 97% and 3% of the outstanding shares of Ableauctions, respectively.

(3)
Ableauctions will adopt a plan of liquidation reasonably acceptable to Top Favour (BVI), under which it shall establish a liquidating trust for purposes of discharging outstanding liabilities and distributing remaining assets of Ableauctions to its shareholders as of a certain record date prior to the closing; at the closing, Ableauctions will have no material liabilities, contingent or otherwise, and no material assets.

The plan of share exchange under the Share Exchange Agreement is subject to approval by the shareholders of both companies.  Upon the closing of the share exchange transaction, the Acquisition will be treated as a reverse acquisition with which results in the legal acquirer, the Ableauctions, being treated as being acquired by Top Favour (BVI) under the acquisition method.

Note 18 – Subsequent events

The Company has performed an evaluation of subsequent events through is the date the financial statements were issued. No material subsequent events have occurred since September 30, 2009 that should be recorded or disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Top Favour Limited

We have audited the accompanying consolidated balance sheets of Top Favour Limited and Subsidiaries as of June 30, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2009. Top Favour Limited and Subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Top Favour Limited and Subsidiaries as of June 30, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Brea, California
November 18, 2009

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND 2008

ASSETS
	2009	2008
CURRENT ASSETS
Cash	$278,399	$4,705,129
Notes receivable	358,808	-
Accounts receivable, trade, net	6,454,663	3,552,733
Other receivables	225,288	996,190
Inventories	107,187	206,690
Advances to suppliers	8,364,448	1,646,714
Total current assets	15,788,793	11,107,456

PROPERTY, PLANT AND EQUIPMENT, net	16,954,659	16,208,908

OTHER ASSETS
Prepayment for construction	7,462,008	-
Intangible - Land use rights, net	1,945,811	2,001,379
Intangible - Mineral rights, net	5,233,992	8,014,599
Other assets	102,550	102,130
Total other assets	14,744,361	10,118,108

Total assets	$47,487,813	$37,434,472

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, trade	$244,570	$3,576,790
Short term loans - Bank	2,219,475	3,896,989
Short term loans - Others	1,098,750	-
Due to related parties	259,033	2,092,983
Due to shareholders	1,281,304	4,667,405
Other payables and accrued liabilities	744,058	1,693,548
Customer deposits	3,751,327	511,628
Construction payable	-	383,442
Taxes payable	2,682,254	2,947,118
Total liabilities	12,280,771	19,769,903

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common share, $1.00 par value, 50,000 authorized,
1,000 issued and outstanding as of June 30, 2009 and 2008	1,000	1,000
Additional Paid-in capital	3,544,077	3,044,803
Contribution receivables	-	(1,000)
Statutory reserves	1,127,710	573,412
Retained earnings	29,754,451	13,340,814
Accumulated other comprehensive income	779,804	705,540
Total shareholders' equity	35,207,042	17,664,569

Total liabilities and shareholders' equity	$47,487,813	$37,434,472

 The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED JUNE 30, 2009, 2008 AND 2007

	2009	2008	2007

REVENUE	$51,395,992	$58,623,488	$30,078,701

COST OF GOOD SOLD	27,523,329	27,751,480	22,179,203

GROSS PROFIT	23,872,663	30,872,008	7,899,498

OPERATING EXPENSES:
Selling	732,902	1,631,856	1,613,496
General and administrative	1,905,987	2,269,540	2,717,161
Total operating expenses	2,638,889	3,901,396	4,330,657

INCOME FROM OPERATIONS	21,233,774	26,970,612	3,568,841

OTHER INCOME (EXPENSE), NET
Finance expense, net	(914,072)	(1,122,569)	(750,950)
Other income (expense), net	139,823	(137,063)	(49,375)
Total other expense, net	(774,249)	(1,259,632)	(800,325)

INCOME BEFORE INCOME TAXES	20,459,525	25,710,980	2,768,516

PROVISION FOR INCOME TAXES	3,491,590	8,046,315	2,165,766

NET INCOME	16,967,935	17,664,665	602,750

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	74,264	909,318	(144,792)

COMPREHENSIVE INCOME	$17,042,199	$18,573,983	$457,958

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

							Accumulated
					Retained Earnings		other
	Common Stock		Paid-in	Contribution	Statutory		comprehensive
	Shares	Par Value	capital	Receivable	reserves	Unrestricted	(loss) income	Total
BALANCE, June 30, 2006	1,000	$1,000	$853,022	$(1,000)	$2,295	$(4,355,484)	$(58,986)	$(3,559,153)
								-
Net income						602,750		602,750
Adjustment of statutory reserve					105,301	(105,301)		-
Shareholder contribution by forfeited imputed interest			702,884					702,884
Foreign currency translation adjustments							(144,792)	(144,792)

BALANCE, June 30, 2007	1,000	$1,000	$1,555,906	$(1,000)	$107,596	$(3,858,035)	$(203,778)	$(2,398,311)
								-
Net income						17,664,665		17,664,665
Adjustment of statutory reserve					465,816	(465,816)		-
Shareholder contribution			851,968					851,968
Shareholder contribution by forfeited imputed interest			636,929					636,929
Foreign currency translation adjustments							909,318	909,318

BALANCE, June 30, 2008	1,000	$1,000	$3,044,803	$(1,000)	$573,412	$13,340,814	$705,540	$17,664,569

Net income						16,967,935		16,967,935
Adjustment of Statutory reserve					554,298	(554,298)		-
Shareholder cash contribution and by forfeited imputed interest			499,274	1,000				500,274
Foreign currency translation adjustments							74,264	74,264

BALANCE, June 30, 2009	1,000	$1,000	$3,544,077	$-	$1,127,710	$29,754,451	$779,804	$35,207,042

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2009, 2008 AND 2007

	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,967,935	$17,664,665	$602,750
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	2,013,441	1,259,811	1,031,563
Amortization and depletion	2,877,364	2,133,587	1,260,992
Bad debt expense	-	200,356	535,345
Imputed interest on shareholder and related party loans	490,274	636,929	702,884
Capitalized interest	(35,914)	(156,121)	(158,890)
Change in operating assets and liabilities
Notes receivable	(358,808)	-	-
Accounts receivable, trade	(2,887,319)	(1,820,052)	(1,412,025)
Other receivables	774,999	589,411	(645,240)
Inventories	100,353	67,607	363,935
Advances to suppliers	(6,710,962)	(1,397,012)	1,526,323
Other current assets	-	79,236	158,233
Accounts payable, trade	(3,346,930)	(1,458,808)	2,545,876
Other payables and accrued liabilities	(954,832)	(4,601,657)	(2,437,311)
Customer deposits	3,237,596	(2,225,952)	747,481
Taxes payable	(276,983)	2,088,249	(175,421)
Net cash provided by operating activities	11,890,214	13,060,249	4,646,495

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(3,041,639)	(2,648,102)	(2,988,978)
Purchase of land use rights and mineral rights	-	(5,822,908)	(3,549,834)
Prepayment for construction	(7,462,008)	-	-
Net cash used in investing activities	(10,503,647)	(8,471,010)	(6,538,812)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder contribution	10,000	851,968	-
Payments on short-term loans Bank	(1,693,540)	(4,943,071)	(1,525,552)
Cash proceeds from short term loans - Others	1,098,750	5,232,220	3,568,587
(Payment) proceeds of loans from shareholders	(3,405,295)	-	-
(Payment) proceeds of loans from related parties	(1,842,557)	(2,078,542)	136,855
Net cash used in(provided by) financing activities	(5,832,642)	(937,425)	2,179,890

EFFECT OF EXCHANGE RATE ON CASH	19,345	328,149	28,074

(DECREASE) INCREASE IN CASH	(4,426,730)	3,979,963	315,647

CASH, beginning of year	4,705,129	725,166	409,519

CASH, end of year	$278,399	$4,705,129	$725,166

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$3,451,585	$6,634,443	$1,902,383
Cash paid for interest expense	$286,194	$575,206	$278,909

The accompanying notes are an integral part of these consolidated financial statements

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Note 1 – Organization

Top Favour Limited (“Top Favour (BVI)”, “we”, or “the Company”) was incorporated in the British Virgin Islands on July 2, 2008.  Through its wholly-owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”Hongyuan), which was formed on March 18, 2009, and the variable interest entity (“VIE”) - Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”), the Company produces and sells coal, coke, coal gas-generated electricity, and other coking by-products in the People’s Republic of China (“PRC” or China).

Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (“Hongli”) was incorporated as a trading and holding Company on June 5, 1996 under the laws of the PRC.  In addition to operating the Baofeng Coking Factory (“Baofeng Coking”), Hongli sells coals and coke to its customers, most of whom are energy trading companies procuring coking coals for steel manufacturers and chemical refineries in China.  Hongli has a registered capital of RMB 8,080,000 and is located in the city of Pingdingshan, Henan Province.

Baofeng Coking  is a division of Hongli and was established in May 2002.  Hongli and Baofeng Coking are engaged in coal selling, coal washing and coking, using raw coals produced by its affiliate or purchased from other raw or washed coal vendors.

Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”) was formed in July 19, 2007 under the laws of the PRC and is 100% owned by Hongli. Hongchang Coal owns the coal mining rights over three underground coal mines and produces raw coal that is suitable for coke producing and other industrial uses.  Total proven coal reserves for all three mines as of July 2007 were 2,475,000 metric tons, of which the Company is permitted to extract (by means of paying for the mining privilege to the government) up to 1,215,000 metric tons.  The majority of its products are internally sold to Baofeng Coking and Hongli.

Baofeng Hongguang Power Co., Ltd. (“Hongguang Power”) was formed on August 1, 2006, which is a 100% owned subsidiary of Hongli.  Hongguang Power operates its 2x3000-kilowatt (kw) power plant and provides electricity to Baofeng Coking and the national power grid which is generated from the coal gas emitted from the coking process of Baofeng Coking.  Hongguang is required to sell surplus electricity to the national power grid by the local government, in excess of power supplied to and consumed by Baofeng Coking.

Hongli and its operating subsidiaries hold the approved licenses necessary to operate the coal mining, coal sales, coking and power plant businesses in China. PRC law currently has limits on foreign ownership of these companies. To comply with these foreign ownership restrictions and in order for Top Favour (BVI) to obtain control over Hongli’s PRC operating entities, on March 18, 2009, Top Favour (BVI), through Hongyuan, entered into contractual arrangements with Hongli on March 18, 2009(“Contractual Arrangements”). Those Contractual Arrangements are comprised of a series of agreements, including: (1) a Consulting Services Agreement, through which Hongyuan has the right to advise, consult, manage and operate Hongli and its subsidiaries (“Operating Companies”), collect, and own all of the respective net profits of the Operating Companies; (2) an Operating Agreement, through which Hongyuan has the right to recommend director candidates and appoint the senior executives of the Operating Companies, approve any transactions that may materially affect the assets, liabilities, rights or operations of the Operating Companies, and guarantee the contractual performance by the Operating Companies of any agreements with third parties, in exchange for a pledge by the Operating Companies of their respective accounts receivable and assets; (3) a Proxy Agreement, under which the shareholders of the Operating Companies have vested their voting control over the Operating Companies to Hongyuan and will only transfer their equity interests in the Operating Companies to Hongyuan or its designee(s); (4) an Option Agreement, under which the shareholders of the Operating Companies have granted Hongyuan the irrevocable right and option to acquire all of its equity interests in the Operating Companies, or, alternatively, all of the assets of the Operating Companies; and (5) an Equity Pledge Agreement, under which the shareholders of the Operating Companies have pledged all of their rights, title and interest in the Operating Companies to Hongyuan to guarantee the Operating Companies’ performance of their respective obligations under the Consulting Services Agreement.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Since Top Favour (BVI) and Hongli are under common control, this has been accounted for as a reorganization of entities and the consolidation of Top Favour (BVI) and Hongli has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Top Favour (BVI) and Hongli had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.  The Company’s consolidated assets do not include any collateral for Hongli’s obligations.  The creditors of Hongli do not have recourse against Top Favour (BVI) and Hongyuan.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary - Hongyuan and its VIEs – Hongli and its subsidiaries. All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

In accordance with Financial Accounting Standards Board interpretation of the guidance, “Consolidation of Variable Interest Entities”, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. As a result of these contractual arrangements (Note 1), Top Favour (BVI) is obligated to absorb a majority of the risk of loss from Hongli’s activities and Top Favour (BVI) is enabled to receive a majority of its expected residual returns, Top Favour (BVI) accounts for Hongli as a VIE and is the primary beneficiary.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to coal reserves that are the basis for future cash flow estimates and units-of-production depletion calculations; asset impairments; valuation allowances for deferred income taxes; reserves for contingencies and litigation and the fair value and accounting treatment of certain financial instruments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates. In addition, different assumptions or conditions could reasonably be expected to yield different results.

Management has included all adjustments, consisting only of normal recurring adjustments,  considered  necessary  to give a fair  presentation  of  operating results  for  the  periods  presented.   Interim results are not necessarily indicative the results of a full year.  The information included in the consolidated financial statements should be read in conjunction with reports and statements filed by the Company with the Securities and Exchange Commission.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Revenue recognition
The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104. Coal and coke sales are recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  This generally occurs when coal is loaded onto trains or trucks at one of the Company’s loading facilities or at third party facilities.

Most of the electricity generated by Hongguan Power is used internally by Baofeng Coking.  Supply of surplus electricity generated by Hongguang Power to the national power grid is mandated by the local utilities board.  The value of the surplus electricity is calculated based on actual kilowatt-hours produced and transmitted and at a fixed rate determined under contract.

Coal and coke sales represent the invoiced value of goods, net of a value-added tax (VAT), sales discounts and actual returns at the time when product is sold to the customer.

Shipping and handling costs

Shipping and handling costs related to costs of the raw materials purchased is included in cost of revenues.  Total shipping and handling costs related to sales were recorded as selling expenses. For the years ended June 30, 2009, 2008 and 2007, shipping and handling costs related to sales were $202,849, $313,639 and $535,755, respectively.

Foreign currency translation and other comprehensive income

The reporting currency of the Company is the US dollar. The functional currency of the Company and its subsidiaries is the Chinese Renminbi (RMB).

For the subsidiaries whose functional currencies are other than the US dollar, all assets and liabilities accounts were translated at the exchange rate on the balance sheet date; shareholders’ equity is translated at the historical rates and items in the statement of operations are translated at the average rate for the year. Items in the cash flow statement are also translated at average translation rates for the period, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity at June 30, 2009, 2008 and 2007 were translated at RMB 6.83, RMB 6.87 and RMB 7.62 to $1, respectively.  The average translation rates applied to income and cash flow statement amounts for the years ended June 30, 2009, 2008 and 2007 were at RMB 6.83, RMB 7.29 and RMB 7.83 to $1, respectively.

Fair value of financial instruments

Effective January 1, 2008, the Company adopted the Financial Accounting Standard Board’s (“FASB”) accounting standard regarding fair value of financial instruments and related fair value measurements. Those accounting standards established a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosures requirements for fair value measures.  The carrying amounts reported in the accompanying consolidated balance sheets for receivables, payables and short term loans qualify as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available. The three levels of valuation hierarchy are defined as follows:

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value.

The Company did not identify any assets and liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance the accounting standard.

“The Fair Value Option for Financial Assets and Financial Liabilities,” became effective for the Company on July 1, 2008. The accounting standard provides the Company with the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis with the difference between the carrying value before election of the fair value option and the fair value recorded upon election as an adjustment to beginning retained earnings. The Company chose not to elect the fair value option.

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC.

Accounts receivables, trade

During the normal course of business, the Company extends unsecured credit to its customers. Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off. For the years ended June 30, 2009, and 2008, the Company wrote off uncollectible receivables amounting to $0, and $200,356  respectively. As of June 30, 2009 and 2008, management did not reserve the allowance for doubtful accounts.  The Company regularly reviews the credit worthiness of its customers and, based on the results of the credit review, determines whether extended payment terms can be granted to or, in some cases, partial prepayment is required from certain customers.

Inventories

Inventories are stated at the lower of cost or market, using the weighted average cost method.  Inventories consist of raw materials and supplies; work in process, and finished goods.  Raw materials mainly consist of coal (mined and purchased), rail, steel, wood and additives used in coking.  The cost of finished goods included (1) direct costs of raw materials, (2) direct labor, (3) indirect production costs, such as allocable utilities cost, and (4) indirect labor related to the production activities, such as assembling and packaging.

Advances to suppliers

The Company advances monies to certain suppliers for raw materials purchase and construction contracts. These advances are interest-free and unsecured.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Property, plant and equipment, net
Property, plant and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to earnings as incurred; while additions, renewals and betterments that extend the useful life are capitalized.  When items of plant and equipment are retired or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Mine development costs are capitalized and amortized by the units of production method over estimated total recoverable proven and probable reserves. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated Useful Life
Building and plant	30-40 years
Machinery and equipment	10-20 years
Other equipment	5 years
Transportation equipment	5-7 years

Construction-in-progress includes direct costs of construction of mining tunnels improvements. Interest incurred during the period of construction, if material, is capitalized.  All other interest is expensed as incurred.  For the years ended June 30, 2009, 2008 and 2007, $35,914, $156,121 and $158,890 interest was capitalized into construction for progress, respectively. Construction-in-progress is not depreciated until such time the assets are completed and put into service. Maintenance, repairs and minor renewals are charged to expense as incurred. Major additions and betterment to property and equipment are capitalized.

Land use rights, net

Costs to obtain land use rights are recorded based on the fair value at acquisition and amortized over 36 years, the contractual period of the rights.  Under the FASB’s accounting standard regarding treatment of goodwill and other intangible assets, all goodwill and certain intangible assets determined to have indefinite lives are not amortized but tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives and reviewed at least annually for impairment.

Intangible - mineral rights, net
Mineral rights are capitalized at fair value when acquired, including amounts associated with any value beyond proven and probable reserves, and amortized to operations as depletion expense using the units-of-production method over the estimated proven and probable recoverable tons.  The Company’s coal reserves are controlled either through direct ownership which generally lasts until the recoverable reserves are depleted.

Impairment of long-lived assets

The Company evaluates long lived tangible and intangible assets for impairment, at least annually, but more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows, in accordance FASB’s accounting guidance regarding “Disposal of Long-Lived Assets”.  Recoverability is measured by comparing the asset’s net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  Based on its review, the Company believes that, as of June 30, 2009 and 2008, there was no impairment of long lived assets.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Income taxes
Income taxes provided on the liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.  Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Effective January 1, 2007, the Company adopted a FASB’s accounting standard which indicates a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Chinese income taxes

The Company’s subsidiary and VIEs are operating in the PRC and are governed by the income tax laws of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (“Income Tax Laws”).  Prior to January 1, 2008, Income Tax Laws of the PRC, the Company’s subsidiary and VIEs are generally subject to an income tax at an effective rate of 33% (30% national income taxes plus 3% local income taxes) on taxable income, which is based on the net income reported in the statutory financial statements after appropriate tax adjustments.  The statutory rate has been changed to 25%, effective January 1, 2008.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company’s coals and cokes that are sold in the PRC are subject to a Chinese value-added tax at a rate of 13% or 17% of the gross sales price, respectively.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished products.  The Company recorded VAT payable and VAT receivable net of payments in the consolidated financial statements.  The VAT tax return is filed to offset the payables against the receivables.

Comprehensive income

FASB’s accounting standard regarding comprehensive income establishes requirements for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. This accounting standard defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, it also requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of such principal owners and management, and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Recently issued accounting pronouncements

In January 2009, the FASB issued an accounting standard which amended the impairment model by removing its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether another-than-temporary impairment has occurred. The adoption of this accounting standard did not have a material impact on the Company’s consolidated financial statements because all of the investments in debt securities are classified as trading securities.

In April 2009, the FASB issued an Accounting Standard to determine fair value when the volume and level of activity for the asset or liability have significantly decreased and identify transactions that are not orderly. It also amends and provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This new accounting standard shall be applied prospectively with retrospective application not permitted and it shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.

In April 2009, the FASB issued an accounting standard that makes the other-than-temporary impairments guidance more operational and improves the presentation of other-than-temporary impairments in the financial statements. This standard replaced the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis. This standard provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this standard does not result in a change in the carrying amount of debt securities, it does require that the portion of other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. The Company adopted this accounting standard, but it did not have a material impact on its consolidated financial statements.

In April 2009, the FASB issued an accounting standard that requires disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this accounting standard, fair values for these assets and liabilities were only disclosed annually. This standard applies to all financial instruments within its scope and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This standard does not require disclosures for earlier periods presented for comparative purposes at initial adoption, but in periods after the initial adoption, this standard requires comparative disclosures only for periods ending after initial adoption. The Company adopted this accounting standard, but it did not have a material impact on the disclosures related to its consolidated financial statements.

In May 2009, the FASB issued an accounting standard to provide guidance on management’s assessment of subsequent events. The new standard clarifies that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued or are available to be issued. Management must perform its assessment for both interim and annual financial reporting periods. This new guidance does not significantly change the Company’s practice for evaluating such event and it is effective prospectively for interim and annual periods ending after June 15, 2009 and requires disclosure of the date subsequent events are evaluated through. The adoption of this new accounting standard did not have an impact on the Company’s results of operations or financial condition.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

In June 2009, the FASB also issued an accounting standard amending the accounting and disclosure requirements for the consolidation of variable interest entities (“VIEs”). The elimination of the concept of a QSPE, as discussed above, removes the exception from applying the consolidation guidance within this accounting standard. Further, this accounting standard requires a company to perform a qualitative analysis when determining whether or not it must consolidate a VIE. It also requires a company to continuously reassess whether it must consolidate a VIE. Additionally, it requires enhanced disclosures about a company’s involvement with VIEs and any significant change in risk exposure due to that involvement, as well as how its involvement with VIEs impacts the company’s financial statements. Finally, a company will be required to disclose significant judgments and assumptions used to determine whether or not to consolidate a VIE. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009, and the Company does not expect this standard to have a material effect on its consolidated financial statements.

Note 3 – Segment Reporting

The FASB’s accounting standard regarding Disclosure about Segments of an Enterprise and Related Information requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

As of and for the years ended June 30, 2009, 2008 and 2007, the Company’s chief operating decision maker, our CEO, has identified all activities of the Company’s subsidiaries, including coal mining, coking and the sales of all products as a result of these business activities, were conducted within one single reporting segment.  All of the Company’s products are sold within the PRC.  Major products and respective revenues are as summarized as follows:

	Years ended June 30,
	2009	2008	2007
Coke	$30,534,755	$55,103,692	$23,831,668
Coal tar	1,171,510	2,987,334	1,463,183
Raw coal	13,151,325	372,312	1,877,489
Washed Coal	6,538,402	160,150	2,906,361
Total	$51,395,992	$58,623,488	$30,078,701

Note 4 – Concentration and Credit Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions located in PRC and HongKong. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of June 30, 2009 and 2008, the Company had deposits which were not covered by insurance for $5,679 and $4,575,184, respectively. The Company has not experienced any losses in such accounts.

For the years ended June 30, 2009, 2008 and 2007, all of the Company’s sales were generated in the PRC. In addition, all accounts receivable at June 30, 2009, 2008 and 2007 were generated in the PRC. Four major customers accounted individually for 29.00%, 13.24%, 12.22% and 10.78% of the Company’s total revenue for the year ended June 30, 2009, respectively. The Company held accounts receivable with those four customers with 36.24%, 56.31%, 0% and 0% of the total account receivables at June 30, 2009, respectively. For the year ended June 30, 2008, the Company had four major customers that accounted individually 37.61%, 19.56%, 17.36% and 13.90% of the Company’s total revenue and held accounts receivable with 18.99%, 19.56%, 16.48% and 10.54% of the total accounts receivable at June 30, 2008, respectively. There were four major customers that accounted individually 30.51%, 12.51%, 11.67% and 9.26% of the Company’s total revenue for the year ended June 30, 2007, respectively.

For the years ended June 30, 2009 and 2008, all of the Company’s purchases were generated in the PRC as well as accounts payable. The Company had three major vendors that collectively accounted for 15.27%, 15.23% and 10.11% of the Company’s total purchases for the year ended June 30, 2009 with which the Company held no accounts payable as of June 30, 2009. The Company had two major vendors that collectively accounted for 15.15%, and 12.68% of the Company’s total purchases for the year ended June 30, 2008 with which the Company held no accounts payable as of June 30, 2008. The Company had two major vendors that collectively accounted for 18.11%, and 12.16% of the Company’s total purchases for the year ended June 30, 2007 with which the Company held no accounts payable as of June 30, 2007.

Three major products under the coking segment accounted for approximately 59.41%, 25.59% and 12.72% of the Company’s total revenue for the year ended June 30, 2009. One major product accounted for approximately 94% and 79% of the Company’s total revenue for the years ended June 30, 2008 and 2007, respectively.

Note 5 – Notes Receivable

Notes receivable represent trade accounts receivable due from various customers where the customers’ bank has guaranteed payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company is allowed to submit their request for payment to the customer’s bank earlier than the scheduled payment date. However, the early request will incur an interest charge and a processing fee. Notes receivable totaled $358,808, and $0 as of June 30, 2009 and 2008, respectively.

Note 6 – Inventories

Inventory as of June 30, 2009 and 2008 consisted of the following:

	2009	2008
Raw material	$28,150	$123,362
Supplemental material	3,844	38,457
Finished goods	75,193	44,871
Total	$107,187	$206,690

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Note 7 – Advances to suppliers

Advances to suppliers are monies deposited or advanced to unrelated vendors for future inventory purchases, which consist mainly raw coal purchases.  Most of Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchases on a timely basis and with favorable pricing.

Advances to suppliers as of June 30, 2009 and 2008 consisted of the following:

	June 30, 2009	June 30, 2008

Advances for raw coal procurement	$8,364,448	$1,634,056
Others	-	12,658
Total	$8,364,448	$1,646,714

Note8 – Property, Plant and Equipment, net

Property, plant and equipment as of June 30, 2009 and 2008 consisted of the following:

	June 30, 2009	June 30, 2008
Buildings and improvements	$10,020,060	$9,971,523
Mine development cost	5,004,179	2,243,480
Machinery and equipment	5,619,835	5,392,818
Other Equipment	392,019	363,524
Total	21,036,093	17,971,345
Less accumulated depreciation	(6,534,598)	(4,502,641)
Construction-in-progress	2,453,164	2,710,204
Total, net	$16,954,659	$16,178,908

Depreciation expense for the years ended June 30, 2009, 2008 and 2007 amounted to $2,013,441,   $1,259,811, and $1,031,563, respectively. Construction-in-progress is related to Hongchang coal’s mining tunnel improvement project costing approximately $5.42 million. As of June 30, 2009, the Company had paid approximately $2.42 million. This project was completed in August 2009.

Note 9 – Intangible – Land Use Rights, net

Land use rights, net consisted of the following as of June 30, 2009 and 2008:

	June 30, 2009	June 30, 2008

Land use rights	$2,296,695	$2,287,289
Accumulated amortization	(350,884)	(285,910)
Total, net	$1,945,811	$2,001,379

Amortization expense for the years ended June 30, 2009, 2008 and 2007 amounted to $63,798, $59,961 and $55,779, respectively.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Amortization expense for the next five years and thereafter is as follows:

Year ended June 30,
2010	$63,798
2011	63,798
2012	63,798
2013	63,798
2014	63,798
2015 and thereafter	1,626,821
Total	$1,945,811

Note 10 – Intangible - Mineral Rights, net

Mineral rights, net consisted of the following as of June 30, 2009 and 2008:

	June 30, 2009	June 30, 2008

Mineral rights	$13,101,831	$13,048,171
Accumulated depletion	(7,867,839)	(5,033,572)
Total, net	$5,233,992	$8,014,599

Depletion expense for the years ended June 30, 2009, 2008 and 2007 amounted to $2,813,566, $2,073,626 and $1,205,213, respectively, which were charged to cost of revenue.

Note 11 – Short-term Loans

Short-term loans represent amounts due to various banks and individuals and are due either on demand or normally within one year. These loans generally can be renewed with the banks or the individual creditors.

As of June 30, 2009 and 2008, the Company had short-term bank loans amounting to $2,219,475 and $3,896,989, respectively. Of the bank loan balance at June 30, 2009, $483,450 was guaranteed by a third party, and the remaining balance was guaranteed by Hongguang Power. The Company also borrowed a loan a short-term loan from a third party for $1,098,750 with maturity date of November 5, 2009.

 Weighted average interest rates were 8.89%, 8.74%, and 8.07% for the years ended June 30, 2009, 2008 and 2007, respectively.  Total interest expense on short term loans for the years ended June 30, 2009, 2008 and 2007 amounted to $308,618, $374,554, and $146,408, respectively, after $35,914, $156,121 and $158,891 were capitalized into construction-in-progress.

Note 12– Construction payable

Construction payables consisted of the payable to various contractors incurred in connection wiht the Company’s completed construction projects for the coal mines and the power plant. These payables for the construction projects bear no interest and are generally collateralized generally by the construction works as mechanic’s liens.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Note 13 – Taxes

Income Tax

Effective January 1, 2008, the New Enterprise Income Tax ("EIT") law replaced the existing laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs") in the PRC. The new standard EIT rate of 25% has replaced the 33% rate previously applicable to both DES and FIEs. Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner. Pursuant to the PRC tax law, net operating loss can be carried forward 5 years to offset future taxable income.

The PRC does not allow consolidation or group filing for corporate income tax purposes. Income and losses from members of the same consolidated group (for financial reporting purposes) are not allowed to offset one another. Therefore, total taxable income (loss) subject to actual PRC corporate tax within the consolidated group does not necessarily equal to the consolidated net income before income tax of the consolidated group. The PRC tax administration system does not necessarily retroactively recognize or allow accounting adjustments that are discovered and posted after the income tax returns are filed as additional taxable income or deductions for the tax year to which such post-filing accounting adjustments relate. The Company considers any US GAAP adjustments to its financial statements made after the statutory tax returns are filed to be permanent differences for the purpose of reconciling differences of income tax provision and actual PRC income tax liabilities.

The provision for income taxes consists of the following for the years ended June 30, 2009 and 2008:
	June 30, 2009	June 30, 2008	June 30, 2007

BVI current income tax expense	$-	$-	$-
PRC current income tax expense	3,491,590	8,046,315	2,165,766
Total provision for income taxes	$3,491,590	$8,046,315	$2,165,766

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended June 30, 2009, 2008 and 2007:
	2009		2008		2007

BVI income tax	0%		0%		0%
PRC income tax	25%		30.3%	(1)	33%
China income tax exemption	(10.94%)	(2)	0%		0%
Other item	3.01%	(3)	1.7%	(3)	45.2%	(3)

Effective rate	17.07%		32%		78.2%

(1) For the years ended June 30, 2008, the Company was subject to 33% and 25% income tax rates for the first six months and later three months, respectively due to the new EIT was effective on January 1, 2008.

(2) The -10.94% represents $2,570,980 of tax exemption received by Baofeng entity during fiscal year 2009.

(3) The 3.01%, 1.70% and 45.20% represent operating losses incurred by Hongchang, and Hongguang for the years ended at June 30, 2009, 2008 and 2007 respectively. Management believes the losses may not be recovered through future operations.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Value Added Tax

The Company incurred VAT on sales and VAT on purchases in PRC amounted to $9,285,223 and $3,272,861 for the year ended June 30, 2009, $11,282,203 and $3,503,238 for the year ended June 30, 2008, and $5,667,876 and $2,689,252 for the year ended June 30, 2007,  respectively.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes Payable

Taxes payable as of June 30, 2009 and 2008 consisted of the following:

	June 30, 2009	June 30, 2008
VAT	$502,867	$760,459
Income tax	1,906,975	1,990,387
Others	272,412	196,272
Total taxes payable	$2,682,254	$2,947,118

Note 14 – Commitments and Contingencies

Lease Commitment

The Company leases its office space in downtown Pingdingshan on an operating lease for a one year term, which expires on June 30, 2010.  The lease is generally renewable upon expiration and requires an upfront payment of the annual rent in the amount of $6,328 upon execution of the lease.

Purchase Commitment

Hongli entered into an agreement with the Henan Province Pingdingshan Municipal Bureau of Land and Resources on December 9, 2008 to acquire the land use rights over some 1,270,000 square meters of industrial zoning vacant land in the Baofeng County. The total acquisition cost amounts to $21,954,490 (or RMB 149,860,000) for a 50 year land use right.  Under the agreement, the Company committed to pay $13,185,000 (or RMB 90,000,000) the first installment by June 30, 2009 and $8,769,490 (or RMB 59,860,000) by September 30, 2009. The Pingdingshan Municipal Bureau of Land and Resources granted an extension to the company in November 2009, and permitted the company to pay up the entire amount for the acquisition by the end of the June 30, 2010. The Company acquired the land as a part of a business expansion plan under which a new coking factory and related facilities will be built to produce up to 900,000 tons per year, coal gas-generated power, and other chemical refinery by-products.  Under the agreement, the Company agreed to commence the construction project before March 16, 2009 with possible 30 days extension and complete the construction of coking factory for the intended by March 16, 2011, with a possible one year extension upon approval by the Henan Province Pingdingshan Municipal Bureau of Land and Resources. As of June 30, 2009, this Company has not commenced construction yet.

Note 15 – Statutory Reserves

The laws and regulations of the PRC require that before foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the statutory surplus reserve fund and the common welfare fund.

See report of independent registered public accounting firm

TOP FAVOUR LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC Company Law, to the statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The transfer must be made before distribution of any dividends to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The common welfare fund is no longer required after 2006 in accordance with PRC Company Law.

For the year ended June 30, 2009, the Company’s subsidiary Hongli’s statutory surplus reserve has reached 50% of the entity’s registered capital and Hongguang and Hoangcang did not make any contribution to the statutory reserve resulting from their net operating losses.

Hongchang coal is required by the PRC government to reserve certain amount for mine reproduction maintenance based on the actual quantity of coal exploited.

The component of statutory reserves and the future contributions required pursuant to PRC Company Law are as follows as of June 30, 2009, 2008 and 2007:
	June 30, 2009	June 30, 2008	June 30, 2007	50% of registered capital	Future contributions required as of June 30, 2009

Hongli	$548,204	$548,204	$107,596	$548,204	$-
Hongguang	-	-	-	1,514,590	1,514,590
Hongchang	25,208	25,208	-	206,535	181,327
Statutory surplus reserve	573,412	573,412	107,596	2,269,329	1,695,917
Reserve for coal mine	554,298	-	-	-	-
Total Statutory reserve	$1,127,710	$573,412	$107,596	$2,269,329	$1,695,917

Note 16 – Related Party Transactions

The Company has loans from Mr. Jianhua Lv, a majority shareholder, President and CEO of the Company, and Mr. Liuchang Yang, Director and Vice President of Hongli. Mr. Lv and Mr. Yang provided the funds for the Company’s acquisitions of the coal mine, and Baofeng Coking, and to fund construction of the power plant. These loans are unsecured, payable on demand and bear no interest.

The Company imputed the interest on loans from related parties based on the prevailing rate which was 8.89%, 8.74% and 8.07% for the years ended June 30, 2009, 2008 and 2007, respectively. The imputed interest on the loans from the related parties amounted to $450,054, $431,123 and $474,596 for the years ended June 30, 2009, 2008 and 2007, respectively.  Imputed interest was transferred to additional paid-in capital. The imputed interest on the loans from Mr. Yang amounted to $40,220, $205,806 and $228,289 for the years ended June 30, 2009, 2008 and 2007, respectively.

The payables to Mr. Lv, and Mr. Yang as of June 30, 2009 and 2008 are as follows:

Due to	June 30, 2009	June 30, 2008	Term	Manner of Settlement

Mr. Jianhua Lv	$1,281,304	$4,667,405	Short term	Cash
Mr. Liuchang Yang	259,033	2,092,983	Short term	Cash
Total	$2,202,050	$6,760,388

See report of independent registered public accounting firm

Note 17 – Subsequent Event

Transfer of share ownership in Top Favour (BVI)

On July 6, 2009, Top Favour (BVI) issued 9,000 new ordinary shares to seventeen parties. Mr. Jianhua Lv transferred his 1,000 shares to Honour Express Limited, a British Virgin Islands international business company which is solely owned by Mr. Shaohua Tan, a Singapore citizen.  As a result of the share issuance and share transfer, Top Favour (BVI) has 10,000 ordinary shares outstanding, 51.03% of which is held by Honour Express Limited.

Mr. Shaohua Tan and Mr. Jianhua Lv further entered into a Call Option Agreement (“Incentive Option Agreement”).  To provide incentive to Mr. Lv in connection with the development of Top Favour (BVI)’s business, it was agreed that Mr. Lv shall receive 100% shares of Honour Express within the next three years, subject to certain contingencies as set forth in the Incentive Option Agreement.

Under the Incentive Option Agreement, Mr. Lv shall serve as CEO and Chairman of Top Favour (BVI)( or its successor) for not less than a 5 year period; and in anticipation of Mr. Lv’s continuous contributions to the Hongli Companies including Top Favour, Hongyuan, Hongli and its subsidiaries, if the companies meet certain revenue thresholds, Mr. Lv shall have the right and option to acquire the shares of Honor Express Limited at nominal price (the “Option”).

In addition, the Incentive Option Agreement also provides that Mr. Tan shall not dispose any of the shares of Honor Express without Mr. Lv’s consent.

Share Exchange Agreement

On July 17, 2009, the Company entered into a Share Exchange Agreement among Ableauctions, Top Favour (BVI), and the shareholders of Top Favour (BVI) (the “Share Exchange Agreement”), and Ableauctions.com, Inc. (“Ableauctions”), a Florida corporation, the common stock of which is quoted on NYSE Amex.  Under the Share Exchange Agreement, Ableauctions and the Company agreed to enter into a transaction in which Ableauctions will acquire all of the equity interest of the Company (the “Acquisition”).  The Share Exchange Agreement provides that, among other things, upon the closing of the share exchange transaction:

(1)	the Company’s shareholders will transfer 100% of the issued and outstanding capital stock of Top Favour (BVI) to Ableauctions;

(2)
as consideration for the acquisition of the Top Favour (BVI) equity interests, Ableauctions will issue common stock to Top Favour’s shareholders; immediately after the closing of the Share Exchange Agreement, the former shareholders of Top Favour (BVI) and the former shareholders of Ableauctions will own approximately 97% and 3% of the outstanding shares of Ableauctions, respectively.

(3)
Ableauctions will adopt a plan of liquidation reasonably acceptable to Top Favour (BVI), under which it shall establish a liquidating trust for purposes of discharging outstanding liabilities and distributing remaining assets of Ableauctions to its shareholders as of a certain record date prior to the closing; at the closing, Ableauctions will have no material liabilities, contingent or otherwise, and no material assets.

The plan of share exchange under the Share Exchange Agreement is subject to approval by the shareholders of both companies.  Upon the closing of the share exchange transaction, the Acquisition will be treated as a reverse acquisition with which results in the legal acquirer, the Ableauctions, being treated as being acquired by Top Favour (BVI) under the acquisition method.

The Company has performed an evaluation of subsequent events through is the date the financial statements were issued. No material subsequent events have occurred since June 30, 2009 that should be recorded or disclosed to keep the consolidated financial statements from being misleading.

See report of independent registered public accounting firm

ARTICLES OF AMENDMENT
OF
ABLEAUCTIONS.COM, INC.

Pursuant to Section 607.1003 of the Florida Business Corporation Act, ABLEAUCTIONS.COM, INC., a Florida corporation (the “Corporation”), DOES HEREBY
CERTIFY AND ADOPT THESE ARTICLES OF AMENDMENT:

FIRST:  The name of the Corporation is ABLEAUCTIONS.COM, INC.

SECOND:  The board of directors of the Corporation adopted a resolution by unanimous written consent on __________, 2009, approving a share combination of the Corporation’s common stock.

THIRD:  The number of shares of common stock subject to the share combination is __________ shares and the number of shares of common stock which will result from the share combination is ___________.

FOURTH:   The Articles of Incorporation of this Corporation are amended by changing ARTICLE IV so that, as amended, said ARTICLE IV shall read as follows:

“ARTICLE IV

               The capital stock of the Corporation shall consist of One Hundred Million (100,000,000) shares of common stock, with a par value of $0.001 per share.

The ________ issued and outstanding common shares of the Corporation, with a par value of $0.001 per share, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to 5:00 P.M. Eastern Standard Time on ___________, 2009 (“Effective Date”), shall be automatically reclassified and converted (without any further act) into _________ fully-paid and non-assessable shares of common stock of the Corporation, with a par value of $0.001.

Notwithstanding the immediately preceding paragraph, no fractional shares of common stock shall be issued to the holders of record of common stock in connection with the foregoing reclassification and conversion of shares of common stock, and no certificates or scrip representing any such fractional shares shall be issued.  In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of common stock.

D-1

Each stock certificate representing common stock that, immediately prior to the Effective Date, represented shares of common stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of common stock into which the shares of common stock represented by such certificate shall have been reclassified.  If requested by a shareholder to the Secretary of the Corporation, within a reasonable time after receipt of such written request such holder of record of a certificate that represented shares of common stock prior to the reclassification and conversion shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of reclassified common stock.”; and further, the Articles of Incorporation of this Corporation are amended by changing ARTICLE I so that, as amended, said ARTICLE I shall read as follows:

“ARTICLE I.  The name of the Corporation shall be SINOCOKING COAL & COKE CHEMICAL INDUSTRIES INC.”

FIFTH:  The board of directors of the Corporation recommended the amendment to the shareholders, and the shareholders adopted the amendment on October 16, 2009, in accordance with Section 607.1003 of the Florida Business Corporation Act.

SIXTH:  The number of votes cast for the amendment by the shareholders was sufficient for approval.  Shareholders of the Corporation holding common shares constituting approximately ___% of the issued and outstanding shares of the Corporation, voting in person or by proxy at the 2009 Annual Meeting of Shareholders, duly authorized and adopted this amendment to the Articles of Incorporation of the Corporation, and written notice of the adoption of the 2009 Annual Meeting containing a copy or summary of the amendment, with such notice stating that one of the purposes of the meeting is to consider the proposed amendment, has been given to each shareholder of the Corporation in accordance with Section 607.1003 of the Florida Business Corporation Act.

SEVENTH:  This amendment shall be effective at 5:00 P.M. Eastern Standard Time on __________, 2009.

DATED this __ day of ___________, 2009.

By: /s/ Abdul Ladha
       Abdul Ladha
       President

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